As filed with the Securities and Exchange Commission on April 26, 2010

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

SLM FUNDING LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6189 (Primary Standard Industrial Classification Code Number)	52-0974271 (I.R.S. employer identification no.)

12061 Bluemont Way; V3419

Reston, VA 20190

(703) 810-3000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Mark L. Heleen, Esquire

12061 Bluemont Way; V3419

Reston, VA 20190

(703) 810-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Reed D. Auerbach, Esquire Bingham McCuthen LLP One Battery Park Plaza, 34th Floor New York, NY 10004 (212) 705-7100	Charles E. Bryan, Esquire Cadwalader, Wickersham & Taft LLP 1201 F Street, N.W., Suite 1100 Washington, D.C. 20004 (202) 862-2200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer

[   ]

Accelerated filer

[   ]

Non-accelerated filer

[X]

Smaller reporting company

[   ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Per Unit Offering Price	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Student Loan-Backed Securities	$1,000,000(2)(3)	100%	$1,000,000	$71.30
(1)	Estimated solely for the purposes of calculating the registration fee.
(2)	Includes an indeterminate amount of securities offered or sold in a remarketing transaction in connection with a reset date.
(3)

This registration statement also includes securities offered or sold by SLM Corporation (or one of its subsidiaries) following any exercise of a related call option, which offers or sales will be treated as original issuance for purposes of payment of registration fees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

THIS REGISTRATION STATEMENT CONTAINS (I) A FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING BY SLM PRIVATE EDUCATION LOAN TRUSTS OF THE PARTICULAR SERIES OF PRIVATE EDUCATION STUDENT LOAN-BACKED SECURITIES DESCRIBED THEREIN, (II) A FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING BY SLM STUDENT LOAN TRUSTS OF THE PARTICULAR SERIES OF FEDERALLY GUARANTEED STUDENT LOAN-BACKED SECURITIES DESCRIBED THEREIN AND (III) A FORM OF PROSPECTUS RELATING TO THE OFFERING OF A SERIES OF STUDENT LOAN-BACKED SECURITIES BY VARIOUS ISSUING ENTITIES CREATED FROM TIME TO TIME BY SLM FUNDING LLC.  THE FORMS OF PROSPECTUS SUPPLEMENT RELATE ONLY TO THE SECURITIES DESCRIBED THEREIN AND ARE FORMS WHICH, AMONG OTHERS, MAY BE USED BY SLM FUNDING LLC TO OFFER BOTH PRIVATE EDUCATION AND FEDERALLY GUARANTEED STUDENT LOAN-BACKED SECURITIES UNDER THIS REGISTRATION STATEMENT.

This document is subject to completion and amendment.  This document does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.  The definitive terms of the transaction described herein will be described in the final version of this document.

Subject to completion, dated April 26, 2010

Prospectus Supplement to Base Prospectus dated ________ __, 20__
$__________
SLM Private Education Loan Trust 20[__]-[_]
Issuing Entity
SLM Funding LLC
Depositor
Sallie Mae, Inc.
Sponsor, Servicer and Administrator
Student Loan-Backed Notes

On ________ __, 20__, the trust will issue:

Class	Principal	Interest Rate	Maturity
Floating Rate Class A-1 Notes	$	Prime Rate plus %
Floating Rate Class A-2 Notes	$	[One]-Month LIBOR plus %
Floating Rate Class B Notes	$	[One]-Month LIBOR plus %

The trust will make payments primarily from collections on a pool of private education loans.  Private education loans are education loans generally made to students or parents of students that are not guaranteed or reinsured under the Federal Family Education Loan Program or any other federal student loan program.  Interest and principal on the notes will be payable on the [15]th day of each calendar month, beginning in ______, 20__.  In general, the trust will pay principal, sequentially, to the class A-1 and class A-2 notes, in that order, until each class is paid in full, and then, to the class B notes until such class is paid in full.  Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes.  Credit enhancement for the notes consists of overcollateralization, cash on deposit in a reserve account and subordination of the class B notes to the class A notes, as described in this prospectus supplement.  In addition, the trust will deposit funds, on the closing date, into a cash capitalization account.  These funds will be available only for a limited period of time.  The trust will also enter into an interest rate swap agreement on the closing date.  The interest rate on the class A-1 notes will be determined by reference to the prime rate and the interest rate on the class A-2 and class B notes will be determined by reference to LIBOR.  A description of how the prime rate and LIBOR are determined appears under “Description of the Notes—Interest” in this prospectus supplement.

We are offering the notes through the underwriters at the prices shown below, when and if issued.  Application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

[All]/ [A portion] of the class B notes will be retained by the depositor or an affiliate.  This prospectus supplement also covers the resale of the class B notes from time to time by the depositor or an affiliate.

You should consider carefully the risk factors on page S-[__] of this prospectus supplement and on page [__] of the base prospectus.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in the sponsor, administrator, servicer, depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Floating Rate Class A-1 Note	%	%	%
Per Floating Rate Class A-2 Note	%	%	%
Per Floating Rate Class B Note[*]	%	%	%

[*For the amount of class B notes retained by the depositor or an affiliate, the underwriting discount will be     % and proceeds to the depositor will be     % with no selling concession or reallowance.] [INCLUDED ONLY IF TRANCHE IS RETAINED BY DEPOSITOR]

We expect the proceeds to the depositor in respect of the notes to be $               before deducting expenses payable by the depositor estimated to be $               and certain deposits to be made by the trust.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this supplement or the base prospectus is accurate or complete.  Any contrary representation is a criminal offense.

_______________

[Joint Book-Runners]

[_______]                       [_______]                        [_______]

_______________

[Co-Managers]

[_______]                 [_______]                 [_______]                 [_______]

_______________

_______ __, 20___

Prospectus Supplement

Page

Summary of Terms

S-1

●

Issuing Entity

S-1

●

Depositor

S-1

●

Sponsor, Servicer and Administrator

S-1

●

Indenture Trustee and Paying Agent

S-1

●

Trustee

S-1

●

Delaware Trustee

S-1

●

The Notes

S-1

Class A Notes:

S-1

Class B Notes:

S-1

●

Dates

S-2

●

Information About the Notes

S-2

●

Administrator

S-4

●

Luxembourg Paying Agent

S-4

●

Information About the Trust

S-5

Formation of the Trust

S-5

Its Assets

S-5

●

Administration of the Trust

S-8

Distributions

S-8

Transfer of the Assets to the Trust

S-10

Servicing of the Assets

S-10

Compensation of the Servicer

S-10

●

Termination of the Trust

S-11

Optional Purchase

S-11

Auction of Trust Assets

S-11

●

Swap Agreement

S-12

●

Excess Distribution Certificateholder

S-13

●

Tax Considerations

S-13

●

ERISA Considerations

S-14

●

Ratings of the Notes

S-14

●

Listing Information

S-14

●

Risk Factors

S-15

●

Identification Numbers

S-15

Risk Factors

S-16

●

The Notes Are Not Suitable Investments For All Investors

S-16

●

Subordination Of The Class B Notes And Sequential Payment Of The Notes Result In A
Greater Risk Of Loss

S-16

●

Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of Payment
Of Interest And The Timing Of Principal Payments On The Class B Notes May Change Due
To The Variability Of Cashflows

S-16

●

Certain Credit And Liquidity Enhancement Features Are Limited And If They Are Depleted,
There May Be Shortfalls In Distributions To Noteholders

S-17

●

The Characteristics Of The Trust Student Loans May Change

S-18

●

The Trust Will Not Have the Benefit Of Any Guarantees Or Insurance On The Trust Student
Loans

S-18

●

Your Notes Will Have Basis Risk And The Swap Agreement Does Not Eliminate All Of This
Basis Risk, Which Could Compromise The Trust’s Ability To Pay Principal And Interest On
Your Notes

S-18

●

Risk Of Bankruptcy Discharge Of Private Education Loans

S-19

●

Career Training Loans Bear A Risk Of Default

S-20

●

School Closures And Unlicensed Schools May Result In Losses On Your Notes

S-21

●

Certain Actions Can Be Taken Without Noteholder Approval

S-22

●

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or
Reduce Payments On Your Notes

S-22

●

The Trust May Be Affected By Delayed Payments From Borrowers Called To Active
Military Service

S-22

●

[Retention Of The Class B Notes By The Depositor Or An Affiliate May Reduce The
Liquidity Of The Class B Notes]

S-23

●

Your Ability To Sell Your Notes May Be Limited

S-23

Defined Terms

S-24

Formation of the Trust

S-24

●

The Trust

S-24

●

Capitalization of the Trust

S-25

●

Trustee

S-25

●

Indenture Trustee and Paying Agent

S-26

●

Delaware Trustee

S-27

Private Education Loans

S-28

Career Training Loans

S-35

Use of Proceeds

S-35

The Trust Student Loan Pool

S-36

●

General

S-36

●

Eligible Trust Student Loans

S-36

●

Additional Seller

S-36

●

Certain Expenses

S-37

●

Characteristics of the Trust Student Loans

S-37

●

Insurance of Student Loans

S-37

●

Cure Period for Trust Student Loans

S-37

Description of the Notes

S-37

●

General

S-37

●

Interest

S-38

●

Notice of Interest Rates

S-39

●

Trust Accounts and Eligible Investments

S-39

●

Principal

S-41

●

Distributions

S-43

●

Priority of Payments Following Certain Events of Default Under the Indenture

S-45

●

Voting Rights and Remedies

S-47

●

Cash Capitalization Account

S-47

●

Credit Enhancement

S-47

●

Potential Future Interest Rate Cap Agreement

S-48

●

Administration Fee

S-49

●

Servicing Compensation

S-49

●

Trust Fees

S-50

●

Optional Purchase

S-50

●

Auction of Trust Assets

S-51

Static Pools

S-52

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

S-52

Swap Agreement

S-53

U.S. Federal Income Tax Consequences

S-57

European Union Directive on the Taxation of Savings Income

S-57

ERISA Considerations

S-57

Accounting Considerations

S-59

Reports To Noteholders

S-59

Notice To Canadian Residents

S-59

Notice to Investors

S-61

Listing Information

S-62

Underwriting

S-63

Ratings of the Notes

S-65

Legal Matters

S-65

Glossary For Prospectus Supplement

S-66

Annex A: Characteristics of the Trust Student Loan Pool

A-1

Appendix A: Periodic Default Percentages for Career Training Loans

Ap A-1

Exhibit I:  Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the
Notes

I-1

Base Prospectus

Page

Prospectus Summary

7

Risk Factors

20

Formation of the Issuing Entities

41

Use of Proceeds

43

The Depositor

44

The Sponsor, Servicer and Administrator

45

The Sellers

47

The Student Loan Pools

48

Sallie Mae’s Student Loan Financing Business

51

Transfer and Servicing Agreements

61

Servicing and Administration

64

Trading Information

77

Description of the Notes

79

Additional Information Regarding the Notes

86

Certain Legal Aspects of the Student Loans

127

U.S. Federal Income Tax Consequences

130

European Union Directive on the Taxation of Savings Income

141

State Tax Consequences

142

ERISA Considerations

142

Available Information

146

Reports to Noteholders

146

Incorporation of Documents by Reference

147

The Plan of Distribution

147

Legal Matters

150

Appendix A: Federal Family Education Loan Program

A-1

Appendix B:  Undergraduate and Graduate Loan Programs

B-1

Appendix C:  Law Loan Programs

C-1

Appendix D:  MBA Loan Programs

D-1

Appendix E:  Medical Loan Programs

E-1

Appendix F:  Dental Loan Programs

F-1

Appendix G:  Direct-to-Consumer Loan Programs

G-1

Appendix H:  Private Consolidation Loan Program

H-1

Appendix I:  Career Training Loan Program

I-1

Appendix J: Global Clearance, Settlement and Tax Documentation Procedures

J-1

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE BASE PROSPECTUS ATTACHED HERETO

We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information.  These two sections are:

●

the accompanying base prospectus, which begins after this prospectus supplement and provides general information, some of which may not apply to your particular class of notes; and

●

this prospectus supplement, which describes the specific terms of the notes being offered.

We have not authorized anyone to provide you with different information.

You should read both the base prospectus and this prospectus supplement to understand the notes.

For your convenience, we include cross-references in this prospectus supplement and in the base prospectus to captions in these materials where you can find related information.

NOTICE TO INVESTORS

The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.  We cannot assure you that the application will be granted. You should consult with [_________], the Luxembourg listing agent for the notes, to determine their status.  This prospectus supplement and the base prospectus may be used only for the purposes for which they have been published.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

SUMMARY OF PARTIES
TO THE TRANSACTION

VL Funding LLC**
(Seller)
SLM Education Credit Finance Corporation**
(Seller)
[_______]**
(Seller)
SLM Funding LLC**
(Depositor)
[______]
(Trustee)
Sallie Mae, Inc.**
(Sponsor, Servicer and Administrator)
Administration of the Issuing Entity
Servicing of the trust student loans
SLM Private Education Loan Trust 20[__]-[_]
(Issuing Entity)
[_____]
(Indenture Trustee)
[_____]
(Delaware Trustee)
[_______]
(Swap Counterparty)
Class A-1 Notes
Class A-2 Notes
Class B Notes
Excess Distribution Certificate

*

This chart provides only a simplified overview of the relations between the key parties to the transaction.  Refer to this offering memorandum for a further description.

**

Each of these entities is a direct or indirect wholly-owned subsidiary of SLM Corporation.

PAYMENT FLOWS
AND DELIVERIES

Loans for $
$ for Loans
SLM Funding LLC
Sellers
$ for Loans
Loans for $
SLM Private Education Loan Trust 20[__]-[_] (Issuing Entity)
Notes for $
$ for Notes
Legal Title for Loans
Underwriters
Interim Trustee (for SLM Funding)
$
$
Distributions of $ (on behalf of Investors)
Swap Counterparty
Notes for $
$ for Notes
Legal Title for Loans
Distributions of $ to Investors
Investors
Indenture Trustee
Trustee (for the Trust)

SUMMARY OF TERMS

This summary highlights selected information about the notes.  It does not contain all of the information that you might find important in making your investment decision.  It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached base prospectus.  You should read the full description of this information appearing elsewhere in this document and in the base prospectus to understand all of the terms of the offering of the notes.

ISSUING ENTITY

SLM Private Education Loan Trust 20[__]-[_], which is a Delaware statutory trust.  It was formed on ________ __, 20__, under a trust agreement dated as of ________ __, 20__.  Its principal address is in care of the trustee, at  [________________].  We sometimes refer to the issuing entity as the trust.

DEPOSITOR

SLM Funding LLC, which is a Delaware limited liability company.  Its principal address is 12061 Bluemont Way, V3419, Reston, Virginia 20190.

SPONSOR, SERVICER AND ADMINISTRATOR

Sallie Mae, Inc., which is a Delaware corporation.  Its principal address is 12061 Bluemont Way, Reston, Virginia 20190.

Sallie Mae, Inc. is an affiliate of the depositor and each seller.

INDENTURE TRUSTEE AND PAYING AGENT

[______________]

TRUSTEE

[______________]

DELAWARE TRUSTEE

[______________]

THE NOTES

The trust will issue the notes under an indenture to be dated as of the closing date.  The trust is offering the following notes, which are debt obligations of the trust:

Class A Notes:

●

Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $[_________].

●

Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $[_________].

Class B Notes:

●

Floating Rate Class B Student Loan-Backed Notes in the amount of $[_________].

We sometimes refer to:

●

the class A-1 notes and class A-2 notes as the class A notes; and

●

the class A notes and class B notes as the notes.

DATES

The closing date for this offering will be ________ __, 20__.

The information in this prospectus supplement about the trust student loans is calculated and presented as of ________ __, 20__.  We refer to this date as the statistical cutoff date.

The trust will be entitled to receive all collections and proceeds on the trust student loans on or after the closing date.

A distribution date for the notes is the 15th day of each calendar month, beginning in ______ 20__.  If any such day is not a business day, the distribution date will be the next business day.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.

A collection period is the one-month period ending on the last day of each calendar month, in each case for the distribution date in the following month.  However, the first collection period will begin on the closing date and end on ________ __, 20__.

INFORMATION ABOUT THE NOTES

The notes will receive payments primarily from collections on the trust student loans acquired by the trust on the closing date.

Interest Payments.  Interest will generally accrue on the outstanding principal balance of each class of notes during one-month accrual periods and will be paid on each distribution date.

Generally, each accrual period for the notes begins on a distribution date and ends on the day before the next distribution date. The first accrual period for the notes, however, will begin on the closing date and end on ________ __, 20__, the day before the first distribution date.

The class A-1 notes will bear an annual interest rate equal to the sum of the prime rate and [___]%.  The class A-2 notes will bear an annual interest rate equal to the sum of the one-month LIBOR and [___]%.  The class B notes will bear an annual interest rate equal to the sum of the one-month LIBOR and [___]%.

The administrator will determine the prime rate and one-month LIBOR as specified under “Description of the Notes—Interest” in this prospectus supplement.  The administrator will calculate interest on the notes based on the actual number of days elapsed in each accrual period divided by 360.

Principal Payments.  Principal will be payable to the notes on each distribution date in an amount generally equal to the principal distribution amount for that distribution date.  Principal on the notes will be paid until the principal balance is reduced to zero.

Priority of Principal Payments.  We will pay principal sequentially on each distribution date as follows:

first, the class A noteholders’ principal distribution amount, sequentially, to the class A-1 notes and class A-2 notes, in that order, until their respective principal balances are reduced to zero; and then second, the class B noteholders’ principal distribution amount to the class B notes, until their principal balance is reduced to zero.

In addition, on each distribution date, the amount of available funds remaining after the payments described in the 1st through 12th items in the chart on page [__] of this prospectus supplement will be distributed to the noteholders as accelerated payments of note principal.

See “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of principal payments.  See also “Description of the Notes—Priority of Payments Following Certain Events of Default Under the Indenture” in this prospectus supplement for a description of the cashflows and priority of payments on each distribution date following the occurrence of an event of default and the acceleration of the maturity of the notes.

Maturity Dates.  Each class of notes will mature no later than the date set forth in the table below for that class:

Class	Maturity Date
Class A-1
Class A-2
Class B

The actual maturity of any class of notes could occur earlier if, for example:

●

there are prepayments on the trust student loans;

●

the servicer exercises its option to purchase all remaining trust student loans, which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance; or

●

the indenture trustee auctions all remaining trust student loans, which, absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes.  The projected weighted average life, expected maturity date and percentages of remaining principal balance of each class of notes may be found under “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes” in Exhibit I attached hereto.

Subordination of the Class B Notes.  Payments of interest on the class B notes will be subordinate to the payments of interest on the class A notes and to certain trust swap payments due to any swap counterparty.  In general, payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes and trust swap payments due to any swap counterparty.  See “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.

Denominations.  Each class of notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000.  The notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System.  You will not receive a certificate representing your notes except in very limited circumstances.

Security for the Notes.  The notes will be secured by the assets of the trust, which consist primarily of the trust student loans.

Overcollateralization.  On the closing date, the sum of the initial pool balance and the initial deposits into the reserve account and the cash capitalization account will be greater than the aggregate principal balance of the notes.  Overcollateralization is intended to provide credit enhancement for the notes.  In general, the overcollateralization percentage is intended to equal 100% minus the then current aggregate principal balance of the notes divided by the asset balance.  The initial overcollateralization percentage will be approximately [___]%.  The amount of overcollateralization will vary from time to time depending on the rate and timing of principal payments on the trust student loans, capitalization of interest, certain borrower fees and the incurrence of losses on the trust student loans.  In general, overcollateralization will not exceed the specified overcollateralization amount.  See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Potential Future Interest Rate Cap Agreement.  At any time after the closing date, at the direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the “potential future interest rate cap agreement”) with one or more eligible cap counterparties (collectively, the “potential future cap counterparty”) to hedge some or all of the interest rate risk of the notes.  Any payment due by the trust to a potential future cap counterparty would be payable only out of funds available for distribution under clause (12) of “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement.  Any payments received from a potential future cap counterparty would be included in available funds.  It is not anticipated that the trust would be required to make any payments to any potential future cap counterparty under any potential future interest rate cap agreement other than an upfront payment and, in some circumstances, a termination payment.  See “Description of the Notes—Potential Future Interest Rate Cap Agreement” in this prospectus supplement.

ADMINISTRATOR

Sallie Mae, Inc. will act as the administrator of the trust under an administration agreement to be dated as of the closing date.  Sallie Mae, Inc. is a Delaware corporation and a wholly-owned subsidiary of SLM Corporation.  Subject to certain conditions, Sallie Mae, Inc. may transfer its obligations as administrator to an affiliate.  See “Servicing and Administration—Administration Agreement” in the base prospectus.

LUXEMBOURG PAYING AGENT

If the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause one to be appointed for the notes that are listed on the Official List of the Luxembourg Stock Exchange and traded on the Luxembourg Stock Exchange’s Euro MTF market.

INFORMATION ABOUT THE TRUST

Formation of the Trust

The trust is a Delaware statutory trust.

The only activities of the trust are acquiring, owning and managing the trust student loans and holding the other assets of the trust, issuing and making payments on the notes, entering into the swap agreement described below, entering into a potential future interest rate cap agreement, if any, and other related activities.  See “Formation of the Trust—The Trust” in this prospectus supplement.

The depositor is SLM Funding LLC.  It is a Delaware limited liability company whose sole member is SLM Education Credit Finance Corporation, which we sometimes refer to as SLM ECFC.

The depositor will acquire the trust student loans from one or more of SLM ECFC, VL Funding LLC and [____] under separate purchase agreements and will subsequently sell them to the trust on the closing date under the sale agreement.  We sometimes refer to VL Funding LLC as VL Funding.  We sometimes refer to [____] as [____]. We also sometimes refer to each of SLM ECFC, VL Funding and [____] as a seller or collectively as the sellers, as applicable.  The sale agreement and the purchase agreements will each be dated as of the closing date.

[_________], as interim trustee, will hold legal title to the trust student loans for the depositor under an interim trust agreement.

Its Assets

The assets of the trust will include:

●

the trust student loans;

●

collections and other payments on the trust student loans;

●

funds it will hold from time to time in its trust accounts, including a collection account, a cash capitalization account and a reserve account;

●

its rights under the swap agreement described under “—Swap Agreement” below; and

●

its rights under any potential future interest rate cap agreement.

The rest of this section describes the trust student loans and trust accounts more fully.

●

Trust Student Loans.  The trust student loans are private education loans, which are education loans generally made to students or parents of students that are not guaranteed or reinsured under the Federal Family Education Loan Program, also known as FFELP, or under any other federal student loan program, or otherwise insured by any private third-party insurance provider.  The private education loans were made and underwritten under various loan programs administered or sponsored by Sallie Mae, Inc., including its Undergraduate and Graduate Loan Programs, Law Loan Programs, MBA Loan Programs, Medical Loan Programs, Dental Loan Programs, Direct-to-Consumer Loan Programs and Private Consolidation Loan Program.  The trust student loans also include career training loans which include loans to help finance trade school education, private kindergarten through secondary school education, pre-college tutorial programs, part-time community college and continuing education programs as well as internet-based education programs. These programs are summarized in Appendices B through I to the base prospectus.

The depositor will acquire the trust student loans from one or more of the sellers on the closing date.

As of the statistical cutoff date, the trust student loans had a pool balance of approximately $[_________].

As of the statistical cutoff date, the weighted average annual interest rate of the trust student loans was approximately [___]% and their weighted average remaining term to scheduled maturity was approximately [___] months.

The trust student loans are not guaranteed, insured or reinsured by the United States, any state-sponsored guarantee agency or any private insurer.

The trust student loans have been selected from the student loans owned by the sellers or have been acquired by the related seller either (1) solely with respect to SLM ECFC, directly from commercial banks that originated the loans or (2) from one or more of other affiliates of SLM Corporation, based on the criteria established by the sponsor, as described in this prospectus supplement and the base prospectus.  The criteria are described in this prospectus supplement under “The Trust Student Loan Pool.”

●

Collection Account.  The administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee.  The trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account on the closing date.  The deposit will be in cash or eligible investments equal to approximately $[_________] plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date.

The administrator will deposit collections on the trust student loans, any payments received from the swap counterparty and certain other funds into the collection account as described in this prospectus supplement and the base prospectus.  See “Servicing and Administration—Accounts” in the base prospectus for a more detailed description of eligible investments.

●

Cash Capitalization Account.  The administrator will establish and maintain the cash capitalization account as an asset of the trust in the name of the indenture trustee.  On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the cash capitalization account.  The deposit will be in cash or eligible investments equal to $[_________].  Amounts on deposit in the cash capitalization account will not be replenished.

Sallie Mae, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the cash capitalization account to cover shortfalls, if any, in payments described in the 1st through 5th items in the chart on page [__] of this prospectus supplement.  To the extent funds are available in the cash capitalization account, they will be drawn prior to drawing on the reserve account as described below.

All funds remaining on deposit in the cash capitalization account on the ______ 20__ distribution date will be deposited into the collection account and included as a part of available funds on that distribution date.

See “Description of the Notes—Cash Capitalization Account” in this prospectus supplement.

●

Reserve Account.  The administrator will establish and maintain the reserve account as an asset of the trust in the name of the indenture trustee.  The trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account on the closing date.  The initial deposit will be in cash or eligible investments equal to $[_________].  Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made.  The amount required to be on deposit in the reserve account at any time, or the specified reserve account balance, is the lesser of $[_________] and the outstanding principal balance of the notes.  See “Description of the Notes—Distributions” in this prospectus supplement.

The administrator will instruct the indenture trustee to withdraw funds from the reserve account to cover shortfalls, if any, in (a) the payments described in the 1st through 5th items in the chart on page [__] of this prospectus supplement, to the extent such shortfalls are not covered by amounts on deposit in the collection account or in the cash capitalization account, and (b) the 6th and 7th items in the chart on page [__] of this prospectus supplement on the respective maturity dates of each class of notes, to cover the unpaid principal balance of the maturing class of notes to the extent such principal payment is not covered by amounts on deposit in the collection account or in the cash capitalization account.  In the case of the final distribution upon termination of the trust, amounts on deposit in the reserve account will be included as part of available funds for payment of any other amounts due and payable on the date of such final distribution.

If the market value of cash and eligible investments in the reserve account on any distribution date is sufficient, when taken together with amounts on deposit in the collection account, to pay the remaining principal balance of the notes, the interest accrued on the notes, any payments owing to the swap counterparty and any due and unpaid servicing and administration fees, amounts on deposit in the reserve account will be so applied on that distribution date.

If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the specified reserve account balance for that distribution date, subject to certain limitations, the administrator will instruct the indenture trustee in writing to deposit the amount of the excess into the collection account to be included as part of available funds on that distribution date.

The reserve account enhances the likelihood of payment to noteholders.  In certain circumstances, however, the reserve account could be depleted.  This depletion could result in shortfalls in distributions to noteholders.  See “Description of the Notes—Credit Enhancement—Reserve Account.”

ADMINISTRATION OF THE TRUST

Distributions

Sallie Mae, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and, to the extent required, the cash capitalization account and the reserve account, in that order, on each distribution date.  Available funds will be applied on each applicable distribution date generally as shown in the chart on the following page.

See “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of distributions. The class A noteholders’ principal distribution amount, as shown in the chart on the following page, will be distributed as described under “Description of the Notes —Distributions” in this prospectus supplement.

DISTRIBUTION DATE CASHFLOWS

Collection Account
1st
SERVICER
(Primary Servicing Fee)
2nd
ADMINISTRATOR
(Administration Fee)
3rd
SWAP COUNTERPARTY
(Trust Swap Payments)
4th
CLASS A NOTEHOLDERS
(Class A Noteholders' Interest Distribution Amount)
SWAP COUNTERPARTY
(Certain Swap Termination Payments, if any)
5th
CLASS B NOTEHOLDERS
(Class B Noteholders' Interest Distribution Amount)
(to the class A-1 notes and class A-2 notes, in that order, until paid in full)
6th
CLASS A-1 and A-2 NOTEHOLDERS
(Class A Noteholders' Principal Distribution Amount)
7th
CLASS B NOTEHOLDERS
(Class B Noteholders' Principal Distribution Amount)
8th
RESERVE ACCOUNT
(Amount, if any, necessary to reinstate the reserve account balance to the Specified Reserve Account Balance)
9th
INDENTURE TRUSTEE
(Any unpaid fees and expenses including without limitation any indemnity amounts, to the extent such amounts have not been paid by the administrator)
10th
SERVICER
(Carryover Servicing Fee, if any)
11th
SWAP COUNTERPARTY
(Remaining Swap Termination Payments, if any)
12th
POTENTIAL FUTURE CAP COUNTERPARTIES
(Trust Cap Payments, if any)
13th
NOTEHOLDERS
(Additional Principal Distribution Amount, if any)
14th
EXCESS DISTRIBUTION CERTIFICATEHOLDER
(Any Remaining Amounts)

Transfer of the Assets to the Trust

Under a sale agreement, the depositor will sell the trust student loans to the trust.  The trustee will hold legal title to the trust student loans on behalf of the trust.

If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally it will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

Each seller will have similar obligations under the purchase agreements.  See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the base prospectus.

Servicing of the Assets

Under a servicing agreement, Sallie Mae, Inc., as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans.

The servicer manages and operates the loan servicing functions for the Sallie Mae family of companies.  See “Servicing and Administration— Servicing Procedures” and “—Administration Agreement” in the base prospectus.  The servicer may enter into subservicing arrangements with respect to some or all of its servicing obligations, but these arrangements will not affect the servicer’s obligations to the trust.  Under some circumstances, the servicer may transfer its obligations as servicer.  See “Servicing and Administration—Matters Regarding the Servicer” in the base prospectus.

If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach.  See “Servicing and Administration—Servicer Covenants” in the base prospectus.

Compensation of the Servicer

The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to 1/12 of an amount not to exceed [___]% of the outstanding principal balance of the trust student loans.

The primary servicing fee will be payable in arrears out of available funds on each distribution date.  Primary servicing fees due and payable to the servicer will include amounts from any prior distribution dates that remain unpaid.

The carryover servicing fee is the sum of:

●

the amount of specified increases in the costs incurred by the servicer;

●

the amount of specified conversion, transfer and removal fees;

●

any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

●

interest on any unpaid amounts.

The carryover servicing fee will be payable to the servicer on each distribution date out of available funds remaining after all payments owing on the notes have been made.

See “Description of the Notes—Distributions” and “—Servicing Compensation” in this prospectus supplement.

TERMINATION OF THE TRUST

The trust will terminate upon:

●

the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

●

the payment of all amounts required to be paid to the noteholders.

See “The Student Loan Pools—Termination” in the base prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date on which the pool balance is 10% or less of the initial pool balance.

The exercise of this purchase option will result in the early retirement of the remaining notes.  The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

●

pay any amounts that would be due and owing to the swap counterparty if the swap agreement were terminated at such time;

●

reduce the outstanding principal balance of each class of notes then outstanding on the related distribution date to zero; and

●

pay to noteholders the interest payable on the related distribution date.

See “The Student Loan Pools—Termination” in the base prospectus.

In addition to the optional purchase right described above, the servicer will also have an option, but not the obligation, to purchase any trust student loan on any date, provided, that the servicer may not purchase trust student loans if the cumulative aggregate principal balance of all trust student loans so purchased exceeds 2% of the initial pool balance, including any such purchase to be made on such date.  The purchase price for any trust student loans purchased by the servicer using this option will be equal to the outstanding principal balance of such trust student loans plus accrued and unpaid interest through the date of purchase.

Auction of Trust Assets

The indenture trustee may, and at the written direction of either the administrator or noteholders holding a majority of the outstanding principal balance of the notes shall, offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

If such an auction takes place, the trust auction date will be the third business day before the related distribution date.  An auction may be consummated only if the servicer has first waived its optional right to purchase all of the remaining trust student loans as described above.  The servicer will waive its option to purchase all of the remaining trust student loans if it fails to notify the trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans.  The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans.  The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If an auction is conducted and at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The indenture trustee will accept the highest remaining bid if it equals or exceeds the higher of:

●

the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

●

the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed the minimum amount described above, the indenture trustee will not complete the sale.  The indenture trustee may, and at the direction and at the sole cost and expense of the depositor will be required to, consult with a financial advisor which may include an underwriter of the notes or the administrator, to determine if the fair market value of the trust student loans has been offered.  See “The Student Loan Pools—Termination” in the base prospectus.

The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, and at the written direction of either the administrator or noteholders holding a majority of the outstanding principal balance of the notes shall, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase all of the remaining trust student loans.  The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans, either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, the amount of available funds remaining after the payments described in the 1st through 12th items in the chart on page [__] of this prospectus supplement will be distributed to the noteholders as accelerated payments of note principal.

See “The Student Loan Pools—Termination” in the base prospectus.

SWAP AGREEMENT

[IF AN INTEREST RATE SWAP IS NOT REQUIRED BY THE RATING AGENCIES FOR A PRIME RATE BASED NOTE OR FOR ANY OTHER PURPOSE, DISCLOSURE REGARDING THE SWAP AGREEMENTS AND THE SWAP COUNTERPARTY WILL NOT BE INCLUDED IN THE RELATED PROSPECTUS SUPPLEMENT] The trust will enter into an interest rate swap agreement as of the closing date with [______].

Under the interest rate swap agreement, the swap counterparty will pay to the trust, on or before the third business day preceding each distribution date, an amount based upon one-month LIBOR, determined in the same manner as applies to the notes.

For each distribution date, the trust will pay to the swap counterparty from the collection account and, if necessary, the cash capitalization account and the reserve account, prior to interest payments on the notes, an amount based upon the prime rate.

The interest rate swap agreement is scheduled to terminate on the ______ 20__ distribution date.

See “Swap Agreement” in this prospectus supplement.

EXCESS DISTRIBUTION CERTIFICATEHOLDER

Under the trust agreement, the trust will also issue an excess distribution certificate to the depositor.  This excess distribution certificate will represent the ownership of the residual interest in the trust.  The depositor intends to transfer the excess distribution certificate to SLM ECFC.  At any time thereafter, SLM ECFC may transfer ownership of the excess distribution certificate to another affiliate of SLM Corporation and/or it may be sold to an unaffiliated third party.  The excess distribution certificate is not being offered for sale by this prospectus supplement.

Distributions on the Excess Distribution Certificate.  The excess distribution certificate will not bear interest and will not have a principal balance.  Distributions on the excess distribution certificate will be made only after the outstanding principal balance of all of the notes has been reduced to zero.  See “Description of the Notes—Distributions” in this prospectus supplement.

TAX CONSIDERATIONS

Subject to important considerations described in the base prospectus:

●

In the opinion of federal tax counsel for the trust, the notes will be characterized as debt for federal income tax purposes.

●

In the opinion of federal tax counsel for the trust, the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

●

In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes and noteholders who are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of notes.

See “U.S. Federal Income Tax Consequences” in this prospectus supplement and in the base prospectus.

ERISA CONSIDERATIONS

Subject to important considerations and conditions described in this prospectus supplement and the base prospectus, the notes may, in general, be purchased by or on behalf of an employee benefit plan or other retirement arrangement, including an insurance company general account, only if:

●

an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase or holding of the notes and the trust’s entering into the interest rate swap agreement will not result in a non-exempt prohibited transaction; and

●

the purchase or holding of the notes and the trust’s entering into the interest rate swap agreement will not cause a non-exempt violation of any substantially similar federal, state, local or foreign laws.

Each fiduciary who purchases a note will be deemed to represent that an exemption exists and applies to it and that no non-exempt violations of any substantially similar laws will occur.

See “ERISA Considerations” in this prospectus supplement and the base prospectus for additional information concerning the application of ERISA.

RATINGS OF THE NOTES

The notes are required to be rated as follows:

●

Class A notes: Highest rating category from at least two of Fitch, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s), and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc (“S&P”).

●

Class B notes: One of the two highest rating categories from at least two of Fitch, Moody’s and S&P.

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity.  See “Ratings of the Notes” in this prospectus supplement.

LISTING INFORMATION

Application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.  We cannot assure you that the application will be granted.  You should consult with [_________], the Luxembourg listing agent for the notes, to determine their status.  You can contact the listing agent at [_________], Luxembourg.  So long as any class of notes are listed on the Luxembourg Stock Exchange, and its rules so require, the administrator will cause notices relating to that class of notes, including if such class is delisted, to be published in a leading newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort, and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.

The notes have been accepted for clearing and settlement through Clearstream, Luxembourg and Euroclear.

RISK FACTORS

Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the base prospectus under “Risk Factors.”

IDENTIFICATION NUMBERS

The notes will have the following CUSIP Numbers, ISINs and European Common Codes:

CUSIP Numbers

●

Class A-1 Notes:

●

Class A-2 Notes:

●

Class B Notes:

International Securities Identification Numbers (ISIN)

●

Class A-1 Notes:

●

Class A-2 Notes:

●

Class B Notes:

European Common Codes

●

Class A-1 Notes:

●

Class A-2 Notes:

●

Class B Notes:

RISK FACTORS

You should carefully consider the following risk factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes.  Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note.  The base prospectus describes additional risk factors that you should also consider beginning on page [__] of the base prospectus.  These risk factors could affect your investment in or return on the notes.

The Notes Are Not Suitable Investments For All Investors

The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of an investment, as well as the interaction of these factors.

Subordination Of The Class B Notes And Sequential Payment Of The Notes Result In A Greater Risk Of Loss	Holders of class B notes and, to a lesser extent, holders of class A-2 notes, bear a greater risk of loss than do holders of class A-1 notes because:
• distributions of principal on any class A-2 notes will be made only after the class A-1 notes have been paid in full; and

•

distributions of interest on the class B notes will be subordinate to the payment of interest and, to the extent described in this prospectus supplement under “Description of the Notes—Principal—The Class B Notes—Subordination of the Class B Notes”, payments of principal on the class A notes.  Distributions of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes; and

• no principal will be paid to the class B noteholders until all principal due to the class A noteholders has been paid in full.

Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of Payment Of Interest And The Timing Of Principal Payments On The Class B Notes May Change Due To The Variability Of Cashflows

Interest on the class B notes generally will be paid prior to principal on the class A notes. However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, including accrued interest thereon that is expected to be capitalized, and amounts then on deposit in the capitalized interest account (after any distributions of interest from that account) and in the reserve account in excess of the specified reserve account balance, would be less than the outstanding principal balance of the class A notes, interest on the class B notes will be subordinated to the payment of principal on the class A notes on that distribution date.

Principal on the class B notes will not begin to be paid until the principal on the class A notes is paid in full.  Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes.  Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal and/or interest on the class B notes.

Certain Credit And Liquidity Enhancement Features Are Limited And If They Are Depleted, There May Be Shortfalls In Distributions To Noteholders

Certain credit and liquidity enhancement features, including the reserve account and the cash capitalization account, are limited in amount.  In addition, the cash capitalization account will not be replenished, is available for a limited duration and will not be extended.  In certain circumstances, if there is a shortfall in available funds, such amounts may be depleted.  This depletion could result in shortfalls and delays in distributions to noteholders.

The Characteristics Of The Trust Student Loans May Change

The statistical information in this prospectus supplement reflects only the characteristics of the trust student loans as of the statistical cutoff date.  The trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date, due to payments received on and other changes in these loans that occur during the period from the statistical cutoff date to the closing date.  We do not expect the characteristics of the trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date.

However, in making your investment decision, you should assume that the actual characteristics of the trust student loans will vary somewhat from the characteristics of the trust student loans presented in this prospectus supplement as of the statistical cutoff date.

The Trust Will Not Have the Benefit Of Any Guarantees Or Insurance On The Trust Student Loans

The trust student loans are not guaranteed, insured or reinsured by the United States or any state-sponsored guarantee agency or private insurer or by any other insurance or external credit enhancement.  The primary credit enhancement for the notes is overcollateralization and the reserve account and, in the case of the class A notes, the subordination of the class B notes.  The amount of credit enhancement is limited and can be depleted over time.  In this event, you may suffer a loss on your investment.

Your Notes Will Have Basis Risk And The Swap Agreement Does Not Eliminate All Of This Basis Risk, Which Could Compromise The Trust’s Ability To Pay Principal And Interest On Your Notes

The trust will enter into an interest rate swap agreement with [______].  The swap agreement is intended to mitigate the basis risk associated with the notes.  Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans either adjust on the basis of certain indices or are fixed and the interest rates of the notes adjust on the basis of a different index or adjust on different dates than the trust student loans.  If a shortfall were to occur, the trust’s ability to pay principal and/or interest on your notes could be compromised.  See “Annex A—Characteristics of the Trust Student Loan Pool—Composition of the Trust Student Loans as of the Statistical Cutoff Date” which specifies the percentages of trust student loans that adjust based on the prime rate, the 91-day Treasury bill rate or LIBOR, or that bear a fixed rate, as applicable.

The notional amount of the swap agreement will equal the aggregate principal balance of the prime rate-based trust student loans that are reset monthly, as determined periodically.  The notional amount of the swap agreement does not include the principal balances of the fixed rate-based, the T-bill rate-based or the other types of prime rate-based trust student loans. Consequently you must rely on other forms of credit enhancement, to the extent available, to mitigate that portion of the basis risk not covered by the swap agreement.

The swap agreement is scheduled to terminate, by its terms, on the ______ 20__ distribution date.  In addition, an early termination of a swap agreement may occur upon the occurrence of certain events.  See “Swap Agreement—Default Under the Swap Agreement” and “—Termination Events.”

Upon the early termination of the swap agreement, you cannot be certain that the trust will be able to enter into a substitute swap agreement.  In addition, the trust will not enter into any substitute swap agreement after the swap agreement terminates on the ______ 20__distribution date.  In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the basis risk associated with the notes.

Risk Of Bankruptcy Discharge Of Private Education Loans

Career training loans made for qualified education expenses are generally dischargeable by a borrower in bankruptcy.  Private education loans, other than career training loans, made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy.  Such private education loans can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents.  In addition, direct-to-consumer loans are disbursed directly to borrowers based upon certifications and warranties contained in their promissory notes, including certification of the borrower’s cost of attendance.  This process does not involve school certification as an additional criteria and, therefore, may be subject to some additional risk that the loans are not used for qualified education expenses.  As of the statistical cutoff date, approximately [___]% of the trust student loans are direct-to-consumer loans.  For a more complete description of direct-to-consumer loans see “Sallie Mae’s Student Loan Financing Business” and “Appendix G:  Direct-to-Consumer Loan Programs” in the base prospectus attached hereto. If you own any notes, you will bear any risk of loss resulting from the discharge of any borrower of a private education loan to the extent the amount of the default is not covered by the trust’s credit enhancement.

Career Training Loans Bear A Risk Of Default

As of the statistical cutoff date, approximately [___]% of the trust student loans are career training loans.  Certain of the career training loans are made to borrowers who are pursuing specific trade skills in such areas as computer technology, cosmetology, holistic health, mechanics, art and music design and medical and dental lab technology.  Other borrowers are pursuing degrees at community colleges or through internet-based education programs.  The ability of these borrowers to repay their obligations under the trust student loans will depend on the availability of employment in these careers principally in the geographic area in which such borrowers reside.  As a result, borrowers of certain types of career training loans may be more likely to default on their payments or have a higher rate of forbearances.  Failures by borrowers to pay timely the principal and interest on their career training loans or an increase in forbearances could affect the timing and amount of available funds for any collection period and adversely affect the trust’s ability to pay principal and interest on your notes.  In addition, the career training loans are not secured by any collateral of the borrowers and are not insured by any guaranty agency or by any governmental agency.  Consequently, if a borrower defaults on a career training loan, you will bear the risk of loss to the extent that the related reserve account or other credit enhancement are insufficient to cover such default.

School Closures And Unlicensed Schools May Result In Losses On Your Notes

Most of the trust student loans are subject to the so-called “Holder-in-Due-Course” rule of the Federal Trade Commission the provisions of which are similar to those contained in the Uniform Consumer Credit Code and in state statutes and common law of many states.  The effect of these laws is to subject a seller (and certain lenders and their assignees, such as the trust) in a consumer credit transaction to all claims and defenses which the obligor in the transaction can assert against the sellers of the goods or services.  Under these laws, the trust as holder of the trust student loans will be subject to any claims or defenses that the student borrower may assert against its school for failure of the school to satisfy its obligations under the enrollment agreement with the student as a result of a school closure or otherwise.  If a student is successful in making such a claim against the school, the student may have the right to recover from the trust payments previously made on the related trust student loan and have a defense against making further payments.  In this event, to the extent available funds and credit enhancement is insufficient to cover such amounts, you may suffer a loss on your investment.

In addition, generally state law requires schools engaged in providing educational services in their state to be licensed by a state regulatory authority.  In most states, if a school is not licensed at the time the student signs the enrollment agreement, the enrollment agreement may be void and, as a result, the student will have a defense against repayment of the loan.  Although the sellers will represent as a condition to the sale of the trust student loans that as of the statistical cutoff date all of the related schools are licensed under applicable law, to the extent that a related school became unlicensed prior to the student signing the enrollment agreement, the related borrower will have the right to recover payments previously made on the related trust student loan and will have a defense against further payment.  In this event, to the extent available funds and credit enhancement is insufficient to cover such amounts, you may suffer a loss on your investment.

Certain Actions Can Be Taken Without Noteholder Approval

The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of a confirmation from each of the rating agencies that the then-current ratings assigned by the rating agencies then rating the notes will not be impaired by those actions.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes

In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur.  Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military Service

The Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans.  Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

We do not know how many trust student loans have been or may be affected by the application of these laws.  As a result, there may be unanticipated delays in payment and losses on the trust student loans.

[Retention Of The Class B Notes By The Depositor Or An Affiliate May Reduce The Liquidity Of The Class B Notes]

[Although [all] [a portion] of the class B notes will initially be retained by the depositor or an affiliate, all or a portion of the class B notes could be subsequently sold in the secondary market at varying prices from time to time.  Accordingly, if a portion of the retained class B notes is sold, the market for the class B notes may be less liquid than would otherwise be the case.  Furthermore, if additional portions of the retained class B notes are sold in the secondary market, demand and market price for the class B notes already in the market could be adversely affected.]

Your Ability To Sell Your Notes May Be Limited

Despite recent federal market interventions and programs, the current period of general market illiquidity may continue or even worsen and may adversely affect the secondary market for your notes.  Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

DEFINED TERMS

In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement.  These terms appear in bold face on their first use and in initial capital letters in all cases.

FORMATION OF THE TRUST

The Trust

SLM Private Education Loan Trust 20[__]-[_] is a statutory trust newly formed in accordance with Delaware law on ________ __, 20__ under a trust agreement dated as of ________ __, 20__.  The trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement to be dated the closing date among the depositor, the trustee, the Delaware trustee and the indenture trustee.  We refer to the trust agreement and the amended and restated trust agreement together as the “trust agreement.”

After its formation, the trust will not engage in any activity other than:

●

acquiring, holding and managing the trust student loans and holding the other assets of the trust and related proceeds;

●

issuing the notes;

●

making payments on the notes;

●

entering into the swap agreement and making the payments required thereunder;

●

entering into any potential future interest rate cap agreement at the direction of the administrator from time to time and making payments, including any upfront payments, required thereunder; and

●

engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

The trust was initially capitalized with nominal equity of $100, excluding any amounts to be deposited by the trust into the reserve account, the collection account and the cash capitalization account.  The depositor will use the net proceeds of the sale of the notes to pay to the trust the amounts to be deposited by the trust into the collection account, the cash capitalization account and the reserve account.  The trust will purchase the trust student loans from the depositor under a sale agreement to be dated as of the closing date among the depositor, the trust and the trustee.  On the closing date, the depositor will use the net proceeds it receives from the sale of the trust student loans to pay the sellers the respective purchase prices for the trust student loans acquired from them under the related purchase agreements.

The property of the trust will consist of:

●

the pool of trust student loans, legal title to which is held by the trustee on behalf of the trust;

●

all funds collected on trust student loans on or after the closing date;

●

all moneys and investments from time to time on deposit in the Trust Accounts;

●

its rights under the swap agreement and the related documents; and

●

its rights under the transfer and servicing agreements, including the right to require the applicable seller, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions.

The sections “Transfer and Servicing Agreements,” “Servicing and Administration,” “Description of the Notes” and “Additional Information Regarding The Notes” in the base prospectus contain descriptions of the material provisions of the transaction documents.

The notes will be secured by the property of the trust.  The Trust Accounts will be established and maintained in the name of the indenture trustee for the benefit of the noteholders.  To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

The trust’s principal offices are in [________], in care of [________], as trustee, at its address shown below.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the securities had taken place on that date:

Floating Rate Class A-1 Student Loan-Backed Notes	$
Floating Rate Class A-2 Student Loan-Backed Notes	$
Floating Rate Class B Student Loan-Backed Notes	$
Equity	100
Total	$

Trustee

The trustee is [________], a national banking association organized under the laws of the United States.  It maintains a trust address at [________].  [________], has been, and currently is, serving as trustee for numerous securitization transactions and programs involving pools of student loan receivables.

[________] has provided the information in the prior paragraph.  Other than the prior paragraph, [________], has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the base prospectus.

The trustee will acquire on behalf of the trust legal title to all the trust student loans purchased on the closing date.

The trustee will act on behalf of the excess distribution certificateholder and represent and exercise the rights and interests of the excess distribution certificateholder under the trust agreement.  Except as specifically delegated to the administrator in the administration agreement, the trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.

The liability of the trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement and sale agreement.  The trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  See “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the base prospectus.  Affiliates of the depositor maintain banking relations with the trustee.

The trustee may resign at any time.  The administrator may also remove the trustee if it becomes insolvent or ceases to be eligible to continue as trustee.  In the event of such a resignation or removal, the administrator will appoint a successor.  The resignation or removal of the trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  To the extent expenses incurred in connection with the replacement of the trustee are not paid by the trustee that is being replaced or by the successor trustee, the depositor will be responsible for the payment of such expenses.

Indenture Trustee and Paying Agent

The trust will issue the notes under an indenture to be dated as of the closing date.  Under the indenture, [________] will act as indenture trustee and paying agent for the notes.

[________] is a [banking corporation].  Its principal corporate trust address is [________].  [________]has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of student loans.  [________] is one of the largest corporate trust providers of trust services on securitization transactions.

[________] has provided the above information.  Other than the above paragraph[________] has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the base prospectus.

Affiliates of the depositor maintain customary banking relations on arms-length terms with the indenture trustee.

The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture, subject to limitations set forth in the indenture.

To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.

Delaware Trustee

[________] will be the Delaware trustee under the trust agreement.  The Delaware trustee will act in the capacities required for a Delaware trust under the Delaware Statutory Trust Act.

[________] is a Delaware banking corporation with its principal place of business located at [________].  [________] has and is currently serving as Delaware trustee for numerous securitization transactions and programs involving pools of student loan receivables.

[________] has provided the information in the prior paragraph.  Other than the prior paragraph, [________] has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the base prospectus.

The liability of the Delaware trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement.  The Delaware trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The Delaware trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the trust agreement.  See “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the base prospectus.  The depositor and its affiliates maintain banking relations with the Delaware trustee and/or its affiliates.

The Delaware trustee may resign at any time.  The administrator may also remove the Delaware trustee if it becomes insolvent or ceases to be eligible to continue as Delaware trustee.  In the event of such a resignation or removal, the administrator will appoint a successor.  The resignation or removal of the Delaware trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  To the extent expenses incurred in connection with the replacement of the Delaware trustee are not paid by the successor Delaware trustee, the depositor will be responsible for the payment of such expenses.

PRIVATE EDUCATION LOANS

[SECTION TO BE MODIFIED BASED UPON THE ACTUAL PRIVATE EDUCATION LOANS]

[The following five tables contain information concerning the managed private education loans and the off-balance sheet private education loans of SLM Corporation and its consolidated subsidiaries, the direct or indirect parent of the sellers and the depositor.

SLM Corporation analyzes its student loan portfolio on a “managed basis,” under which it views both on-balance sheet student loans and off-balance sheet student loans owned by the securitization trusts as a single portfolio, and the related on-balance sheet financings are combined with off-balance sheet debt.  When private education loans in SLM Corporation’s securitization trusts settling before September 30, 2005 became 180 days delinquent, SLM Corporation previously exercised its contingent call option to repurchase these loans at par value out of the related trust and recorded a loss for the difference between the par value paid and the fair market value of the loan at the time of purchase.  Beginning in October 2008, SLM Corporation decided to no longer exercise its contingent call option. On a managed basis, the losses recorded under GAAP for loans repurchased at day 180 are reversed and the full amount is charged-off at day 212.  SLM Corporation does not hold the contingent call option for any trusts settled after September 30, 2005.

SLM Corporation is changing its methodology used to present charge-offs related to private education loans to more clearly reflect the expected loss.  Net income, provision for loan loss expense, the net loan balance, default rate and expected recovery rate assumptions are not impacted by this change.  Based on SLM Corporation’s historic experience, SLM Corporation expects to recover a portion of loans that default.  This expected recovery is taken into account in arriving at SLM Corporation’s periodic provision for loan loss expense.  Previously, once a loan has been delinquent for 212 days, SLM Corporation has charged off 100 percent of the loan balance, even though SLM Corporation had provisioned for the estimated loss of the defaulted loan balance, comprised of the full loan balance less the expected recovery.

SLM Corporation is changing its methodology to charge off the estimated loss of the defaulted loan balance to be consistent with the amount included in the provision. Actual recoveries are applied against the remaining loan balance that was not charged off.  If actual periodic recoveries are less than originally expected, the difference results in immediate additional provision for expense and charge-off of such amount.

This revised methodology results in a charge-off equal to the amount provided for through the allowance for loan loss. As a result, SLM Corporation believes that this methodology better reflects the actual events occurring.  Although there is diversity in practice on how charge-offs are presented, this method is more comparable to other financial institutions in how charge-offs and the related charge-off and allowance ratios are presented.  SLM Corporation emphasizes that although the presentation improves the various charge-off and allowance ratios, the change does not reflect an improvement in the collectability of SLM Corporation’s loan portfolio.

As of December 31, 20[__], SLM Corporation assumes it will collect, on average, [__]% of a defaulted loan’s balance over an extended period of time.  This recovery assumption is based on historic recovery rates achieved and is updated, as appropriate, on a quarterly basis.

SLM Corporation believes this change to be an immaterial correction of previous disclosures.  Following are tables depicting the “Allowance for Private Education Loan Losses” as corrected for this change.

The table below presents delinquency trends for our managed private education loans as of March 31, 20[__] and as of December 31, 20[__], 20[__], 20[__], 20[__] and 20[__].

SLM CORPORATION

Managed Private Education Loans

Loan Status and Delinquency

(dollars in millions, except as noted)

(unaudited)

	As of March 31,		As of December 31,
	20[__]		20[__]		20[__]		20[__]		20[__]		20[__]
	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Loans in-school/grace/ deferment[1]	$		$		$		$		$		$
Loans in forbearance[2]
Loans in repayment and percentage of each status:
Loans current		%		%		%		%		%		%
Loans delinquent 31-60 days[3]
Loans delinquent 61-90 days[3]
Loans delinquent 91-120 days[3]
Loans delinquent 121-150 days[3]
Loans delinquent 151-180 days[3]
Loans delinquent greater than 180 days[3,4]
Total managed private education loans in repayment		%		%		%		%		%		%
Total managed private education loans, gross
Private education loans unamortized discount
Total managed private education loans
Private Education Loan receivable for partially charged-off loans……...
Managed private education loan allowance for losses
Managed private education loans, net	$		$		$		$		$		$
Percentage of loans in repayment		%		%		%		%		%		%
Delinquencies as a percentage of loans in repayment		%		%		%		%		%		%
Loans in forbearance as a percentage of loans in repayment and forbearance[2]		%		%		%		%		%		%

____________________

1

Loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.

2

Loans for borrowers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing policies and procedures.

3

The period of delinquency is based on the number of days scheduled payments are contractually past due.

4

SLM Corporation’s current policies and procedures provide for managed private education loans to be charged off after [212] days past due.

The table below presents changes in the allowance for loan losses for our managed private education loans for the three months ended March 31, 20[__] and for the years ended December 31, 20[__], 20[__], 20[__], 20[__] and 20[__], as currently reported.

SLM CORPORATION

Managed Private Education Loans

Loan Loss Experience

(dollars in thousands, except as noted)

(unaudited)

	Three months ended March 31,	Years ended December 31,
	20[__]	20[__]	20[__]	20[__]	20[__]	20[__]
Total charge-offs	$	$	$	$	$	$
Charge-offs as a percentage of average managed private education loans in repayment1,	%[2]	%	%	%	%	%
Charge-offs as a percentage of average managed private education loans in repayment and forbearance	%[2]	%	%	%	%	%
Ending managed private education loans (in millions)	$	$	$	$	$	$
Ending managed private education loans in repayment (in millions)[1]	$	$	$	$	$	$
Average managed private education loans in repayment (in millions)[1]	$	$	$	$	$	$
Average managed private education loans in repayment and forbearance (in millions)	$	$	$	$	$	$

____________________

1

Excludes loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.  Excludes loans for borrowers who have requested an extension of a grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing procedures and policies.

2

On an annualized basis.

The table below presents details on our traditional and non-traditional managed private education loans for the three months ended March 31, 20[__] and for the years ended December 31, 20[__], 20[__] and 20[__], as currently reported.  Comparable details are not available for the years ended December 31, 20[__] and 20[__].

In the context of SLM Corporation's private education loan business, the term “non-traditional loans” is used to describe private education loans made to certain borrowers that have or are expected to have a high default rate as a result of a number of factors, including having a lower tier credit rating, low program completion and graduation rates or, where the borrower is expected to graduate, a low expected income relative to the borrower’s cost of attendance.

SLM CORPORATION

Managed Private Education Loans

Traditional/Non-Traditional

(dollars in thousands)

(unaudited)

	March 31, 20[__]			December 31, 20[__]			December 31, 20[__]			December 31, 20[__]
	Traditional	Non- Traditional	Total	Traditional	Non- Traditional	Total	Traditional	Non- Traditional	Total	Traditional	Non- Traditional	Total
Ending total loans[1]	$	$	$	$	$	$	$	$	$	$	$	$
Ending loans in repayment
Private Education Loan allowance for losses
Charge-offs as a percentage of average loans in repayment[2]	%	%	%	%	%	%	%	%	%	%	%	%
Allowance as a percentage of ending total loan balance[1]	%	%	%	%	%	%	%	%	%	%	%	%
Allowance as a percentage of ending loans in repayment	%	%	%	%	%	%	%	%	%	%	%	%
Average coverage of charge-offs[2]
Delinquencies as a percentage of Private Education Loans in repayment	%	%	%	%	%	%	%	%	%	%	%	%
Delinquencies greater than 90 days as a percentage of Private Education Loans in repayment	%	%	%	%	%	%	%	%	%	%	%	%
Loans in forbearance as a percentage of loans in repayment and forbearance	%	%	%	%	%	%	%	%	%	%	%	%

____________________

1

Ending total loans represents gross Private Education Loans, plus the receivable for partially charged-off loans.

2

Full year actuals for the years ended December 31, 20[__], 20[__] and 20[__]. On an annualized basis for the three months ended March 31, 20[__].

The table below presents delinquency trends for our off-balance sheet private education loans as of March 31, 20[__] and as of December 31, 20[__], 20[__], 20[__], 20[__] and 20[__].

SLM CORPORATION

Off-Balance Sheet Private Education Loans

Loan Status and Delinquency

(dollars in millions)

(Unaudited)

	As of March 31,		As of December 31,
	20[__]		20[__]		20[__]		20[__]		20[__]		20[__]
	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Loans in-school/grace/ deferment[1]	$		$		$		$		$		$
Loans in forbearance[2]
Loans in repayment and percentage of each status:
Loans current		%		%		%		%		%		%
Loans delinquent 31-60 days[3]
Loans delinquent 61-90 days[3]
Loans delinquent 91-120 days[3]
Loans delinquent 121-150 days[3]
Loans delinquent 151-180 days[3]
Loans delinquent greater than 180 days[3,4]
Total off-balance sheet private education loans in repayment		%		%		%		%		%		%
Total off-balance sheet private education loans, gross
Private education loans unamortized discount
Total off-balance sheet private education loans
Private Education Loan receivable for partially charged-off loans……...
Off-balance sheet private education loan allowance for losses
Off-balance sheet private education loans, net	$		$		$		$		$		$
Percentage of private education loans in repayment		%		%		%		%		%		%
Delinquencies as a percentage of private education loans in repayment		%		%		%		%		%		%
Loans in forbearance as a percentage of loans in repayment and forbearance		%		%		%		%		%		%

____________________

1

Loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.

2

Loans for borrowers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing policies and procedures.

3

The period of delinquency is based on the number of days scheduled payments are contractually past due.

4

SLM Corporation’s current policies and procedures provide for off-balance sheet private education loans to be charged off after [212] days past due.

The table below presents changes in the allowance for loan losses for our off-balance sheet private education loans for the three months ended March 31, 20[__] and for the years ended December 31, 20[__], 20[__], 20[__], 20[__] and 20[__], as currently reported.

SLM CORPORATION

Off-Balance Sheet Private Education Loans

Loan Loss Experience

(dollars in thousands, except as noted)

(unaudited)

	Quarter ended March 31,	Years ended December 31,
	20[__]	20[__]	20[__]	20[__]	20[__]	20[__]
Total charge-offs	$	$	$	$	$	$
Charge-offs as a percentage of average off-balance sheet private education loans in repayment[1]	%[2]	%	%	%	%	%
Charge-offs as a percentage of ending off-balance sheet private education loans in repayment and forbearance	%[2]	%	%	%	%	%
Ending off-balance sheet private education loans, gross (in millions)	$	$	$	$	$	$
Average off-balance sheet private education loans in repayment (in millions)[1]	$	$	$	$	$	$
Ending off-balance sheet private education loans in repayment (in millions)[1]	$	$	$	$	$	$
Average off-balance sheet private education loans in repayment and forbearance (in millions)	$	$	$	$	$	$

____________________

1

Excludes loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.  Excludes loans for borrowers who have requested an extension of a grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing procedures and policies.

2

On an annualized basis.

The foregoing five tables reflect information with respect to all active private education loans of SLM Corporation and its consolidated subsidiaries and may not be representative or indicative of the loss or delinquency performance of the trust student loans.  SLM Corporation owns private education loans that differ from the trust student loans.  Loan losses, loan status and delinquency status may be influenced by a variety of economic, social and geographic conditions and other factors beyond our control.  We cannot assure you that the actual loan losses, loan status and delinquency status of the trust student loans will be similar to that set forth above.]

CAREER TRAINING LOANS

The tables in Appendix A attached to this prospectus supplement contain additional information concerning the private education loans of SLM Corporation and its consolidated subsidiaries, the direct or indirect parent of the sellers and the depositor[, and, with respect to career training loans, which loans have a borrower and/or co-borrower, as applicable, with a FICO score, as of a date near the date of the related borrower’s loan application, of at least [___].]  [The tables in Appendix A attached to this prospectus supplement also include the periodic default percentages (without regard to Recoveries) for career training loans in accordance with the calendar year such loans entered repayment by the number of calendar years such loans have remained in repayment.  Such table reflects the total defaulted principal balance of the related loans for each such calendar year as a proportion of the total origination amount of such loans and may not be representative or indicative of the loss or delinquency performance of the trust student loans.  SLM Corporation owns career training and private education loans that differ from the trust student loans.  Loan losses, loan status and delinquency status may be influenced by a variety of economic, social and geographic conditions and other factors beyond our control.  We cannot assure you that the actual loan losses, loan status and delinquency status of the trust student loans will be similar to that set forth in Appendix A attached to this prospectus supplement.]

USE OF PROCEEDS

The trust will use the net proceeds of the sale of the notes to make the initial deposits to the collection account, the cash capitalization account and the reserve account and to purchase the trust student loans from the depositor on the closing date under the sale agreement.

The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.  Expenses to be paid by the depositor are estimated to be $[_________].

THE TRUST STUDENT LOAN POOL

General

The trustee, on behalf of the trust, will purchase the pool of trust student loans from the depositor on the closing date, and the trust will be entitled to collections on and proceeds of the trust student loans on and after that date.  The depositor will purchase the trust student loans from SLM ECFC, VL Funding and [____] under the applicable purchase agreement on the closing date.

Eligible Trust Student Loans

The trust student loans were selected by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date:

●

contains terms in accordance with those required by the loan program under which it was originated (the Undergraduate and Graduate Student Loan Programs, the Law Loan Programs, the MBA Loan Programs, the Medical Loan Programs, the Direct-to-Consumer Loan Programs, the Private Consolidation Loan Program and the Career Training Loan Program, as applicable), the loan purchase agreements, and other applicable requirements;

●

is not more than [30] days past due;

●

is fully disbursed; and

●

does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding.

No trust student loan, as of the statistical cutoff date, was subject to any prior obligation to sell that loan to a third party.

For a description of each loan program under which the private education loans were originated, see Appendices B through I to the base prospectus.  In addition, certain exceptions to the underwriting standards described in the base prospectus may be made in the event that compensating factors are demonstrated by a borrower.

Additional Seller

VL Funding LLC.  VL Funding LLC is a Delaware limited liability company whose sole member is SLM ECFC.  We sometimes refer to VL Funding LLC as VL Funding.  VL Funding was formed on June 22, 2000.  VL Funding is a limited purpose, bankruptcy-remote entity formed to purchase education loans for re-sale in various securitization transactions.  Sallie Mae, Inc. services all loans owned by VL Funding that may be sold to the trust.  [_________], acts as interim trustee on behalf of VL Funding.

[ADDITIONAL AFFILIATED SPE SELLER DISCLOSURE TO BE ADDED IF APPLICABLE]

Certain Expenses

Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the trust (including the expenses of accountants, underwriters and rating agencies) are paid by Sallie Mae, Inc. and/or the depositor.  Such expenses are not paid from proceeds of the sale of the notes.

Characteristics of the Trust Student Loans

The tables contained in Annex A to this prospectus supplement provide a description of specified characteristics of the trust student loans as of the statistical cutoff date.  The aggregate outstanding principal balance of the trust student loans in each of the tables in Annex A includes the principal balance due from borrowers, plus accrued interest to be capitalized of $[_________] as of the statistical cutoff date.

Unless otherwise specified, all information with respect to the trust student loans presented in this prospectus supplement or in Annex A is as of ________ __, 20__, which is the statistical cutoff date.

Insurance of Student Loans

The trust student loans are not guaranteed, insured or reinsured by the United States or any state-sponsored guarantee agency or private insurer.

Cure Period for Trust Student Loans

The applicable seller, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning such trust student loan, following a period during which the breach may be cured.  The cure period will be [270] days.  In each case the cure period begins on the date on which the breach is discovered.  The purchase or substitution will be made not later than the end of the [270]-day cure period.

DESCRIPTION OF THE NOTES

General

The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement to which this prospectus supplement relates.  The following summary describes some terms of the notes, the indenture, the trust agreement and the swap agreement.  The base prospectus describes other terms of the notes.  See “Description of the Notes” and “Additional Information Regarding the Notes” in the base prospectus.  The following summary does not cover every detail and is subject to the provisions of the notes, the indenture, the trust agreement and the swap agreement.

Interest

The Class A Notes

Interest will accrue on the outstanding principal balances of the class A notes at their respective interest rates described below.  Interest will accrue during each applicable accrual period and will be payable to the class A noteholders entitled to distributions on each applicable distribution date.  Interest accrued as of any applicable distribution date but not paid on that distribution date will be due on the next applicable distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary.  Interest payments on the class A notes entitled to distributions for any applicable distribution date will generally be funded from Available Funds and from amounts on deposit in the cash capitalization account and the reserve account to the extent necessary and available.  See “—Distributions” and “—Credit Enhancement” in this prospectus supplement.  If these sources are insufficient to pay the Class A Noteholders’ Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders entitled to distributions on that distribution date, based upon the total amount of interest then payable on each class of class A notes.

Interest will be payable on each class of class A notes on each distribution date.  The class A-1 notes will bear an annual interest rate equal to the sum of the prime rate and [___]%.  The class A-2 notes will bear an annual interest rate equal to the sum of one-month LIBOR and [___]%.

The prime rate for each accrual period will be the arithmetic average of the H.15 Prime Rate for each day during such accrual period; provided however, that for each of the last five business days of an accrual period, the prime rate will be calculated using the H.15 Prime Rate in effect on the fifth business day prior to the accrual period end date.

The administrator will determine one-month LIBOR for each accrual period as described herein.  One-month LIBOR for each accrual period will be the rate per annum for one-month deposits in U.S. dollars which appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM” as of 11:00 a.m., London time, on the second business day preceding the first day of such accrual period (or, in the case of the first accrual period, as of 11:00 a.m., London time, on [_______], 20__); provided, that if such rate does not appear on the Bloomberg Screen BTMM Page, one-month LIBOR will be the interest rate per annum determined by [_______], as administrator.

In the event that the administrator is unable to determine the prime rate or one-month LIBOR, as applicable, as described above, the prime rate or one-month LIBOR, as applicable, for each accrual period will be calculated as described under “Additional Information Regarding the Notes—Determination of Indices” in the base prospectus.

The Class B Notes

Distributions of Interest.  Interest will accrue on the outstanding principal balance of the class B notes at the class B interest rate.  Interest will accrue during each accrual period and will be payable to the class B noteholders on each distribution date.  Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the class B interest rate.  Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and the other sources of funds available for payment described in this prospectus supplement (subject to all prior required distributions).  See “—Distributions,” “—Credit Enhancement—Reserve Account” and “—Principal—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.

The class B notes will bear an annual interest rate equal to the sum of one-month LIBOR and [___]%.

The administrator will determine one-month LIBOR for the class B notes for all accrual periods in the same manner as for the class A-2 notes as described above.

Notice of Interest Rates

Information concerning the past and current prime rate or one-month LIBOR and the interest rate applicable to the related class of notes will be available on the administrator’s website at http://www.salliemae.com/about/investors/debtasset/slmsltrusts/issuedetails/20[__]-[_].htm or by telephoning the administrator at (800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available, with respect to the prime rate, through the Federal Reserve Board’s H.15 Release and, with respect to one-month LIBOR, through Bloomberg L.P.  If the notes are listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, if any, and will cause the Luxembourg Stock Exchange to be notified, of the current interest rate for the notes prior to the first day of each accrual period and of the first day and last day of each related accrual period.

Trust Accounts and Eligible Investments

The administrator will establish and maintain in the name of the indenture trustee the collection account, the cash capitalization account and the reserve account for the benefit of the noteholders.

Funds in the Trust Accounts will be invested in “eligible investments” which are book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

●

direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association (“GNMA”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal National Mortgage Association (“Fannie Mae”), or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, GNMA, Freddie Mac or Fannie Mae shall be eligible investments only if, at the time of investment, they meet the criteria of each of the rating agencies rating the notes for collateral for securities having ratings equivalent to the ratings of the notes in effect at the closing date;

●

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each of the rating agencies rating the notes in the highest investment category granted thereby;

●

commercial paper having, at the time of the investment, a rating from each of the rating agencies rating the notes in the highest investment category granted thereby;

●

investments in money market funds having a rating from each of the rating agencies rating the notes in the highest investment category granted thereby (including funds for which the indenture trustee, the administrator or the trustee, or any of their respective affiliates is investment manager or advisor);

●

bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above;

●

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in the second bullet point above; and

●

any other investment which would not result in the downgrading or withdrawal of any rating of the notes by any of the rating agencies rating the notes as affirmed in writing by such rating agencies to the indenture trustee.

Principal

The Class A Notes

Distributions of Principal.  Principal payments will be made to the class A noteholders on each distribution date in an amount generally equal to the Class A Noteholders’ Principal Distribution Amount for that distribution date, until the principal balance of each class of the class A notes is reduced to zero.

Principal payments on the class A notes will generally be funded from Available Funds and the other sources of funds available for payment described in this prospectus supplement (subject to all prior required distributions).  See “—Distributions,” “—Credit Enhancement” and “—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.

Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

Principal payments generally will be applied on each distribution date in the priorities set forth under “—Distributions” in this prospectus supplement.

However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes will be made pro rata, without preference or priority.

The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in “You Will Bear Prepayment and Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control” under “Risk Factors” in the base prospectus.

The Class B Notes

Distributions of Principal.  Principal payments will be made to the class B noteholders on each distribution date after the class A notes have been paid in full, in an amount generally equal to the Class B Noteholders’ Principal Distribution Amount for that distribution date.  Principal payments will generally be funded from Available Funds and the other sources of funds described in this prospectus supplement (subject to all prior required distributions).  Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust.  See “—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.

The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date.  The actual date on which the outstanding principal and accrued interest of the class B notes is paid may be earlier than its maturity date, based on a variety of factors as described in “You Will Bear Prepayment and Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control” under “Risk Factors” in the base prospectus.

Subordination of the Class B Notes.  On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes.  Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee and the administration fee and, through the ______ 20__  distribution date, amounts on deposit in the cash capitalization account, will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on that distribution date until the class A notes have received the Class A Noteholders’ Principal Distribution Amount for that distribution date.

Notwithstanding the foregoing, if:

(1)

on any distribution date following distributions under clauses (1) through (6) under “—Distributions—Distributions from the Collection Account” to be made on that distribution date, without giving effect to any payments from the cash capitalization account to the class B noteholders, the outstanding principal balance of the class A notes, would be in excess of:

●

the outstanding principal balance of the trust student loans, plus

●

any accrued interest on the trust student loans as of the last day of the related collection period that is expected to be capitalized, plus

●

the balance of the cash capitalization account on the distribution date following those distributions made with respect to clauses (1) through (5) under “—Distributions—Distributions from the Collection Account” below, plus

●

the balance of the reserve account on the distribution date following those distributions made under clauses (1) through (6) under
“—Distributions—Distributions from the Collection Account” below, minus

●

the Specified Reserve Account Balance for that distribution date, or

(2)

an event of default under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date and each applicable subsequent distribution date to the payment of the Class A Noteholders’ Distribution Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount.

Distributions

Deposits into the Collection Account.  On the closing date, the trust will make an initial deposit into the collection account of cash or eligible investments equal to approximately $[_________] plus the excess, if any, of the Pool Balance as of the statistical cutoff date over the Pool Balance as of the closing date.  On or before the business day immediately prior to each distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased from the trust by the sellers, the depositor or the servicer.

The servicer will deposit all payments on the trust student loans and all proceeds of trust student loans collected by it during each collection period into the collection account within two business days of receipt. See “Servicing and Administration—Payments on Student Loans” in the base prospectus.

Distributions from the Collection Account.  On or before each distribution date, the administrator will instruct the indenture trustee to make the deposits and distributions set forth below, in the amounts and in the order of priority shown below.

These deposits and distributions will be made to the extent of Available Funds for that distribution date, plus funds (A) deposited into the collection account from the cash capitalization account, if any, for payment of items (1) through (5) and (B) deposited into the collection account from the reserve account, if any, for payment of items (1) through (5) and on the respective maturity date of each class of notes, items (6) and (7) to the extent necessary to reduce the outstanding principal balance of the related class of notes to zero, and, in the case of the final distribution upon termination of the trust, for payment of items (1) through (14):

(1)

to the servicer, the primary servicing fee due on that distribution date;

(2)

to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(3)

to the swap counterparty, any swap payments payable to the swap counterparty by the trust under the swap agreement;

(4)

pro rata, based on the aggregate principal balance of the class A notes and the amount of any swap termination payment due and payable by the trust to the swap counterparty under this item (4):

(a)

to the class A noteholders, the Class A Noteholders’ Interest Distribution Amount; and

(b)

to the swap counterparty, the amount of any swap termination payments due to the swap counterparty under the swap agreement resulting from (i) a termination event or event of default where the trust is the sole affected party or defaulting party, respectively, or (ii) a “Tax Event” or “Illegality” (each as defined in the swap agreement), irrespective of which party is the affected party; provided, that if any amounts allocable to the notes are not needed to pay the Class A Noteholders' Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to above remaining unpaid;

(5)

to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(6)

sequentially, first, to the class A-1 noteholders, and second, to the class A-2 noteholders, in that order, until the principal balance of each such class has been reduced to zero, the Class A Noteholders’ Principal Distribution Amount;

(7)

to the class B noteholders, until the principal balance of the notes has been reduced to zero, the Class B Noteholders’ Principal Distribution Amount;

(8)

to the reserve account, the amount required to reinstate the amount in the reserve account up to the Specified Reserve Account Balance;

(9)

to the indenture trustee, the trustee and the Delaware trustee, any unpaid fees and expenses, including without limitation any indemnity amounts, to the extent such amounts have not been paid by the administrator;

(10)

to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

(11)

to the swap counterparty, the amount of any swap termination payments owed by the trust to the swap counterparty under the swap agreement and not payable in clause (4) above;

(12)

to the related potential future cap counterparty under any potential future interest rate cap agreement, the amount of any payment due under such potential future interest rate cap agreement;

(13)

sequentially, first, to the class A-1 noteholders, second, to the class A-2 noteholders, and third, to the class B noteholders, in that order, until the principal balances thereof have been reduced to zero, the Additional Principal Distribution Amount, if any; and

(14)

to the excess distribution certificateholder, any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing, the indenture trustee shall be entitled to reimburse itself, the trustee and the Delaware trustee for any fees and expenses (including without limitation any indemnity amounts) owed to such parties under the indenture or the trust agreement, as applicable, prior to making any payments under clauses (1) through (14) above, to the extent such parties’ full amount of fees and expenses (including without limitation any indemnity amounts) are not reimbursed by the administrator.  Distributions to the indenture trustee, the trustee and the Delaware trustee paid from the trust prior to other distributions of Available Funds will not exceed $150,000 per annum in the absence of an event of default under the indenture.  However, in the event that there is an event of default under the indenture (with no acceleration of the maturity of the notes by declaration of noteholders holding a majority of the outstanding principal balance of the notes) as a result of an uncured default in the observance or performance by the trust of any covenant or agreement, then such payments shall not exceed $150,000 per annum until either an acceleration of the maturity of the notes (by declaration of noteholders holding a majority of the outstanding principal balance of the notes) has occurred in connection with such event of default or another event of default under the indenture has occurred, in which case the $150,000 per annum cap will not be applicable.

Priority of Payments Following Certain Events of Default Under the Indenture

After any of the following:

●

an event of default under the indenture relating to the payment of principal on any class of notes at its maturity date or to the payment of interest on the controlling class of notes which in either case has resulted in an acceleration of the maturity of the notes;

●

an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the maturity of the notes; or

●

a liquidation of the trust assets following any event of default under the indenture;

the priority of payments changes.  In particular, payments on the notes on each distribution date following the acceleration of the maturity of the notes as provided above will be made in the following order of priority:

(1)

pro rata, to the indenture trustee, for annual fees and any other amounts due and owing to it under the indenture, and to the trustee and Delaware trustee, if applicable, for annual fees and any other amounts due and owing to them under the trust agreement (but, in each case, only to the extent not paid by the administrator or the depositor);

(2)

to the servicer, the primary servicing fee due on that distribution date;

(3)

to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(4)

to the swap counterparty, any swap payments payable to the swap counterparty by the trust under the swap agreement;

(5)

pro rata, based on the aggregate principal balance of the notes and the amount of any swap termination payment due and payable by the trust to a swap counterparty under this item (5):

(a)

to the class A noteholders, pro rata, the Class A Noteholders’ Interest Distribution Amount; and; and

(b)

to the swap counterparty, the amount of any swap termination payments due to the swap counterparty under the swap agreement resulting from (i) a termination event or event of default where the trust is the sole affected party or defaulting party, respectively, or (ii) a “Tax Event” or “Illegality” (each as defined in the swap agreement), irrespective of which party is the affected party; provided, that if any amounts allocable to the notes are not needed to pay the Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to above remaining unpaid;

(6)

pro rata, based on the aggregate principal balance of the class A notes, to the class A noteholders, an amount sufficient to reduce the respective principal balances of the class A notes to zero;

(7)

to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(8)

to the class B noteholders, an amount sufficient to reduce the principal balance of the class B notes to zero;

(9)

to the servicer, all carryover servicing fees, if any;

(10)

to the swap counterparty, the amount of any swap termination payments owed by the trust to the swap counterparty under the swap agreement and not payable in item (5) above;

(11)

to the related potential future cap counterparty under any potential future interest rate cap agreement, the amount of any payment due under such potential future interest rate cap agreement; and

(12)

to the excess distribution certificateholder, any remaining funds.

Voting Rights and Remedies

Noteholders will have the voting rights and remedies set forth in the base prospectus.  The notes will all vote and exercise remedies together as if they were a single class other than with respect to exercising the right to liquidate collateral, in which case the class A notes and class B notes have different rights.  See “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the base prospectus.

Cash Capitalization Account

The cash capitalization account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $[_________].  Amounts on deposit into the cash capitalization account will not be replenished.

Amounts held from time to time in the cash capitalization account will be held for the benefit of the noteholders.  Funds will be withdrawn from the cash capitalization account on any distribution date prior to the ______ 20__ distribution date to the extent that the amount of Available Funds on the distribution date is insufficient to pay items (1) through (5) under “—Distributions—Distributions from the Collection Account” above.  Any amount remaining on deposit in the cash capitalization account on the ______ 20__ distribution date will be released to the collection account and treated as Available Funds.

The cash capitalization account is intended to enhance the likelihood of timely distributions of interest to the noteholders through the ______ 20__ distribution date.

Subordination of the Class B Notes.  On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on the class A notes.  The subordination of the class B notes provides credit enhancement to the class A notes.  See “—Principal—The Class B Notes—Subordination of the Class B Notes” above.

Credit Enhancement

Reserve Account.  The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $[_________].  The reserve account may be replenished on each distribution date by a deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date of the items specified in clauses (1) through (5) under “—Distributions—Distributions from the Collection Account” above.

If the market value of cash and eligible investments in the reserve account on any distribution date is sufficient, when taken together with amounts on deposit in the collection account, to pay the remaining principal balance of and accrued interest on the notes, any payments owing to the swap counterparty and any servicing and administration fees, amounts on deposit in the reserve account will be so applied on that distribution date.

If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, subject to certain limitations, the administrator will instruct the indenture trustee in writing to deposit the amount of the excess into the collection account to be included as part of Available Funds on that distribution date.

Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.  Funds will be withdrawn from amounts on deposit in the reserve account on any distribution date to the extent that the amount of Available Funds and the amount on deposit in the cash capitalization account on that distribution date is insufficient to pay any of the items specified in clauses (1) through (5) under “—Distributions—Distributions from the Collection Account” above.  These funds also will be withdrawn at final maturity or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay the items specified in clause (6) and (7), in the case of the final distribution upon termination of the trust, clauses (1) through (14) under “—Distributions—Distributions from the Collection Account” above.

The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and the payment in full of the notes at their respective maturity dates.  In some circumstances, however, amounts on deposit in the reserve account could be reduced to zero.  See “Swap Agreement” in this prospectus supplement.

Overcollateralization.  On the closing date, the sum of the initial Pool Balance and the initial deposits into the reserve account and the cash capitalization account will be greater than the aggregate principal balance of the notes.  Overcollateralization is intended to provide credit enhancement for the notes.  In general, the Overcollateralization Percentage is intended to equal 100% minus the then current aggregate principal balance of the notes divided by the Asset Balance.  The initial Overcollateralization Percentage will be approximately [___]%.  The amount of overcollateralization will vary from time to time depending on the rate and timing of principal payments on the trust student loans, capitalization of interest, certain borrower fees and the incurrence of losses on the trust student loans.  In general, overcollateralization will not exceed the Specified Overcollateralization Amount.

Potential Future Interest Rate Cap Agreement

At any time after the closing date, at the direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the “potential future interest rate cap agreement”) with one or more Eligible Cap Counterparties (collectively, the “potential future cap counterparty”) to hedge some or all of the interest rate risk of the notes.  Any potential future interest rate cap agreement would contain customary and usual terms for such derivative agreements.  Any payment due by the trust to a potential future cap counterparty would be payable only out of funds payable under clause (12) of “—Distributions—Distributions from the Collection Account” in this prospectus supplement.  Any payments received from a potential future cap counterparty will be included in Available Funds.  The trust will enter into a potential future interest rate cap agreement only upon receipt of a written confirmation from each rating agency then rating the notes that such potential future interest rate cap agreement will not result in the downgrading of its then current rating of any class of notes.  It is not anticipated that the trust would be required to make any payments to any potential future cap counterparty under any potential future interest rate cap agreement other than an upfront payment and, in some circumstances, a termination payment.

Administration Fee

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $[_________] per month payable in arrears on each distribution date.

Servicing Compensation

The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust.  The primary servicing fee for any month is equal to 1/12 of an amount not to exceed [___]% of the outstanding principal balance of the trust student loans, calculated as of the closing date or the first day of the preceding calendar month, as the case may be.  The primary servicing fee will be payable in arrears out of Available Funds and amounts on deposit in the collection account, the cash capitalization account and the reserve account on each distribution date.  Primary servicing fees due and payable to the servicer will include amounts from any prior distribution dates that remain unpaid.

The carryover servicing fee is the sum of:

●

the amount of specified increases in the costs incurred by the servicer;

●

the amount of specified conversion, transfer and removal fees;

●

any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

●

interest on any unpaid amounts.

The carryover servicing fee, including interest on any unpaid amounts computed at the 91-day treasury bill rate plus 2%, determined in the manner set forth under “Additional Information Regarding the Notes—Determination of Indices—91-day Treasury Bill Rate” in the base prospectus, will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of the items specified in clauses (1) through (9) under “—Distributions—Distributions from the Collection Account.”  The carryover servicing fee will be subject to increases agreed to by the administrator, the trustee and the servicer, to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing its services under the servicing agreement, such as those due to changes in applicable governmental regulations or postal rates.

Trust Fees

The table below sets forth the fees payable by or on behalf of the trust.

Party	Amount
Servicer

The primary servicing fee(1) for any month is equal to 1/12 of an amount not to exceed [___]% of the outstanding principal balance of the trust student loans, plus the amount of any carryover servicing fee.

Indenture Trustee(2)	$[_____] per annum, payable in advance.
Trustee(3)	$[_____] per annum, payable in advance.
Administrator(1)	$[_____] per month, payable in arrears.

_______________

(1)

To be paid before any amounts are distributed to the noteholders.

(2)

To be paid by the administrator pursuant to a separate agreement with the indenture trustee, and may be paid by the trust if there is an event of default under the indenture, and such amount has not previously been paid.

(3)

To be paid by the administrator pursuant to a separate agreement with the trustee, and may be paid by the trust if there is an event of default under the indenture, and such amount has not previously been paid.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the Pool Balance is 10% or less of the initial Pool Balance.

The exercise of this purchase option will result in the early retirement of the remaining notes.  The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

●

pay any amounts that would be due and owing to the swap counterparty if the swap agreement were terminated at such time;

●

pay to noteholders the interest payable on the related distribution date; and

●

reduce the outstanding principal balance of each class of the notes then outstanding on the related distribution date to zero.

See “The Student Loan Pools—Termination” in the base prospectus.

In addition to the optional purchase right described above, the servicer also will have the option, but not the obligation, to purchase any trust student loan on any date; provided that the servicer may not purchase trust student loans if the cumulative aggregate principal balance of all trust student loans so purchased exceeds 2% of the initial Pool Balance, including any such purchase to be made on such date.  The purchase price for any trust student loans purchased by the servicer using this option will be equal to the outstanding principal balance of such trust student loans plus accrued and unpaid interest through the date of purchase.

Auction of Trust Assets

The indenture trustee may, and at the written direction of either the administrator or noteholders holding a majority of the outstanding principal balance of the notes shall, offer for sale all remaining trust student loans at the end of the first collection period when the Pool Balance is 10% or less of the initial Pool Balance.

If such an auction takes place, the trust auction date will be the third business day before the related distribution date.  An auction may be consummated only if the servicer has first waived its optional right to purchase all of the remaining trust student loans as described above.  The servicer will waive its option to purchase all of the remaining trust student loans if it fails to notify the trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans.  The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans.  The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If an auction is conducted and at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The indenture trustee will accept the highest remaining bid if it equals or exceeds the higher of:

•

the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

•

the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed the minimum amount described above, the indenture trustee will not complete the sale.  The indenture trustee may, and at the direction and at the sole cost and expense of the depositor will be required to, consult with a financial advisor which may include an underwriter of the notes or the administrator, to determine if the fair market value of the trust student loans has been offered.  See “The Student Loan Pools—Termination” in the base prospectus.

The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, and at the written direction of either the administrator or noteholders holding a majority of the outstanding principal balance of the notes shall, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase all of the remaining trust student loans.  The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans, either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, the amount of Available Funds remaining after giving effect to payment of clauses (1) through (12) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement will be distributed to the noteholders as accelerated payments of note principal.

STATIC POOLS

Information concerning the static pool data of previous private education loan securitizations of the sponsor, such information will be found by clicking on the link for this transaction, labeled “20[__]-[_],” on the sponsor’s website at http://www.salliemae.com/about/investors/StaticPoolindex.htm.  This webpage presents the static pool data of the sponsor’s previous securitizations involving similar assets in the form of published charts.  The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the base prospectus or the related registration statement.  We caution you that this pool of trust student loans may not perform in a similar manner to the pools of student loans in other trusts.

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

The rate of principal payments on each class of notes and the yield on each class of notes will be affected by prepayments on the trust student loans that may occur as described below.  Therefore, payments on the notes could occur significantly earlier than expected.  Consequently, the actual maturities of the notes could be significantly earlier, average lives of the notes could be significantly shorter, and periodic balances could be significantly lower, than expected.  Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation with respect thereto.  The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below.  In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans.  Prepayments could increase as a result of certain borrower benefit programs, among other factors.  In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case where such breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period.  See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” and “Servicing and Administration—Servicer Covenants” in the base prospectus.  See also “Summary of Terms—Termination of the Trust” in this prospectus supplement regarding the servicer’s options to purchase the trust student loans when the Pool Balance is 10% or less of the initial Pool Balance and the possible auction of the trust student loans if the servicer does not exercise such option.

On the other hand, the rate of principal payments and the yield on each class of notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans.  These may be lengthened as a result of, among other things, grace periods, deferral periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer.  Therefore, payments on the notes could occur significantly later than expected.  Consequently, actual maturities and weighted average lives of the notes could be significantly longer than expected and periodic balances could be significantly higher than expected.  The rate of principal payments on each class of notes and the yield on each class of notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses.  In addition, the maturity of certain of the trust student loans could extend beyond the latest legal maturity date for the notes.

The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of the trust student loans will be borne entirely by the noteholders.  Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.

Exhibit I, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes” attached to this prospectus supplement, shows, for each class of notes, the weighted average lives, expected maturity dates and percentages of the original principal balances remaining at certain distribution dates based on various assumptions.

SWAP AGREEMENT

On the closing date, the trust will enter into an interest rate swap agreement with [__________], which is an Eligible Swap Counterparty.  We sometimes refer to the interest rate swap agreement as the “swap agreement.”

As of the closing date, the Significance Percentage of the swap agreement is less than 10%.

[SECTION TO BE MODIFIED BASED UPON THE ACTUAL TERMS OF THE SWAP AGREEMENT]  The interest rate swap agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.  The swap agreement will terminate on the ______ 20__  distribution date.  The swap agreement may terminate earlier than that date if an event of default or termination event occurs.

Under the swap agreement, the swap counterparty will make the payments described below to the administrator on behalf of the trust, on or before the third business day preceding each distribution date while the swap agreement is still in effect.

Under the swap agreement, the swap counterparty will pay to the trust an amount equal to the product of:

●

one-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable distribution date,

●

a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or, for the initial distribution date, the statistical cutoff date), of the trust student loans bearing interest based upon the prime rate, reset monthly; and

●

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

In exchange for the swap counterparty’s payments under the swap agreement, the trust will pay to the swap counterparty, on or before each distribution date while the swap agreement is still in effect, prior to interest payments on the notes, an amount equal to the product of:

●

the weighted average of the prime rates published in The Wall Street Journal in the “Interest Rates & Bonds” section, “Consumer Rates” table as of the second business day before the first calendar day of each of the immediately preceding three months (or if The Wall Street Journal is not published on any such date the first preceding day for which that rate is published in The Wall Street Journal) minus [___]%;

●

a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or, for the initial distribution date, the statistical cutoff date), of the trust student loans bearing interest based upon the prime rate, reset monthly; and

●

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 365 or 366, as the case may be.

In the event that the weighted average of the prime rates as of any date of determination is less than [___]%, the rate payable by the swap counterparty will be correspondingly increased.

For purposes of the swap agreement, LIBOR for the first accrual period and one-month LIBOR for each subsequent accrual period will be determined as of the LIBOR determination date for the applicable accrual period in the same manner as applies to the notes, as described under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the base prospectus.

Modifications and Amendment of the Swap Agreement.  The trust agreement and the indenture will contain provisions permitting the trustee, with written notice to the indenture trustee, to enter into amendments to the swap agreement to cure any ambiguity in, or correct or supplement any provision of the swap agreement, so long as the administrator determines that the amendment will not adversely affect the interest of the noteholders.

Default Under the Swap Agreement.  Events of default under the swap agreement are limited to:

●

the failure of the trust or the swap counterparty to pay or deliver any amount when due under the swap agreement after giving effect to the applicable grace period;

●

the occurrence of certain events of bankruptcy and insolvency;

●

an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable;

●

an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the trust student loans; and

●

the following other standard events of default under the 1992 ISDA Master Agreement, as modified by the terms of the swap agreement: “Breach of Agreement” (not applicable to the trust), “Credit Support Default”, “Misrepresentation” (not applicable to the trust), “Default Under Specified Transaction” (not applicable to the trust), “Cross-Default” (not applicable to the trust) and “Merger Without Assumption” (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

Termination Events.  The swap agreement will contain usual and customary termination events, as well as additional termination events.  The additional termination events include (i) the failure of the swap counterparty to comply with certain requirements associated with the downgrade of its credit ratings and (ii) the occurrence of certain other events, in each case as specified in the swap agreement.

Early Termination of the Swap Agreement.  Upon the occurrence of any event of default under the swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date.  The trust may not designate an early termination date without the consent of the administrator.

Upon any early termination of the swap agreement, either the trust or the swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination.  The amount of that termination payment will be based on the value of the swap transaction as computed in accordance with the procedures in the swap agreement.  In the event that the trust is required to make a termination payment following an event of default or termination event under the swap agreement, the payment will be payable pari passu with the Interest Distribution Amount unless (i) an event of default occurs with respect to which the swap counterparty is the defaulting party or (ii) a termination event (other than “Illegality” or a “Tax Event”, as described in Sections 5(b)(i) and 5(b)(ii), respectively, of the 1992 ISDA Master Agreement) or additional termination event occurs with respect to which the swap counterparty is the sole affected party, in which case such payment will be payable after the payment of certain additional amounts on the related distribution date, as described under “Description of the Notes—Distributions—Distributions from the Collection Account” and “—Priority of Payments Following Certain Events of Default Under the Indenture.”  However, in the event that a termination payment is owed to the swap counterparty following any other event of default by the trust under the swap agreement, any swap default resulting from a default of the swap counterparty or a termination event under the swap agreement, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes.

Upon termination of the swap agreement, the administrator, on behalf of the trust will attempt to enter into a replacement swap agreement on substantially the same terms as the original swap agreement.  However, no assurance can be given that this will be possible under then existing economic or market conditions or that the trust will have sufficient funds available for this purpose.

Swap Counterparty.  [Not all transaction will include a swap agreement.  If applicable, the swap counterparty will be identified in the final prospectus supplement and applicable disclosure regarding each swap counterparty’s name, organizational form, the general character of such swap counterparty’s business and any required financial disclosure (depending on the applicable Significance Percentage) will be included.]

The information in the preceding paragraph has been provided by [__________] for use in this prospectus supplement, and has not been verified by the depositor, the trust, the sponsor, the administrator, the servicer, the trustee, the indenture trustee or the underwriters.  Except for the foregoing paragraph, [__________] has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying base prospectus.

U.S. FEDERAL INCOME TAX CONSEQUENCES

For a discussion of U.S. federal income tax consequences to holders of the notes, you should refer to the section entitled “U.S. Federal Income Tax Consequences” in the base prospectus.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

The European Union has adopted a directive regarding the taxation of savings income.  For a description of the tax implications of such directive that may arise with respect to certain holders of the Notes, see “European Union Directive on the Taxation of Savings Income” in the base prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan’s investment in these plans or arrangements (including certain insurance company general accounts) (collectively, “Plans”).

ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code (“Parties in Interest”).  Particularly, the depositor, the servicer, the trustee, the indenture trustee, the administrator, any underwriter, the swap counterparty or any of their respective affiliates may be the fiduciary for one or more Plans.  In addition, because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

If the notes were treated as “equity” for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the trust student loans and the other assets of the trust as further described under “ERISA Considerations” in the base prospectus.  If, however, the notes are treated as debt for purposes of the Plan Asset Regulations, the trust student loans and the other assets of the trust should not be deemed to be assets of an investing Plan.  Although there is little guidance on this, the notes, which are denominated as debt, should be treated as debt and not as “equity interests” for purposes of the Plan Asset Regulations, as further described in the base prospectus.  However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust, the depositor, any underwriter, the trustee, the indenture trustee or certain of their respective affiliates is a Party in Interest.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, certain church plans described in Section 3(33) of ERISA and foreign plans, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.  However, these plans may be subject to the provisions of other applicable federal, state, local or foreign law similar to the provisions of ERISA and Section 4975 of the Code (“Similar Law”).  Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.

Before making an investment in the notes, a Plan or other employee benefit plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan or other employee benefit plan, will be deemed to have represented that:

●

the Plan’s purchase or holding of the notes and the trust’s entering into the swap agreement will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a statutory exemption or a class or other applicable exemption from the prohibited transaction rules as described in the base prospectus; and

●

the purchase or holding of the notes and the trust’s entering into the swap agreement by any employee benefit plan subject to a Similar Law will not cause a non-exempt violation of that Similar Law.

Before making an investment in the notes, Plan fiduciaries are strongly encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances.  Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover that transaction, each Plan fiduciary should take into account, among other considerations:

●

whether the fiduciary has the authority to make the investment;

●

the diversification by type of asset of the Plan’s portfolio;

●

the Plan’s funding objective; and

●

whether under the fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Before making an investment in the notes, potential investors are strongly encouraged to consult their own accountants for advice as to the appropriate accounting treatment for their class of notes.

REPORTS TO NOTEHOLDERS

Monthly and annual reports concerning the trust will be delivered to noteholders.  See “Reports to Noteholders” in the base prospectus.  These reports also will be available at the office of the Luxembourg paying agent or Luxembourg listing agent for so long as the notes are listed on the Luxembourg Stock Exchange.  The first of these monthly distribution reports is expected to be available on or about ________ __, 20__.  See “Reports to Noteholders” in the base prospectus.

Except in very limited circumstances, you will not receive these reports directly from the trust.  Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes.  See “Additional Information Regarding the Notes—Book-Entry Registration” in the base prospectus.

The administrator will not send reports directly to the beneficial holders of the notes.  However, these reports may be viewed at the sponsor’s website:  http://www.salliemae.com/about/investors/debtasset/slmsltrusts/issuedetails/20[__]-[_].htm.  The reports will not be audited nor will they constitute financial statements prepared in accordance with generally accepted accounting principles.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made.  Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority.  Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

By purchasing notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●

the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

●

where required by law, the purchaser is purchasing as principal and not as agent,

●

the purchaser has reviewed the text above under “—Resale Restrictions”, and

●

the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the notes to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action – Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase notes offered by this prospectus supplement and the related base prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us in the event that this prospectus supplement and the related base prospectus contain a misrepresentation without regard to whether the purchaser relied on the misrepresentation.  The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes.  The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes.  If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us.  In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the notes with knowledge of the misrepresentation, we will have no liability.  In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon.  These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser.  The foregoing is a summary of the rights available to an Ontario purchaser.  Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as any experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons.  All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

NOTICE TO INVESTORS

Each underwriter will represent and agree that:

●

(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ( the “FSMA”);

●

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the trust; and

●

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction, where action for that purpose is required.  Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and the base prospectus, nor any circular, supplement, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands all or any part of this prospectus supplement come are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute this prospectus supplement, in all cases at their own expense.

The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA.  The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

LISTING INFORMATION

Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.  We cannot assure you that this application will be granted.  You should consult with [_________], the Luxembourg listing agent for the notes, at [_________], phone number (352) [_________] to determine whether the notes are listed on the Luxembourg Stock Exchange.  Copies of the indenture, the trust agreement, the forms of the notes, the administration agreement, the servicing agreement, the sale agreement, the purchase agreements and the swap agreement will be available at the offices of the Luxembourg paying agent or the Luxembourg listing agent.  So long as any class of notes is listed on the Luxembourg Stock Exchange, and its rules so require, the administrator will cause notices relating to that class of notes, including if such class is delisted, to be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.  The Luxembourg Stock Exchange will also be advised if any class of notes is delisted.

The notes, the indenture, the administration agreement and the swap agreement are governed by the laws of the State of New York.  The trust agreement is governed by the laws of the State of Delaware.  The swap agreement also contains provisions under which the parties to the swap agreement submit to the non-exclusive jurisdiction of the New York courts.

If the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause one to be appointed for the notes for so long as they are listed on the Official List of the Luxembourg Stock Exchange and traded on the Luxembourg Stock Exchange’s Euro MTF Market.

If the notes are listed on the Luxembourg Stock Exchange and definitive notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg paying and transfer agent, a Luxembourg paying and transfer agent will be appointed and the administrator will cause notices to be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.  We will maintain a Luxembourg paying and transfer agent as long as required by the rules of the Luxembourg Stock Exchange.

We expect that the notes will be accepted for clearing and settlement through Clearstream, Luxembourg and Euroclear on or before the closing date.

As long as the notes are listed on the Luxembourg Stock Exchange, monthly distribution reports and annual servicing and administration reports concerning the trust and its activities will be available at the office of the Luxembourg paying agent, if any, or the Luxembourg listing agent and may be obtained free of charge.  The first of these monthly distribution reports is expected to be available not later than ________ __, 20__.

As of the date of this prospectus supplement, none of the trust, the trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the issuance of the notes.  The depositor is not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.

The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the base prospectus is true and accurate in all material respects.  In relation to the depositor, the trust, the sellers or the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the base prospectus.  Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the base prospectus, when taken as a whole.

The depositor confirms that there has been no material adverse change in the assets of the trust since ________ __, 20__, which is the statistical cutoff date, and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.

UNDERWRITING

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about ________ __, 20__ against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement dated ________ __, 20__ and the pricing agreement to be dated the date hereof, the depositor has agreed to cause the trust to issue to the depositor, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class B Notes
	$	$	$

Total	$	$	$

Except as set forth below, the underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below.  The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below.  After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor	Concession	Reallowance
Per Class A-1 Note	%	%	%	%	%
Per Class A-2 Note	%	%	%	%	%
Per Class B Note*	%	%	%	%	%
Total	$	$	$

[* For the amount of Class B Notes retained by the depositor or an affiliate, the underwriting discount will be     % and proceeds to the depositor will be     % with no selling concession or reallowance.] [INCLUDED ONLY IF TRANCHE IS RETAINED BY DEPOSITOR]

The prices and proceeds shown in the table do not include any accrued interest.  The actual prices and proceeds will include interest, if any, from the closing date.  The proceeds shown are before deducting estimated expenses in respect of the notes of $[_________] payable by the depositor.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market.  The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.  The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

One or more of the underwriters or their affiliates may retain a material percentage of the notes for its own account.  The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

RATINGS OF THE NOTES

It is a condition to the issuance and sale of the class A notes that they be rated in the highest investment rating category by at least two of Fitch, Moody’s and S&P. It is a condition to the issuance and sale of the class B notes that they be rated in one of the two highest investment rating categories by at least two of those rating agencies.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity.

LEGAL MATTERS

Mark L. Heleen, Executive Vice President and General Counsel of SLM Corporation, or any Deputy General Counsel or Associate General Counsel of Sallie Mae, Inc., acting as counsel to the sellers, the servicer, the administrator and the depositor, and Bingham McCutchen LLP, New York, New York, as special counsel to the sellers, the trust, the servicer, the administrator, the sponsor and the depositor, will give opinions on specified legal matters for the sellers, the trust, the servicer, the administrator, the sponsor and the depositor.

Shearman & Sterling LLP will give opinions on specified federal income tax matters for the trust.  Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give opinions on specified legal matters for the trust, including specified Delaware state income tax matters.

Cadwalader, Wickersham & Taft LLP and Shearman & Sterling LLP also will give opinions on specified legal matters for the underwriters.

GLOSSARY
FOR PROSPECTUS SUPPLEMENT

“Additional Principal Distribution Amount” means, as of any distribution date after the last day of the collection period on which the Pool Balance has declined to less than 10% of the initial Pool Balance, an amount equal to the lesser of (i) amounts available to be distributed on such distribution date after payment of clauses (1) through (12) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement and (ii) the aggregate outstanding principal balance of the notes after giving effect to all prior distributions on that distribution date.

“Asset Balance” means, with respect to any distribution date, an amount equal to:

PB + CI - R

Where:

CI= the amount on deposit in the cash capitalization account on that distribution date after payment of the items specified in clauses (1) through (5) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement, which will in no case be less than zero;

PB= the Pool Balance as of the last day of the related collection period; and

R= the amount on deposit in the reserve account on that distribution date after payment of the items specified in clauses (1) through (7) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement, which will in no case be less than zero;

provided, however, that, as of the closing date, the Asset Balance shall equal $[_________] and that, for all distribution dates occurring on or after the ______ 20__ distribution date, the Asset Balance will be equal to the sum of clauses (ii) and (iii) above.

“Available Funds” means, as to each distribution date, the sum of the following amounts with respect to the related collection period:

●

with respect to the initial distribution date, all amounts deposited into the collection account on the closing date;

●

all collections received by the servicer from borrowers on the trust student loans;

●

all Recoveries received during that collection period;

●

the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or any seller;

●

amounts received by the trust pursuant to the servicing agreement during that collection period related to yield or principal adjustments;

●

investment earnings for that distribution date earned on amounts on deposit in the Trust Accounts and any interest remitted by the administrator to the collection account prior to such distribution date;

●

amounts transferred from the reserve account in excess of the applicable Specified Reserve Account Balance;

●

amounts received from the swap counterparty for that distribution date; provided, that, in the event of a termination of the swap agreement, any swap termination payments received will be used, to the extent required therefor, to enter into a replacement swap agreement and will not constitute Available Funds until such time as the inclusion of such amounts as a part of Available Funds satisfies the Rating Agency Condition; and

●

all amounts received by the trust from any potential future cap counterparty, or otherwise under any potential future interest rate cap agreement, for deposit into the collection account for that distribution date;

provided, that if on any distribution date there would not be sufficient funds to pay all of the items specified in clauses (1) through (5) and, at final maturity, clause (6) and (7), under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement, after application of Available Funds, as defined above, and application of (a) amounts available from the cash capitalization account to pay any of the items specified in clauses (1) through (5) under “Description of the Notes—Distributions—Distributions from the Collection Account,” in this prospectus supplement and (b) amounts available from the reserve account to pay any of the items specified in clauses (1) through (5) and, at on the respective maturity dates of each class of notes, clause (6) and (7), then Available Funds for that distribution date may include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.  In addition, Available Funds on the ______ 20__ distribution date shall include all funds released from the cash capitalization account for deposit into the collection account on that date.

“Charged-Off Loan” means a trust student loan which is written-off in accordance with the servicer’s policies and procedures, which as of the date hereof generally occurs when such loan becomes 212 days past due.

“Class A Note Interest Shortfall” means, for any distribution date, the sum for all of the class A notes of the excess of:

●

the amount of interest that was payable on the preceding distribution date to each class of class A notes, over

●

the amount of interest actually distributed with respect to each such class A note on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class A note from that preceding distribution date to the current distribution date.

“Class A Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount for that distribution date.

“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

●

the amount of interest accrued at the respective class A note interest rates for the related accrual period on the aggregate outstanding principal balances of these classes of class A notes on the applicable immediately preceding distribution date (or in the case of the initial distribution date, the closing date) after giving effect to all principal distributions to class A noteholders on preceding distribution dates; and

●

the Class A Note Interest Shortfall for that distribution date.

“Class A Noteholders’ Principal Distribution Amount” means, for any distribution date, the excess, if any, of (x) the sum of the aggregate outstanding principal balances of all of the class A notes as of such distribution date (before giving effect to any distributions on such distribution date) over (y) the lesser of (A) the product of (i) ____% and (ii) the Asset Balance as of such distribution date and (B) the excess, if any, of the Asset Balance for such distribution date over the Specified Overcollateralization Amount.

Notwithstanding the foregoing, on or after the maturity date for the class A-1 or class A-2 notes, the Class A Noteholders’ Principal Distribution Amount shall not be less than the amount required to reduce the outstanding balance of the class A-1 or class A-2, as applicable, to zero.

“Class B Note Interest Shortfall” means, for any distribution date, the excess of:

●

the Class B Noteholders’ Interest Distribution Amount on the preceding distribution date, over

●

the amount of interest actually distributed with respect to the class B notes on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for the class B notes from that preceding distribution date to the current distribution date.

“Class B Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for that distribution date.

“Class B Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

●

the amount of interest accrued at the class B note interest rate for the related accrual period on the outstanding balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to class B noteholders on preceding distribution dates, and

●

the Class B Note Interest Shortfall for that distribution date.

“Class B Noteholders’ Principal Distribution Amount” means, for any distribution date, the excess, if any, of (x) the sum of (i) the outstanding balance of the class A notes (after taking into account the Class A Noteholders’ Principal Distribution Amount due on such distribution date) and (ii) the outstanding balance of the class B notes immediately prior to such distribution date over (y) the lesser of (A) the product of (i) ___% and (ii) the Asset Balance for such distribution date and (B) the excess, if any, of the Asset Balance for such distribution date over the Specified Overcollateralization Amount.

Notwithstanding the foregoing, on or after the maturity date for the Class B notes, the Class B Noteholders’ Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding principal balance of the class B notes to zero.

“Clearstream, Luxembourg” means Clearstream Banking, sociéte anonyme, or any successor thereto.

“Code” means The Internal Revenue Code of 1986, as amended.

“DTC” means The Depository Trust Company, or any successor thereto.

“Eligible Cap Counterparty” means an entity engaged in the business of entering into derivative instrument contracts that meets the then published criteria of the rating agencies for a cap counterparty to be eligible to provide interest rate caps to transactions similar to this transaction, or that otherwise satisfies the Rating Agency Condition.

“Eligible Swap Counterparty” means an entity, which may be an underwriter or an affiliate of an underwriter, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means the Euroclear System in Europe, or any successor thereto.

“European Clearing Systems” means, collectively, Clearstream, Luxembourg and Euroclear.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, or any successor rating agency.

“H.15 Prime Rate” means, for any day, the rate of interest set forth opposite the caption “Bank Prime Loan” in the U.S. Federal Reserve Statistical Release H.15(519) for that day; provided, that if by 5:00 p.m. New York City time on the day that is one New York City Banking Day following any given day during an accrual period, the H.15 Prime Rate for that day is not yet published, the H.15 Prime Rate for that day shall be the H.15 Prime Rate for the most recent day for which there was such a publication.

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“New York City Banking Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to remain closed.

“Overcollateralization Percentage” means 100% minus the then current aggregate principal balance of the notes divided by the Asset Balance.

“Pool Balance” means, as of the last day of a collection period, the aggregate principal balance of the trust student loans as of the beginning of such collection period, including accrued interest as of the beginning of such collection period that is expected to be capitalized, plus interest and fees that accrue during such collection period that are capitalized or are to be capitalized and which were not included in the prior Pool Balance, as reduced by:

●

all payments received by the trust through the last day of such collection period from borrowers (other than Recoveries);

●

all amounts received by the trust through that date for trust student loans repurchased by the depositor or purchased by any of the sellers or the servicer;

●

the aggregate principal balance of all trust student loans that became Charged-Off Loans during such collection period; and

●

the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through the last day of such collection period.

“Principal Distribution Amount” means the sum of the Class A Noteholders’ Principal Distribution Amount and the Class B Noteholders’ Principal Distribution Amount .

“Rating Agency Condition” means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

“Recoveries” means, as of any date of determination, all amounts received by the trust in respect of a Charged-Off Loan after such trust student loan became a Charged-Off Loan.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Exchange Act of 1933, as amended.

“Significance Estimate” means, as of the closing date, with respect to the swap agreement, the reasonable good faith estimate of the maximum probable exposure of the trust to the swap counterparty, which estimate is made in the same manner as that utilized in the sponsor’s internal risk management process for similar instruments.

“Specified Overcollateralization Amount” means, as of any distribution date, the greater of [___]% of the Asset Balance and $[_________].

“Specified Reserve Account Balance” means the lesser of $[_________] and the outstanding aggregate principal balance of the notes.

“Trust Accounts” means, collectively, the collection account, the cash capitalization account and the reserve account.

ANNEX A

CHARACTERISTICS OF THE TRUST STUDENT LOAN POOL

The following tables provide a description of specified characteristics of the trust student loans as of ________ __, 20__, which is the statistical cutoff date.  The aggregate outstanding principal balance of the trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $[_______] as of the statistical cutoff date to be capitalized upon commencement of repayment.

The distribution of interest rates applicable to the trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the rates of interest applicable to the trust student loans.  Moreover, the information below about the remaining terms to scheduled maturity of the trust student loans as of the statistical cutoff date may vary significantly from the actual terms to maturity of the trust student loans as a result of defaults or prepayments or of the granting of deferment and forbearance periods.

Percentages and dollar amounts in any table may not total 100% or the trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF

THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance
Aggregate Outstanding Principal Balance—Treasury Bill
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill
Aggregate Outstanding Principal Balance—Prime
Percentage of Aggregate Outstanding Principal Balance—Prime
Aggregate Outstanding Principal Balance—Prime Monthly Reset
Percentage of Aggregate Outstanding Principal Balance— Prime Monthly Reset
Aggregate Outstanding Principal Balance—Prime Quarterly Reset
Percentage of Aggregate Outstanding Principal Balance— Prime Quarterly Reset
Aggregate Outstanding Principal Balance—Prime Annual Reset
Percentage of Aggregate Outstanding Principal Balance— Prime Annual Reset
Aggregate Outstanding Principal Balance—Fixed
Percentage of Aggregate Outstanding Principal Balance—Fixed
Aggregate Outstanding Principal Balance—LIBOR
Percentage of Aggregate Outstanding Principal Balance—LIBOR
Number of Borrowers
Average Outstanding Principal Balance Per Borrower
Number of Loans
Weighted Average Remaining Term to Scheduled Maturity
Weighted Average Annual Interest Rate
Weighted Average Margin—Treasury Bill
Weighted Average Margin—Prime
Weighted Average Margin—LIBOR
Weighted Average Margin—Fixed
____________________

* Trust student loans of borrowers who are in-school are assumed to have a term to maturity of either 180 or 240 months,

depending on the particular loan program. Upon entering repayment, those borrowers may change their repayment term to a term which is within the range permitted by their particular loan program. The actual term to maturity may be greater or lesser than the 180 or 240 month assumption used in estimating the weighted average term to scheduled maturity for the trust student loans.

In the tables in this Annex A, we have determined the remaining terms to scheduled maturity from the statistical cutoff date to the stated maturity dates of the trust student loans without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the base prospectus and “The Depositor,” “The Sponsor, Servicer and Administrator” and “The Sellers” in the base prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN PROGRAM AS OF THE STATISTICAL CUTOFF DATE

Loan Program	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Undergraduate & Graduate Loan Programs(1)
Law Loan Programs
MBA Loan Programs
Medical Loan Programs
Consolidation Loan Programs
Direct to Consumer Loan Programs
Total

____________________

(1) Includes approximately $[____] of Signature Loans for students attending 2-year institutions.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%
3.01% to 3.50%
3.51% to 4.00%
4.01% to 4.50%
4.51% to 5.00%
5.01% to 5.50%
5.51% to 6.00%
6.01% to 6.50%
6.51% to 7.00%
7.01% to 7.50%
7.51% to 8.00%
8.01% to 8.50%
Equal to or greater than 8.51%
Total

We have determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical cutoff date.  Because, as a general matter, loans with different interest rates are likely to be repaid at different rates, this information will not remain applicable to the trust student loans in the future.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF THE STATISTICAL CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00
$5,000.00 — $9,999.99
$10,000.00 — $14,999.99
$15,000.00 — $19,999.99
$20,000.00 — $24,999.99
$25,000.00 — $29,999.99
$30,000.00 — $34,999.99
$35,000.00 — $39,999.99
$40,000.00 — $44,999.99
$45,000.00 — $49,999.99
$50,000.00 — $54,999.99
$55,000.00 — $59,999.99
$60,000.00 — $64,999.99
$65,000.00 — $69,999.99
$70,000.00 — $74,999.99
$75,000.00 — $79,999.99
$80,000.00 — $84,999.99
$85,000.00 — $89,999.99
$90,000.00 — $94,999.99
$95,000.00 — $99,999.99
$100,000.00 and above
Total

______________

* Represents a percentage greater than 0% but less than 0.05%.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY REMAINING TERM TO SCHEDULED MATURITY
AS OF THE STATISTICAL CUTOFF DATE

Number of Months Remaining to Scheduled Maturity*	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance

1-60
121-180
181-240
241-300
301-360
361 and greater
Total

DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
In-School
Grace
Deferral
Forbearance
Repayment
First year in repayment
Second year in repayment
Third year in repayment
More than 3 years in repayment
Total

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical cutoff date. The borrower:

●

may still be attending school—in-school;

●

may be in a grace period after completing school and prior to repayment commencing—grace;

●

may be currently required to repay the loan—repayment; or

●

may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately ____, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cutoff date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE INITIAL TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

Scheduled Remaining Months in Status
Current Borrower Payment Status	In-School	Grace	Deferral	Forbearance	Repayment
In-School
Grace
Deferral
Forbearance
Repayment

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS AS OF
THE STATISTICAL CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Other
Total

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the initial trust student loans shown on the servicer’s records as of the statistical cutoff date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, that payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

Each of the sellers makes available, through the servicer, to borrowers of student loans it holds, payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by the sellers provide for level payments throughout the repayment term of the loans. Some student loans provide for interest-only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Each of the sellers also offers, through the servicer, an income-sensitive repayment plan, under which repayments are based on the borrower’s income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. See “The Depositor,” “The Sponsor, Servicer and Administrator” and “The Sellers” in the base prospectus.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Payment(1)
Other Repayment Options(2)
Total

_______________________

(1)

Includes in-school and grace periods.

(2)

Graduated repayment loans include loans with interest-only periods.

In the future, the servicer, at the request of the borrower and on behalf of the trust, may offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the notes could be lengthened.

With respect to interest-only period loans, as of the statistical cutoff date, there are ____ loans with an outstanding principal balance of $_______ currently in an interest-only period.  These interest-only period loans represent [___]% of the trust student loans. As of the statistical cutoff date, the remaining interest-only periods ranged from ____ months to ___ months.

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY
YEAR OF DISBURSEMENT(1)

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
Total

____________________

(1) There are [___] trust student loans with an aggregate outstanding principal balance of $[_____] that were originated on or after May 1, 2007.  These loans represent [__]% of the trust student loans.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY
DAYS LATE AS OF THE STATISTICAL CUTOFF DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days
Total

The following tables provide summaries of FICO credit scores for the trust student loans. FICO credit scores are a statistical credit model developed by Fair Isaac and Company. The score is designed to be a relative measure of the degree of risk a potential borrower represents to a lender based upon credit-related data contained in an applicant’s credit bureau reports. FICO scores are influenced by a number of factors and can change over time. There can be no assurance that the FICO scores shown have not changed or will not change in the future. Where FICO scores for both the borrower and co-borrower of trust student loans are available, the greater of the borrower’s or co-borrower’s FICO score is shown unless otherwise indicated.

DISTRIBUTION OF FICO CREDIT SCORES
AS OF A DATE NEAR THE LOAN APPLICATION
ALL BORROWERS AND CO-BORROWERS(1)

FICO Score	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
Total

____________________

(1) Co-borrowers include joint and several obligors.

The weighted average FICO score for the borrowers and co-borrowers of the trust student loans for which FICO scores are available as of a date near the date of the loan application was [___].

In ______ 20__, we requested and received reports from the credit bureaus containing new FICO scores for the borrowers and co-borrowers of private education loans owned by Sallie Mae and its affiliates.

Using information from the ______ 20__credit bureau report for borrowers and co-borrowers of the trust student loans where the FICO scores were updated, the weighted average FICO score (which may include some borrowers or co-borrowers whose trust student loans were not originally underwritten using credit scores) was [___], and approximately [___]% of borrowers and co-borrowers of the trust student loans (by borrower count of the trust student loans) had FICO scores less than 630.

DISTRIBUTION OF FICO CREDIT SCORES
AS OF A DATE NEAR THE LOAN APPLICATION
LOANS WITH CO-BORROWERS

FICO Score(1)	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
Total

____________________

(1) The FICO scores shown are for the co-borrower on the trust student loan.

The weighted average FICO score for co-borrower trust student loans for which FICO scores are available as of a date near the date of the loan application was [___].  Using information from the ______ 20__ credit bureau report for co-borrower trust student loans wherein such borrowers’ or co-borrowers’ FICO scores were updated, the weighted average FICO score (which may include some co-borrowers whose trust student loans were not originally underwritten using credit scores) was [___], and approximately [___]% of co-borrower trust student loans (by borrower count within the population of trust student loans with co-borrowers) had FICO scores less than 630.

DISTRIBUTION OF FICO CREDIT SCORES
AS OF A DATE NEAR THE LOAN APPLICATION
LOANS WITHOUT CO-BORROWERS

FICO Score	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
[ - ]
Total

The weighted average FICO score for trust student loans without co-borrowers for which FICO scores are available as of a date near the date of the loan application was [___]. Using information from the ______ 20__ credit bureau report for trust student loans without co-borrowers wherein such borrowers’ FICO scores were updated, the weighted average FICO score (which may include some borrowers whose trust student loans were not originally underwritten using credit scores) was [___], and approximately [___]% of trust student loans without co-borrowers (by borrower count within the population of trust student loans without co-borrowers) had FICO scores less than 630.

APPENDIX A

PERIODIC DEFAULT PERCENTAGES FOR CAREER TRAINING LOANS

Cohort Default Curves

All Career Training and Tutorial Loans with [__]+ FICO

		Cumulative Defaults by Number of Calendar Years in Repayment
	Disbursed Principal	1	2	3	4	5	6	Total
2004	$	%	%	%	%	%	%	%
2005
2006
2007
2008
2009

* We have partial default experience for the most recent calendar year in repayment an d, as a result, defaults have been annualized to represent a full year of loss experience for such calendar year.

Static Pool Characteristics

RpmtYear	OrigPrin	AvgTerm	AvgFICO	% Cosigned	% Prime	% LIBOR	% Other	Avg Margin to Prime	Avg Margin to LIBOR	% Career Training	% Tutorial
2004	$			%	%	%	%			%	%
2005	$			%	%	%	%			%	%
2006	$			%	%	%	%			%	%
2007	$			%	%	%	%			%	%
2008	$			%	L %	%	%			%	%
2009	$			%	%	%	%			%	%

See “Career Training Loans” in this prospectus supplement for an explanation of the contents of this table.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES
AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The model used to calculate prepayments in this prospectus supplement is the conditional payment rate (or “CPR”) model.

The CPR model is based on prepayments assumed to occur at a constant percentage rate.  CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that is paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments	=	Balance after scheduled payments	x	(1-(1-CPR)1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	2%	4%	6%	8%
Monthly Prepayment	$[___]	$[___]	$[___]	$[___]	$[___]

The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant rate, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

For purposes of calculating the information presented in the tables below, it is assumed, among other things, that:

●

the statistical cutoff date for the trust student loans is ________ __, 20__;

●

the closing date will be ________ __, 20__;

●

all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), with the exception of grace status loans which remain in their current status until their status end date and then move to repayment and in-school status loans which are assumed to have up to either a 36-month grace period (with respect to trust student loans under the Medical Loan Programs and the Dental Loan Programs), a 9-month grace period (with respect to LAWLOANS) or a 6-month grace period (with respect to all other trust student loans) before moving to repayment, and no trust student loan moves from repayment to any other status;

●

the trust student loans that are not in repayment status have interest accrued and capitalized upon entering repayment;

●

no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

●

index levels for calculation of payments are:

●

Prime Rate of [___]%;

●

91-day Treasury bill rate of [___]%; and

●

one-month LIBOR rate of [___]%;

●

distributions begin on ________ __, 20__, and payments are made on the 15th day of every month thereafter, whether or not the 15th is a business day;

●

the interest rate for the notes at all times will be equal to:

●

class A-1 notes [___]%:

●

class A-2 notes [___]%:

●

class B notes [___]%;

●

an administration fee equal to $[_________] is paid monthly by the trust to the administrator, beginning in ______ 20__;

●

a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times [___]% is paid monthly by the trust to the servicer, beginning in ______ 20__;

●

the collection account has an initial balance equal to $0;

●

the reserve account has an initial balance equal to $[_________] and at all times a balance equal to the lesser of (1) $[_________], and (2) the outstanding balance of the notes;

●

the cash capitalization account has an initial balance equal to $[_________], and on the ______ 20__ distribution date, any amounts on deposit in the cash capitalization account that have not previously been released will be included in Available Funds;

●

under the interest rate swap, the trust will pay the assumed prime rate minus [___]% in exchange for three-month LIBOR;

●

the trust will enter into no other swap or other interest rate hedging agreements;

●

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account and cash capitalization account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of [___]% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

●

prepayments on the trust student loans are applied monthly in accordance with CPR, as described above;

●

there are no fees or expenses payable to the indenture trustee, the trustee and the Delaware trustee, including without limitation any indemnity amounts, that have not been paid by the administrator, at the time the Principal Distribution Amount is distributed to noteholders on each distribution date;

●

no amounts are payable to the servicer as carryover servicing fees on any distribution date; and

●

the pool of trust student loans consists of [___] representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type and index.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics.

The following tables show the weighted average lives, expected maturity dates and percentages of original principal remaining of the notes at various percentages of CPR from the closing date until ______ 20__; all percentages have been rounded up or down to the nearest whole percent.

Weighted Average Lives and Expected Maturities of the Notes
at Various CPR Percentages

Weighted Average Life (years)(1)	[0]%	[4]%	[8]%	[12]%	[16]%

Class A-1 Notes
Class A-2 Notes
Class B Notes

Expected Maturity Date

Class A-1 Notes
Class A-2 Notes
Class B Notes

______________________

 (1)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the principal amount of the notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages

Distribution Date	[0]%	[2]%	[4]%	[6]%	[8]%
Closing Date	100%	100%	100%	100%	100%
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages

Distribution Date	[0]%	[2]%	[4]%	[6]%	[8]%
Closing Date	100%	100%	100%	100%	100%
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages

Distribution Date	[0]%	[2]%	[4]%	[6]%	[8]%
Closing Date	100%	100%	100%	100%	100%
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__

PRINCIPAL OFFICES

ISSUING ENTITY

SLM PRIVATE EDUCATION LOAN TRUST 20[__]-[_]
[________]
[________]

DEPOSITOR

SLM FUNDING LLC

12061 Bluemont Way; V3419

Reston, Virginia 20190

SPONSOR, SERVICER AND ADMINISTRATOR

SALLIE MAE, INC.
12061 Bluemont Way
Reston, Virginia 20190

TRUSTEE [__________________]	INDENTURE TRUSTEE AND PAYING AGENT [__________________]

DELAWARE TRUSTEE

[________]

LUXEMBOURG LISTING AGENT

[________]

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE SPONSOR
THE SERVICER AND THE ADMINISTRATOR

BINGHAM McCUTCHEN LLP One Battery Park Plaza, 34th Floor New York, New York 10004	RICHARDS, LAYTON & FINGER, P.A. 920 King Street Wilmington, Delaware 19801	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2604

LEGAL ADVISORS TO THE UNDERWRITERS

CADWALADER, WICKERSHAM & TAFT LLP 700 Sixth Street, N.W. Washington, D.C. 20001	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2604

INDEPENDENT PUBLIC ACCOUNTANTS

PRICEWATERHOUSECOOPERS LLP

1800 Tysons Boulevard

McLean, Virginia 22102-4261

$[_________]

SLM Private Education Loan Trust 20[__]-[_]

Issuing Entity

$[_________]	Floating Rate Class A-1 Student Loan-Backed Notes
$[_________]	Floating Rate Class A-2 Student Loan-Backed Notes
$[_________]	Floating Rate Class B Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

________________________

[Joint Book-Runners]

_____________

[Co-Managers]

________________________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and base prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.  Until _______ __, 20___ (90 days after the date of this prospectus supplement), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required, if requested by a potential investor, to deliver a written copy of this prospectus supplement and base prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and base prospectus, if so requested, when acting as underwriters and with respect to their unsold allotments or subscriptions.

________ __, 20__

This document is subject to completion and amendment.  This document does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.  The definitive terms of the transaction described herein will be described in the final version of this document.

Subject to completion, dated April 26, 2010

Prospectus Supplement to Base Prospectus dated ________ __, 20__

$____________________

SLM Student Loan Trust 20[__]-[_]

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, [Master] Servicer and Administrator

Student Loan-Backed Notes

On ________ __, 20__, the trust will issue:

Class	Principal	Interest Rate		Maturity
Class A-1 Notes	$	[____]-month LIBOR plus	%
Class A-2 Notes	$		%
Class B Notes	$	[____]-month LIBOR plus	%

The trust will make payments primarily from collections on a pool of [student loans made under the Federal Family Education Loan Program (FFELP),] [consolidation student loans] [a combination of FFELP student loans and consolidation student loans].  Interest and principal on the notes will be payable [_____] on the [25th] day of each [___],[___], [___] and [___], beginning in ______, 20__.  In general, the trust will pay principal, sequentially, to the class A-1 and class A-2 notes, in that order, until each class is paid in full, and then, to the class B notes until such class is paid in full.  Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes.  Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes, overcollateralization and the reserve account.  In addition, the trust will deposit funds, on the closing date, into the capitalized interest account.  These funds will be available only for a limited period of time.  The trust will also enter into [an] [one or more] interest rate swap agreement[s] on the closing date.  The class A-1 and class B notes are LIBOR-based notes and the class A-2 notes will be fixed rate notes.  A description of how LIBOR is determined appears under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the base prospectus.

We are offering the notes through the underwriters at the prices shown below when and if issued.  Application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

[All]/ [A portion] of the class B notes will be retained by the depositor or an affiliate.  This prospectus supplement also covers the resale of the class B notes from time to time by the depositor or an affiliate.

You should consider carefully the risk factors on page S-[__] of this prospectus supplement and on page [__] of the base prospectus.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in the sponsor, administrator, servicer, depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	%	%	%
Per Class A-2 Note	%	%	%
Per Class B Note[*]	%	%	%

[*For the amount of class B notes retained by the depositor or an affiliate, the underwriting discount will be     % and proceeds to the depositor will be     % with no selling concession or reallowance.] [INCLUDED ONLY IF TRANCHE IS RETAINED BY DEPOSITOR]

We expect the proceeds to the depositor in respect of the notes to be $               before deducting expenses payable by the depositor estimated to be $               and certain deposits to be made by the trust.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this supplement or the base prospectus is accurate or complete.  Any contrary representation is a criminal offense.

_______________

[Joint Book-Runners]

[_______]                       [_______]                        [_______]

_______________

[Co-Managers]

[_______]                 [_______]                 [_______]                 [_______]

_______________

_______ __, 20___

PROSPECTUS SUPPLEMENT

Page

Summary of Terms

1

●

Issuing Entity

S-1

●

Depositor

S-1

●

Sponsor, [Master] Servicer and Administrator

S-1

●

[Subservicer]

S-1

●

Indenture Trustee

S-1

●

Eligible Lender Trustee

S-1

●

Delaware Trustee

S-1

●

The Notes

S-1

●

Dates

S-2

●

Information About the Trust Student Loans

S-2

●

Information About the Notes

S-3

●

Indenture Trustee and Paying Agent

S-5

●

Luxembourg Paying Agent

S-5

●

Administrator

S-6

●

Information About the Trust

S-6

●

Administration of the Trust

S-11

●

Termination of the Trust

S-14

●

Swap Agreement[s]

S-16

●

Excess Distribution Certificateholder

S-16

●

Tax Considerations

S-17

●

ERISA Considerations

S-17

●

Ratings of the Notes

S-18

●

Listing Information

S-18

●

Risk Factors

S-18

●

Identification Numbers

S-18

Risk Factors

S-19

●

The Notes Are Not Suitable Investments For All Investors

S-19

●

Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of
Payment Of Interest And The Timing Of Principal Payments On The Class B Notes
May Change Due To The Variability Of Cashflows

S-19

●

Certain Credit And Liquidity Enhancement Features Are Limited And If They Are
Depleted, There May Be Shortfalls In Distributions To Noteholders

S-20

●

The Characteristics Of The Trust Student Loans May Change

S-21

●

Your Notes Will Have Basis Risk And The Swap Agreement[s] Do Not Eliminate
All Of This Basis Risk, Which Could Compromise The Trust’s Ability To Pay
Principal And Interest On Your Notes

S-22

●

Any Inability Of The Trust To Acquire Additional Trust Student Loans Would
Likely Cause You To Receive An Accelerated Principal Distribution

S-23

●

Certain Actions Can Be Taken Without Noteholder Approval

S-24

●

The Bankruptcy Of The [Master] Servicer [Or Subservicer] Could Delay The
Appointment Of A Successor [Master] Servicer [Or Subservicer] Or Reduce
Payments On Your Notes

S-24

●

The Trust May Be Affected By Delayed Payments From Borrowers Called To
Active Military Service

S-24

●

[Timely Payments On Your Notes Relies In Part On The Servicing Ability Of
The Subservicer]

S-25

●

[The Use of a Subservicer May Make It More Difficult To Find A Successor
Master Servicer]

S-25

●

[Retention Of The Class B Notes By The Depositor Or An Affiliate May Reduce
The Liquidity Of The Class B Notes]

S-25

●

Your Ability To Sell Your Notes May Be Limited

S-26

Defined Terms

S-27

Formation of the Trust

S-27

●

The Trust

S-27

●

Capitalization of the Trust

S-29

●

Eligible Lender Trustee

S-29

●

Delaware Trustee

S-30

●

Indenture Trustee

S-31

●

[The Subservicer]

S-31

Use of Proceeds

S-32

The Trust Student Loan Pool

S-32

●

General

S-32

●

Eligible Trust Student Loans

S-32

●

Additional Sellers

S-33

●

Certain Expenses

S-34

●

Characteristics of the Initial Trust Student Loans

S-34

●

Insurance of Trust Student Loans; Guarantors of Trust Student Loans

S-35

●

Cure Period for Trust Student Loans

S-36

●

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with
Other Trusts

S-37

●

Third-Party Originators of FFELP Loans

S-38

Description of the Notes

S-38

●

General

S-38

●

The Notes

S-39

●

Supplemental Purchase Period

S-42

●

Servicing Compensation

S-43

●

Distributions

S-44

●

Distributions Following an Event of Default and Acceleration of the Maturity of
the Notes

S-47

●

Voting Rights and Remedies

S-49

●

Credit Enhancement

S-49

●

Potential Future Interest Rate Cap Agreement

S-51

●

Administration Fee

S-51

●

Swap Agreement[s]

S-51

●

Determination of Indices

S-55

●

Notice of Interest Rates

S-55

●

Accounts

S-55

●

Trust Fees

S-56

●

Optional Purchase

S-56

●

Auction of Trust Assets

S-57

Static Pools

S-58

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

S-59

U.S. Federal Income Tax Consequences

S-60

European Union Directive on the Taxation of Savings Income

S-60

ERISA Considerations

S-60

Accounting Considerations

S-62

Reports to Noteholders

S-62

Notice To Canadian Residents

S-63

●

Resale Restrictions

S-63

●

Representations of Purchasers

S-64

●

Rights of Action – Ontario Purchasers Only

S-64

●

Enforcement of Legal Rights

S-65

●

Taxation and Eligibility for Investment

S-65

Notice to Investors

S-65

Underwriting

S-66

Listing Information

S-67

Ratings of the Notes

S-69

Legal Matters

S-69

Glossary for Prospectus Supplement

S-70

Annex A:  Characteristics of the Initial Trust Student Loan Pool

A-1

Exhibit I: Prepayments, Extensions, Weighted Average Lives and Expected Maturities
of the Notes

I-1

BASE PROSPECTUS

Page

Prospectus Summary

7

Risk Factors

20

Formation of the Issuing Entities

41

Use of Proceeds

43

The Depositor

44

The Sponsor, Servicer and Administrator

45

The Sellers

47

The Student Loan Pools

48

Sallie Mae’s Student Loan Financing Business

51

Transfer and Servicing Agreements

61

Servicing and Administration

64

Trading Information

77

Description of the Notes

79

Additional Information Regarding the Notes

86

Certain Legal Aspects of the Student Loans

127

U.S. Federal Income Tax Consequences

130

European Union Directive on the Taxation of Savings Income

141

State Tax Consequences

142

ERISA Considerations

142

Available Information

146

Reports to Noteholders

146

Incorporation of Documents by Reference

147

The Plan of Distribution

147

Legal Matters

150

Appendix A: Federal Family Education Loan Program

A-1

Appendix B:  Undergraduate and Graduate Loan Programs

B-1

Appendix C:  Law Loan Programs

C-1

Appendix D:  MBA Loan Programs

D-1

Appendix E:  Medical Loan Programs

E-1

Appendix F:  Dental Loan Programs

F-1

Appendix G:  Direct-to-Consumer Loan Programs

G-1

Appendix H:  Private Consolidation Loan Program

H-1

Appendix I:  Career Training Loan Program

I-1

Appendix J: Global Clearance, Settlement and Tax Documentation Procedures

J-1

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE BASE PROSPECTUS ATTACHED HERETO

We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information.  These two sections are:

●

the accompanying base prospectus, which begins after this prospectus supplement and provides general information, some of which may not apply to your particular class of notes; and

●

this prospectus supplement, which describes the specific terms of the notes being offered.

We have not authorized anyone to provide you with different information.

You should read both the base prospectus and this prospectus supplement to understand the notes.

For your convenience, we include cross-references in this prospectus supplement and in the base prospectus to captions in these materials where you can find related information.

NOTICE TO INVESTORS

The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

______________________________

Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.  We cannot assure you that the application will be granted. You should consult with [______________], the Luxembourg listing agent for the notes, to determine their status.  This prospectus supplement and the base prospectus may be used only for the purposes for which they have been published.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

SUMMARY OF PARTIES
TO THE TRANSACTION*

* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement for a further description.

** Each of these entities is a direct or indirect wholly-owned subsidiary of SLM Corporation.

PAYMENT FLOWS
AND DELIVERIES

SLM Funding LLC
Sellers
Loans for $
$ for Loans
Notes for $ and Loans
$ and Loans for Notes
SLM Student Loan Trust 20[ ]–[ ]
$ for Notes
Notes for $
Legal Title to Loans
Underwriters
Interim Eligible Lender Trustee (for SLM Funding)
$
$
Distributions of $ (on behalf of Investors)
Swap Counterparties
Legal Title to Loans
$ for Notes
Notes for $
Distributions of $ to Investors
Indenture Trustee
Investors
Eligible Lender Trustee (for the Trust)

SUMMARY OF TERMS

This summary highlights selected information about the notes.  It does not contain all of the information that you might find important in making your investment decision.  It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached base prospectus.  You should read the full description of this information appearing elsewhere in this document and in the base prospectus to understand all of the terms of the offering of the notes.

ISSUING ENTITY

SLM Student Loan Trust 20[__]-[_], which is a Delaware statutory trust.  It was formed on ________ __, 20__, under a trust agreement dated as of ________ __, 20__.  Its principal address is in care of the eligible lender trustee, at  [________________].  We sometimes refer to the issuing entity as the trust.

DEPOSITOR

SLM Funding LLC, which is a Delaware limited liability company.  Its principal address is 12061 Bluemont Way, V3419, Reston, Virginia 20190.

SPONSOR, [MASTER] SERVICER AND ADMINISTRATOR

Sallie Mae, Inc., which is a Delaware corporation.  Its principal address is 12061 Bluemont Way, Reston, Virginia 20190.  We sometimes refer to Sallie Mae, Inc. in this capacity as either the Servicer or the Master Servicer.

Sallie Mae, Inc. is an affiliate of the depositor and each seller.

[SUBSERVICER]

[______________]

INDENTURE TRUSTEE

[______________]

ELIGIBLE LENDER TRUSTEE

[______________]

DELAWARE TRUSTEE

[______________]

THE NOTES

The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

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Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $[_________].

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Fixed Rate Class A-2 Student Loan-Backed Notes in the amount of $ [_________].

Class B Notes:

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Floating Rate Class B Student Loan-Backed Notes in the amount of $[_________].

We sometimes refer to:

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the class A-1 notes and class A-2 notes as the class A notes;

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the class A-1 and class B notes as the LIBOR-based notes; and

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the class A notes and class B notes as the notes.

DATES

The closing date for this offering is ________ __, 20__.

The information in this prospectus supplement about the initial trust student loans is calculated and presented as of ________ __, 20__.  We refer to this date as the statistical cutoff date.

The cutoff date for the pool of initial trust student loans will be the closing date. We sometimes refer to this date as the initial cutoff date.

The trust will be entitled to receive all collections and proceeds on the initial trust student loans on or after the closing date.

A distribution date for the notes is the [25th] day of each [___], [___], [___] and [___], beginning in ______ 20__.  If the [25th] day of any month is not a business day, the distribution date will be the next business day.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.

[A monthly allocation date will be the [25th] calendar day of each month or the next succeeding business day if such [25th] day is not a business day.]

The supplemental purchase period for purchasing additional trust student loans with funds on deposit in the supplemental purchase account begins on the closing date and ends on ________ __, 20__.

INFORMATION ABOUT THE TRUST STUDENT LOANS

The notes will receive payments primarily from collections on (1) the initial trust student loans acquired by the trust on the closing date and (2) any additional trust student loans acquired by the trust from time to time during the supplemental purchase period.

The trust student loans will be selected from a pool of [student loans made under the Federal Family Education Loan Program (FFELP),] [consolidation student loans] [a combination of FFELP student loans and consolidation student loans].

We refer to the pool of student loans purchased by the trust on the closing date as the initial trust student loans; we refer to any student loans purchased by the trust during the supplemental purchase period as the additional trust student loans; and we refer to the initial trust student loans and the additional trust student loans, collectively, as the trust student loans.

The trust may acquire additional trust student loans during the supplemental purchase period from amounts on deposit in the supplemental purchase account.  The cutoff dates for these additional trust student loans will be the dates those loans are purchased by the trust (which we refer to as “subsequent cutoff dates”).  The trust will be entitled to receive all collections and proceeds on these additional trust student loans on and after their respective subsequent cutoff dates.

INFORMATION ABOUT THE NOTES

LIBOR-Based Notes

Interest Payments.  Interest will accrue generally on the outstanding principal balance of each class of the LIBOR-based notes during [____]-month accrual periods and will be paid on each distribution date.

Generally, each accrual period for the LIBOR-based notes begins on a distribution date and ends on the day before the next distribution date.  The first accrual period for the LIBOR-based notes, however, will begin on the closing date and end on ________ __, 20__, the day before the first distribution date.

The class A-1 notes will bear an annual interest rate equal to the sum of [____]-month LIBOR and [___]%.  The class B notes will bear an annual interest rate equal to the sum of [____]-month LIBOR and [___]%.

LIBOR for the first accrual period will be determined by the following formula:

x +  [    /     *  (y-x)]

where

x =    -month LIBOR, and

y =    -month LIBOR.

The administrator will determine LIBOR as specified under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the base prospectus.  The administrator will calculate interest on the LIBOR-based notes based on the actual number of days elapsed in each accrual period divided by 360.

Fixed Rate Notes

Interest Payments.  Interest will accrue generally on the outstanding principal balance of the class A-2 notes at an annual fixed rate of interest equal to [____]% and will be paid on each distribution date.

Generally, each accrual period for the class A-2 notes will begin on the [25th] day of the month of the immediately preceding distribution date and end on the [24th] day of the month of the current distribution date.  The first accrual period for the class A-2 notes, however, will begin on the closing date and end on ________ __, 20__, the day before the first distribution date.

Interest on the class A-2 notes will be calculated based on twelve 30-day months and a 360-day year.

All Notes

Principal Payments.  Principal will be payable on each distribution date in an amount generally equal to the principal distribution amount for that distribution date.

Priority of Principal Payments.  We will pay principal sequentially on each distribution date as follows:

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first, the class A noteholders’ principal distribution amount, sequentially, to the class A-1 and class A-2 notes, in that order, until their respective principal balances are reduced to zero; and then

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second, to the class B notes, until their principal balance is reduced to zero.

In addition, on each distribution date, the amount of available funds remaining after the payments described in the 1st through 12th items in the chart on page [__] of this prospectus supplement will be distributed to the noteholders as accelerated payments of note principal.

See “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of principal payments.  See also “Description of the Notes—Distributions Following an Event of Default and Acceleration of the Maturity of the Notes” in this prospectus supplement for a description of the cashflows on each distribution date following the occurrence of an event of default and an acceleration of the maturity of the notes.

Maturity Dates.  Each class of notes will mature no later than the date set forth in the table below for that class:

Class	Maturity Date
Class A-1
Class A-2
Class B

The actual maturity of any class of notes could occur earlier if, for example,

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there are prepayments on the trust student loans;

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the [master] servicer exercises its option to purchase all remaining trust student loans, which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance; or

●

the indenture trustee auctions all remaining trust student loans, which absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance.

The initial pool balance is equal to the sum of: (i) the pool balance as of the closing date and (ii) all amounts deposited into the supplemental purchase account on the closing date.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes.  The projected weighted average life, expected maturity date and percentage of the remaining principal balance of the notes under various assumed prepayment scenarios may be found in Exhibit I, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” attached hereto.

Subordination of the Class B Notes.  Payments of interest on the class B notes will be subordinate to the payments of interest on the class A notes and to certain trust swap payments due to any swap counterparty.  In general, payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes and certain trust swap payments due to any swap counterparty.  See “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.

Denominations.  Each class of notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000.  The notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System.  You will not receive a certificate representing your notes except in very limited circumstances.

Security for the Notes.  The notes will be secured by the assets of the trust, primarily the trust student loans.

Overcollateralization.  On the closing date, the sum of the initial pool balance of the trust and the initial deposits into the capitalized interest account and the reserve account will be approximately [___]% of the initial principal balance of the notes.  Overcollateralization is intended to provide credit enhancement for the notes.  In general, the amount of overcollateralization is intended to equal the product of (a) the overcollateralization percentage stated above minus 100% and (b) the then current principal balance of the notes.  See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Potential Future Interest Rate Cap Agreement.  At any time after the closing date, at the direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the “potential future interest rate cap agreement”) with one or more eligible cap counterparties (collectively, the “potential future cap counterparty”) to hedge some or all of the interest rate risk of the notes.  Any payment due by the trust to a potential future cap counterparty would be payable only out of funds available for distribution under clause (m) of “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement.  Any payments received from a potential future cap counterparty would be included in available funds.  It is not anticipated that the trust would be required to make any payments to any potential future cap counterparty under any potential future interest rate cap agreement other than an upfront payment and, in some circumstances, a termination payment.  See “Description of the Notes—Potential Future Interest Rate Cap Agreement” in this prospectus supplement.

INDENTURE TRUSTEE AND PAYING AGENT

The trust will issue the notes under an indenture to be dated as of the closing date.  Under the indenture, [______________] will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes.

LUXEMBOURG PAYING AGENT

If the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause one to be appointed for the notes that are listed on the Official List of the Luxembourg Stock Exchange and traded on the Luxembourg Stock Exchange’s Euro MTF Market.

ADMINISTRATOR

Sallie Mae, Inc. will act as the administrator of the trust under an administration agreement to be dated as of the closing date.  Sallie Mae, Inc. is a Delaware corporation and a wholly-owned subsidiary of SLM Corporation. Subject to certain conditions, Sallie Mae, Inc. may transfer its obligations as administrator to an affiliate.  See “Servicing and Administration—Administration Agreement” in the base prospectus.

INFORMATION ABOUT THE TRUST

Formation of the Trust

The trust is a Delaware statutory trust.

The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, entering into each swap agreement described below, entering into a potential future interest rate cap agreement, if any, and other related activities.  See “Formation of the Trust—The Trust” in this prospectus supplement.

The depositor is SLM Funding LLC.  It is a Delaware limited liability company whose sole member is SLM Education Credit Finance Corporation.  We sometimes refer to SLM Education Credit Finance Corporation as SLM ECFC.

The depositor will acquire the initial trust student loans from one or more of SLM ECFC, Bluemont Funding LLC, Town Center Funding LLC, Town Hall Funding LLC, VL Funding LLC and [_____] under separate purchase agreements and will subsequently sell them to the trust on the closing date under the sale agreement.  We sometimes refer to Bluemont Funding LLC as Bluemont Funding, to Town Center Funding LLC as Town Center Funding, to Town Hall Funding LLC as Town Hall Funding,  to VL Funding LLC as VL Funding and to [_____] as [_____].  We also sometimes refer to each of SLM ECFC, Bluemont Funding, Town Center Funding, Town Hall Funding, VL Funding and [_____] as a seller or collectively as the sellers, as applicable.  The sale agreement and purchase agreements will each be dated as of the closing date.

The depositor will acquire any additional trust student loans from one or more of the sellers under additional purchase agreements and will sell them to the trust from time to time during the supplemental purchase period, provided there are sufficient funds on deposit in the supplemental purchase account.

[______________], as interim eligible lender trustee, will hold legal title to the student loans for the depositor under an interim trust agreement.

Its Assets

The assets of the trust will include:

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the trust student loans;

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collections and other payments on the trust student loans;

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funds it will hold from time to time in its trust accounts, including a collection account, a reserve account, a supplemental purchase account, a capitalized interest account and a floor income rebate account;

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its rights under each swap agreement described under “—Swap Agreement[s]” below; and

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its rights under any potential future interest rate cap agreement.

The rest of this section describes the trust student loans and trust accounts more fully.

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Trust Student Loans.  The trust student loans (including the initial trust student loans and any additional trust student loans) are education loans to students and parents of students made under the Federal Family Education Loan Program, known as the FFELP.  [Approximately [____]% of the trust student loans by principal balance are Stafford loans, [____]% are PLUS loans and [____]% are consolidation loans.]  [All of the trust student loans are consolidation loans.]  See “Appendix A—Federal Family Education Loan Program” in the base prospectus.  Consolidation loans are used to combine a borrower’s obligations under various federally authorized student loan programs into a single loan.

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Initial Trust Student Loans.  The initial trust student loans have been selected from the student loans owned by the sellers, or have been acquired by the related seller from one or more of its affiliates, based on the criteria established by the depositor, as described in this prospectus supplement and the base prospectus.

The depositor will acquire the initial trust student loans from the sellers on the closing date.

As of the statistical cutoff date, the initial trust student loans had a pool balance of approximately $[_________].

As of the statistical cutoff date, the weighted average annual borrower interest rate of the initial trust student loans was approximately [____]% and their weighted average remaining term to scheduled maturity was approximately [____] months.

Any special allowance payments on the initial trust student loans are based on the three-month financial commercial paper rate as to approximately [____]% of the initial trust student loans by principal balance and the 91-day Treasury bill rate as to approximately [____]% of the initial trust student loans by principal balance.  For more details concerning the initial trust student loans, see “Annex A—Characteristics of the Initial Trust Student Loan Pool” attached to this prospectus supplement.

Approximately [____]% of the initial trust student loans by principal balance are 97% guaranteed and approximately [____]% of the initial trust student loans by principal balance are 98% guaranteed, in each case, with respect to principal and interest by the guaranty agency described in Annex A to this prospectus supplement and reinsured by the Department of Education under the Higher Education Act.

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Significant Guarantors.  The guaranty agencies described in Annex A to this prospectus supplement guarantee all of the initial trust student loans.  [______________] guarantees approximately [____]% of the initial trust student loans by principal balance and [______________] guarantees approximately [____]% of the initial trust student loans by principal balance.  No other guarantor guarantees more than 10% of the initial trust student loans by principal balance.  See “The Trust Student Loan Pool—Insurance of Trust Student Loans; Guarantors of Trust Student Loans” in this prospectus supplement.  The initial trust student loans are also reinsured by the United States Department of Education.

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Additional Trust Student Loans.  From time to time during the supplemental purchase period, the depositor may acquire additional trust student loans from the sellers to the extent that the trust has sufficient funds on deposit in the supplemental purchase account for the purchase of such additional trust student loans.

Each applicable seller will have the right from time to time under the related purchase agreement to sell additional trust student loans to the depositor during the supplemental purchase period.  All additional trust student loans purchased by the depositor are required under the sale agreement to be immediately sold to the trust, provided there are sufficient funds on deposit in the supplemental purchase account.

All additional trust student loans will be sold to the trust at a price equal to 100% of the outstanding principal balance of each additional trust student loan, plus accrued interest to be capitalized.

All additional trust student loans purchased by the trust will be required to satisfy certain eligibility criteria as described under “The Trust Student Loan Pool” in this prospectus supplement.  We sometimes refer to additional trust student loans which satisfy the required eligibility criteria as eligible student loans in this prospectus supplement.  See “The Trust Student Loan Pool—Eligible Trust Student Loans” in this prospectus supplement.

All additional trust student loans will also be guaranteed by the guaranty agencies and reinsured by the United States Department of Education.

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Collection Account.  The administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee.  The trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account on the closing date. The deposit will be in cash or eligible investments equal to $[_________] plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account.  See “Servicing and Administration—Accounts” in the base prospectus for a more complete description of eligible investments.

The administrator will deposit collections on the trust student loans, interest subsidy payments, special allowance payments, any payments received from any swap counterparty and certain other funds into the collection account, all as described in this prospectus supplement and the base prospectus.

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Supplemental Purchase Account.  On the closing date, the administrator will establish and maintain the supplemental purchase account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit from the net proceeds of the sale of the notes into the supplemental purchase account on the closing date.  The deposit will be in cash or eligible investments equal to the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date, but not to exceed 5% of the pool balance as of the statistical cutoff date.  Funds on deposit in the supplemental purchase account will be used to purchase additional trust student loans from time to time during the supplemental purchase period.

Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the business day immediately following the end of that period and will be included as a part of available funds on the initial distribution date.  Amounts on deposit in the supplemental purchase account will not be replenished.

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Reserve Account.  The administrator will establish and maintain a reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account on the closing date.  The deposit will be in cash or eligible investments equal to $[_________].

Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made.  See “Description of the Notes—Distributions” in this prospectus supplement.

Amounts remaining in the reserve account on any distribution date in excess of the specified reserve account balance, after payments described below, will be deposited into the collection account for distribution on that distribution date.

The specified reserve account balance is the amount required to be maintained in the reserve account. The specified reserve account balance for any distribution date will be equal to the greater of:

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[____]% of the pool balance as of the end of the related collection period; and

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$[_________].

A collection period is the [___]-month period ending on the last day of [___], [___], [___] and [___], in each case for the distribution date in the following month.  However, the first collection period will be the period from the closing date through ________ __, 20__.

The specified reserve account balance will be subject to adjustment as described in this prospectus supplement. In no event will it exceed the outstanding balance of the notes.

The reserve account will be available on each distribution date [and each monthly allocation date] to cover any shortfalls in payments of primary servicing and administration fees, the class A noteholders’ interest distribution amount, the class B noteholders’ interest distribution amount, payments owed to any swap counterparty and trust swap payments with respect to certain swap termination payments.

In addition, the reserve account will be available:

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on the maturity date for the class A notes and upon termination of the trust, to cover shortfalls in payments of the class A noteholders’ principal and accrued interest to the class A notes; and

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on the maturity date for the class B notes and upon termination of the trust, to cover shortfalls in payments of the class B noteholders’ principal and accrued interest to the class B notes and any carryover servicing fees.

If the market value of the reserve account on any distribution date is sufficient to pay the remaining principal balance, interest accrued on the notes, any payments owing to any swap counterparty and any carryover servicing fees, amounts on deposit in that account will be so applied on that distribution date.

The reserve account enhances the likelihood of payment to noteholders.  In certain circumstances, however, the reserve account could be depleted.  This depletion could result in shortfalls in distributions to noteholders.  See “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus supplement.

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Capitalized Interest Account.  The administrator will establish and maintain a capitalized interest account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account on the closing date. The deposit will be in cash or eligible investments equal to $[_________].

Funds in the capitalized interest account will be available to cover shortfalls in payments of primary servicing and administration fees, payments due to any swap counterparty, other than any termination payments, pursuant to each swap agreement and the class A noteholders’ interest distribution amount , in that order, after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

Funds in the capitalized interest account will not be replenished.

Funds remaining on deposit in the capitalized interest account in excess of $[_________] on the _____ 20__ distribution date will be transferred to the collection account and included as a part of available funds on that distribution date. All funds remaining on deposit in the capitalized interest account on the _____ 20__ distribution date will be transferred to the collection account and included as a part of available funds on that distribution date.

The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the _____ 20__  distribution date.

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Floor Income Rebate Account.  The administrator will establish and maintain a floor income rebate account as an asset of the trust in the name of the indenture trustee.  On or before each [monthly allocation] [distribution] date, the administrator will instruct the indenture trustee to transfer from the collection account to the floor income rebate account the monthly accrual of interest paid by borrowers on trust student loans originated on or after April 1, 2006 that exceeds the special allowance support levels applicable to such trust student loans, which we refer to in this prospectus supplement as “floor income.”  These deposited amounts will be used to offset the amount of floor income, if any, that is expected to be netted by the Department of Education against the interest subsidy payments and/or special allowance payments otherwise due to the trust for that collection period.  Once the Department of Education has netted all payments which currently occurs on a quarterly basis, on the next succeeding collection period all sums on deposit in the floor income rebate account during the previous collection period will be withdrawn and included in available funds on such date.

ADMINISTRATION OF THE TRUST

Distributions

Sallie Mae, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account, floor income rebate account and, to the extent required, the reserve account and the capitalized interest account on each [monthly allocation date and/or] distribution date[, as applicable].  Available funds will be applied on each applicable distribution date generally as shown in the chart on the following page of this prospectus supplement.

See “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of distributions. The class A noteholders’ principal distribution amount, as shown in the chart on the following page, will be distributed as described under “Description of the Notes —Distributions” in this prospectus supplement.

DISTRIBUTION DATE CASHFLOWS

Collection Account
1st
[MASTER] SERVICER
(Primary Servicing Fee)
2nd
ADMINISTRATOR
(Administration Fee)
3rd
SWAP COUNTERPARTIES
(Trust Swap Payments)
4th
CLASS A NOTEHOLDERS
(Class A Noteholders' Interest Distribution Amount)
SWAP COUNTERPARTIES
(Certain Swap Termination Payments, if any)
5th
CLASS B NOTEHOLDERS
(Class B Noteholders' Interest Distribution Amount)
6th
CLASS A-1 and A-2 NOTEHOLDERS
(Class A Noteholders' Principal Distribution Amount)
(to the class A-1 notes and class A-2 notes, in that order, until paid in full)
7th
CLASS B NOTEHOLDERS
(Class B Noteholders' Principal Distribution Amount)
8th
RESERVE ACCOUNT
(Amount, if any, necessary to reinstate the reserve account balance to the Specified Reserve Account Balance)
9th
INDENTURE TRUSTEE
(Any unpaid fees and expenses including without limitation any indemnity amounts, to the extent such amounts have not been paid by the administrator)
10th
[MASTER] SERVICER
(Carryover Servicing Fee, if any)
11th
SWAP COUNTERPARTIES
(Remaining Swap Termination Payments, if any)
12th
POTENTIAL FUTURE CAP COUNTERPARTIES
(Trust Cap Payments, if any)
13th
NOTEHOLDERS
(Additional Principal Distribution Amount, if any)
14th
EXCESS DISTRIBUTION CERTIFICATEHOLDER
(Any Remaining Amounts)

Transfer of the Assets to the Trust

Under a sale agreement, the depositor will sell the initial trust student loans to the trust.  Additional trust student loans, if any, will be sold by the depositor to the trust under additional sale agreements, each of which will be executed pursuant to the terms of the original sale agreement.  The eligible lender trustee will hold legal title to the trust student loans on behalf of the trust.

If the depositor breaches a representation under the initial sale agreement regarding an initial trust student loan or an additional sale agreement regarding an additional trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

Each seller will have similar obligations under the purchase agreements.  See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the base prospectus.

Servicing of the Assets

Under a servicing agreement, Sallie Mae, Inc., as [master servicer, will oversee the subservicer’s performance of its servicing obligations with respect to the trust student loans.  Under a subservicing agreement, [______________], as subservicer] [servicer], will be responsible for servicing, maintaining custody of and making collections on the trust student loans.  It will also bill and collect payments from the guaranty agencies and the Department of Education.  [The subservicer may resign at any time upon 180 days written notice.  In the event that the subservicer resigns, the master servicer will either appoint a new subservicer or will take over servicing of the trust student loans.]  See “Servicing and Administration—Servicing Procedures” and “—Administration Agreement” in the base prospectus.  Under some circumstances, the [master] servicer may transfer its obligations as [master] servicer.  See “Servicing and Administration—Matters Regarding the Servicer” in the base prospectus.

If the [master] servicer [subservicer] breaches a covenant under the [servicing] [subservicing] agreement regarding a trust student loan, generally, [the master servicer will cause the subservicer] [it will have] to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach.  See “The Trust Student Loan Pool—Insurance of Trust Student Loans; Guarantors of Trust Student Loans” in this prospectus supplement.

[The master servicer shall remain obligated and be liable to the issuer, the eligible lender trustee, the indenture trustee and the noteholders for the servicing and administration of the trust student loans in accordance with the provisions of the servicing agreement without diminution of such obligation and liability by virtue of the appointment of the subservicer and to the same extent and under the same terms and conditions as if the master servicer alone were servicing and administering the trust student loans.]

Compensation of the [Master] Servicer

The [master] servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to 1/12 of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans.

The primary servicing fee will be payable in arrears out of available funds and amounts on deposit in the collection account, the capitalized interest account and the reserve account on each [monthly allocation date or] distribution date[, as applicable,] beginning in _____ 20__.  The fee paid in each month is calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month.  Primary servicing fees due and payable to the [master] servicer will include amounts from any prior [monthly allocation dates or] distribution dates[, as applicable,] that remain unpaid.

The carryover servicing fee will be payable to the [master] servicer on each distribution date out of available funds.

The carryover servicing fee is the sum of:

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the amount of specified increases in the costs incurred by the [master] servicer;

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the amount of specified conversion, transfer and removal fees;

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any amounts described in the first two bullets that remain unpaid from prior [monthly allocation dates or] distribution dates[, as applicable]; and

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interest on any unpaid amounts.

[All amounts due and owed to the subservicer under the subservicing agreement will be paid by the master servicer and will not be obligations of the trust.]

See “Description of the Notes—Servicing Compensation” in this prospectus supplement.

TERMINATION OF THE TRUST

The trust will terminate upon:

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the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

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the payment of all amounts required to be paid to the noteholders.

See “The Student Loan Pools—Termination” in the base prospectus.

Optional Purchase

The [master] servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date on which the pool balance is 10% or less of the initial pool balance.

The exercise of this purchase option will result in the early retirement of the remaining notes.  The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

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pay to noteholders the interest payable on the related distribution date;

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pay any amounts that would be due and owing to a swap counterparty if the related swap agreement were terminated at such time; and

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reduce the outstanding principal amount of the notes on the related distribution date to zero.

See “The Student Loan Pools—Termination” in the base prospectus.

In addition to the optional purchase right described above, the [master] servicer also will have an option, but not the obligation, to purchase any trust student loan on any date; provided that the [master] servicer may not purchase trust student loans if the aggregate, cumulative principal balance thereof (at the time of purchase) exceeds 2% of the initial pool balance.  The purchase price for any trust student loans purchased by the [master] servicer using this option will be equal to the outstanding principal amount of such trust student loans plus accrued and unpaid interest through the date of purchase.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

The trust auction date will be the third business day before the related distribution date.  An auction will be consummated only if the [master] servicer has first waived its optional right to purchase all of the remaining trust student loans as described above.  The master servicer will waive its option to purchase all of the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the [master] servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

●

the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the [master] servicer as carryover servicing fees); or

●

the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale.  The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, which may include an underwriter of the notes or the administrator, to determine if the fair market value of the trust student loans has been offered.  See “The Student Loan Pools—Termination” in the base prospectus.

The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the [master] servicer’s waiver of its option to purchase all of the remaining trust student loans.  The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal.

See “The Student Loan Pools—Termination” in the base prospectus.

SWAP AGREEMENT[S]

The trust will enter into [an] [one or more] interest rate swap agreement[s] as of the closing date with [______] and [______], to hedge the basis risk that results from the payment of a fixed rate of interest to the class A-2 noteholders.

Under each interest rate swap agreement, the swap counterparty will pay to the trust, on or before the third business day preceding each distribution date, the fixed rate of interest for the class A-2 notes.

For each distribution date, the trust will pay to each swap counterparty from the collection account and, if necessary, the capitalized interest account and the reserve account, prior to interest payments on the notes, an amount based upon [____]-month LIBOR, determined in the same manner as applies to the notes.

Each interest rate swap agreement will terminate on the earliest to occur of: (i) the distribution date on which the outstanding principal balance of class A-2 notes is reduced to zero; or (ii) the maturity date of the class A-2 notes.

See “Swap Agreement[s]” in this prospectus supplement.

EXCESS DISTRIBUTION CERTIFICATEHOLDER

Under the trust agreement, the trust will also issue an excess distribution certificate to the depositor.  This excess distribution certificate will represent the ownership of the residual interest in the trust.  The depositor intends to transfer the excess distribution certificate to SLM ECFC.  At any time thereafter, SLM ECFC may transfer ownership of the excess distribution certificate to another affiliate of SLM Corporation and/or it may be sold to an unaffiliated third party.

Distributions on the Excess Distribution Certificate.  The excess distribution certificate will not bear interest and will not have a principal balance.  In general, distributions on the excess distribution certificate will be made only after all of the notes have received all amounts due on a distribution date.  See “—Principal Distributions” above and “Description of the Notes—Distributions” in this prospectus supplement.

TAX CONSIDERATIONS

Subject to important considerations described in the base prospectus:

●

In the opinion of federal tax counsel for the trust, the notes will be characterized as debt for federal income tax purposes.

●

In the opinion of federal tax counsel for the trust, the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

●

In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes and noteholders who are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of notes.

See “U.S. Federal Income Tax Consequences” in this prospectus supplement and in the base prospectus.

ERISA CONSIDERATIONS

Subject to important considerations and conditions described in this prospectus supplement and the base prospectus, the notes may, in general, be purchased by or on behalf of an employee benefit plan or other retirement arrangement, including an insurance company general account, only if:

●

an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase or holding of the notes and the trust’s entering into each interest rate swap agreement will not result in a non-exempt prohibited transaction; and

●

the purchase or holding of the notes and the trust’s entering into each interest rate swap agreement will not cause a non-exempt violation of any substantially similar federal, state, local or foreign laws.

Each fiduciary who purchases a note will be deemed to represent that an exemption exists and applies to it and that no non-exempt violations of any substantially similar laws will occur.

See “ERISA Considerations” in this prospectus supplement and the base prospectus for additional information concerning the application of ERISA.

RATINGS OF THE NOTES

The notes are required to be rated as follows:

●

Class A notes: Highest rating category from at least two of Fitch, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”), and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc (“S&P”).

●

Class B notes: One of the two highest rating categories from at least two of Fitch, Moody’s and S&P.

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity.  See “Ratings of the Notes” in this prospectus supplement.

LISTING INFORMATION

Application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.  We cannot assure you that the application will be granted.  You should consult with [______________], the Luxembourg listing agent for the notes, to determine their status.  You can contact the listing agent at 2 Boulevard Konrad Adenauer L-1115, Luxembourg. So long as the notes are listed on the Luxembourg Stock Exchange, and its rules so require, notices relating to the notes, including if the spread to month LIBOR applicable to the notes is changed or if the notes are delisted, will be published in a leading newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort and/or on the Luxembourg Stock Exchange’s website at: http://www.bourse.lu.

The notes have been accepted for clearing and settlement through Clearstream, Luxembourg and Euroclear.

RISK FACTORS

Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the base prospectus under “Risk Factors.”

IDENTIFICATION NUMBERS

The notes will have the following CUSIP Number, ISIN and European Common Code:

CUSIP Numbers:

●

Class A-1 Notes:

●

Class A-2 Notes:

●

Class B Notes:

International Securities Identification Numbers (ISIN):

●

Class A-1 Notes:

●

Class A-2 Notes:

●

Class B Notes:

European Common Codes:

●

Class A-1 Notes:

●

Class A-2 Notes:

●

Class B Notes:

RISK FACTORS

You should carefully consider the following factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes.  Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note.  The base prospectus describes additional risk factors that you should also consider beginning on page [__] of the base prospectus.  These risk factors could affect your investment in or return on the notes.

The Notes Are Not Suitable Investments For All Investors

The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of an investment, as well as the interaction of these factors.

Subordination Of The Class B Notes And Sequential Payment Of The Notes Result In A Greater Risk Of Loss	Holders of class B notes and, to a lesser extent, holders of class A-2 notes, bear a greater risk of loss than do holders of class A-1 notes because:
• distributions of principal on any class A-2 notes will be made only after the class A-1 notes have been paid in full; and

•

distributions of interest on the class B notes will be subordinate to the payment of interest and, to the extent described in this prospectus supplement under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes”, payments of principal on the class A notes.  Distributions of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes; and

• no principal will be paid to the class B noteholders until all principal due to the class A noteholders has been paid in full.

Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of Payment Of Interest And The Timing Of Principal Payments On The Class B Notes May Change Due To The Variability Of Cashflows

Interest on the class B notes generally will be paid prior to principal on the class A notes. However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, including accrued interest thereon that is expected to be capitalized, and amounts then on deposit in the capitalized interest account (after any distributions of interest from that account) and in the reserve account in excess of the specified reserve account balance, would be less than the outstanding principal balance of the class A notes, interest on the class B notes will be subordinated to the payment of principal on the class A notes on that distribution date.

Principal on the class B notes will not begin to be paid until the principal on the class A notes is paid in full.  Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes.  Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal and/or interest on the class B notes.

Certain Credit And Liquidity Enhancement Features Are Limited And If They Are Depleted, There May Be Shortfalls In Distributions To Noteholders

Certain credit and liquidity enhancement features, including the reserve account and the capitalized interest account, are limited in amount.  In addition, the capitalized interest account will not be replenished, is available for a limited duration and will not be extended.  In certain circumstances, if there is a shortfall in available funds, such amounts may be depleted.  This depletion could result in shortfalls and delays in distributions to noteholders.

The Characteristics Of The Trust Student Loans May Change

The statistical information in this prospectus supplement reflects only the characteristics of the initial trust student loans as of the statistical cutoff date. The initial trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the initial trust student loans, as of the statistical cutoff date, due to payments received on and other changes in these loans that occur during the period from the statistical cutoff date to the closing date. We do not expect the characteristics of the initial trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the initial trust student loans as of the statistical cutoff date.

However, in making your investment decision, you should assume that the actual characteristics of the trust student loans will vary somewhat from the characteristics of the initial trust student loans presented in this prospectus supplement as of the statistical cutoff date.

Further, certain characteristics of the final pool of trust student loans may vary from the characteristics of the initial pool of trust student loans described in this prospectus supplement due to the acquisition of additional trust student loans during the supplemental purchase period.  The only requirement limiting the purchase of additional trust student loans by the trust is that each such trust student loan must satisfy the eligibility criteria described under “The Trust Student Loan Pool” in this prospectus supplement at the time of its sale to the trust.

Your Notes Will Have Basis Risk And The Swap Agreement[s] Do Not Eliminate All Of This Basis Risk, Which Could Compromise The Trust’s Ability To Pay Principal And Interest On Your Notes

The trust will enter into [an] [one or more] interest rate swap agreement[s] with [______] and [______].  Each swap agreement is intended to mitigate the basis risk associated with the notes.  Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans either adjust on the basis of certain indices or are fixed and the interest rates of the notes adjust on the basis of a different index or adjust on different dates than the trust student loans.  If a shortfall were to occur, the trust’s ability to pay principal and/or interest on your notes could be compromised.  See “Annex A—Characteristics of the Trust Student Loan Pool—Composition of the Trust Student Loans as of the Statistical Cutoff Date” which specifies the percentages of trust student loans that adjust based on the prime rate, the 91-day Treasury bill rate or LIBOR, or that bear a fixed rate, as applicable.

The notional amount of each swap agreement will equal the aggregate principal balance of the prime rate-based trust student loans that are reset monthly, as determined periodically.  The notional amount of each swap agreement does not include the principal balances of the fixed rate-based, the T-bill rate-based or the other types of prime rate-based trust student loans. Consequently you must rely on other forms of credit enhancement, to the extent available, to mitigate that portion of the basis risk not covered by each swap agreement.

Each swap agreement is scheduled to terminate, by its terms, on the earliest to occur of: (i) the distribution date on which the outstanding principal balance of class A-2 notes is reduced to zero; or (ii) the maturity date of the class A-2 notes.  In addition, an early termination of a swap agreement may occur upon the occurrence of certain events.  See “Swap Agreement—Default Under the Swap Agreement” and “—Termination Events.”

Upon the early termination of a swap agreement, you cannot be certain that the trust will be able to enter into a substitute swap agreement.  In addition, the trust will not enter into any substitute swap agreement after the related swap agreement terminates on the earliest to occur of: (i) the distribution date on which the outstanding principal balance of class A-2 notes is reduced to zero; or (ii) the maturity date of the class A-2 notes.  In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the basis risk associated with the notes.

Any Inability Of The Trust To Acquire Additional Trust Student Loans Would Likely Cause You To Receive An Accelerated Principal Distribution

The trust intends to purchase additional trust student loans from the depositor during the supplemental purchase period.  The depositor will acquire these additional trust student loans from one or more of the sellers.

While the sellers intend to use their best efforts to sell additional trust student loans to the depositor, no seller is required to sell additional trust student loans to the depositor and no assurance can be given that the sellers will have sufficient eligible student loans available to enable the trust to use all amounts on deposit in the supplemental purchase account.  If any such funds are not used by the trust to purchase additional trust student loans by the required time, such remaining amounts will become part of available funds on the next distribution date and will result in a full or partial principal payment to the notes.  This could shorten the weighted average life of your notes.  If your notes are prepaid, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.

Certain Actions Can Be Taken Without Noteholder Approval

The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of a confirmation from each of the rating agencies that the then-current ratings assigned by the rating agencies then rating the notes will not be impaired by those actions. In addition, the indenture provides that following an event of default, the requisite amount of class A notes will be able to accelerate the notes or enforce other remedies without the consent of the class B noteholders.

The Bankruptcy Of The [Master] Servicer [Or Subservicer] Could Delay The Appointment Of A Successor [Master] Servicer [Or Subservicer] Or Reduce Payments On Your Notes

In the event of default by the [master] servicer [or subservicer] resulting solely from certain events of insolvency or the bankruptcy of the [master] servicer [or subservicer], a court, conservator, receiver or liquidator may have the power to prevent either the [master] servicer, indenture trustee or the noteholders, as applicable, from appointing a successor master servicer [or prevent the [master] servicer from appointing a successor subservicer or from servicing the trust student loans itself, as the case may be,] and delays in the collection of payments on the related trust student loans may occur.  Any delay in the collection of payments on the affected trust student loans may delay or reduce payments to noteholders.

The Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military Service

The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans.  Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws.  As a result, there may be unanticipated delays in payment and losses on the trust student loans.

[Timely Payments On Your Notes Relies In Part On The Servicing Ability Of The Subservicer]

[Although the master servicer is obligated to cause the trust student loans to be serviced in accordance with the terms of the transaction documents, the timing of payments on the trust student loans will be directly affected by the ability of the subservicer to adequately service the trust student loans.  Maintenance of the guarantor’s guarantee obligations and the Department of Education’s reinsurance obligations with respect to the trust student loans is dependent on the subservicer’s compliance with federal regulations.  If the subservicer defaults on its obligations and is terminated, the timing of payments on the trust student loans will depend on the ability of the master servicer to service the trust student loans or to find an alternative subservicer to service the trust student loans and you may suffer a delay in the timing of payments on your notes until any transfer of servicing is completed or effective.]

[The Use of a Subservicer May Make It More Difficult To Find A Successor Master Servicer]

[The master servicer or any successor master servicer may only terminate a subservicer for cause or by paying a deconversion fee.  Moreover, the successor master servicer will be responsible for any breaches by the subservicer under the subservicing agreement.  As a result, if necessary, it may be more difficult to find a successor master servicer due to the use of a subservicer.  Any delay in finding a successor master servicer may cause the market value and liquidity of your notes to decline and cause you to suffer a loss on your investment.]

[Retention Of The Class B Notes By The Depositor Or An Affiliate May Reduce The Liquidity Of The Class B Notes]

[Although [all] [a portion] of the class B notes will initially be retained by the depositor or an affiliate, all or a portion of the class B notes could be subsequently sold in the secondary market at varying prices from time to time.  Accordingly, if a portion of the retained class B notes is sold, the market for the class B notes may be less liquid than would otherwise be the case.  Furthermore, if additional portions of the retained class B notes are sold in the secondary market, demand and market price for the class B notes already in the market could be adversely affected.]

Your Ability To Sell Your Notes May Be Limited

Despite the recent federal market intervention and programs, the current period of general market illiquidity may continue or even worsen and may adversely affect the secondary market for your notes.  Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

DEFINED TERMS

In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in bold face on their first use and in initial capital letters in all cases.

FORMATION OF THE TRUST

The Trust

SLM Student Loan Trust 20[__]-[__] is a statutory trust newly formed in accordance with Delaware law on ________ __, 20__, under a trust agreement dated as of ________ __, 20__.  The trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement to be dated as of the closing date among the depositor, the eligible lender trustee, the Delaware trustee and the indenture trustee.  We refer to the trust agreement and the amended and restated trust agreement together as the “trust agreement.”

After its formation, the trust will not engage in any activity other than:

●

acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

●

issuing the notes;

●

making payments on the notes;

●

entering into each swap agreement and making the required payments set forth therein;

●

entering into any potential future interest rate cap agreement at the direction of the administrator from time to time and making the payments, including any upfront payments, required thereunder; and

●

engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

The trust was initially capitalized with nominal equity of $100, excluding any amounts to be deposited by the trust into the reserve account, the capitalized interest account, the supplemental purchase account and the collection account. The depositor will use the net proceeds from the sale of the notes to pay to the trust the amounts to be deposited by the trust into the reserve account, the capitalized interest account, the supplemental purchase account and the collection account.  The trust will purchase the initial trust student loans from the depositor under a sale agreement to be dated as of the closing date, among the depositor, the trust and the eligible lender trustee.  The trust will purchase any additional trust student loans under one or more additional sale agreements to be entered into with the depositor pursuant to the terms of the initial sale agreement.  On the closing date, the depositor will use the net proceeds it receives from the sale of the initial trust student loans to the trust to pay the sellers the respective purchase prices for the initial trust student loans acquired from them under the purchase agreements.  Additional trust student loans may be purchased by the depositor from any of the sellers during the supplemental purchase period only to the extent there are sufficient funds on deposit in the supplemental purchase account.

The property of the trust will consist of:

●

the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

●

all funds collected on the trust student loans, including any special allowance payments and interest subsidy payments, on or after the applicable cutoff date;

●

all moneys and investments from time to time on deposit in the Trust Accounts;

●

its rights under each swap agreement and the related documents;

●

its rights under any interest rate cap agreement entered into from time to time and the related documents;

●

its rights under the transfer and servicing agreements, including the right to require the applicable seller, the depositor or the [master] servicer to repurchase trust student loans from it or to substitute student loans under certain conditions; and

●

its rights under the guarantee agreements with the guarantors.

The sections “Transfer and Servicing Agreements,” “Servicing and Administration” and “The Notes” in the base prospectus contain descriptions of the material provisions of the transaction documents.

The notes will be secured by the property of the trust.  The Trust Accounts will be established and maintained in the name of the indenture trustee for the benefit of the noteholders.  To facilitate servicing and to minimize administrative burden and expense, the [master] servicer will [appoint the subservicer] [act] as custodian of the promissory notes representing the trust student loans and other related documents.

The trust’s principal offices are in [______________], in care of [______________], as eligible lender trustee, at its address shown below.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the securities had taken place on that date:

Floating Rate Class A-1 Student Loan-Backed Notes	$
Fixed Rate Class A-2 Student Loan-Backed Notes	$
Floating Rate Class B Student Loan-Backed Notes
Equity	100
Total	$

Eligible Lender Trustee

The eligible lender trustee is [______________].  It maintains a trust address at [______________].  [______________] has been, and currently is, serving as eligible lender trustee for numerous securitization transactions and programs involving pools of student loan receivables.  [______________] is one of the largest corporate trust providers of trust services in securitization transactions.

[______________] has provided the information in the prior paragraph.  Other than the prior paragraph, [______________] has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the base prospectus.

The eligible lender trustee will acquire on behalf of the trust legal title to all the initial trust student loans purchased on the closing date and any additional trust student loans acquired during the supplemental purchase period.  The eligible lender trustee, on behalf of the trust, has entered into separate guarantee agreements with the guaranty agencies described in this prospectus supplement with respect to the trust student loans.  The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements.  Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans.  See “Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions” in the base prospectus.

The eligible lender trustee will act on behalf of the excess distribution certificateholder and represent and exercise the rights and interests of the excess distribution certificateholder under the trust agreement.  Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.

The liability of the eligible lender trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement and sale agreement.  The eligible lender trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The eligible lender trustee will be entitled to be indemnified by the administrator for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  See “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the base prospectus.  Affiliates of the depositor maintain banking relations with the eligible lender trustee.

The eligible lender trustee may resign at any time. The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as eligible lender trustee.  In the event of such a resignation or removal, the administrator will appoint a successor.  The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the successor trustee, the depositor will be responsible for the payment of such expenses.

Delaware Trustee

[______________] will be the Delaware trustee under the trust agreement.  The Delaware trustee will act in the capacities required for a Delaware trust under the Delaware Statutory Trust Act.  [______________] is a [Delaware banking corporation] with its principal place of business located at [______________].  [______________] has and is currently serving as Delaware trustee for numerous securitization transactions and programs involving pools of student loan receivables.

[______________] has provided the information in the prior paragraph for purposes of complying with Regulation AB.  Other than the prior paragraph, [______________] has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the base prospectus.

The liability of the Delaware trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement.  The Delaware trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The Delaware trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the trust agreement.  See “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the base prospectus.  The depositor and its affiliates maintain banking relations with the Delaware trustee and/or its affiliates.

The Delaware trustee may resign at any time.  The administrator may also remove the Delaware trustee if it becomes insolvent or ceases to be eligible to continue as Delaware trustee.  In the event of such a resignation or removal, the administrator will appoint a successor.  The resignation or removal of the Delaware trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  To the extent expenses incurred in connection with the replacement of the Delaware trustee are not paid by the successor trustee, the depositor will be responsible for the payment of such expenses.

Indenture Trustee

The trust will issue the notes under an indenture to be dated as of the closing date.  Under the indenture, [______________] will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes.  [______________] is the indenture trustee.  Its address is [______________].  [______________] has acted as trustee on numerous asset-backed securities transactions involving pools of student loans, including as of ________ __, 20__, approximately [___] previous asset-backed securities transactions involving federally-insured student loans that were sponsored by Sallie Mae.

Affiliates of the depositor maintain customary banking relations on arms-length terms with the indenture trustee.

The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.

[The Subservicer]

[We obtained the information in this section from the subservicer.  None of the depositor, the sellers or the underwriters has audited or independently verified this information for accuracy or completeness.

General.  [______________] will act as subservicer for the trust.  [ Not all transactions may have a subservicer.  Disclosure regarding a particular subervicers’s prior experience to be provided by the applicable subservicer, and included in the applicable prospectus supplement.]

USE OF PROCEEDS

The trust will purchase the initial trust student loans from the depositor under the initial sale agreement in exchange for the issuance of the notes and the issuance of the excess distribution certificate to the depositor.

The depositor will use the net proceeds from the sale of the notes to the underwriters to pay to the trust the initial deposits to the collection account, the capitalized interest account, the supplemental purchase account and the reserve account.

The depositor will then use the proceeds paid to the depositor by the underwriters to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.  Expenses to be paid by the depositor are estimated to be $[________].

THE TRUST STUDENT LOAN POOL

General

The eligible lender trustee, on behalf of the trust, will purchase the pool of initial trust student loans from the depositor on the closing date, and the trust will be entitled to collections on and proceeds of the initial trust student loans on and after that date.

Eligible Trust Student Loans

The initial trust student loans were selected from the portfolio of student loans owned by one or more of SLM ECFC, Bluemont Funding, Town Center Funding, Town Hall Funding, VL Funding and [_____] (each, a “seller”) or their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date, to be specified at the time of its sale to the trust):

●

is a [consolidation loan made under the FFELP] [FFELP loan] that is guaranteed as to at least (1) 100% with respect to trust student loans with an initial date of disbursement prior to October 1, 1993, (2) 98% with respect to trust student loans with an initial date of disbursement prior to July 1, 2006 and on or after October 1, 1993 or (3) 97% with respect to trust student loans with an initial date of disbursement on or after July 1, 2006, of its principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

●

contains terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

●

is fully disbursed;

●

is not more than [___] days past due;

●

[is serviced by [subservicer]];

●

does not have a borrower who is noted in the related records of the [master] servicer [subservicer] as being currently involved in a bankruptcy proceeding; and

●

has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

Each additional trust student loan will be selected from portfolios of student loans owned by one of the sellers or an affiliate by employing the criteria listed above (as of the related subsequent cutoff date).

No trust student loan as of the applicable cutoff date was or will be subject to any prior obligation to sell that loan to a third party.

The depositor expects that any additional trust student loans, acquired by the trust following the closing date and prior to the end of the supplemental purchase period will have been sold to the depositor by a seller or one of their affiliates, and such student loans will be owned by a seller, and will be student loans that are eligible to be sold to the trust.  Concurrently with the acquisition of any eligible student loans from a seller, the depositor will sell those loans directly to the trust.  During the supplemental purchase period, the purchase of eligible student loans by the depositor and in turn by the trust will be funded by means of a transfer of amounts on deposit in the supplemental purchase account, as described in this prospectus supplement.

Additional Sellers

Bluemont Funding LLC.  Bluemont Funding LLC is a Delaware limited liability company whose sole member is SLM Education Credit Finance Corporation.  We sometimes refer to Bluemont Funding LLC as Bluemont Funding.  Bluemont Funding was formed on January 17, 2008.  Bluemont Funding is a limited purpose, bankruptcy-remote entity formed to purchase education loans, whether originated under the FFELP or other private credit student loan programs, for re-sale in various securitization transactions.  Sallie Mae, Inc. master services all loans owned by Bluemont Funding that may be sold to the trust.  [______________], acts as interim eligible lender trustee on behalf of Bluemont Funding.

Town Center Funding LLC.  Town Center Funding LLC is a Delaware limited liability company whose sole member is SLM Education Credit Finance Corporation.  We sometimes refer to Town Center Funding LLC as Town Center Funding.  Town Center Funding was formed on January 17, 2008.  Town Center Funding is a limited purpose, bankruptcy-remote entity formed to purchase education loans, whether originated under the FFELP or other private credit student loan programs, for re-sale in various securitization transactions.  Sallie Mae, Inc. master services all loans owned by Town Center Funding that may be sold to the trust.  [______________], acts as interim eligible lender trustee on behalf of Town Center Funding.

Town Hall Funding LLC.  Town Hall Funding LLC is a Delaware limited liability company whose sole member is SLM Education Credit Finance Corporation.  We sometimes refer to Town Hall Funding LLC as Town Hall Funding.  Town Hall Funding was formed on January 17, 2008.  Town Hall Funding is a limited purpose, bankruptcy-remote entity formed to purchase education loans, whether originated under the FFELP or other private credit student loan programs, for re-sale in various securitization transactions.  Sallie Mae, Inc. master services all loans owned by Town Hall Funding that may be sold to the trust.  [______________], acts as interim eligible lender trustee on behalf of Town Hall Funding.

VL Funding LLC.  VL Funding LLC is a Delaware limited liability company whose sole member is SLM ECFC.  We sometimes refer to VL Funding LLC as VL Funding.  VL Funding was formed on June 22, 2000.  VL Funding is a limited purpose, bankruptcy-remote entity formed to purchase education loans for re-sale in various securitization transactions.  Sallie Mae, Inc. master services all loans owned by VL Funding that may be sold to the trust.  [______________], acts as interim eligible lender trustee on behalf of VL Funding.

[ADDITIONAL AFFILIATED SPE SELLER DISCLOSURE TO BE ADDED IF APPLICABLE]

Certain Expenses

Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the trust (including the expenses of accountants, underwriters and rating agencies) are paid by Sallie Mae, Inc. and/or the depositor.  Such expenses are not paid from proceeds of the sale of the notes.

Characteristics of the Initial Trust Student Loans

The tables contained in Annex A to this prospectus supplement provide a description of specified characteristics of the initial trust student loans as of the statistical cutoff date.  The aggregate outstanding principal balance of the initial trust student loans in each of the tables in Annex A includes the principal balance due from borrowers plus accrued interest to be capitalized of $[________] as of the statistical cutoff date.

Unless otherwise specified, all information with respect to the initial trust student loans presented in this prospectus supplement or in Annex A is as of ________ __, 20__, which is the statistical cutoff date.

Following the sale of additional trust student loans during the supplemental purchase period to the eligible lender trustee, on behalf of the trust, the aggregate characteristics of the final pool of trust student loans may vary from those shown in Annex A for the initial pool of trust student loans.  If the aggregate characteristics of the final pool of trust student loans are materially different from those shown in Annex A, updated information will be provided in the first quarterly servicing report provided by the administrator for the period in which the supplemental purchase period ends.

Insurance of Trust Student Loans; Guarantors of Trust Student Loans

In general, disbursed student loans are guaranteed by the applicable guarantor, and reinsured against default by the Department of Education.  The percentage of the guarantee is based upon the date of disbursement of the student loans as follows:

Disbursement Date	Percentage Guaranteed
Prior to October 1, 1993	100%
On or after October 1, 1993 but before July 1, 2006	98%
On or after July 1, 2006	97%

No insurance premium is charged to a borrower or a lender in connection with a consolidation loan.  However, FFELP lenders must pay a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999.  The trust will pay this consolidation loan rebate fee prior to calculating Available Funds.

The eligible lender trustee has entered into a separate guarantee agreement with the guaranty agencies listed on page A-[__] in Annex A to this prospectus supplement, under which the guarantors have agreed to guarantee the trust student loans.

Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guaranty agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guaranty agency.  However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above.  We cannot assure you that the Department of Education would ever make that determination with respect to a guaranty agency or, if that determination were made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner.  See “Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP” in the base prospectus.

The table on page A-[__] of Annex A to this prospectus supplement provides information with respect to the applicable percentage by outstanding principal balance of the initial trust student loans guaranteed by each guarantor.

Some historical information about the guaranty agencies that guarantee trust student loans comprising at least 10% of the initial trust student loans by outstanding principal balance as of the statistical cutoff date is also provided beginning on page A-[__] in Annex A to this prospectus supplement.  For purposes of the tables in Annex A, we refer to these guaranty agencies as the Significant Guarantors.

The Department of Education is required to make reinsurance payments to guarantors with respect to consolidation FFELP loans in default.  This requirement is subject to specified reductions when the guarantor’s claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of consolidation FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year.  See “Appendix A—Federal Family Education Loan Program” to the base prospectus.

A guaranty agency’s guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the related guarantee agreement.  These conditions include, but are not limited to, the following:

●

the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guaranty agency’s rules and other applicable requirements;

●

the timely payment to the guaranty agency of the guarantee fee payable on the trust student loan; and

●

the timely submission to the guaranty agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guaranty agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

Prospective investors may consult the Department of Education Data Books for further information concerning guarantors.

Cure Period for Trust Student Loans

The sellers, the depositor, the [master] servicer [or the subservicer], as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured.  For purposes of trust student loans the cure period will be 210 days.  However, in the case of breaches that may be cured by the reinstatement of the guarantor’s guarantee of the trust student loan, the cure period will be 360 days.  In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the [master] servicer’s [subservicer’s] receipt of the guarantor reject transmittal form with respect to the trust student loan.  The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the [master] servicer [subservicer] or for which the [master] servicer [subservicer] determines that claims cannot be filed pursuant to the Higher Education Act as a result of that breach exceeds 1% of the Pool Balance, then the [master] servicer [subservicer] or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the master servicer or the] indenture trustee , as applicable, affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the Pool Balance.  The trust student loans to be purchased by the [master] servicer [subservicer] or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first.  See “Servicing and Administration—Servicer Covenants” and “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the base prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts

Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department of Education in lump sum form.  These lump sum payments would then be allocated on a loan-by-loan basis among the various trusts using the same lender identification number.

In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guaranty agencies in lump sum form.  In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or guaranty agencies resulting from the eligible lender trustee’s activities in the FFELP.  As a result, if the Department of Education or a guaranty agency were to determine that the eligible lender trustee owes a liability to the Department of Education or a guaranty agency on any student loan included in a trust using the shared lender identification number, the Department of Education or that guaranty agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees, consolidation loan rebate fees or floor income rebates that exceed the interest subsidy and special allowance payments payable by the Department of Education on the loans in the other trusts, resulting in the consolidated payment from the Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the loans in the trust for that quarter.

The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department of Education or a guaranty agency arising from the trust student loans held by the eligible lender trustee on the trust’s behalf.

Third-Party Originators of FFELP Loans

With respect to consolidation loans made under FFELP, the identity of the actual originator of any particular student loan is not material, as the requisite underwriting criteria, if any, are in each case prescribed by provisions of the Higher Education Act or the rules and regulations promulgated thereunder.

DESCRIPTION OF THE NOTES

General

The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement to which this prospectus supplement relates.  The following summary describes some terms of the notes, the indenture, the trust agreement and the swap agreement[s].  The base prospectus describes other terms of the notes.  See “Description of the Notes” and “Additional Information Regarding the Notes” in the base prospectus.  The following summary does not cover every detail and is subject to the provisions of the notes, the indenture, the trust agreement and the swap agreement[s].

The Notes

The Class A Notes

Distributions of Interest.  Interest will accrue on the outstanding principal balance of the class A notes at their respective interest rates.  Interest will accrue during each accrual period and will be payable pro rata to the class A noteholders entitled to distributions on each distribution date based upon the total amount of interest then due on each such class of class A notes.  Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary.  Interest payments on the class A notes entitled to distributions for any applicable distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions).  See “—Distributions” and “—Credit Enhancement” in this prospectus supplement.  If these sources are insufficient to pay the Class A Noteholders’ Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders entitled to distributions on that distribution date, based upon the total amount of interest then due on their respective notes.

Interest will be payable on the LIBOR-based class A-1 notes and the fixed rate class A-2 notes on each distribution date.  The class A-1 notes will bear an annual interest rate equal to the sum of [____]-month LIBOR (except for the first accrual period) and [___]%.

LIBOR for the first accrual period for all classes of LIBOR-based notes will be determined by the following formula:

x + [   /   * (y-x)]

where:

x =    -month LIBOR, and

y =    -month LIBOR.

The administrator will determine [____]-month LIBOR for each accrual period on the second business day before the beginning of that accrual period, as described under “Additional Information Regarding the Notes—Determination of Indices” in the base prospectus.  The first accrual period for the notes will consist of [__] days.

The class A-2 notes will bear an annual fixed rate of interest equal to [___]%.  Interest on the class A-2 notes will accrue daily and will be computed based on a 360-day year consisting of twelve 30-day months.

The first accrual period for the class A-2 notes will begin on the closing date and end on _________, 20[__].  Each accrual period will begin on the [25th] day of the month of the immediately preceding distribution date and end on the [24th] day of the month of the then-current distribution date.

Distributions of Principal.  Principal payments will be made to the class A noteholders on each distribution date in an amount generally equal to the Class A Noteholders’ Principal Distribution Amount for that distribution date, until the principal balance of the class A notes is reduced to zero.

Principal payments on the class A notes will generally be funded from Available Funds and the other sources of funds available for payment described in this prospectus supplement (subject to all prior required distributions).  See “—Distributions,” “—Credit Enhancement” and “—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.  If these sources are insufficient to pay or allocate the Class A Noteholders' Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable or allocable to the class A noteholders with respect to principal on subsequent distribution dates.

Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

Principal payments generally will be applied on each distribution date in the priorities set forth under “—Distributions” in this prospectus supplement.

However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes and to each swap counterparty (including certain swap termination payments) will be made or set aside for future distribution pro rata, without preference or priority.

The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in “You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control” under “Risk Factors” in the base prospectus.

The Class B Notes

Distributions of Interest.  Interest will accrue on the outstanding principal balance of the class B notes at the class B interest rate.  Interest will accrue during each accrual period and will be payable to the class B noteholders on each distribution date.  Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the class B interest rate.  Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and the other sources of funds available for payment described in this prospectus supplement (subject to all prior required distributions).  See “—Distributions,” “—Credit Enhancement—Reserve Account” and “—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.

Except for the first accrual period, the interest rate for the class B notes will bear an annual interest rate equal to the sum of [____]-month LIBOR and [___]%.  The administrator will determine LIBOR for the class B notes for all accrual periods in the same manner as for the class A notes as described above.

Distributions of Principal.  Principal payments will be made to the class B noteholders on each distribution date after the class A notes have been paid in full, in an amount generally equal to the Class B Noteholders’ Principal Distribution Amount for that distribution date.  Principal payments will generally be funded from Available Funds and the other sources of funds described in this prospectus supplement (subject to all prior required distributions).  Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust.  See “—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.

The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date to the extent of Available Funds.  The actual date on which the outstanding principal and accrued interest of the class B notes is paid may be earlier than their maturity date, based on a variety of factors as described in “You Will Bear Prepayment and Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control” under “Risk Factors” in the base prospectus.

Subordination of the Class B Notes.  On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and amounts, if any, due to a swap counterparty for trust swap payments, and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes and amounts, if any, due to a swap counterparty for trust swap payments.  Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee and the administration fee and, through the ______ 20__ distribution date, amounts on deposit in the capitalized interest account, will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on that distribution date until the class A notes have received the Class A Noteholders’ Principal Distribution Amount for that distribution date.

Notwithstanding the foregoing, if:

(1)

on any distribution date following distributions under clauses (a) through (g) under “—Distributions—Distributions from the Collection Account” to be made on that distribution date, without giving effect to any payments from the capitalized interest account to the class B noteholders, the outstanding principal balance of the class A notes, would be in excess of:

●

the outstanding principal balance of the trust student loans, plus

●

any accrued interest on the trust student loans as of the last day of the related collection period that is expected to be capitalized, plus

●

the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses (a) through (e) under “—Distributions—Distributions from the Collection Account” below, plus

●

the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (g) under
“—Distributions—Distributions from the Collection Account” below, minus

●

the Specified Reserve Account Balance for that distribution date, or

(2)

an event of default under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date and each applicable subsequent distribution date to the payment of the Class A Noteholders’ Distribution Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount.

Supplemental Purchase Period

During the supplemental purchase period, which is the period beginning on the closing date and ending on ________ __, 20__, the eligible lender trustee, on behalf of the trust, will be permitted to purchase additional trust student loans, to the extent that: (1) they are eligible student loans, (2) they are purchased by the depositor from one of the sellers, and (3) there are sufficient amounts on deposit in the supplemental purchase account.  The supplemental purchase account will be created with an initial deposit by the trust on the closing date of cash or eligible investments.  The initial deposit will equal the excess, if any, of the Pool Balance as of the statistical cutoff date over the Pool Balance as of the closing date, but not to exceed 5% of the Pool Balance as of the statistical cutoff date.  This account will not be replenished.  The eligible lender trustee will have no obligation to determine whether a loan is an eligible student loan.

Subject to the availability of eligible student loans, the applicable seller will have the right to sell to the depositor additional trust student loans, and subject to the availability of funds in the supplemental purchase account, the depositor will purchase such additional trust student loans, to be sold to the trust, at a price equal to 100% of the sum of (i) the outstanding principal balance of each additional trust student loan and (ii) all accrued interest to be capitalized.

As a condition to any sale, all of the additional trust student loans will be required to satisfy the eligibility criteria as described under “The Trust Student Loan Pool” in this prospectus supplement.

The eligible lender trustee, on behalf of the trust, will purchase from the depositor and the depositor will purchase and sell to the eligible lender trustee, on behalf of the trust, all additional trust student loans purchased from the applicable seller immediately following the purchase of such loans.

Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the business day immediately following the end of that period and included as a part of Available Funds for the initial distribution date.

Servicing Compensation

Under the servicing agreement, Sallie Mae, Inc. will act as [master] servicer of all of the trust student loans, [and will enter into a subservicing agreement with [________], which will act as subservicer with respect to the trust student loans.  The trust will be a third-party beneficiary of the subservicing agreement.  The subservicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act.]  See “Transfer and Servicing Agreements—Servicing and Administration—Servicing Procedures” in the base prospectus.

The [master] servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as [master] servicer for the trust.  [The master servicer will oversee the subservicer’s performance of its servicing obligations with respect to the trust student loans.]  The primary servicing fee for any month is equal to 1/12 of an amount not to exceed [___]% of the outstanding principal amount of the trust student loans.  [All amounts due and owing to the subservicer under the subservicing agreement will be paid by the [master] servicer and will not be obligations of the trust.]

The primary servicing fee will be payable in arrears out of available funds and amounts on deposit in the collection account, the capitalized interest account and the reserve account on each [monthly allocation date or] distribution date[, as applicable,] beginning in _____ 20__.  The fee paid in each month is calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month.  Primary servicing fees due and payable to the master servicer will include amounts from any prior [monthly allocation dates or] distribution dates[, as applicable,] that remain unpaid.

The carryover servicing fee is the sum of:

●

the amount of specified increases in the costs incurred by the master servicer;

●

the amount of specified conversion, transfer and removal fees;

●

any amounts described in the first two bullets that remain unpaid from prior [monthly allocation dates or] distribution dates[, as applicable]; and

●

interest on any unpaid amounts.

The carryover servicing fee will be payable to the [master] servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (j) under “—Distributions—Distributions from the Collection Account” in this prospectus supplement.  The carryover servicing fee will be subject to increase as agreed to by the administrator, the indenture trustee and the [master] servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the [master] servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates [(including any such increases resulting in an increase in payments due under any subservicing agreement)].

Distributions

Deposits into the Collection Account.  On the closing date, the trust will make an initial deposit into the collection account of cash or eligible investments equal to $[_________] plus the excess, if any, of the Pool Balance as of the statistical cutoff date over the Pool Balance as of the closing date, to the extent such excess amount is not deposited into the supplemental purchase account.

On or before the business day immediately prior to each distribution date, the [master] servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased from the trust by the sellers, the depositor or the [master] [servicer] [subservicer].

The [master] servicer will deposit all payments on the trust student loans and all proceeds of the trust student loans collected by it [from the subservicer] during each collection period into the collection account within two business days of receipt.  The eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the trust student loans received by it for each collection period into the collection account within two business days of receipt.  See “Servicing and Administration—Payments on Student Loans” in the base prospectus.

[Monthly Distributions from the Collection Account.  On each monthly allocation date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the master servicer the primary servicing fee due for the period from and including the preceding monthly allocation date from amounts on deposit in the collection account.]

Distributions from the Collection Account.  On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “—The Notes—The Class B Notes—Subordination of the Class B Notes” and “—The Notes—The Class A Notes—Distributions of Principal” in this prospectus supplement, to the extent of Available Funds for that distribution date, together with amounts transferred from the capitalized interest account through the _______ 20__ distribution date (with respect to clauses (a) through (e) below for that distribution date), and amounts transferred from the reserve account with respect to that distribution date:

(a)

to the [master] servicer, the primary servicing fee due on that distribution date;

(b)

to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(c)

to each swap counterparty, any swap payments payable to such swap counterparty by the trust under the related swap agreement;

(d)

pro rata, based on the aggregate principal balance of the class A notes and the amount of any swap termination payment due and payable by the trust to each swap counterparty under this item (d):

(1)

to the class A noteholders (other than the class A-2 noteholders), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders' Interest Distribution Amount; and

(2)

to each swap counterparty, the amount of any swap termination payments due to such swap counterparty under the related swap agreement resulting from (i) a termination event or event of default where the trust is the sole affected party or defaulting party, respectively, or (ii) a “Tax Event” or “Illegality” (each as defined in the related swap agreement), irrespective of which party is the affected party; provided, that if any amounts allocable to the notes are not needed to pay the Class A Noteholders' Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to above remaining unpaid;

(e)

to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount based on the amounts payable as Class B Noteholders' Interest Distribution Amount;

(f)

to the class A-1 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

(g)

to each swap counterparty, any remaining Class A Noteholders' Principal Distribution Amount until such swap counterparty has, with respect to principal, been paid the initial principal balance of the class A-2 notes;

(h)

to the Class B noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(i)

to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(j)

to the indenture trustee, the eligible lender trustee and the Delaware trustee, any unpaid fees and expenses, including without limitation any indemnity amounts, to the extent such amounts have not been paid by the administrator;

(k)

to the [master] servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

(l)

to the applicable swap counterparty, the amount of any swap termination payments owed by the trust to such swap counterparty under the related swap agreement and not payable in clause (d) above;

(m)

to the related potential future cap counterparty under any potential future interest rate cap agreement, the amount of any payment due under such potential future interest rate cap agreement;

(n)

in the event the trust student loans are not sold on the earliest possible trust auction date, on each subsequent distribution date, to the class A noteholders, any remaining amounts after application of the preceding clauses, until paid in full;

(o)

in the event the trust student loans are not sold on the earliest possible trust auction date, on each subsequent distribution date, to the class B noteholders, any remaining amounts after application of the preceding clauses, until paid in full; and

(p)

to the excess distribution certificateholder, any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing, the indenture trustee shall be entitled to reimburse itself, the eligible lender trustee and the Delaware trustee for any fees and expenses (including without limitation any indemnity amounts) owed to such parties under the indenture, the interim trust agreements or the trust agreement, as applicable, prior to making any payments under clauses (a) through (p) above, to the extent any fees and expenses of such parties (including without limitation any indemnity amounts) are not reimbursed by the administrator.  Distributions to the indenture trustee, the eligible lender trustee and the Delaware trustee paid from the trust prior to other distributions of Available Funds will not exceed $150,000 per annum in the absence of an event of default under the indenture.  However, in the event that there is an event of default on the notes (with no acceleration of the maturity of the notes) as a result of an uncured default in the observance or performance by the trust of any covenant or agreement, then such payments shall not exceed $150,000 per annum unless and until either an acceleration of the notes has occurred in connection with such event of default or another event of default under the indenture has occurred, in which case the $150,000 per annum cap will not be applicable.

Amounts that would be paid to each swap counterparty pursuant to clauses (c), (d), (g) or (l) above will be determined on the third business day preceding each distribution date and will be paid by the trust to each swap counterparty on the third business day preceding each distribution date.

In the event that a swap termination payment is owed by the trust to a swap counterparty and a replacement swap agreement is procured by the trust under which the replacement swap counterparty makes a payment to the trust, the trust will pay that amount directly to the original swap counterparty to the extent that a payment is owed by the trust to such swap counterparty. If after making that payment, the original swap counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (l) above.

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

After any of the following:

●

an event of default under the indenture relating to the payment of principal on the notes at their maturity date or to the payment of interest on the notes which has resulted in an acceleration of the maturity of the notes,

●

an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the maturity of the notes, or

●

a liquidation of the trust assets following any event of default under the indenture,

the priority of distributions changes.  In particular, payments on the notes on each distribution date following the acceleration of the maturity of the notes as provided above will be made in the following order of priority:

FIRST:

pro rata, to the indenture trustee, for annual fees and any other amounts due and owing under the indenture, and to the eligible lender trustee and Delaware trustee, for annual fees and any other amounts due and owing under the trust agreement (but, in each case, only to the extent not paid by the administrator or the depositor);

SECOND:

to the [master] servicer, the primary servicing fee due on that distribution date;

THIRD:

to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

FOURTH:

to each swap counterparty, any swap payments payable to such swap counterparty by the trust under the related swap agreement;

FIFTH:

pro rata, based on the aggregate principal balance of the notes and the amount of any swap termination payment due and payable by the trust to a swap counterparty under this item (FIFTH):

(a)

to the class A noteholders (other than the class A-2 noteholders), the Class A Noteholders’ Interest Distribution Amount; and

(b)

to each swap counterparty, the amount of any swap termination payments due to such swap counterparty under the swap agreement resulting from (i) a termination event or event of default where the trust is the sole affected party or defaulting party, respectively, or (ii) a “Tax Event” or “Illegality” (each as defined in the swap agreement), irrespective of which party is the affected party; provided, that if any amounts allocable to the notes are not needed to pay the Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to above remaining unpaid;

SIXTH:

pro rata, based on the aggregate principal balance of the class A notes, to the class A noteholders, an amount sufficient to reduce the respective principal balances of the class A notes to zero;

SEVENTH:

to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

EIGHTH:

to the class B noteholders, an amount sufficient to reduce the principal balance of the class B notes to zero;

NINTH:

to the [master] servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

TENTH:

to a swap counterparty, the amount of any swap termination payments owed by the trust to such swap counterparty under the related swap agreement and not payable in item (FIFTH) above;

ELEVENTH:

to the related potential future cap counterparty under any potential future interest rate cap agreement, the amount of any payment due under such potential future interest rate cap agreement; and

TWELFTH:

to the excess distribution certificateholder, any remaining amounts after application of the preceding clauses.

Voting Rights and Remedies

Noteholders will have the voting rights and remedies described in the base prospectus.  The notes will all vote and exercise remedies together as if they were a single class other than with respect to exercising the right to liquidate collateral, in which case the class A notes and class B notes have different rights.  See “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the base prospectus.

Credit Enhancement

Reserve Account.  The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $[______].  The reserve account may be replenished on each distribution date, by deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (h) under “—Distributions—Distributions from the Collection Account” above.

If the market value of securities and cash in the reserve account on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes, any payments owing to each swap counterparty and any carryover servicing fee, these assets will be so applied on that distribution date.

If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, subject to certain limitations, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution on that distribution date.

Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.  Funds will be withdrawn from cash in the reserve account on any distribution date [or, in the case of the payment of any primary servicing fee, on any monthly allocation date], to the extent that the amount of Available Funds and the amount on deposit in the capitalized interest account on that distribution date [or monthly allocation date] is insufficient to pay any of the items specified in clauses (a) through (e) under “—Distributions—Distributions from the Collection Account” above.  These funds also will be withdrawn at maturity of the notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (f) and (h) and, in the case of the final distribution upon termination of the trust, clauses (j), (k), (l), (m), (n), (o) and (p)  under “—Distributions—Distributions from the Collection Account” above.

The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses.  In some circumstances, however, the reserve account could be reduced to zero.  See “Swap Agreement[s]” in this prospectus supplement.  Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees.  Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee on the final distribution upon termination of the trust.

Capitalized Interest Account.  The capitalized interest account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $[______].  The initial deposit will not be replenished.

Amounts held from time to time in the capitalized interest account will be held for the benefit of the class A noteholders and the class B noteholders, as applicable.  If on any distribution date through the _______ 20__ distribution date, the amount of Available Funds is insufficient to pay any of the items specified in clauses (a) through (e) under “—Distributions—Distributions from the Collection Account” above, amounts on deposit in the capitalized interest account on that distribution date will be withdrawn by the indenture trustee to cover such shortfalls, to the extent of funds on deposit therein, and will be allocated in the same order of priority shown under “—Distributions—Distributions from the Collection Account” above.

Funds on deposit in the capitalized interest account on the _______ 20__ distribution date in excess of $10,000,000 will be transferred to the collection account and included as Available Funds on that distribution date.  All funds remaining on deposit in the capitalized interest account on the _______ 20__ distribution date will be transferred to the collection account and included in Available Funds on that distribution date.

The capitalized interest account is intended to enhance the likelihood of timely distributions of interest to the noteholders through the _______ 20__ distribution date.

Subordination of the Class B Notes.  On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on the class A notes.  The subordination of the class B notes provides credit enhancement to the class A notes.  See “—The Notes—The Class B Notes—Subordination of the Class B Notes” above.

Overcollateralization.  On the closing date, the sum of the Initial Pool Balance of the trust and the initial deposits into the capitalized interest account and the reserve account will be approximately [___]% of the aggregate principal balance of the notes.  Overcollateralization is intended to provide credit enhancement for the notes.  In general, the amount of overcollateralization is intended to equal the product of (a) the Overcollateralization Percentage minus 100% and (b) the then current aggregate principal balance of the notes.

Potential Future Interest Rate Cap Agreement

At any time after the closing date, at the direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the “potential future interest rate cap agreement”) with one or more Eligible Cap Counterparties (collectively, the “potential future cap counterparty”) to hedge some or all of the interest rate risk of the notes.  Any potential future interest rate cap agreement would contain customary and usual terms for such derivative agreements.  Any payment due by the trust to a potential future cap counterparty after the closing date would be payable only out of funds payable under clause (m) of “—Distributions—Distributions from the Collection Account” in this prospectus supplement.  Any payments received from a potential future cap counterparty would be included in Available Funds.  The trust will enter into a potential future interest rate cap agreement after the closing date only upon receipt of a written confirmation from each rating agency then rating the notes that such potential future interest rate cap agreement will not result in the downgrading of its then current rating of the notes.  It is not anticipated that the trust would be required to make any payments to any potential future cap counterparty under any potential future interest rate cap agreement other than an upfront payment and, in some circumstances, a termination payment.

Administration Fee

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $[_____] per collection period payable proportionately in arrears on each distribution date.

Swap Agreement[s]

On the closing date, the trust will enter into [an] [one or more] interest rate swap agreement[s] with [__________] and [__________ each of] which is an Eligible Swap Counterparty, to hedge the basis risk that results from the payment of a fixed rate of interest on the class A-2 notes.  The interest rate swap counterpart[y] [ies] will be identified in the final prospectus supplement.  We sometimes refer to the interest rate swap agreement[s, collectively,] as the “swap agreement,” and the interest rate swap counterparty[ies, collectively,], as the “swap counterparty.”

As of the closing date, the Significance Percentage of each swap agreement is [less than 10%] [at least 10% but less than 20%].

[SECTION TO BE MODIFIED BASED UPON THE ACTUAL TERMS OF EACH SWAP AGREEMENT]  The swap agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.

Under each swap agreement, the swap counterparty will make the payments described below to the administrator on behalf of the trust, on or before the third business day preceding each distribution date while the swap agreement is still in effect.

Under each swap agreement, the swap counterparty will pay to the trust an amount equal to the product of:

●

a fixed rate of interest with respect to the class A-2 notes,

●

the outstanding principal balance of the class A-2 notes immediately following the preceding distribution date (or with respect to the first distribution date, the closing date); and

●

a fraction, the numerator of which is 90 (or, with respect to the first distribution date,   ) and the denominator of which is 360.

All amounts received from any swap counterparty will be deposited into the collection account and will become part of Available Funds on the next distribution date.

In exchange for each swap counterparty’s payments under the swap agreement, the trust will pay to such swap counterparty from Available Funds and, if necessary the capitalized interest account and the reserve account, on or before each distribution date while the related swap agreement is still in effect, prior to interest payments on the notes, an amount equal to the product of:

●

a LIBOR-based floating rate of interest (provided that LIBOR for the first accrual period will be determined using the same formula that applies to the LIBOR-based notes);

●

the outstanding principal balance of the related class of notes immediately following the preceding distribution date (or with respect to the first distribution date, the closing date); and

●

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

The payment obligations of the trust and each swap counterparty under the related swap agreement will be netted.

Termination Date.  Each swap agreement will terminate on the earliest to occur of: (i) the distribution date on which the outstanding principal balance of class A-2 notes is reduced to zero; or (ii) the maturity date of the class A-2 notes.  Each swap agreement may terminate earlier than that date if an event of default or termination event occurs.

Modifications and Amendment of the Swap Agreement[s].  The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with written notice to the indenture trustee, to enter into amendments to each swap agreement to cure any ambiguity in, or correct or supplement any provision of the related swap agreement, so long as the administrator determines that the amendment will not adversely affect the interest of the noteholders.

Default Under the Swap Agreement[s].  Events of default under each swap agreement are limited to:

●

the failure of the trust or any swap counterparty to pay or deliver any amount when due under the related swap agreement after giving effect to the applicable grace period;

●

the occurrence of certain events of bankruptcy and insolvency;

●

an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable;

●

an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the trust student loans; and

●

the following other standard events of default under the 1992 ISDA Master Agreement, as modified by the terms of each swap agreement: “Breach of Agreement” (not applicable to the trust), “Credit Support Default”, “Misrepresentation” (not applicable to the trust), “Default Under Specified Transaction” (not applicable to the trust), “Cross-Default” (not applicable to the trust) and “Merger Without Assumption” (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

Termination Events.  Each swap agreement will contain usual and customary termination events, as well as additional termination events.  The additional termination events include (i) the failure of a swap counterparty to comply with certain requirements associated with the downgrade of its credit ratings and (ii) the occurrence of certain other events, in each case as specified in the related swap agreement.

Early Termination of the Swap Agreement[s].  Upon the occurrence of any event of default under a swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date.  The trust may not designate an early termination date without the consent of the administrator.

Upon any early termination of a swap agreement, either the trust or a swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination.  The amount of that termination payment will be based on the value of the swap transaction as computed in accordance with the procedures in the related swap agreement.  In the event that the trust is required to make a termination payment following an event of default or termination event under a swap agreement, the payment will be payable pari passu with the Class A Noteholders’ Interest Distribution Amount unless (i) an event of default occurs with respect to which the related swap counterparty is the defaulting party or (ii) a termination event (other than “Illegality” or a “Tax Event”, as described in Sections 5(b)(i) and 5(b)(ii), respectively, of the 1992 ISDA Master Agreement) or additional termination event occurs with respect to which the related swap counterparty is the sole affected party, in which case such payment will be payable after the payment of certain additional amounts on the related distribution date, as described under “Description of the Notes—Distributions—Distributions from the Collection Account” and “—Priority of Payments Following Certain Events of Default Under the Indenture.”  However, in the event that a termination payment is owed to a swap counterparty following any other event of default by the trust under the related swap agreement, any swap default resulting from a default of a swap counterparty or a termination event under the related swap agreement, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that distribution date, to the replenishment of the reserve account to the Specified Reserve Account Balance, to any unpaid fees and expenses of the Indenture Trustee, and to the payment of any carryover servicing fee.

Upon termination of a swap agreement, the administrator, on behalf of the trust will attempt to enter into a replacement swap agreement on substantially the same terms as the original swap agreement.  However, no assurance can be given that this will be possible under then existing economic or market conditions or that the trust will have sufficient funds available for this purpose.

Swap Counterparty.  [Not all transaction will include a swap agreement.  If applicable, the swap counterparty [counterparties] will be identified in the final prospectus supplement and applicable disclosure regarding each swap counterparty’s name, organizational form, the general character of such swap counterparty’s business and any required financial disclosure (depending on the applicable Significance Percentage) will be included.]

Determination of Indices

For a discussion of the determination of LIBOR, day count basis, interest rate determination dates and interest rate change dates applicable to the notes, see “Additional Information Regarding the Notes—Determination of Indices” in the base prospectus.

Notice of Interest Rates

Information concerning the past and current LIBOR and the interest rates applicable to the notes, will be available on the administrator’s website at: http://www.salliemae.com/about/investors/debtasset/slmsltrusts/issuedetails/20[__]-[_].htm or by telephoning the administrator at 1-800-321-7179 between the hours of 9:00 a.m. and 4:00 p.m. Eastern time on any business day and will also be available through Reuters Page LIBOR01 or Bloomberg L.P.  If the notes are listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, and will cause the Luxembourg Stock Exchange to be notified, of the current interest rate for the notes listed on the exchange prior to the first day of each accrual period.

Accounts

The administrator will establish and maintain in the name of the indenture trustee the collection account, the capitalized interest account, the floor income rebate account, the supplemental purchase account and the reserve account for the benefit of the noteholders.

Funds in each Trust Account will be invested as provided in the indenture in eligible investments.  See “Servicing and Administration—Accounts—Eligible Investments” in the base prospectus.

Trust Fees

The table below sets forth the fees payable by or on behalf of the trust.

Party	Amount
[Master] Servicer(1)

The primary servicing fee(2) for any month (equal to 1/12 of an amount not to exceed [___]% of the outstanding principal amount of the trust student loans), plus the amount of any carryover servicing fee.

Indenture Trustee(3)	$[____] per annum, payable in advance.
Eligible Lender Trustee(4)	$[____] per annum, payable in advance.
Administrator(2)	$[____] per quarter, payable in arrears.

(1)

To be paid as described in “—Servicing Compensation” above.  [The master servicer will pay the subservicer’s fees pursuant to the subservicing agreement.  The subservicer’s fees will not be obligations of the trust.]

(2)

To be paid before any amounts are distributed to the noteholders.

(3)

To be paid by the administrator pursuant to a separate agreement with the indenture trustee, and may be paid by the trust if there is an event of default on the notes, and such amount has not previously been paid.

(4)

To be paid by the administrator pursuant to a separate agreement with the eligible lender trustee, and may be paid by the trust if there is an event of default on the notes, and such amount has not previously been paid.

Optional Purchase

The [master] servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the Pool Balance is 10% or less of the Initial Pool Balance.

The exercise of this purchase option will result in the early retirement of the remaining notes. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

●

pay any amounts that would be due and owing to a swap counterparty if the related swap agreement were terminated at such time;

●

pay to noteholders the interest payable on the related distribution date; and

●

reduce the outstanding principal amount of the notes then outstanding on the related distribution date to zero.

See “The Student Loan Pools—Termination” in the base prospectus.

In addition to the optional purchase right described above, the [master] servicer also will have an option, but not the obligation, to purchase any trust student loan on any date; provided that the [master] servicer may not purchase trust student loans if the aggregate, cumulative principal balance thereof (at the time of purchase) exceeds 2% of the Initial Pool Balance.  The purchase price for any trust student loans purchased by the [master] servicer using this option will be equal to the outstanding principal amount of such trust student loans plus accrued and unpaid interest through the date of purchase.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the Pool Balance is 10% or less of the Initial Pool Balance.

The trust auction date will be the third business day before the related distribution date.  An auction will be consummated only if the [master] servicer has first waived its optional right to purchase all of the remaining trust student loans.  The [master] servicer will waive its option to purchase all of the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans.  The depositor and its affiliates, including SLM ECFC and the [master] servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

●

the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the [master] servicer as carryover servicing fees); or

●

the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale.  The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, which may include an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered.  See “The Student Loan Pools—Termination” in the base prospectus.

The net proceeds of any auction sale will be used to retire the outstanding notes on the next distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the [master] servicer’s waiver of its option to purchase all of the remaining trust student loans.  The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal.

See “The Student Loan Pools—Termination” in the base prospectus.

STATIC POOLS

Information concerning the static pool data of previous consolidation loan securitizations of the sponsor can be found by clicking on the link for this transaction, labeled “20[__]-[_],” on the sponsor’s website at http://www.salliemae.com/about/investors/StaticPoolindex.htm.  This webpage presents the static pool data of the sponsor’s previous securitizations involving similar assets in the form of published charts.  The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the base prospectus or the related registration statement.  We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other trusts.

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

The rate of payment of principal on the notes and the yield on the notes will be affected by prepayments on the trust student loans that may occur as described below.  Therefore, payments on the notes could occur significantly earlier than expected.  Consequently, the actual maturities on the notes could be significantly earlier, average lives of the notes could be significantly shorter, and periodic balances could be significantly lower, than expected.  Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto.  The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below.  In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans.  Prepayments could increase as a result of certain borrower benefit programs, among other factors.  In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the [master] servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case where such breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period.  See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” and “Servicing and Administration—Servicer Covenants” in the base prospectus.  See also “Summary—Termination of the Trust” in this prospectus supplement regarding the [master] servicer’s option to purchase the trust student loans when the Pool Balance is less than or equal to 10% of the Initial Pool Balance and the auction of the trust student loans if the [master] servicer does not exercise such option.

On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans.  These may be lengthened as a result of, among other things, grace periods, deferral periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the [master] servicer.  Therefore, payments on the notes could occur significantly later than expected.  Consequently, actual maturities and weighted average lives of the notes could be significantly longer than expected and periodic balances could be significantly higher than expected.  The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make timely guarantee payments with respect thereto. In addition, the maturity of certain of the trust student loans could extend beyond the legal maturity date for the notes.

The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans will be borne entirely by the noteholders.  Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.

Exhibit I, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” attached to this prospectus supplement, shows, for the notes, the weighted average life, expected maturity and percentage of the original principal amount remaining at certain distribution dates based on various assumptions.

U.S. FEDERAL INCOME TAX CONSEQUENCES

For a discussion of U.S. federal income tax consequences to holders of the notes, you should refer to the section entitled “U.S. Federal Income Tax Consequences” in the base prospectus.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

The European Union has adopted a directive regarding the taxation of savings income.  For a description of the tax implications of such directive that may arise with respect to certain holders of the Notes, see “European Union Directive on the Taxation of Savings Income” in the base prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan’s investment in these plans or arrangements (including certain insurance company general accounts) (collectively, “Plans”).

ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code (“Parties in Interest”). Particularly, the depositor, the [master] servicer, [the subservicer,] the eligible lender trustee, the indenture trustee, the administrator, each swap counterparty, any underwriter, or any of their respective affiliates may be the fiduciary for one or more Plans. In addition, because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

If the notes were treated as “equity” for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the trust student loans and the other assets of the trust as further described under “ERISA Considerations” in the base prospectus.  If, however, the notes are treated as debt for purposes of the Plan Asset Regulations, the trust student loans and the other assets of the trust should not be deemed to be assets of an investing Plan.  Although there is little guidance on this, the notes, which are denominated as debt, should be treated as debt and not as “equity interests” for purposes of the Plan Asset Regulations, as further described in the base prospectus.  However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee or certain of their respective affiliates is a Party in Interest.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, certain church plans described in Section 3(33) of ERISA and foreign plans, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of other applicable federal, state, local or foreign law similar to the provisions of ERISA and Section 4975 of the Code (“Similar Law”). Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.

Before making an investment in the notes, a Plan or other employee benefit plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan or other employee benefit plan, will be deemed to have represented that:

●

the Plan’s purchase or holding of the notes and the trust’s entering into each swap agreement will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a statutory exemption or a class or other applicable exemption from the prohibited transaction rules as described in the base prospectus; and

●

the purchase or holding of the notes and the trust’s entering into each swap agreement by any employee benefit plan subject to a Similar Law will not cause a non-exempt violation of that Similar Law.

Before making an investment in the notes, Plan fiduciaries are strongly encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover that transaction, each Plan fiduciary should take into account, among other considerations:

●

whether the fiduciary has the authority to make the investment;

●

the diversification by type of asset of the Plan’s portfolio;

●

the Plan’s funding objective; and

●

whether under the fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Before making an investment in the notes, potential investors are strongly encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the notes.

REPORTS TO NOTEHOLDERS

Quarterly and annual reports concerning the trust will be delivered to noteholders. See “Reports to Noteholders” in the base prospectus. These reports also will be available at the office of the Luxembourg paying agent, if any, or Luxembourg listing agent for so long as the notes are listed on the Luxembourg Stock Exchange. The first of these quarterly distribution reports is expected to be available on or about ________ __, 20__.  See “Reports to Noteholders” in the base prospectus.

Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes. See “Additional Information Regarding the Notes—Book-Entry Registration” in the base prospectus.

The administrator will not send reports directly to the beneficial holders of the notes.  However, these reports may be viewed at the sponsor’s website:  http://www.salliemae.com/about/investors/debtasset/slmsltrusts/issuedetails/20[__]-[_].htm.  The reports will not be audited nor will they constitute financial statements prepared in accordance with generally accepted accounting principles.

The trust will cause the administrator to file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The reports concerning the trust will be delivered to the holders of the notes upon request, in compliance with applicable securities laws.  These reports include (but are not limited to):

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Reports on Form 8-K (Current Report), following the issuance of the series of notes of the trust, including as Exhibits to the Form 8-K the transaction documents;

●

Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

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Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each distribution date; and

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Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB under the Exchange Act.

The trust has been assigned a separate Central Index Key by the SEC.  Reports filed with respect to the trust with the SEC after the date hereof will be available under the trust’s Central Index Key, which is a serial company number assigned to the file number of the depositor.  The trust’s separate Central Index Key is [_______].

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made.  Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority.  Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

By purchasing notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●

the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

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where required by law, that the purchaser is purchasing as principal and not as agent,

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the purchaser has reviewed the text above under “—Resale Restrictions”,  and

●

the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the notes to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action – Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a note offered by this prospectus supplement and base prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us if this prospectus supplement and base prospectus contain a misrepresentation without regard to whether the purchaser relied on the misrepresentation.  The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes.  The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes.  If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us.  In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the note as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser.  The foregoing is a summary of the rights available to an Ontario purchaser.  Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as any experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons.  All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

NOTICE TO INVESTORS

Each underwriter has represented and agreed that:

●

(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ( the “FSMA”);

●

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

●

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required.  Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and the base prospectus, nor any term sheet, circular, prospectus (including any prospectus supplement or supplement thereto), form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands all or any part of such documents come are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such documents, in all cases at their own expense.

UNDERWRITING

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about ________ __, 20__ against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement dated ________ __, 20__ and the pricing agreement to be dated the date hereof, the depositor has agreed to cause the trust to issue to the depositor, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class B Notes
	$	$	$

Total	$	$	$

Except as set forth below, the underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below.  The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below.  After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor	Concession	Reallowance
Per Class A-1 Note	%	%	%	%	%
Per Class A-2 Note	%	%	%	%	%
Per Class B Note*	%	%	%	%	%
Total	$	$	$

[* For the amount of Class B Notes retained by the depositor or an affiliate, the underwriting discount will be     % and proceeds to the depositor will be     % with no selling concession or reallowance.] [INCLUDED ONLY IF TRANCHE IS RETAINED BY DEPOSITOR]

The prices and proceeds shown in the table do not include any accrued interest.  The actual prices and proceeds will include interest, if any, from the closing date.  The proceeds shown are before deducting estimated expenses in respect of the notes of $[_____] payable by the depositor.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market.  The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.  The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

One or more of the underwriters or their affiliates may retain a material percentage of the notes for its own account.  The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

LISTING INFORMATION

Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.  We cannot assure you that this application will be granted. You should consult with [______________], the Luxembourg listing agent for the notes, at [______________] Luxembourg, phone number (352) _____________, to determine whether the notes are listed on the Luxembourg Stock Exchange.  Copies of the indenture, the trust agreement, the forms of the notes, the administration agreement, the servicing agreement, each swap agreement and the purchase and sale agreements will be available at the offices of the Luxembourg paying agent, if any, or the Luxembourg listing agent.  Once the notes have been listed on the Official List of the Luxembourg Stock Exchange, trading may be effected on the Luxembourg Stock Exchange.  So long as the notes are listed on the Luxembourg Stock Exchange’s Euro MTF Market, and its rules so require, notices relating to the notes, including if the spread to LIBOR applicable to the notes is changed or if the notes are delisted, will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.  The Luxembourg Stock Exchange will also be advised if the notes are delisted.

The notes, the indenture, each swap agreement and the administration agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. Each swap agreement also contains a provision under which the parties to the related swap agreement agree to the non-exclusive jurisdiction of the New York courts.

If the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause one to be appointed for the notes for so long as they are listed on the Official List of the Luxembourg Stock Exchange and traded on the Luxembourg Stock Exchange’s Euro MTF Market.

If the notes are listed on the Luxembourg Stock Exchange and definitive notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg paying and transfer agent, a Luxembourg paying and transfer agent will be appointed and notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.  We will maintain a Luxembourg paying and transfer agent as long as required by the rules of the Luxembourg Stock Exchange.

We expect the notes will be accepted for clearing and settlement through Clearstream, Luxembourg and Euroclear on or before the closing date.

As long as the notes are listed on the Luxembourg Stock Exchange, quarterly distribution reports and annual servicing and administration reports concerning the trust and its activities will be available at the office of the Luxembourg paying agent, if any, or the Luxembourg listing agent and may be obtained free of charge. The first of these quarterly distribution reports is expected to be available on or about ________ __, 20__.

The European Union Transparency Obligations Directive is currently being finalized and may be implemented in a manner that is unduly burdensome for the trust. In particular, the trust may be required to publish financial statements in the European Union prepared in accordance with, or reconciled to, international financial reporting standards. In such circumstances the administrator may decide to seek an alternative listing for the notes on a stock exchange of international standing outside the European Union as the administrator may select after consultation with the underwriters.

As of the date of this prospectus supplement, none of the trust, the eligible lender trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the issuance of the notes. The depositor is not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.

The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the base prospectus is true and accurate in all material respects. In relation to the depositor, the trust, the sellers, or the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the base prospectus. Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the base prospectus, when taken as a whole.

The depositor confirms that there has been no material adverse change in the assets of the trust since ________ __, 20__, which is the statistical cutoff date, and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.

RATINGS OF THE NOTES

It is a condition to the issuance and sale of the class A notes that they be rated in the highest investment rating category by at least two of Fitch, Moody’s and S&P. It is a condition to the issuance and sale of the class B notes that they be rated in one of the two highest investment rating categories by at least two of those rating agencies.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity.

LEGAL MATTERS

Mark L. Heleen, Executive Vice President and General Counsel of SLM Corporation, or any Deputy General Counsel or Associate General Counsel of Sallie Mae, Inc., acting as counsel to the sellers, the [master] servicer, the administrator and the depositor, and Bingham McCutchen LLP, New York, New York, as special counsel to the sellers, the trust, the [master] servicer, the administrator, the sponsor and the depositor, will give opinions on specified legal matters for the sellers, the trust, the [master] servicer, the administrator, the sponsor and the depositor.

Shearman & Sterling LLP will give opinions on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give opinions on specified legal matters for the trust, including specified Delaware state income tax matters.

Cadwalader, Wickersham & Taft LLP and Shearman & Sterling LLP also will give opinions on specified legal matters for the underwriters.

GLOSSARY FOR PROSPECTUS SUPPLEMENT

“Adjusted Pool Balance” means, for any distribution date,

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if the Pool Balance as of the last day of the related collection period is greater than [__]% of the Initial Pool Balance, then the Adjusted Pool Balance shall be the sum of the Pool Balance, Capitalized Interest and the Specified Reserve Account Balance for that distribution date, or

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if the Pool Balance as of the last day of the related collection period is less than or equal to [__]% of the Initial Pool Balance, then the Adjusted Pool Balance shall be the sum of the Pool Balance and Capitalized Interest.

“Available Funds” means, as to each distribution date [or monthly allocation date, as applicable], the sum of the following amounts received with respect to the related collection period [or, in the case of a monthly allocation date, the applicable portion of these amounts]:

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all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

(1)

any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements,

(2)

all amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period, including floor income rebate fees and consolidation loan rebate fees, and

(3)

amounts deposited into the floor income rebate account during the related collection period;

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any interest subsidy payments and special allowance payments with respect to the trust student loans during that collection period;

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all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the [master] servicer’s] [subservicer’s] customary servicing procedures, net of expenses incurred by the [master] [servicer] [subservicer] related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

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the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the [master] servicer [or the subservicer, as the case may be], or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

●

the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the sellers;

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the aggregate amounts, if any, received from the sellers, the depositor or the [master] servicer [or the subservicer, as the case may be], as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

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amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

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any interest remitted by the administrator to the collection account prior to that distribution date [or monthly allocation date];

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investment earnings for that distribution date earned on amounts on deposit in each Trust Account;

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amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date;

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amounts on deposit in the floor income rebate account that were deposited into such account during the collection period preceding that collection period;

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amounts received from any swap counterparty for that distribution date; provided, that, in the event of a termination of a swap agreement, any related swap termination payments received will be used, to the extent required therefor, to enter into a replacement swap agreement and will not constitute Available Funds until such time as the inclusion of such amounts as a part of Available Funds satisfies the Rating Agency Condition;

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all amounts received by the trust from any potential future cap counterparty, or otherwise under any potential future interest rate cap agreement, for deposit into the collection account for that distribution date;

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on the initial distribution date, the collection account initial deposit and any amounts transferred into the collection account from the supplemental purchase account following the end of the supplemental purchase period;

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on the _______ 20__ and _______ 20__ distribution dates, all funds then on deposit in the capitalized interest account that are transferred into the collection account on those distribution dates;

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account and the reserve account, to pay any of the items specified in clauses (a) through (e) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement (but excluding clause (e), and including clauses (f) and (g), if a condition exists as described in either (1) or (2) under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement), then Available Funds for that distribution date will include, in addition to Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay those items, and Available Funds for the succeeding distribution date will be adjusted accordingly.

“Capitalized Interest” means for any distribution date through and including the _______ 20__ distribution date:

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if neither of conditions (1) and (2) described under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement are in effect, the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (a) through (e) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement, or

●

if either of conditions (1) or (2) described under “Description of the Notes— The Notes—The Class B Notes—Subordination of the Class B Notes” above is in effect, the excess, if any, of (x) the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (a) through (d) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement over (y) the Class B Noteholders’ Interest Distribution Amount.

“Class A Note Interest Shortfall” means, for any distribution date, the sum for all of the notes of the excess of:

●

the Class A Noteholders’ Interest Distribution Amount on the preceding distribution date, over

●

the amount of interest actually distributed with respect to the class A noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for the notes from that preceding distribution date to the current distribution date.

“Class A Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount for that distribution date.

“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

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the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding balance of all classes of class A notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to class A noteholders on preceding distribution dates; and

●

the Class A Note Interest Shortfall for that distribution date.

“Class A Noteholders’ Principal Distribution Amount” means, for any distribution date, the amount by which (a) the outstanding principal balance of the notes immediately prior to such distribution date exceeds (b) the Adjusted Pool Balance for that distribution date divided by the Overcollateralization Percentage; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the outstanding principal balance of the notes.

In addition, on the maturity date for the notes, the principal required to be distributed to the class A noteholders will include the amount required to reduce the outstanding balance of the notes to zero.

“Class B Note Interest Shortfall” means, for any distribution date, the excess of:

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the amount of interest that was payable on the preceding distribution date to the class B notes, over

●

the amount of interest actually distributed with respect to the class B notes on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for the class B notes from that preceding distribution date to the current distribution date.

“Class B Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for that distribution date.

“Class B Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

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the amount of interest accrued at the class B note interest rate for the related accrual period on the outstanding balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to class B noteholders on preceding distribution dates, and

●

the Class B Note Interest Shortfall for that distribution date.

“Class B Noteholders’ Principal Distribution Amount” means, for any distribution date, the excess of:

(1)

the Principal Distribution Amount for that distribution date, over

(2)

the Class A Noteholders’ Principal Distribution Amount for that distribution date;

provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the outstanding principal balance of the class B notes.

In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

“Clearstream, Luxembourg” means Clearstream Banking, sociéte anonyme, or any successor thereto.

“DTC” means The Depository Trust Company, or any successor thereto.

“Eligible Cap Counterparty” means an entity engaged in the business of entering into derivative instrument contracts that meets the then published criteria of the rating agencies for a cap counterparty to be eligible to provide interest rate caps to transactions similar to this transaction, or that otherwise satisfies the Rating Agency Condition.

“Eligible Swap Counterparty” means an entity, which may be an underwriter or an affiliate of an underwriter, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

“Euroclear” means the Euroclear System in Europe, or any successor thereto.

“FFELP” means the Federal Family Education Loan Program.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, or any successor rating agency.

“Initial Pool Balance” means the sum of the Pool Balance of the initial trust student loans as of the closing date and all amounts deposited into the supplemental purchase account on the closing date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“Overcollateralization Percentage” means approximately [___]%, calculated to equal the sum of the Initial Pool Balance and the initial deposits into the capitalized interest account and the reserve account, each as of the closing date, divided by the outstanding principal balance of the notes as of the closing date.

“Pool Balance” means, for any date, the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as such balance has been reduced through such date by:

●

all payments received by the trust through that date from borrowers, the guaranty agencies and the Department of Education;

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all amounts received by the trust through that date from repurchases of the trust student loans by any of the sellers, the depositor or the [master] [servicer] [subservicer];

●

all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;

●

the amount of any adjustments to balances of the trust student loans that the master servicer makes under the servicing agreement through that date; and

●

the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to such other applicable percentages as are required by the risk sharing provisions of the Higher Education Act.

“Principal Distribution Amount” means the amount by which the aggregate outstanding principal balance of the notes exceeds the Adjusted Pool Balance for that distribution date.

“Rating Agency Condition” means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of the notes.

“Realized Loss” means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Significance Estimate” means, as of the closing date, with respect to each swap agreement, the reasonable good faith estimate of the maximum probable exposure of the trust to a swap counterparty, which estimate is made in the same manner as that utilized in the sponsor’s internal risk management process for similar instruments.

“Significant Guarantor” means any guaranty agency that guarantees trust student loans comprising at least 10% of the initial trust student loans by outstanding principal balance as of the statistical cutoff date.

“Specified Reserve Account Balance” means, for any distribution date, the greater of:

(a)

[___]% of the Pool Balance as of the close of business on the last day of the related collection period; and

(b)

$[______];

provided that in no event will that balance exceed the outstanding principal balance of the notes.

“Trust Accounts”  means, collectively, the collection account, the reserve account, the capitalized interest account, the supplemental purchase account and the floor income rebate account.

ANNEX A

CHARACTERISTICS OF THE INITIAL TRUST STUDENT LOAN POOL

The initial trust student loans were selected from the portfolio of student loans owned by the Sellers or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date, to be specified at the time of its sale to the trust):

●

is a FFELP loan that is guaranteed at least (1) 100% with respect to trust student loans with an initial date of disbursement prior to October 1, 1993; (2) 98% with respect to trust student loans with an initial date of disbursement prior to July 1, 2006 and on or after October 1, 1993 or (3) 97% with respect to trust student loans with an initial date of disbursement on or after July 1, 2006, of its principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

●

contains terms in accordance with those required by FFELP, the guarantee agreements and other applicable requirements;

●

[had its first disbursement prior to October 1, 2007];

●

is fully disbursed;

●

is not more than [___] days past due;

●

does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

●

has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

Unless otherwise specified, all information with respect to the initial trust student loans is presented herein as of ________ __, 200__, which is the statistical cutoff date.

The following tables provide a description of specified characteristics of the initial trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the initial trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of $_________ as of the statistical cutoff date.  For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsized segments of the same loan.  The following tables reflect those loan segments within the number of loans.  In addition, [_____] borrowers have more than on trust student loan.

The distribution by weighted average interest rate applicable to the initial trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the initial trust student loans and in rates of principal reduction. Moreover, the information below about the weighted average remaining term to maturity of the initial trust student loans as of the statistical cutoff date may vary significantly from the actual term to maturity of any of the initial trust student loans as a result of prepayments or the granting of grace, deferral and forbearance periods.

The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of initial trust student loans.

Percentages and dollar amounts in any table may not total 100% or the initial trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE INITIAL TRUST STUDENT LOANS AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance
Aggregate Outstanding Principal Balance—Treasury Bill
Aggregate Outstanding Principal Balance—Commercial Paper
Number of Borrowers
Average Outstanding Principal Balance Per Borrower
Number of Loans
Range of Outstanding Principal Balances
Average Outstanding Principal Balance Per Loan —Treasury Bill
Percentage of Loans indexed to Treasury Bill
Average Outstanding Principal Balance Per Loan —Commercial Paper
Percentage of Loans indexed to Commercial Paper
Range of Remaining Terms to Scheduled Maturity
Weighted Average Remaining Term to Scheduled Maturity
Range of Annual Borrower Interest Rates
Weighted Average Annual Borrower Interest Rate
[Percent of Stafford Loans]
[Percent of PLUS Loans]
[Percent of Consolidation Loans]
[Aggregate Outstanding Principal Balance—Stafford]
[Aggregate Outstanding Principal Balance—PLUS]
[Aggregate Outstanding Principal Balance—Consolidation]

We determined the weighted average remaining term to maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the prospectus.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was ____% as of the statistical cutoff date.

The weighted average spread, including special allowance payments, to the three-month commercial paper rate was ____% as of the statistical cutoff date. See “Federal Family Education Loan Program—Special Allowance Payments” in Appendix A to the prospectus.

For these purposes, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY BORROWER INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%
3.01% to 3.50%
3.51% to 4.00%
4.01% to 4.50%
4.51% to 5.00%
5.01% to 5.50%
5.51% to 6.00%
6.01% to 6.50%
6.51% to 7.00%
7.01% to 7.50%
7.51% to 8.00%
8.01% to 8.50%
Equal to or greater than 8.51%
Total

We have determined the interest rates shown in the table above using the interest rates applicable to the initial trust student loans as of the statistical cutoff date.  Because, as a general matter, loans with different interest rates are likely to be repaid at different rates, this information will not remain applicable to the initial trust student loans in the future.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF THE STATISTICAL CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00
$5,000.00 — $9,999.99
$10,000.00 — $14,999.99
$15,000.00 — $19,999.99
$20,000.00 — $24,999.99
$25,000.00 — $29,999.99
$30,000.00 — $34,999.99
$35,000.00 — $39,999.99
$40,000.00 — $44,999.99
$45,000.00 — $49,999.99
$50,000.00 — $54,999.99
$55,000.00 — $59,999.99
$60,000.00 — $64,999.99
$65,000.00 — $69,999.99
$70,000.00 — $74,999.99
$75,000.00 — $79,999.99
$80,000.00 — $84,999.99
$85,000.00 — $89,999.99
$90,000.00 — $94,999.99
$95,000.00 — $99,999.99
$100,000.00 and above
Total

______________

* Represents a percentage greater than 0% but less than 0.05%.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY DELINQUENCY STATUS AS OF THE STATISTICAL CUTOFF DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance

0-30
31-60
61-90
121-150
151-180
181-210
Total

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
BY REMAINING TERM TO SCHEDULED MATURITY
AS OF THE STATISTICAL CUTOFF DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3
4 to 12
13 to 24
25 to 36
37 to 48
49 to 60
61 to 72
73 to 84
85 to 96
97 to 108
109 to 120
121 to 132
133 to 144
145 to 156
157 to 168
169 to 180
181 to 192
193 to 204
205 to 216
217 to 228
229 to 240
241 to 252
253 to 264
265 to 276
277 to 288
289 to 300
301 to 312
313 to 324
325 to 336
337 to 348
349 to 360
361 and greater
Total

_____________________

* Represents a percentage greater than 0% but less than 0.05%.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferral
Forbearance
Repayment
First year in repayment
Second year in repayment
Third year in repayment
More than 3 years in repayment
Total

Current borrower payment status refers to the status of the borrower of each initial trust student loan as of the statistical cutoff date. The borrower:

●

may have temporarily ceased repaying the loan through a deferral or a forbearance period; or

●

may be currently required to repay the loan—repayment.

See Appendix A to the prospectus and “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the prospectus.

The weighted average number of months in repayment for all initial trust student loans currently in repayment is approximately ____, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cutoff date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE INITIAL TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

Scheduled Remaining Months in Status
Current Borrower Payment Status	Deferral	Forbearance	Repayment
Deferral
Forbearance
Repayment

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferral or forbearance periods that may be granted in the future.  Of the $___________ aggregate outstanding principal balance of the initial trust student loans in deferral as of the statistical cutoff date, $_________ or approximately ___% of such loans are to borrowers who had not graduated as of that date. We expect that a significant portion of these loans could qualify for additional deferrals or forbearances at the end of their current deferral periods as the related borrowers continue their education beyond their current degree programs.  As a result, the overall duration of any applicable deferral and forbearance periods as well as the likelihood of future deferral and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans.  See Appendix A to the prospectus and "The Student Loan Pools—SLM Corporation's Student Loan Financing Business" in the prospectus.

GEOGRAPHIC DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS AS OF
THE STATISTICAL CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Other
Total

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the initial trust student loans shown on the servicer’s records as of the statistical cutoff date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, that payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

Each of the sellers makes available, through the servicer, to borrowers of student loans it holds, payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by the sellers provide for level payments throughout the repayment term of the loans. Some student loans provide for interest-only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Each of the sellers also offers, through the servicer, an income-sensitive repayment plan, under which repayments are based on the borrower’s income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. See “The Student Loan Pools—Sallie Mae’s Student Loan Financing Business” in the prospectus.

The following table provides certain information about initial trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY LOAN TYPE AS OF
THE STATISTICAL CUTOFF DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized
Unsubsidized
Total

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Payment
Other Repayment Options(1)
Total

_______________________

(1)

Graduated repayment loans include loans with interest-only periods.

[With respect to interest-only loans, there are ____ loans with an outstanding principal balance of $_______ currently in an interest-only period.  The lengths of the applicable interest-only periods, as of the statistical cutoff date, range from ____ months to ___ months, with a weighted average remaining interest-only period of ___ months.]

The servicer, at the request of the sellers or the depositor and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the statistical cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.

The following table provides information about the initial trust student loans regarding date of disbursement.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
DATE OF DISBURSEMENT AS OF
THE STATISTICAL CUTOFF DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier
October 1, 1993 through June 30, 2006
July 1, 2006 through September 30, 2007
Total

Guaranty Agencies for Trust Student Loans.  The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified initial trust student loans.

The following table provides information with respect to the portion of the initial trust student loans guaranteed by each guarantor:

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
GUARANTY AGENCY AS OF THE STATISTICAL CUTOFF DATE*

Name of Guaranty Agency	Number of Loans Guaranteed	Aggregate Outstanding Principal Balance of Loans Guaranteed	Percent of Pool by Outstanding Principal Balance Guaranteed

Total

________________________

*

Additional trust student loans may be guaranteed by a guarantee agency not shown above.

**

Represents a percentage greater than 0% but less than 0.05%.

SIGNIFICANT GUARANTOR INFORMATION

The information shown for the Significant Guarantors relates to all student loans, including but not limited to initial trust student loans, guaranteed by such Significant Guarantor.

[DISCLOSURE REGARDING EACH SIGNIFICANT GUARANTOR AND ITS GUARANTEE VOLUME, RESERVE RATIO, AND CLAIMS RATE WILL BE INCLUDED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.]

We obtained the information in these tables from various sources, including from the Significant Guarantors and/or the Department of Education.  None of the depositor, the sellers, their affiliates or the underwriters has audited or independently verified this information for accuracy or completeness.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

[The following information describes two models (CLR and CPR), one or both of which will be used to calculate the weighted average lives and expected maturities of the notes in the relevant prospectus supplement.]

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate.  CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$[___]	$[___]	$[___]	$[___]	$[___]

The CLR Model

The CLR model assumes that:

●

student loans will prepay at a CPR of 1/15 of 1.0% one month after origination;

●

the CPR will increase by a rate of 1/15 of 1.0% per month through the 119th month after origination; and

●

the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.”  For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth.  The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%
100%
150%
200%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

●

the statistical cutoff date for the trust student loans is ________ __, 20__;

●

the closing date will be ________ __, 20__;

●

all trust student loans (as grouped within the "rep lines" described below) are in repayment status (with accrued interest having been capitalized upon entering repayment) and no trust student loan moves from repayment to any other status;

●

[the trust student loans that are (i) non-subsidized Stafford loans not in repayment status, (ii) subsidized Stafford loans in forbearance status, or (iii) SLS or PLUS loans, have interest accrued and capitalized upon entering repayment;]

●

[the trust student loans that are subsidized Stafford loans and are in in-school, grace or deferment status, have interest paid (interest subsidy payments) by the Department of Education quarterly, based on a quarterly calendar accrual period;]

●

no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

●

consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

●

there are government payment delays of 60 days for interest subsidy and special allowance payments;

●

index levels for calculation of borrower and government payments are:

●

a 91-day Treasury bill rate of [___]%;

●

a three-month commercial paper rate of [___]%; and

●

a 1-year Treasury bill rate that equals the 91-day Treasury bill rate;

●

distributions begin on ________ __, 20__, and payments are made monthly on the [25th] day of every calendar month thereafter, whether or not the [25th] is a business day;

●

the interest rate for each class of outstanding notes at all times will be equal to:

●

class A-1 notes: [___]%;

●

class A-2 notes: [___]%; and

●

class B notes: [___]%;

●

an administration fee equal to $[________] is paid monthly by the trust to the administrator, beginning in _______ 20__;

●

a servicing fee equal to 1/12 of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

●

the reserve account has an initial balance equal to $[________] and at all times a balance equal to the greater of (1) [___]% of the Pool Balance and (2) $[________];

●

the collection account has an initial balance equal to $0;

●

the capitalized interest account has an initial balance equal to $[________], on the _______ 20__ distribution date, funds on deposit in the capitalized interest account in excess of $[________] will be transferred to the collection account and included in Available Funds on that distribution date, and on the _______ 20__ distribution date, all funds remaining on deposit in the capitalized interest account will be included in Available Funds;

●

under the interest rate swap agreement[s], the trust will pay the a LIBOR-based floating rate of interest in exchange for a fixed rate of interest with respect to the class A-2 notes;

●

the trust will enter into no other swap or other interest rate hedging agreements;

●

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of [___]% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

●

the average loan age is [__] months;

●

prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

●

an optional redemption by the master servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance; and

●

the pool of trust student loans consists of [__] representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes
at Various CLR Percentages

Weighted Average Life (years)(1)	[0]%	[4]%	[8]%	[12]%	[16]%

Class A Notes
Class B Notes

Expected Maturity Date

Class A Notes
Class B Notes

______________________

 (1)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the principal amount of the notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages

Distribution Date	[0]%	[4]%	[8]%	[12]%	[16]%
Closing Date	100%	100%	100%	100%	100%
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages

Distribution Date	[0]%	[4]%	[8]%	[12]%	[16]%
Closing Date	100%	100%	100%	100%	100%
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages

Distribution Date	[0]%	[4]%	[8]%	[12]%	[16]%
Closing Date	100%	100%	100%	100%	100%
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes
at Various CPR Percentages

Weighted Average Life (years)(1)	[0]%	[4]%	[8]%	[12]%	[16]%

Class A Notes
Class B Notes

Expected Maturity Date

Class A Notes
Class B Notes

______________________

(1)   The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the principal amount of the notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages

Distribution Date	[0]%	[4]%	[8]%	[12]%	[16]%
Closing Date	100%	100%	100%	100%	100%
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages

Distribution Date	[0]%	[4]%	[8]%	[12]%	[16]%
Closing Date	100%	100%	100%	100%	100%
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages

Distribution Date	[0]%	[4]%	[8]%	[12]%	[16]%
Closing Date	100%	100%	100%	100%	100%
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__
_______ 20__

PRINCIPAL OFFICES

ISSUING ENTITY

SLM STUDENT LOAN TRUST 20[__]-[_]

[________]

DEPOSITOR

SLM FUNDING LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

SPONSOR, [MASTER] SERVICER AND ADMINISTRATOR

SALLIE MAE, INC.

12061 Bluemont Way

Reston, Virginia 20190

ELIGIBLE LENDER TRUSTEE [__________________]	DELAWARE TRUSTEE [__________________]	INDENTURE TRUSTEE AND PAYING AGENT [__________________]

LUXEMBOURG LISTING AGENT

[________________]

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE MASTER SERVICER AND THE ADMINISTRATOR

BINGHAM MCCUTCHEN LLP One Battery Park Plaza 34th Floor New York, New York 10004	RICHARDS, LAYTON & FINGER, P.A. 920 King Street Wilmington, Delaware 19801	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004 2604

LEGAL ADVISORS TO THE UNDERWRITERS

CADWALADER, WICKERSHAM & TAFT LLP 1201 F Street, N.W. Suite 1100 Washington, D.C. 20004	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004 2604

INDEPENDENT PUBLIC ACCOUNTANTS

PRICEWATERHOUSECOOPERS LLP

1800 Tysons Boulevard

McLean, Virginia 22102-4261

$________________

SLM Student Loan Trust 20[__]-[_]

Issuing Entity

$           Floating Rate Class A-1 Student Loan-Backed Notes

$           Floating Rate Class A-2 Student Loan-Backed Notes

$           Floating Rate Class B Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, [Master] Servicer and Administrator

_____________

[Joint Book-Runners]

_____________

[Co-Managers]

_____________

_______ __, 20___

You should rely only on the information contained or incorporated by reference in this prospectus supplement and base prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.  Until _______ __, 20___ (90 days after the date of this prospectus supplement), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required, if requested by a potential investor, to deliver a written copy of this prospectus supplement and base prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and base prospectus, if so requested, when acting as underwriters and with respect to their unsold allotments or subscriptions.

This document is subject to completion and amendment. This document does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The definitive terms of the transaction described herein will be described in the final version of this document.

Subject to completion, dated April 26, 2010

PROSPECTUS

The SLM Student Loan Trusts

The SLM Private Education Loan Trusts
Issuing Entities

Student Loan-Backed Notes

________________

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

________________

You should consider carefully the risk factors described in this prospectus beginning on page __ and in the prospectus supplement that accompanies this prospectus.

The notes described herein represent obligations of the applicable issuing entity only.  The notes are not obligations of or interests in the sponsor, administrator, servicer, depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States of America or any U.S. governmental agency.

This prospectus may be used to offer and sell any series of notes only if it is accompanied by the prospectus supplement for that series.

The Depositor

SLM Funding LLC, a Delaware limited liability company, is the depositor.  SLM Education Credit Finance Corporation is the sole member of SLM Funding LLC.

The Notes

The depositor intends to form trusts to issue student loan-backed notes. Each issue of notes will have its own designation. We intend to sell the notes from time to time in amounts, at prices and on terms determined at the time of the offering and sale of the related series of notes.  Each series will include one or more classes of notes secured by the assets of the trust for that issue.

A class of notes may:

●

be senior and/or subordinate to other classes in its series; and

●

receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each holder of a class of notes will have the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

●

education loans to students or parents of students;

●

specified types of credit enhancement; and

●

other moneys, investments and property, including derivative instruments in some cases.

Each supplement to this prospectus will describe, among other things, the specific amounts, prices and terms of the notes of the related series. The supplements will also provide details of the specific student loans, credit enhancement, derivative instruments and other assets of the related trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

_______ __, 20__

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

For each issue, we will provide information to you about the notes in two separate documents that progressively provide more detail:

●

this prospectus, including the Appendices hereto, which provides general information, some of which may not apply to your series of notes; and

●

the related prospectus supplement, including all Annexes and Exhibits thereto, which describes the specific terms of your series of notes, including:

●

the timing of interest and principal payments;

●

financial and other information about the student loans and the other assets owned by the trust;

●

information about credit enhancement;

●

the ratings; and

●

the method of selling the notes.

In making any investment decision, you should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

For certain information concerning the notes, we have provided cross-references to captions in this prospectus and the accompanying prospectus supplement.  Under each of those captions, further information about the notes is provided. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

Page

Prospectus Summary

7

Principal Parties

7

The Notes

8

Assets of the Issuing Entity

10

Collection Account

11

Reserve Account

11

Pre-Funding Account

12

Capitalized Interest Account

12

Other Accounts

12

Pre-Funding Period

13

Revolving Period

13

Credit and Cash Flow or other Enhancement or Derivative Arrangements

13

Servicing Agreements

13

Servicing Fee

14

Administration Agreement

14

Administration Fee

14

Purchase Agreements

14

Sale Agreements

14

Representations and Warranties of the Depositor

15

Representations and Warranties of SLM Education Credit  Finance Corporation and  the
Other Sellers Under  the Purchase Agreements

16

Covenants of the Servicer

16

Optional Purchases

17

Call Option and Collateral Call

17

Auction of Trust Assets

18

Tax Considerations

18

ERISA Considerations

19

Ratings

19

Risk Factors

20

Because The Notes May Not Provide Regular Or Predictable Payments, You May Not
Receive The Return On Your Investment That You Expected

20

The Notes Are Not  Suitable Investments For All Investors

20

If A Secondary Market For Your Notes Does Not Develop, The Value Of Your Notes
May Diminish

20

The Issuing Entity Will Have Limited Assets From Which To Make Payments On The
Notes, Which May Result In Losses

20

Private Education Loans May Have Greater Risk Of Default

21

Past Charge-Off Rates On SLM Corporation’s Private Education Loans May Not Be
Indicative Of Future Charge-Off Rates

21

Interests Of Other Persons In Private Education Loans Could Be Superior To An Issuing
Entity’s Interest, Which May Result In Reduced Payments On Your Notes

22

Risk Of Default By Private Guarantors

23

You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On
The Trust Student Loans

23

If A Guarantor Or Surety Of The Trust Student Loans Experiences Financial
Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Notes

23

The U.S. Department Of Education’s Failure To Make Reinsurance Payments May
Negatively Affect The Timely Payment Of Principal And Interest On Your Notes

24

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual
Borrowers And Other Variables Beyond Our Control

24

You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The
Notes

25

A Failure To Comply With Student Loan Origination And Servicing Procedures Could
Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The
Trust Student Loans, Which May Result In Delays In Payment Or Losses On Your
Notes

26

The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation
May Result In Losses On Your Notes

26

Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or
Delays In Payment On Those Notes

26

The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The
Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear
Reinvestment Risk

27

Incentive Programs May Affect Your Notes

27

Payment Offsets By FFELP Loan Guarantors Or The U.S. Department Of Education
Could Prevent The Issuing Entity From Paying You The Full Amount Of The
Principal And Interest Due On Your Notes

28

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A
Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May
Have An Adverse Effect On Your Notes

29

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor
Servicer Or Reduce Payments On Your Notes

29

The Bankruptcy Of The Depositor, SLM ECFC Or Any Other Seller Could Delay Or
Reduce Payments On Your Notes

29

The Indenture Trustee May Have Difficulty Liquidating Trust Student Loans After An
Event Of Default

30

The Enactment Of The Health Care and Education Act of 2010 And Any Other Future
Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor,
SLM ECFC Or The Other Sellers And, Accordingly, Adversely Affect Your Notes

31

The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s
Security Interest In The Student Loans

31

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes

32

An Issuing Entity May Be Affected By Delayed Payments From Borrowers Called To
Active Military Service

32

Consumer Protection Laws May Affect Enforceability Of Student Loans

33

Risk Of Bankruptcy Discharge Of Private Education Loans

33

Subordinated Noteholders May Not Be Able To Direct The Indenture Trustee Upon An
Event Of Default Under The Indenture

33

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap
Termination Events, An Issuing Entity May Be Required To Make A Large
Termination Payment To Any Related Swap Counterparty

34

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates

34

Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates

35

If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May Not
Be Able To Reinvest In A Comparable Note

36

Risks Related To Reset Rate Notes

36

If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid

36

Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered
Your Reset Rate Notes

37

If Investments In An Accumulation Account Do Not Perform As Anticipated, Your
Notes May Be Downgraded Or You May Suffer A Loss

38

In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An
Investment Reserve Account, Principal Payments To Subordinated Noteholders May
Be Delayed, Or Subordinated Noteholders May Suffer A Loss

38

If The Holder Of The Call Option On The Reset Rate Notes Exercises The Call Option,
You May Not Be Able To Reinvest In A Comparable Note

39

If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale
Through The Secondary Market If You Wish To Sell Your Reset Rate Notes

39

If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive
May Be Less Than The Then-Prevailing Market Rate Of Interest

39

Formation of the Issuing Entities

41

The Issuing Entities

41

Eligible Lender Trustee or Trustee

42

Use Of Proceeds

43

The Depositor

44

The Sponsor, Servicer and Administrator

45

The Sellers

47

The Student Loan Pools

48

FFELP Delinquencies, Defaults, Claims and Net Losses

49

Static Pool Data

49

Prepayments and Yield

50

Payment of Notes

50

Termination

50

Sallie Mae’s Student Loan Financing Business

51

Transfer and Servicing Agreements

61

General

61

Purchase of Student Loans by the Depositor; Representations and Warranties of the
Sellers

61

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor

62

Custodian of Promissory Notes

63

Additional Fundings

63

Amendments to Transfer and Servicing Agreements

64

Servicing and Administration

64

General

64

Accounts

65

Servicing Procedures

67

Payments on Student Loans

67

Servicer Covenants

68

Servicing Compensation

69

Evidence as to Compliance

70

Matters Regarding the Servicer

71

Servicer Default

72

Rights Upon Servicer Default

73

Waiver of Past Defaults

73

Administration Agreement

73

Administrator Default

74

Rights Upon Administrator Default

75

Statements to Indenture Trustee and Trust

75

Evidence as to Compliance

77

Trading Information

77

Pool Factors

78

Description of the Notes

79

General

79

Principal and Interest on the Notes

79

Call Option on the Notes

80

Collateral Call

80

The Indenture

80

Additional Information Regarding the Notes

86

Fixed Rate Notes

86

Floating Rate Notes

86

The Reset Rate Notes

87

Determination of Indices

105

Distributions

114

Credit Enhancement and Other Support

114

General

114

Subordination of Notes

115

Reserve Accounts

115

Capitalized Interest Accounts

115

Cash Capitalization or Cash Collateral Accounts

115

Supplemental Interest Accounts

115

Investment Premium Purchase Accounts

116

Investment Reserve Accounts

116

Overcollateralization

116

Letters of Credit

116

Liquidity Agreements

117

Pool Insurance Policies

117

Financial Guaranty Insurance Policies or Surety Bonds

117

Repurchase Bonds

117

Swap Agreements, Cap Agreements or other Financial or Derivative Instruments;

117

Insolvency Events

118

Book-Entry Registration

118

Reset Rate Notes

121

Non-U.S. Dollar Denominated Notes

124

Definitive Notes

126

List of Noteholders

127

Reports to Noteholders

127

Certain Legal Aspects of the Student Loans

127

Transfer of Student Loans

127

Consumer Protection Laws

129

Loan Origination and Servicing Procedures Applicable to Student Loans

129

Student Loans Generally Not Subject to Discharge in Bankruptcy

130

U.S. Federal Income Tax Consequences

130

Tax Characterization of the Trust

131

Tax Consequences to Holders of Notes In General

131

Special Tax Consequences to Holders of Non-U.S. Dollar Denominated Notes

136

Special Tax Consequences to Holders of Reset Rate Notes

139

European Union Directive On The Taxation Of Savings Income

141

State Tax Consequences

142

ERISA Considerations

142

Available Information

146

Reports to Noteholders

146

Incorporation of Documents by Reference

147

The Plan of Distribution

147

Legal Matters

150

 Appendix A:  Federal Family Education Loan Program

A-1

Appendix B:  Undergraduate and Graduate Loan Programs

B-1

Appendix C:  Law Loan Programs

C-1

Appendix D:  MBA Loan Programs

D-1

Appendix E:  Medical Loan Programs

E-1

Appendix F:  Dental Loan Programs

F-1

Appendix G:  Direct-to-Consumer Loan Programs

G-1

Appendix H: Private Consolidation Loan Program

H-1

Appendix I:  Career Training Loan Program

I-1

Appendix J:  Global Clearance, Settlement and Tax Documentation Procedures

J-1

PROSPECTUS SUMMARY

This summary highlights selected information concerning the notes. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information which appears elsewhere in this document and in the prospectus supplement for your particular notes.

Principal Parties
Issuing Entity

Each issuing entity will be a Delaware statutory trust to be formed for each series of notes under a trust agreement between the depositor, a Delaware trustee and an eligible lender trustee or trustee, as applicable.  We sometimes refer to an issuing entity as a “trust” in this prospectus.

Depositor

The depositor is SLM Funding LLC, which is a Delaware limited liability company. SLM Education Credit Finance Corporation is the sole member of the depositor. An interim eligible lender trustee specified in the prospectus supplement for your notes will hold legal title to any FFELP loans on our behalf. Where the context involves the holding or transferring of legal title to FFELP loans, references herein to the depositor include the interim eligible lender trustee.

Trustee, Delaware Trustee and Eligible Lender Trustee

For each series of notes, the related prospectus supplement will specify the trustee, the Delaware trustee and/or eligible lender trustee, as applicable, for the related issuing entity. See “Formation of the Issuing Entities—Eligible Lender Trustee or Trustee” in this prospectus.

Sponsor	The sponsor is Sallie Mae, Inc. We sometimes refer to Sallie Mae, Inc. as SMI in this prospectus.
Servicer

The servicer will be either SMI or another servicer specified in the prospectus supplement for your notes. SMI manages and operates the loan servicing functions for SLM Corporation and its affiliates and certain unrelated parties.

Under the circumstances described in this prospectus, the servicer may transfer its servicing obligations to other entities. It may also contract with other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers with whom the servicer has contracted. See “Servicing and Administration—Matters Regarding the Servicer” in this prospectus.

Sellers

The sellers are SLM Education Credit Finance Corporation and/or other affiliates of the depositor as identified in the related prospectus supplement. We sometimes refer to SLM Education Credit Finance Corporation as SLM ECFC in this prospectus.

Originators

To the extent that non-FFELP loans have been originated by one or more originators not affiliated with SMI or the depositor and constitute a material portion of the related loan pool, the identity of such originators will be disclosed, to the extent known. The requisite information concerning those originators, to the extent available, will be provided in the related prospectus supplement.

Indenture Trustee	For each series of notes, the related prospectus supplement will specify the indenture trustee for the notes. See “Description of the Notes—The Indenture—The Indenture Trustee” in this prospectus.
Administrator

The administrator of the issuing entity will be either Sallie Mae, Inc. or a sub-administrator specified in the prospectus supplement for your notes.  Under the circumstances described in this prospectus, the administrator may transfer its obligations as administrator to an affiliate. The administrator may also contract with sub-administrators.  If there is a sub-administrator, the identity of the sub-administrator will be specified in the prospectus supplement for your notes.  The related prospectus supplement will describe any sub-administrators with whom the administrator has contracted.  See “Summary of Terms—Administrator” in the related prospectus supplement.

The Notes

Each series of notes will include one or more classes of student loan-backed notes. The notes will be issued under an indenture between the issuing entity and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in minimum denominations and additional amounts in excess thereof, as  provided in the related prospectus supplement. The depositor may denominate the notes in U.S. Dollars or a non-U.S. Dollar currency as specified in the related prospectus supplement.  The notes will be available initially in book-entry form only unless otherwise specified in the related prospectus supplement. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

See “Additional Information Regarding the Notes—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

Each class of notes will have a stated principal amount and will bear interest at the rate described in the related prospectus supplement. Interest rates may vary between the classes of notes in a particular series. The interest rate for a class of notes may be:

● fixed;
● variable;
● adjustable;
● reset rate; or
● any combination of these rates.
The related prospectus supplement will specify:
● the stated principal amount of each class of notes; and
● the interest rate for each class of notes or the method for determining the interest rate.
See “Description of the Notes—Principal and Interest on the Notes” in this prospectus and “Summary of Terms—The Notes” and “—Information About the Notes” in the related prospectus supplement.
If a series includes two or more classes of notes:
● the timing and priority of payments, seniority, interest rates and/or the method of determining interest rates or amount of payments of principal or interest may differ for each class; or
● payments of principal or interest on a class may or may not be made, depending on whether specified events occur.
The related prospectus supplement will provide this information.
Assets of the Issuing Entity	The assets of each issuing entity will include a pool of student loans. The loans, as specified in the related prospectus supplement, may be:
● education loans to students or parents of students made under the Federal Family Education Loan Program, known as the FFELP; or
● other education loans not made under the FFELP.
Student loans owned by the issuing entity are called “trust student loans.”
The assets of each issuing entity will include rights to receive payments made on these trust student loans and any proceeds related to them.

We will purchase the student loans from SLM ECFC or another affiliate of SLM Corporation under one or more  purchase agreements. The prospectus supplement for your notes will describe the seller or sellers that sold the student loans to us. The student loans will be selected based on criteria listed in the related purchase agreement.

We will sell the student loans to the related issuing entity under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold to the issuing entity as of the cutoff date specified in that prospectus supplement. The property of each issuing entity will also include amounts on deposit in specific trust accounts.  The accounts may include: a collection account, any reserve account, any pre-funding account, any capitalized interest account, any cash capitalization account and any other account identified in the related prospectus supplement.  The property of each issuing entity may also include the right to receive payments under any swap agreements entered into by the issuing entity from time to time. See “Formation of the Issuing Entities” in this prospectus.

Each FFELP loan sold to an issuing entity will be guaranteed as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. The percentage of the guarantee will be set forth in the prospectus supplement for your notes. These guarantees are contingent upon compliance with specific origination and servicing procedures, as prescribed by various U.S. federal and guarantor regulations. Each guarantor is reinsured by the U.S. Department of Education for a percentage of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor’s claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See “Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP” in this prospectus.

Non-FFELP loans or “private education loans” may or may not be insured by a private guarantor or surety. If insured private education loans are included in the assets sold to an issuing entity, the issuing entity and the holders of the publicly offered notes related to that issuing entity may or may not have the benefit of the guarantee. If your notes have the benefit of a private guarantee or surety, the related prospectus supplement will describe such private guarantee or surety.

An issuing entity’s assets may include various agreements with counterparties providing for interest rate swaps, currency swaps, interest rate caps and similar financial contracts. As applicable, these agreements will be described in the related prospectus supplement.

Collection Account

For each issuing entity, the administrator will establish and maintain one or more accounts to hold all payments made with respect to the trust student loans. We refer to each of these accounts collectively as the “collection account” in this prospectus. The collection account will be in the name of the indenture trustee on behalf of the holders of the notes. The collection account will be an asset of the issuing entity. The related prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

Reserve Account

The administrator will establish a reserve account for each series. The reserve account will be established in the name of the indenture trustee and will be an asset of the issuing entity. On the relevant closing date, we will make a deposit into the reserve account, as specified in the related prospectus supplement. The initial deposit into the reserve account may be supplemented from time to time by additional deposits. The related prospectus supplement will describe the conditions and amounts of these additional deposits.

The related prospectus supplement for each issuing entity will describe when amounts in the reserve account will be available to cover shortfalls in payments due on the notes. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

Pre-Funding Account

The related prospectus supplement for your notes will inform you if a portion of the net proceeds of the sale of the notes will be held in a pre-funding account and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the issuing entity. The related prospectus supplement will describe the permitted uses of any funds in the pre-funding account, the conditions for their application and the length of time during which additional student loans may be purchased with amounts on deposit in the pre-funding account.

Capitalized Interest Account

The related prospectus supplement for your notes will inform you if the administrator will establish and maintain a capitalized interest account as an asset of the issuing entity. If a capitalized interest account is established, it will be in the name of the indenture trustee and the related issuing entity will make an initial deposit from the net proceeds of the sale of the notes into that account as specified in the related prospectus supplement. This initial deposit will be in the form of either cash or eligible investments.

Funds in the capitalized interest account will be available to cover shortfalls in payments of primary servicing, administration, interest due to senior noteholders and payments due to each swap counterparty (other than any termination payments) pursuant to any swap agreement then in effect. Following such payments and after application of funds available in the collection account, but before application of funds in the reserve account, any funds remaining in the capitalized interest account will be applied toward shortfalls in payments of interest to subordinate noteholders.

Other Accounts

The related prospectus supplement for your notes will also describe any other accounts established for the related issuing entity. These accounts may include cash collateralization accounts, supplemental interest accounts, investment reserve accounts, investment premium purchase accounts, currency accounts, and for any series that contains reset rate notes, one or more accumulation accounts.

Pre-Funding Period

The related prospectus supplement for your notes will inform you if there is a pre-funding period (and the length of such pre-funding period) during which the trust may acquire additional student loans with amounts on deposit in the pre-funding account.  The length of the pre-funding period will not extend for more than one year from the date of issuance of the related series of notes.  The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of notes.  The additional trust student loans acquired during the pre-funding period will have the same general characteristics as the original trust student loans in the related pool.

Revolving Period

The related prospectus supplement for your notes will inform you if there is a revolving period (and the length of such revolving period) during which the trust may acquire additional student loans using the cash flows from the related pool of trust student loans.  The length of the revolving period will not extend for more than three years from the date of issuance of the related series of notes.  The related prospectus supplement for your notes will describe the characteristics or selection criteria for the additional trust student loans.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

Credit or cash flow enhancement for any series of notes may include one or more of the items shown under “Additional Information Regarding the Notes—Credit Enhancement and Other Support—General” in this prospectus.

If any credit or cash flow enhancement applies to an issuing entity or any of the notes issued by that issuing entity, the related prospectus supplement will describe the specific enhancement and the conditions for their application as well as the related counterparty, if applicable. A credit or cash flow enhancement may have limitations and exclusions from coverage. The related prospectus supplement will describe any such limitations or exclusions. See “Additional Information Regarding the Notes—Credit Enhancement and Other Support” in this prospectus.

Servicing Agreements

The servicer will enter into one or more servicing agreements covering the trust student loans held by each issuing entity. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, it will file with any guarantor of the trust student loans and the U.S. Department of Education all appropriate claims to collect any guarantee payments or interest subsidy payments and special allowance payments owed on the trust student loans. See “Servicing and Administration” in this prospectus.

Servicing Fee

The servicer will receive a servicing fee as specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in such prospectus supplement. These amounts will be payable monthly.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related notes unless any portion of the servicing fee is expressly subordinated to payments on the notes, as specified in the related prospectus supplement. See “Servicing and Administration—Servicing Compensation” in this prospectus.

Administration Agreement

Sallie Mae, Inc., in its capacity as administrator, will enter into an administration agreement with each issuing entity, the depositor, the eligible lender trustee or trustee, as applicable, the servicer and the indenture trustee. Under this agreement, Sallie Mae, Inc. will undertake specific administrative duties for each issuing entity. See “Servicing and Administration—Administration Agreement” in this prospectus.

Administration Fee

The administrator will receive an administration fee as specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related notes, as specified in the related prospectus supplement. See “Servicing and Administration—Administration Agreement” in this prospectus.

Purchase Agreements

For each issuing entity, the depositor will acquire the related student loans under one or more purchase agreements. We will assign our rights under the purchase agreements to the trustee or eligible lender trustee, as applicable, on behalf of the issuing entity. The issuing entity will further assign these rights to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Sale Agreements

We will sell the trust student loans to the issuing entity under a sale agreement. The trustee or eligible lender trustee, as applicable, will hold legal title to the trust student loans. The issuing entity will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Representations and Warranties of the Depositor

Under the sale agreement for each issuing entity, the depositor, as the seller of the loans to the issuing entity, will make specific representations and warranties to the issuing entity concerning the trust student loans. We will have an obligation to repurchase any trust student loan if the issuing entity is materially and adversely affected by a breach of the depositor’s representations or warranties, unless we can cure the breach within the period specified in the related prospectus supplement. Alternatively, we may substitute qualified student loans rather than repurchasing the affected loans. Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by us in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:

● principal balance;
● status—in-school, grace, deferment, forbearance or repayment;
● program type—Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or non-FFELP loans;
● school type;
● total return; and
● remaining term to maturity.
Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired.
In addition, the depositor will have an obligation to reimburse the issuing entity for:
● any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced; and
● any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.
See “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” in this prospectus.
Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers Under the Purchase Agreements

In each purchase agreement, the related seller of the student loans will make representations and warranties to the depositor concerning the student loans sold through that purchase agreement. These representations and warranties will be similar to the representations and warranties we made under the related sale agreement. Under each purchase agreement, the related seller will have repurchase, substitution and reimbursement obligations that match our obligations under the sale agreement.

See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in this prospectus.
Covenants of the Servicer

The servicer will agree to service the trust student loans in compliance with the servicing agreement and the Higher Education Act, as applicable. It will have an obligation to purchase from an issuing entity any trust student loan if the issuing entity is materially and adversely affected by a breach by the servicer of any of its covenants concerning that student loan. Alternatively, the servicer will have the right to substitute qualified student loans in those circumstances. Any breach that relates to compliance with the Higher Education Act or the relevant loan program rules, as in effect on such date of determination or the requirements of a guarantor, but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect (for example, any breach by the servicer that is cured within the applicable grace period will not be considered to have a material adverse effect).

If the servicer does not cure a breach within the grace period specified in the related servicing agreement, the purchase or substitution will be made on the collection period end date immediately following the expiration of the applicable cure period, or as otherwise described in the related servicing agreement.

In addition, the servicer will have an obligation to reimburse the issuing entity for:
● any shortfall between the aggregate principal balance of the qualified substitute student loans and the aggregate principal balance of the loans being replaced; and
● any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any relevant loan program payments lost as a result of a breach of the servicer’s covenants.
See “Servicing and Administration—Servicer Covenants” in this prospectus.
Optional Purchases

Subject to any limitations described in the related prospectus supplement, the servicer or another entity specified in such prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining trust student loans owned by an issuing entity on any distribution date when the pool balance of the remaining student loans is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus.

In addition, the servicer or another entity specified in the related prospectus supplement may have an option to purchase or arrange for the purchase of some of the trust student loans at any time.  If the servicer or another entity has this option, the related prospectus supplement will specify the percentage limitation required for such purchase together with the other limitations thereon.

Call Option and Collateral Call

If specified in the related prospectus supplement, the servicer or one of its affiliates specified in such prospectus supplement may exercise its option to call, in full, one or more classes of notes.  If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on such class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition. See “Description of the Notes—Call Option on the Notes” in this prospectus.  Each class of reset rate notes will be subject to a call option as described under “Additional Information Regarding the Notes—The Reset Rate Notes—Call Option” in this prospectus.  In addition, if specified in the related prospectus supplement and provided that the rating agency condition is satisfied, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes.

See “Description of the Notes—Collateral Call” in this prospectus.
Auction of Trust Assets

Subject to any limitations described in the related prospectus supplement, the indenture trustee will offer for sale by auction all remaining trust student loans at the end of the collection period in which their aggregate pool balance is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus and “Summary of Terms—Termination of the Trust—Auction of Trust Assets” in the related prospectus supplement.

Tax Considerations

On the closing date for a series, Shearman & Sterling LLP or another law firm identified in the related prospectus supplement, as federal tax counsel to the applicable issuing entity, will deliver an opinion stating that, for U.S. federal income tax purposes:

● the notes of that series will be characterized as debt; and
● the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation.
In addition, the law firm identified in the related prospectus supplement as Delaware tax counsel to the issuing entity will deliver an opinion stating that:
● the tax characterizations which apply for U.S. federal income tax purposes would apply for Delaware state income tax purposes; and
● holders of the notes that are not otherwise subject to Delaware state income taxation will not become subject to Delaware state tax as a result of their ownership of the notes.
By acquiring a note, you will agree to treat that note as indebtedness.
See “U.S. Federal Income Tax Consequences” and “State Tax Consequences” in this prospectus.
ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the plan’s purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Ratings

All of the notes will be rated in at least one of the four highest rating categories by at least two nationally recognized statistical rating organizations. The related prospectus supplement for each issuing entity will specify the ratings for the notes being issued.

RISK FACTORS

You should carefully consider the following risk factors in deciding whether to purchase any notes. You should also consider the additional risk factors described in the related  prospectus supplement. All of these risk factors could affect your investment in or return on the notes.

Because The Notes May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Your Investment That You Expected	The notes may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on your investment that you expected.
The Notes Are Not Suitable Investments For All Investors

The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of such an investment, as well as the interaction of these factors.

If A Secondary Market For Your Notes Does Not Develop, The Value Of Your Notes May Diminish

The notes will be a new issue without an established trading market. While we intend to list the notes on a European exchange if specified in the related prospectus supplement, we do not intend to list the notes on any exchange in the United States. We cannot assure you that a listing on a European exchange will be accepted nor, in any event, that a secondary market for the notes will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

The Issuing Entity Will Have Limited Assets From Which To Make Payments On The Notes, Which May Result In Losses

An issuing entity will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans and the guarantee agreements. If so provided in the related prospectus supplement, the issuing entity may have a reserve account, any other accounts established in the issuing entity’s name, any derivative contracts and other credit or cash flow enhancements.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, as applicable, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties and the other specified credit or cash flow enhancements to repay your notes. If these sources of funds are unavailable or insufficient to make payments on your notes, you may experience a loss on your investment.

Private Education Loans May Have Greater Risk Of Default

Private education loans are made to students who may have higher debt burdens than student loan borrowers as a whole. Borrowers of private education loans  typically have already borrowed up to the maximum annual or aggregate limits under the FFELP. As a result, borrowers of private education loans may be more likely than other student loan borrowers as a whole to default on their payments or have a higher rate of forbearances. Failures by borrowers to pay timely the principal and interest on their private education loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any collection period and adversely affect an issuing entity’s ability to pay principal and interest on your notes. In addition, the private education loans are not secured by any collateral of the borrowers and are not insured by any FFELP guaranty agency or by any governmental agency. Consequently, if a borrower defaults on a private education loan, you will bear the risk of loss to the extent that the reserve account or other specified credit enhancement for your notes is insufficient or unavailable to cover such default.

Past Charge-Off Rates On SLM Corporation’s Private Education Loans May Not Be Indicative Of Future Charge-Off Rates

Sallie Mae, Inc. as the servicer, has agreed to service the trust student loans on the same terms as they service substantially similar loans owned by SLM Corporation and its affiliates.  SLM Corporation and its subsidiaries have established forbearance policies for their private education loans under which they provide the borrower with temporary relief from payment of principal or interest in exchange for a processing fee paid by the borrower, which is waived under certain circumstances.  During the forbearance period, generally granted in three-month increments, interest that the borrower otherwise would have paid is typically capitalized at the end of the forbearance term.  At December 31, 2009, approximately 5.50% of SLM Corporation’s managed private education loans in repayment and forbearance were in forbearance. Forbearance is used most heavily when the borrower’s loan enters repayment; however, borrowers may apply for forbearance multiple times and a significant number of private education loan borrowers have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments on his account will be accounted for as a borrower in  current repayment status when the borrower exits the forbearance period.  In addition, past charge-off rates on SLM Corporation’s private education loans may not be indicative of future charge-off rates because of, among other things, the use of forbearance and the effect of future changes to the forbearance policies.  If their forbearance policies prove over time to be less effective on cash collections than they expect or if they limit the circumstances under which forbearance may be granted under their forbearance policies, these changes could have a material adverse effect on the amount of future charge-offs and the ultimate default rate changes.

In addition, future charge-off rates can be higher than anticipated due to a variety of factors such as downturns in the economy, regulatory or operational changes in debt management operations’ effectiveness, and other unforeseeable future trends.  You will bear the risk of loss if actual future performance in charge-offs and delinquency is worse than estimated.

Interests Of Other Persons In Private Education Loans Could Be Superior To An Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes

Another person could acquire an interest in a private education loan that is superior to an issuing entity’s interest in that student loan because the promissory notes evidencing private education loans will not be segregated or marked as belonging to an issuing entity and will not be held by a third-party custodian on behalf of the indenture trustee. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect an issuing entity’s interest in the related private education loans. The servicer will also mark its books and records accordingly. However, the servicer will continue to hold the promissory notes evidencing private education loans. If another party purchases (or takes a security interest in) one or more private education loans for new value in the ordinary course of business and obtains possession of those promissory notes evidencing private education loans without actual knowledge of the issuing entity’s interests, the new purchaser (or secured party) might acquire an interest in those private education loans superior to the interest of the applicable issuing entity.

Risk Of Default By Private Guarantors

If applicable to the trust student loans backing your notes, if a private guarantor defaults on its guarantee obligations, you will rely solely on payments from the related borrower for payments on the related private guaranteed student loan. In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed student loan to the extent this loss is not covered by the limited credit enhancement provided in the financing structure for your notes.

You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On The Trust Student Loans

If a borrower defaults on a trust student loan that is only 98% or 97% guaranteed, the related issuing entity will experience a loss of approximately 2% or 3%, as the case may be, of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your notes.

If A Guarantor Or Surety Of The Trust Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Notes

All of the trust student loans will be unsecured. As a result, the only security for payment of a guaranteed student loan is the guarantee provided by the applicable guarantor or surety. Student loans acquired by each issuing entity may be subject to guarantee or surety agreements with a number of individual guarantors or insurance companies. A deterioration of a guarantor’s or surety’s financial condition and ability to honor guarantee claims could result in a failure of that guarantor or surety to make guarantee or surety payments to the eligible lender trustee in a timely manner, or at all. The financial condition of a guarantor or surety could be adversely affected by a number of factors, including the amount of claims made against that guarantor or surety  as a result of borrower defaults.

A FFELP guarantor’s financial condition and ability to honor guarantee claims could be adversely affected by a number of other factors including:
● the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a student loan;
● the amount of claims made against that guarantor as a result of borrower defaults;

●

the amount of claims reimbursed to that guarantor from the U.S. Department of Education, which range from 75% to 100% of the guaranteed portion of the loan, depending on the date the loan was made and the historical performance of the guarantor; and

●

changes in legislation that may reduce expenditures from the U.S. Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the U.S. Department of Education.

If the financial condition of a guarantor or surety  deteriorates, they may fail to make guarantee payments in a timely manner, or at all. In that event, you may suffer delays in payment or losses on your notes.

The U.S. Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Notes

If a FFELP guarantor is unable to meet its guarantee obligations, the issuing entity may submit claims directly to the U.S. Department of Education for payment. The U.S. Department of Education’s obligation to pay guarantee claims directly is dependent upon its determination that the guarantor is unable to meet its guarantee obligations. If the U.S. Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your notes. In addition, if the U.S. Department of Education determines that the FFELP guarantor is able to meet its guarantee obligations, the U.S. Department of Education will not make guarantee payments to the issuing entity. The U.S. Department of Education may or may not make the necessary determination that the guarantor is unable to meet its guarantee obligations.  If the U.S. Department of Education determines that the guarantor is unable to meet its guarantee obligations, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control

A borrower may prepay a student loan in whole or in part, at any time. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. Various loan consolidation programs, including those offered by affiliates of the depositor, available to eligible borrowers may increase the likelihood of prepayments. In addition, an issuing entity may receive unscheduled payments due to defaults and purchases by the servicer or the depositor. Because a pool may include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to noteholders in any period. Consequently, the length of time that your notes are outstanding and accruing interest may be shorter than you expect.

On the other hand, the trust student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. Consequently, the length of time that your notes are outstanding and accruing interest may be longer than you expect.

Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to noteholders.

The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.
You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Notes

Asset-backed notes usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the notes. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the notes.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Trust Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes

The rules under which the trust student loans were originated, including the Higher Education Act or the program rules and surety agreements for private education loans, require lenders making and servicing student loans and the guarantors, if any, guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:

●

the U.S. Department of Education’s refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans; or

●

the guarantors’ or sureties’ inability or refusal to make guarantee or insurance payments on the trust student loans.

Loss of any loan program payments could adversely affect the amount of available funds and the issuing entity’s ability to pay principal and interest on your notes.
The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Notes

Under some circumstances, the issuing entity has the right to require the depositor or the servicer to purchase a trust student loan or provide the issuing entity with a substitute student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the issuing entity, and is not cured within the applicable cure period. We cannot guarantee you, however, that the depositor or the servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Notes

Some classes of notes may be subordinate to other classes of that series. Consequently, holders of some classes of notes may bear a greater risk of losses or delays in payment. The related prospectus supplement will describe the nature and extent of any subordination.

The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk

The notes may be repaid before you expect them to be if:

●

the servicer or other applicable entity exercises its option to purchase all of the trust student loans; or

●

the indenture trustee successfully conducts an auction sale.

Either event would result in the early retirement of the notes outstanding on that date. If this happens, your yield on the notes may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable notes at an equal yield.

Incentive Programs May Affect Your Notes

At the present time, the sellers of the trust student loans make available to borrowers various incentive programs.  In addition, under the terms of the servicing agreement for your notes, the servicer may make new incentive programs available to borrowers with trust student loans.  See “Sallie Mae’s Student Loan Financing Business—Servicing—Incentive Programs” in this prospectus.  These current or future incentive programs may affect payments on your notes.

For example, if one or more of the incentive programs which offer a principal balance reduction to borrowers are made available to borrowers with trust student loans and a higher than anticipated number of borrowers qualify, the principal balance of the affected trust student loans may repay faster than anticipated.

Accordingly, your notes may experience faster than anticipated principal payments.

Conversely, the existence of these incentive programs may discourage a borrower from prepaying an affected trust student loan.  If this were to occur, the principal balance of your notes may be reduced over a longer period than would be the case if there were no such incentive program.

Furthermore, incentive programs may reduce the amount of funds available to make payments on your notes by reducing the principal balances and yield on the trust student loans.  In that case, you will bear the risk of any loss not covered by available credit enhancement.

Payment Offsets By FFELP Loan Guarantors Or The U.S. Department Of Education Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal And Interest Due On Your Notes

The eligible lender trustee may use the same U.S. Department of Education lender identification number for FFELP loans in an issuing entity as it uses for other FFELP loans it holds on behalf of other issuing entities established by us. If it does, the billings submitted by the eligible lender trustee or the servicer to the U.S. Department of Education (for items such as special allowance payments or interest subsidy payments) and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other issuing entities using the same lender identification number. Payments on those billings by the U.S. Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various issuing entities that reference the same lender identification number.

If the U.S. Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the issuing entity for your notes or other issuing entities, the U.S. Department of Education or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the issuing entity. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the issuing entity’s ability to pay you principal and interest on the notes.

The servicing agreement for your notes and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Such provisions require one entity to compensate the other or accept a lesser payment to the extent the latter has been assessed for the liability of the former. Even with cross-indemnification provisions, however, the amount of funds available to the issuing entity from indemnification would not necessarily be adequate to compensate the issuing entity and investors in the notes for any previous reduction in the available funds.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Notes

If a servicer default occurs, the indenture trustee or the noteholders of a given series of notes may remove the servicer without the consent of the trustee or eligible lender trustee, as applicable. Only the indenture trustee or the noteholders, and not the trustee or eligible lender trustee, as applicable, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

●

the cost of the transfer of servicing to the successor servicer;

●

the ability of the successor servicer to perform the obligations and duties of the servicer under the servicing agreement; or

●

the servicing fees charged by the successor servicer.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the trust student loans.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes

In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur.  Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Bankruptcy Of The Depositor, SLM ECFC Or Any Other Seller Could Delay Or Reduce Payments On Your Notes

We have taken steps to assure that the voluntary or involuntary application for relief by SLM ECFC, which is the sole member of the depositor, or any other applicable seller under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of SLM ECFC and the other sellers. However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of SLM ECFC or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the notes or reductions in these amounts could result.

SLM ECFC, the other sellers of the student loans and the depositor intend that each transfer of student loans to the depositor will constitute a true sale. If such transfer constitutes a true sale, the student loans and their proceeds would no longer be considered property of SLM ECFC or the other sellers should any such seller become subject to an insolvency law.

If SLM ECFC or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans from the related seller to the depositor should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the notes could occur.

In addition, if the court ruled in favor of this position, reductions in the amount of payments on the notes could result.

If the transfer of student loans by SLM ECFC or any other seller to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the SLM ECFC or the applicable seller that arises before the transfer of those student loans to the depositor may have priority over that issuing entity’s interest in the student loans.

The Indenture Trustee May Have Difficulty Liquidating Trust Student Loans After An Event Of Default

If an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the noteholders (but only in the event that there has been a payment default on a class of senior notes, and in all other cases, if the purchase price received from the sale of the trust student loans is sufficient to repay all related noteholders in full).  However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make noteholders whole.

The Enactment Of The Health Care and Education Act of 2010 And Any Other Future Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor, SLM ECFC Or The Other Sellers And, Accordingly, Adversely Affect Your Notes

On March 30, 2010, the Health Care and Education Reconciliation Act of 2010 (the “Reconciliation Act”) was enacted into law. Effective July 1, 2010, the Reconciliation Act eliminates the FFELP. The terms of existing FFELP loans are not materially affected by the Reconciliation Act.  The Higher Education Act or other relevant federal or state laws, rules and regulations may be further amended or modified in the future in a manner, including as part of any reauthorization of the Higher Education Act, that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors. Among other things, the level of guarantee payments may be adjusted from time to time. The elimination of FFELP and any other future changes could affect the ability of SLM ECFC, the other sellers, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any issuing entity or the notes that it issues.

The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In The Student Loans

For loans disbursed on or after July 1, 1999, a master promissory note evidences any student loan made to a borrower under the Federal Family Education Loan Program. When a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all of the related student loans are evidenced by a single promissory note.

Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

It is possible that student loans transferred to the issuing entity may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee’s lien, that third party may also claim an interest in the student loan. It is possible that the third party’s interest could be prior to or on a parity with the interest of the indenture trustee.

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes

The related prospectus supplement for your notes will specify the minimum required ratings for the notes. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downgrade in the rating on your notes is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

An Issuing Entity May Be Affected By Delayed Payments From Borrowers Called To Active Military Service

The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws.  As a result, there may be unanticipated delays in payment and losses on the trust student loans.

Consumer Protection Laws May Affect Enforceability Of Student Loans

Numerous federal and state consumer protection laws, including various state usury laws and related regulations, impose substantial requirements upon lenders and servicers involved in consumer finance. Some states impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee’s ability to enforce consumer finance contracts such as the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

Risk Of Bankruptcy Discharge Of Private Education Loans

Private education loans made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy.  Private education loans can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents.  In addition, direct-to-consumer loans are disbursed directly to the borrowers based upon certifications and warranties contained in their promissory notes, including their certification of the cost of attendance for their education.  This process does not involve school certification as an additional control and, therefore, may be subject to some additional risk that the loans are not used for qualified education expenses.  If you own any notes in a related issuing entity, you will bear any risk of loss resulting from the discharge of any borrower of a private education loan to the extent the amount of the default is not covered by the issuing entity’s credit enhancement.

Subordinated Noteholders May Not Be Able To Direct The Indenture Trustee Upon An Event Of Default Under The Indenture

If specified in the related prospectus supplement, and an event of default occurs under the indenture, only the holders of the controlling class of notes, which is defined as the holders of the then outstanding class or classes of the most senior notes, will be able to waive that event of default, accelerate the maturity dates of the notes or direct any remedial action under the related indenture.  In this event, the holders of any outstanding subordinated class or classes of notes will not have any rights to direct any remedial action until each more senior class of notes has been paid in full.

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, An Issuing Entity May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty

To the extent described in the related prospectus supplement, when a class of notes bears interest at a fixed rate, an issuing entity may enter into one or more interest rate swap agreements to hedge basis risk. If at any time a class of notes is denominated in a currency other than U.S. Dollars, the issuing entity will be required to enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency risk.

A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the issuing entity or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the issuing entity owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related notes, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of notes may suffer a loss.

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the issuing entity under an interest rate swap agreement, but the related swap counterparty defaults and the administrator is unable to arrange for a replacement swap agreement, holders of such notes will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates which the issuing entity would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of notes and you may suffer a loss.

Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates

To the extent described in the related prospectus supplement, when a class of notes is to be denominated in a currency other than U.S. Dollars, the issuing entity will enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks. The currency swap agreements will be intended to convert:

● principal and interest payments on the related class of notes from U.S. Dollars to the applicable currency; and
● the interest rate on the related class of notes from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency.

Upon an early termination of any currency swap agreement, you cannot be certain that the issuing entity will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the issuing entity is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with a class of notes denominated in a currency other than U.S. Dollars.

In addition, the issuing entity may owe the related swap counterparty swap termination payments that are required to be paid pro rata with the related classes of notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your notes and you may suffer loss.

If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the issuing entity will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the applicable currency.

Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if a currency swap agreement is terminated and the issuing entity is not able to enter into a substitute currency swap agreement, all of the notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the issuing entity under a currency swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the issuing entity’s ability to pay principal and interest on your class of notes.

If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May Not Be Able To Reinvest In A Comparable Note

If specified in the prospectus supplement for your notes, the servicer will have, or may transfer to certain of its affiliates, the option to call, in full, one or more classes of notes.  If this option is exercised, the affected class of notes will either remain outstanding and be entitled to all of the benefits of the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the affected class of notes, subject to satisfaction of the rating agency condition set forth in the related prospectus supplement for your notes.  In addition, if specified in the related prospectus supplement and subject to satisfaction of the rating agency condition, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes.  If the note call option or collateral call option is exercised with respect to your class of notes, you will receive a payment of principal equal to the outstanding principal balance of your notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

Risks Related To Reset Rate Notes	(If reset rate notes are offered in the related prospectus supplement, the following risk factors will apply.)
If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid

To the extent described in the prospectus supplement for your notes, a currency swap agreement supporting payment of reset rate notes denominated in a currency other than U.S. Dollars may provide for the payment to all reset rate noteholders of approximately two business days of interest at the applicable rate resulting from a required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg. If a currency swap agreement is terminated, however, the issuing entity, in turn, will make payments in respect of those reset rate notes, but will not make payments for those additional days of interest resulting from the required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg.

Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Notes

Unless notice of the exercise of the call option described below has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identity of the remarketing agents, whether (1) such class of notes will be subject to an automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate notes by timely delivery of a hold notice, or (2) whether such class of notes is subject to mandatory tender by all of the holders regardless of a desire by any noteholders to retain their notes.  The administrator also will request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate notes wishes to retain its notes or inform them of any procedures to be followed in connection with a mandatory tender of such notes.

Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate notes may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.  See “Additional Information Regarding the Notes—The Reset Rate Notes—Timeline” in this prospectus for a chart describing the dates related to the entire remarketing process.

If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss

During any reset period when an accumulation account is being maintained for a class of reset rate notes, the administrator, on behalf of the issuing entity, will invest any funds on deposit in that accumulation account in eligible investments, as defined in the administration agreement. Eligible investments include among other things asset-backed notes and repurchase obligations under repurchase agreements entered into with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof, that satisfy the applicable minimum rating requirements set by the applicable rating agencies and that have an expected maturity date at least one business day before the next reset date for the related class of reset rate notes.

There can be no assurance that these investments will not default or that they will always retain their initial ratings. Any downgrade in these investments would also likely reduce the market value of such investments. In this event, if the administrator were to have the issuing entity sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your notes, you may suffer a loss. Furthermore, there is no certainty that these investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that, absent sufficient cash flow from the assets of the issuing entity, other than the accumulation account, to offset these losses, you could suffer a loss on your notes.

In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An Investment Reserve Account, Principal Payments To Subordinated Noteholders May Be Delayed, Or Subordinated Noteholders May Suffer A Loss

On and after the date on which the senior notes have been paid in full, or on and after any earlier date described in the related prospectus supplement, your subordinated notes will be entitled to principal distributions. However, if amounts on deposit in an accumulation account for a class of reset rate notes bearing interest at a fixed rate become sufficiently large, it is possible that required deposits into the related supplemental interest account may result in a shortage of available funds, and principal would not be paid to you on that or succeeding distribution dates until there are sufficient available funds.

In addition, amounts required to be deposited into a related investment reserve account will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to the subordinated notes. If there are insufficient available funds following any such deposit, principal payments to your subordinated notes may be delayed. In addition, if amounts withdrawn from the investment reserve account are insufficient to offset losses on eligible investments, and there are insufficient available funds to both replenish the related accumulation account and make payments of principal to the subordinated noteholders, you may suffer a loss.

If The Holder Of The Call Option On The Reset Rate Notes Exercises The Call Option, You May Not Be Able To Reinvest In A Comparable Note

SLM Corporation will have, or may transfer to certain of its subsidiaries, the option to call, in full, any class of reset rate notes on each related reset date, even if you have delivered a hold notice. If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your reset rate notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through The Secondary Market If You Wish To Sell Your Reset Rate Notes

In connection with the remarketing of your class of reset rate notes, if a failed remarketing is declared, your reset rate notes will not be sold even if you attempted or were required to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate notes, independent of the remarketing process.

If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May Be Less Than The Then-Prevailing Market Rate Of Interest

If a failed remarketing is declared, your class of reset rate notes will become subject to the applicable failed remarketing rate. If your class is then denominated in U.S. Dollars, you will receive interest until the next reset date at the related failed remarketing rate of three-month LIBOR plus a related spread. If your class is then denominated in a non-U.S. Dollar currency, you will receive interest until the next reset date at the failed remarketing rate established on the related spread determination date, which will always be a floating rate of interest, or at the related initial failed remarketing rate established for your class of reset rate notes on the closing date, as described in the related prospectus supplement. The failed remarketing rate may differ significantly from the rate of interest you received during any previous reset period, which may have been at a fixed rate or based on an index different than three-month LIBOR or the applicable index established on the spread determination date, or on the related closing date, as applicable, with respect a class of reset rate notes. We cannot assure you that the failed remarketing rate will always be at least as high as the prevailing market rate of interest for similar notes and you may suffer a loss in yield.

FORMATION OF THE ISSUING ENTITIES

The Issuing Entities

The depositor will establish a separate issuing entity, in the form of a Delaware statutory trust, for each series of notes.  We sometimes refer to an issuing entity as a “trust.”  Each trust will be formed under a trust agreement.  It will perform only the following activities:

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acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

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enter into one or more swap agreements and/or interest rate cap agreements, from time to time;

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issue the notes;

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make payments on the notes; and

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engage in other incidental or related activities.

Other than issuing the notes or as otherwise specified in the related prospectus supplement for your notes, no trust will be permitted to borrow money or make loans to other persons.  Unless otherwise specified in a related prospectus supplement, the permitted activities of the trust may be amended only with the consent of a majority of the senior and subordinate noteholders, voting separately; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder.

Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee or trustee, as applicable, will use the proceeds from the sale of the related notes to purchase the trust student loans.

Following the purchase of the trust student loans, the assets of the trust will include:

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the trust student loans themselves, legal title to which will be held by either the trustee or the eligible lender trustee, as applicable, will hold;

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all funds collected on the trust student loans on or after the date specified in the related prospectus supplement, including any guarantor, surety or U.S. Department of Education payments;

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all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust account or any other form of credit enhancement (amounts on deposit in any account may be invested in eligible investments as permitted by the related indenture);

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all applicable rights under each applicable swap agreement and/or interest rate cap agreement then in effect;

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rights under the related transfer and servicing agreements, including the right to require the sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions;

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rights under the guarantee or surety agreements with guarantors or insurers; and

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if applicable, rights under any policy with an insurer.

Each trust and its assets (other than the trust student loans) will be administered by the administrator pursuant to the administration agreement.  The servicer will be responsible for the servicing and administration of the trust student loans pursuant to the servicing agreement.  See “Servicing and Administration” in this prospectus.

The trusts will not own any other assets.  The fiscal year of each trust will be a calendar year.

The notes will represent indebtedness of the related trust secured by its assets.  The excess distribution certificate will represent the beneficial ownership interest of the assets of the trust.  To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee or trustee, as applicable.

The sections “The Transfer and Servicing Agreements,” “Servicing and Administration” and “Prospectus Summary—The Notes” in this prospectus contain descriptions of the material provisions of the transaction agreements.  The related prospectus supplement may also contain additional information regarding other material provisions of certain transaction agreements.

Eligible Lender Trustee or Trustee

If the trust student loans for your notes include education loans made under the FFELP, we will specify the eligible lender trustee for that trust in the prospectus supplement for your notes. Each eligible lender trustee for a trust will be the bank or trust company as specified in the related prospectus supplement. It will acquire legal title to all trust student loans made under the FFELP on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

In the event that the trust student loans are not FFELP loans, in lieu of an eligible lender trustee, an owner trustee (referred to herein as the trustee) may be appointed.

We will also specify the Delaware trustee for the related trust in the prospectus supplement for your notes.  The Delaware trustee’s roles will be limited to those duties required under the Delaware Statutory Trust Act.  Unless otherwise provided in the related trust agreement, such roles are limited to fulfilling the provision of the Statutory Trust Act that a Delaware statutory trust shall at all times have at least one trustee, in the case of a natural person, who shall be a person who is a resident of Delaware or which, in all other cases, has its principal place of business in Delaware, and will accept service of process in Delaware on behalf of the trust.

The eligible lender trustee or trustee, as applicable, will act on behalf of the excess distribution certificateholders and represent their rights and interests in the exercise of their rights under the related trust agreement.  Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee or trustee, as applicable, will also execute and deliver all agreements required to be entered into on behalf of the related trust.

The liability of the trustee or eligible lender trustee, as applicable, in connection with the issuance and sale of any notes will consist solely of its express obligations in the trust agreement and sale agreement.  The trustee or eligible lender trustee, as applicable, will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The trustee or eligible lender trustee, as applicable, will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements.

The related prospectus supplement will specify the trustee or eligible lender trustee, as applicable, for each series.  A trustee or eligible lender trustee, as applicable, may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove  a trustee or eligible lender trustee, as applicable, if such trustee or eligible lender trustee, as applicable, becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of a trustee or eligible lender trustee, as applicable, and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of a trustee or eligible lender trustee, as applicable, are not paid by the applicable trustee or eligible lender trustee that is being replaced or by the applicable successor trustee, the depositor will be responsible for the payment of such expenses.

The related prospectus supplement will specify the principal office of each trust and trustee or eligible lender trustee, as applicable.

USE OF PROCEEDS

On the closing date specified in the related prospectus supplement, the eligible lender trustee or trustee, as applicable, on behalf of the trust, will purchase student loans from the depositor and make an initial deposit into the collection account, the reserve account, any capitalized interest account, any cash capitalization or cash collateral account, and any pre-funding account with the net proceeds of sale of the notes. The eligible lender trustee or trustee, as applicable, may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

THE DEPOSITOR

SLM Funding LLC is the depositor. SLM Education Credit Finance Corporation, which we sometimes refer to as SLM ECFC in this prospectus, is the sole member of SLM Funding LLC. It became the sole member of the depositor on June 29, 2004. Prior to that date, the Student Loan Marketing Association, which was liquidated on December 29, 2004, was the depositor’s sole member. The depositor was incorporated in Delaware as SLM Funding Corporation on July 25, 1995 and was converted to a limited liability company on December 31, 2002.

The depositor has only limited purposes, which include purchasing student loans from SLM ECFC and other sellers, transferring the student loans to the trusts and other incidental and related activities. Its principal executive offices are at 12061 Bluemont Way, V3419, Reston, Virginia 20190. Its telephone number is (703) 810-3000.

The depositor has taken steps intended to prevent any application for relief by SLM ECFC, as sole member, under any insolvency law resulting in consolidation of the depositor’s assets and liabilities with those of SLM ECFC.  These steps include its creation as a separate, limited-purpose subsidiary with its own limited liability company identity. The depositor’s operating agreement contains limitations including:

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restrictions on the nature of its business; and

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a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

Among other things, the depositor will maintain its separate limited liability company identity by:

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maintaining records and books of accounts separate from those of its sole member;

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refraining from commingling its assets with the assets of its sole member; and

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refraining from holding itself out as having agreed to pay, or being liable for, the debts of its sole member.

Each transaction agreement will also contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the noteholders.

We have structured the transactions described in this prospectus to assure that the transfer of the student loans by its sole member or any other seller to the depositor constitutes a “true sale” of the student loans.  If the transfer constitutes a “true sale,” the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency law.  Although each seller and the depositor will express its intent to treat the conveyance of the related trust student loans as a sale, each seller and the depositor will also grant to the trustee or eligible lender trustee, as applicable, on behalf of the trust, a security interest in the related trust student loans.  This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize the seller’s or the depositor’s transfer of the loans as a borrowing by such seller or the depositor secured by a pledge of the trust student loans.  In the event that a bankruptcy court did characterize the transaction as a borrowing by a seller or the depositor, that borrowing would be secured by the trust student loans in which such seller or the depositor granted a security interest to the trustee or eligible lender trustee, as applicable.  Each seller and the depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee or eligible lender trustee, as applicable, as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Upon each issuance of notes, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to the depositor would be characterized as a “true sale” and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

The depositor will also represent and warrant that each sale of trust student loans by the depositor to the trust is a valid sale of those loans. In addition, the depositor, the trustee or the eligible lender trustee, as applicable, and the trust will treat the conveyance of the trust student loans as a sale. The depositor, SLM ECFC and each other seller will take all actions that are required so the trustee or eligible lender trustee, as applicable, will be treated as the legal owner of the trust student loans.

The depositor’s obligations after issuance of a series of notes include the sale of any trust student loans to the related trust to be purchased with amounts on deposit in any pre-funding account, supplemental purchase account and/or add-on consolidation loan account and delivery of certain related documents and instruments, repurchasing trust student loans in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the trustee or eligible lender trustee, as applicable, and maintaining the trustee’s or eligible lender trustee’s first priority perfected security interest in the assets of the related trust.

The related prospectus supplement for a series may contain additional information concerning the depositor.

THE SPONSOR, SERVICER AND ADMINISTRATOR

Sallie Mae, Inc. acts as the sponsor of the SLM student loan securitization program. Sallie Mae, Inc., which we sometimes refer to as SMI in this prospectus, is a wholly owned subsidiary of SLM Corporation and acts as the principal management company for most of SLM Corporation’s business activities. SMI’s servicing division, Sallie Mae Servicing, manages and operates the loan servicing functions for SLM Corporation and its affiliates. SMI acts as administrator for each trust sponsored by the depositor and its affiliates. As administrator, SMI may delegate or subcontract its duties as administrator, but no delegation or subcontract will relieve SMI of its liability under the administration agreement. Effective as of December 31, 2003, SMI merged with Sallie Mae Servicing L.P. SMI was the surviving entity and succeeded to all of the rights and obligations of Sallie Mae Servicing L.P. SMI is a Delaware corporation and its principal executive offices are at 12061 Bluemont Way, Reston, Virginia 20190. Its telephone number is (703) 810-3000.

SMI is an affiliate of the depositor and each seller.

SMI’s servicing division, Sallie Mae Servicing, services the vast majority of student loans owned by SLM Corporation and its affiliates. Its loan servicing centers are located in Florida, Indiana, Nevada, Pennsylvania and Texas. As servicer, SMI may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve SMI of its liability under the servicing agreement.

Sallie Mae Servicing has serviced student loans for over 20 years.  SMI itself, and as the assignee of the Student Loan Marketing Association, sponsored its first student loan securitization in 1995, called Sallie Mae Student Loan Trust 1995-1.

As of December 31, 2009, SMI and/or SLMA have sponsored 110 student loan securitizations involving 93 FFELP student loan transactions and 17 private education loan transactions. These sponsored trusts have issued, in both public offerings and private placements, an aggregate principal amount of notes greater than $232 billion.

SMI owns no loans. As the sponsor and administrator of the company’s student loan securitization program, SMI selects portfolios of loans from loans owned by its affiliates for sale to the trust. SMI is also chiefly responsible for structuring each transaction.

SLM Corporation and its subsidiaries originate both federally guaranteed student loans which are administered by the U.S. Department of Education, and private education loans, which are not federally guaranteed.  SLM Corporation and its subsidiaries manage the largest portfolio of student loans in the industry, serving, as of December 31, 2009, more than ten million borrowers through SLM Corporation’s and its subsidiaries’ ownership and management of approximately $176.4 billion in managed student loans, of which approximately $141.4 billion, or approximately 80%, are federally insured. SMI is also the nation’s largest servicer of student loans, servicing a portfolio of $194.2 billion, as of December 31, 2009.

In addition to federal loan programs, which have statutory limits on annual and total borrowing, SMI and its affiliates sponsor a variety of private education loan programs and purchase loans made under such programs to bridge the gap between the cost of education and a student’s resources.  Most of these higher education private education loans are made in conjunction with a FFELP Stafford loan, so they are marketed to schools through the same marketing channels as FFELP loans by the same sales force.  In 2004, SMI expanded its direct-to-consumer loan marketing channel with its Tuition Answer(SM) loan program where SMI’s affiliates originate and purchase loans outside of the traditional financial aid process.  SMI’s affiliates also originate and purchase alternative private education loans, which are marketed by a subsidiary of SLM Corporation to technical and trade schools, tutorial and learning centers, and private kindergarten through secondary education schools.  These loans are primarily made at schools not eligible for Title IV loans.  In 2006, SMI began to sponsor a private credit consolidation loan program under which certain SMI affiliates and their lender partners make new loans available to borrowers to combine two or more existing loans into a single loan.  In 2005, Sallie Mae announced the formation of Sallie Mae Bank as a Utah industrial loan corporation.  Beginning in 2006, Sallie Mae Bank began to originate private credit and direct-to-consumer loans.

The related prospectus supplement for a series may contain additional information concerning the sponsor, the servicer or the administrator.

THE SELLERS

SLM Education Credit Finance Corporation.  SLM ECFC, formerly known as NM Education Loan Corporation and subsequently as SLM Education Credit Management Corporation, is a wholly-owned subsidiary of SLM Corporation. SLM ECFC was formed on July 27, 1999. It changed its name to SLM Education Credit Finance Corporation on November 19, 2003. SLM ECFC purchases Stafford Loans, SLS Loans and PLUS Loans originated by its affiliates under the FFELP loan program described in “Appendix A—Federal Family Education Loan Program” to this prospectus. It also has purchased loans made by these affiliates that are not originated under the FFELP loan program, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly and loans which are not reinsured by the federal government.

SLM Education Loan Corp.  SLM Education Loan Corp. is a wholly-owned subsidiary of SLM Corporation. We sometimes refer to SLM Education Loan Corp. as SLM ELC. SLM ELC was incorporated in Delaware on April 29, 1998. SLM ELC originates Stafford Loans, SLS Loans and PLUS Loans under the FFELP loan program described in “Appendix A—Federal Family Education Loan Program” to this prospectus. It also originates consolidation loans. In addition, SLM ELC holds a portfolio of Stafford Loans, SLS Loans, PLUS Loans and consolidation loans which it was assigned or received as a part of a capital contribution from SLM Corporation.

The Other Sellers.  If your notes will be secured by student loans being sold to the depositor by an entity other than the sellers described above, which will be an affiliate of the depositor, the related prospectus supplement for your notes will provide you details about that other seller.

Third-Party Originators. With respect to FFELP loans, the identity of the actual originator of any particular student loan is not material, as the requisite underwriting criteria are in all cases prescribed by provisions of the Higher Education Act.  In addition, to the extent FFELP loans are purchased in secondary market transactions the identities of the related originators are often not available.

To the extent private education loans are originated by entities not affiliated with SLM Corporation (and subsequently purchased by one of the sellers), such private education loans have been generally underwritten to the criteria specified by the Sallie Mae programs as set forth below under “Sallie Mae’s Student Loan Financing Business.”  To the extent trust student loans in a pool are originated by a third-party originator and are not underwritten to the SMI student loan criteria set forth below, if the amount of such trust student loans is 10% or more of the pool, the related prospectus supplement will identify such third-party originator and if the amount of such trust student loans is 20% or more of the pool, the related prospectus supplement will also identify the originator’s form of organization and, to the extent material, describe such third-party originator’s student loan origination experience and underwriting standards.

The prospectus supplement for a series may also contain additional information concerning the sellers and/or third-party originators.

THE STUDENT LOAN POOLS

The depositor will purchase the trust student loans from SLM ECFC and other sellers described in the related prospectus supplement for your notes out of the portfolio of student loans held by that seller.  Each pool of trust student loans owned by any issuing entity may contain only FFELP loans, only private education loans or a combination of FFELP loans and private education loans, as will be specified in the related prospectus supplement.

The trust student loans must meet several criteria, including:

for each loan made under the FFELP:

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The principal and interest of each loan is guaranteed by a guarantor and is reinsured by the U.S. Department of Education under the FFELP.

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Each loan was originated in the United States, its territories or its possessions in accordance with the FFELP.

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Each loan contains terms required by the FFELP and the applicable guarantee agreements.

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Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferment or forbearance periods.

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Each loan satisfies any other criteria described in the related prospectus supplement.

for each private education loan:

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The principal and interest of the loan may be guaranteed or insured by a guarantor or insurer identified in the related prospectus supplement.

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Each loan was originated in the United States, its territories or its possessions in accordance with the rules of the specific loan program.

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Each loan contains terms required by the program and the applicable guarantee agreements.

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Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferment or forbearance periods.

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Each loan satisfies any other criteria described in the related prospectus supplement.

The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

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the composition of the pool;

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the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity;

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the borrowers’ states of residence; and

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the percentages of the student loans guaranteed by the applicable guarantors.

FFELP Delinquencies, Defaults, Claims and Net Losses

Information about delinquencies, defaults, guarantee claims and net losses on FFELP loans is available in the U.S. Department of Education’s Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of FFELP trust student loans may not be comparable to this information.

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for the trusts formed by the depositor, or any other affiliated person specified in the related prospectus supplement, will be made available through a website.  The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information.  Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information will not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

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information regarding prior securitized pools of student loans sold to trusts that were formed by the depositor before January 1, 2006; and

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with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pool for periods before January 1, 2006.

Copies of the static pool data presented on the website and deemed part of this prospectus may be obtained upon written request by the noteholders of the related series at the address specified in the related prospectus supplement.  Copies of information related to any periods prior to January 1, 2006 may also be obtained upon written request.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement.  The related prospectus supplement will specify how the static pool data will be provided.

Prepayments and Yield

Prepayments on student loans can be measured relative to a prepayment standard or model.  The prospectus supplement for a series of notes will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of notes of that series based on the assumptions stated in the prospectus supplement (including assumptions that prepayments on the student loans included in the related trust are made at rates corresponding to various percentages of the prepayment standard or model specified in that prospectus supplement).

We cannot give any assurance that the prepayment of the trust student loans included in the related trust will conform to any level of any prepayment standard or model specified in the related prospectus supplement.  The rate of principal prepayments on pools of student loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The yield to an investor who purchases notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the student loans is actually different than the rate anticipated by the investor at the time the notes were purchased.

The prospectus supplement relating to a series of notes will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and expected maturities of the notes.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee or trustee, as applicable, will succeed to all the rights of the indenture trustee, on behalf of the holder of the excess distribution certificate.

Termination

For each trust, the obligations of the servicer, the depositor, the administrator, the trustee or eligible lender trustee, as applicable, and the indenture trustee under the transfer and servicing agreements will terminate upon:

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the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

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the payment to the noteholders of all amounts required to be paid to them.

The servicer or another entity specified in the related prospectus supplement, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance, as defined in the related prospectus supplement, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cut-off dates. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes. Upon termination of a trust, any remaining assets of that trust, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided in the related prospectus supplement.

If the servicer or another entity fails to exercise their optional purchase right as described above, the indenture trustee will try to auction any trust student loans remaining in the related trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. SLM ECFC, any other seller, their affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, SLM ECFC, any other seller or their affiliates may offer bids only if the pool balance at that date is 10% or less of the initial pool balance together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period plus accrued interest to be capitalized as of the applicable cutoff dates.

SALLIE MAE’S STUDENT LOAN FINANCING BUSINESS

SLM Corporation operates its student loan financing business through several subsidiaries, including Sallie Mae Bank, SLM ECFC and SLM ELC. We sometimes refer to SLM Corporation and its family of subsidiaries as Sallie Mae. These companies make or have made and/or purchase or have purchased loans insured under several private education loan programs, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, and other private education loan programs which are not reinsured by the federal government.  These companies also originate and/or purchase student loans insured under various federally sponsored programs. These companies purchase Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by guarantors and reinsured by the U.S. Department of Education. They also originate and purchase consolidation loans.

They purchase insured loans from various sources including:

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commercial banks, thrift institutions and credit unions;

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pension funds and insurance companies;

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educational institutions; and

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various state and private nonprofit loan originating and secondary market agencies.

These purchases occur at various times including:

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shortly after loan origination;

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while the borrowers are still in school;

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just before the loan’s conversion to repayment after borrowers graduate or otherwise leave school; or

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while the loans are in repayment.

In addition to buying loans on a spot basis, these companies enter into commitment contracts to purchase loans over a specified period of time. Many lenders using the secondary market for student loans hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs and risks increase significantly. SLM Corporation, through SLM ECFC, SLM ELC or another subsidiary, offers these lenders commitment contracts under which they have the right or the obligation to sell a specified amount of loans over a specified term, usually two to three years.

In conjunction with commitment contracts, the purchaser directly or indirectly through the servicer, frequently provides the selling institution with operational support in the form of either:

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its automated loan administration system called PortSS® for the lender to use prior to loan sale; or

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its loan origination and interim servicing system called ExportSS®.

Both PortSS and ExportSS provide the applicable Sallie Mae entity and the lender with the assurance that the loans will be administered by the servicer’s computerized servicing systems.

FFELP Loans.  As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through the FFELP will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower’s school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related prospectus supplement (each a “Federal Guarantor” and collectively, the “Federal Guarantors”) and the applicable eligible lender trustee (such agreements, each as amended or supplemented from time to time, the “Federal Guarantee Agreements”). See “Appendix A—Federal Family Education Loan Program” in this prospectus.

Private Education Loans.  In addition to the FFELP loans originated under the Higher Education Act, the sellers and other affiliates of SLM Corporation have developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents (“Private Undergraduate Loans”), graduate students (“Private Graduate Loans”), private credit consolidation programs (“Private Consolidation Loans”), programs marketed directly to consumers (“Direct-to-Consumer Loans”) and programs for students and/or their parents at technical and trade schools, tutorial and learning centers, and private kindergarten through secondary education schools (“Career Training Loans”), that can be used by borrowers to supplement their FFELP loans in situations where the FFELP loans do not cover the cost of education or to cover education at non-Title IV institutions. We sometimes refer to all such loans as private education loans in this prospectus.  Private Undergraduate Loans and some Private Graduate Loans (“Undergraduate and Graduate Loans”) are marketed as Signature Student Loans® and EXCEL®, Student EXCEL®, EXCEL Select, EXCEL Custom®, EXCEL Education Loan(SM), EXCEL Grad Loan(SM), EXCEL Preferred®, GRADEXCEL®, GradEXCEL Preferred and GradEXCEL Custom (collectively, the “EXCEL Loans”). Private Graduate Loans made to law students (“Law Loans”) are marketed as LawEXCEL, LawEXCEL Preferred, LawEXCEL Custom, B&B EXCEL Custom and EXCEL Grad Extension Loan(SM) (collectively, the “LawEXCEL Loans”) and LAWLOANS (consisting of LAWLOANS®,  LAWLOAN Private Loans(SM) and LAWLOAN Bar Study Loans). Private Graduate Loans made to medical students (“Medical Loans”) are marketed as MD EXCEL, Med EXCEL Preferred, Med EXCEL Custom, Med EXCEL, R&R EXCEL, R&R EXCEL Preferred, R&R EXCEL Custom and EXCEL Grad Extension Loan R&R (collectively, the “MD EXCEL Loans”) and MEDLOANS (consisting of MEDLOANS®, MEDLOAN Alternative Loan Program (ALP) loans and MEDEX Loan Program loans).  Private Graduate Loans made to dental students (“Dental Loans”) are marketed as Dental EXCEL Preferred and Dental EXCEL Custom (together, the “Dental EXCEL Loans”) and DENTALoans (consisting of DENTALoans Private Loans, DENTALoans Advanced Study Private Loans and the DENTALoans Residency, Relocation and Licensure Exam Loans).  Private Graduate Loans made to business school graduate students (“MBA Loans”) are marketed as MBA EXCEL, MBA EXCEL Preferred and MBA EXCEL Custom (collectively, the “MBA EXCEL Loans”) and MBA Loans®. Private Consolidation Loans are marketed as Private Consolidation Loans.  Direct-to-Consumer Loans are marketed as Tuition Answer(SM) , Tuition Answer II and Tuition Answer for Employees First (collectively, “Tuition Answer Loans”).  Career Training Loans are marketed as Career Training Loans, K-12 Loans and Tutorial Loans (collectively, “Career Training Loans”).  The Undergraduate and Graduate Loans, Medical Loans, Law Loans, MBA Loans, Private Consolidation Loans and Direct-to-Consumer Loans are sometimes referred to collectively as the “Private Education Loans.” The holders of Private Education Loans are not entitled to receive any federal assistance with respect thereto.

In addition, a law student may be eligible for a bar examination loan to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may be eligible for a residency loan to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period before or after graduation.

Sallie Mae’s Private Education Loans are originated and serviced by Sallie Mae, Inc. and funded by Sallie Mae Bank or another lender partner.  These loans are typically purchased by SLM ECFC.

Some of the types of Private Education Loans which may be originated, serviced and purchased by Sallie Mae include:

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Undergraduate and Graduate Loans.  Sallie Mae entities acquire Signature Student Loans and EXCEL Loans funded by several commercial banks in the United States.  Sallie Mae Bank also funds Signature Student Loans.  Signature Student Loans and EXCEL Loans provide undergraduate and graduate students (other than law, medical, dental or business school students) supplemental financing to help fund the cost of attending an undergraduate or graduate institution. Signature Student Loans and EXCEL Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Signature Student Loans and EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by the funding lender and SMI.

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Law Loans.  Sallie Mae entities acquire LAWLOANS and LawEXCEL Loans funded by several commercial banks in the United States.  Sallie Mae Bank also funds LAWLOANS.  LAWLOANS and LawEXCEL Loans provide law students additional educational financing to help pay for the costs of attending law school and to finance the costs of taking one or more state bar examinations upon graduation from law school. LAWLOANS and LawEXCEL Loans are serviced on behalf of the seller by the servicer.  They are not guaranteed by any federal guarantor, or by any other governmental agency or by any private guarantor.  LAWLOANS and LawEXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by the funding lender and SMI.

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Medical Loans.  Sallie Mae entities acquire MEDLOANS and MD EXCEL Loans funded by several commercial banks in the United States.  Sallie Mae Bank also funds MEDLOANS.  MEDLOANS and MD EXCEL Loans provide medical students additional educational financing to help pay for the costs of attending medical school. A medical student may also receive a residency loan to finance the cost of participating in one or more medical residency programs if such student has applied for the loan within a limited period or after graduation. MEDLOANS and MD EXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor. MEDLOANS and MD EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by the funding lender and SMI.

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Dental Loans.  Sallie Mae entities acquire DENTALoans and Dental EXCEL Loans funded by several commercial banks in the United States.  Sallie Mae Bank also funds DENTALoans.  DENTALoans and Dental EXCEL Loans provide dental students additional educational financing to help pay for the costs of attending dental school.  A dental student may also receive a residency, relocation and licensure exam loan to finance the cost of participating in one or more dental residency programs if such student has applied for the loan within a limited period or after graduation.  DENTALoans and Dental EXCEL Loans are serviced on behalf of the seller by the servicer.  They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  DENTALoans and Dental EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by the funding lender and SMI.

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MBA Loans.  The seller acquires MBA Loans and MBA EXCEL Loans funded by several commercial banks in the United States.  Sallie Mae Bank also funds MBA Loans.  MBA Loans and MBA EXCEL Loans provide business school students additional educational financing to help pay for the costs of attending graduate school. MBA Loans and MBA EXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any other governmental agency or by any private guarantor. MBA Loans and MBA EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by the funding lender and SMI.

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Direct-to-Consumer Loans.  Sallie Mae Bank funds Direct-to-Consumer Loans.  Direct-to-Consumer Loans provide undergraduate and graduate students or other creditworthy individuals borrowing on behalf of students (other than law, medical, dental or business school students) supplemental financing to help fund the cost of attending an undergraduate or graduate institution.  Direct-to-Consumer Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Direct-to-Consumer Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students or other creditworthy individuals borrowing on behalf of students who qualify pursuant to credit underwriting standards established by Sallie Mae Bank.

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Private Consolidation Loans.  Sallie Mae Bank funds Private Consolidation Loans.  Private Consolidation Loans allow eligible borrowers to combine several existing private education loans into one new loan. Private Consolidation Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Private Consolidation Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible borrowers who qualify pursuant to credit underwriting standards established by Sallie Mae Bank.

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Career Training Loans.  Sallie Mae Bank funds Career Training Loans.  Career Training Loans provide eligible borrowers financing at technical and trade schools, tutorial and learning centers, and private kindergarten through secondary education schools.  Career Training Loans are serviced on behalf of the seller by the servicer or a subservicer indentified in the offering memorandum supplement for your notes.  They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Career Training Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students or other creditworthy individuals borrowing on behalf of students who qualify pursuant to credit underwriting standards established by Sallie Mae Bank.

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Other Private Education Loan Programs.  From time to time the seller may acquire Private Education Loans originated under other loan programs. If the trust for your notes were to purchase any of those loans, the prospectus supplement for your notes would describe the loans and the loan program.

Each trust may have a different combination of FFELP loans and private education loans or may consist entirely of one type or the other. The prospectus supplement for your notes will identify the specific types of trust student loans related to your notes and will provide more specific details of the loan program involved. We have included program descriptions for the Undergraduate and Graduate Loan Program, Law Loan Programs, MBA Loan Programs, Medical Loan Programs, Dental Loan Programs, Direct-to-Consumer Loan Programs, Private Consolidation Loan Program and Career Training Loan Program as described in “Appendix B,” “Appendix C,” “Appendix D,” “Appendix E,” “Appendix F,” “Appendix G,” “Appendix H” and “Appendix I” respectively, each of which is a part of this prospectus. The program rules and servicing criteria for these private education loans may be modified from time to time. Any other private education loan programs for loans to be purchased by a trust will be described in a similar manner in the related prospectus supplement.

Underwriting of Private Education Loans

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Signature Student Loans, LAWLOANS, MEDLOANS, DENTALoans and MBA Loans.  Prior to 1998, judgmental criteria were applied and considered elements of a borrower’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc. Beginning in May 1998, FICO scoring was employed.  Freshmen borrowers have additional requirements to qualify on their own for one of these loans.  They must have forty-eight (48) months of credit history and two active trade lines in the previous two months.  Any applicant who does not meet underwriting or eligibility requirements must obtain a creditworthy cosigner to obtain a loan.  However, there are certain denial reasons for a borrower that will not allow that borrower to obtain a loan even with a creditworthy cosigner and the MEDLOANS program does not allow cosigners.

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EXCEL Loans, LawEXCEL Loans, MBA EXCEL Loans, MD EXCEL Loans, Dental EXCEL Loans, MEDLOANS, Private Consolidation Loans and Direct-to-Consumer Loans. Since inception, judgmental criteria have been applied and considered elements of a borrower’s and cosigner’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc.  Student EXCEL® and the EXCEL Graduate loans (consisting of the LawEXCEL, MBA EXCEL, Dental EXCEL and MD EXCEL loans) allow for multiple cosigners.  In addition, the EXCEL Loan and the Private Consolidation Loan underwriting involve a debt-to-income test.

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Career Training Loans.  Since inception, judgmental criteria have been applied and considered elements of a borrower’s and cosigner’s credit history such as: record of bankruptcies, foreclosures, educational loan defaults, unpaid tax liens or charge-offs. Currently, FICO scoring and, in certain circumstances, income verification are employed.  In addition, underwriting for Career Training Loans involves a debt-to-income test.

Servicing.

Private Education Loan Servicing.  Sallie Mae Private Education Loan Program loans are serviced on Sallie Mae’s computerized servicing systems in accordance with the terms of the promissory notes for the serviced loans.

FFELP Student Loan Servicing.  Prior to purchase of a loan by the applicable Sallie Mae entity, the servicer or a third party servicing agent surveys appropriate loan documents for compliance with U.S. Department of Education and guarantor requirements. Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with a Sallie Mae entity.

The U.S. Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor’s guarantee agreement require strict adherence to these stated due diligence and collection procedures.

Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.

A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called “curing the defect”. Interest penalties are commonly incurred on loans that are cured. The servicer’s recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

The servicer’s internal procedures support compliance with existing U.S. Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. It utilizes computerized servicing systems. These systems monitor all student loans serviced by its loan servicing centers. The computerized servicing systems identify loans which require due diligence or other servicing procedures and disseminate the necessary loan information to initiate the servicing or collection process. The computerized servicing systems enable the servicer to service a high volume of loans in a manner consistent with industry requirements. SLM Corporation and its subsidiaries, including the sellers to the depositor, also require their third-party servicers to maintain operating procedures which comply with applicable U.S. Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

In addition, Sallie Mae affiliates offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under SLM ECFC’s graduated repayment program, some student loans provide for an “interest only” period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.

In other cases, Sallie Mae affiliates offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

Sallie Mae affiliates also offer an income-sensitive repayment plan under which repayments are based on the borrower’s income. Under this plan, ultimate repayment may be delayed up to five years.

Consolidation/Repayment Programs.  Consolidation and repayment programs made available by Sallie Mae companies to student loan borrowers and cosigners will continue to be made available to borrowers and cosigners with trust student loans. SLM Corporation and its subsidiaries currently participate in the consolidation loan program for FFELP loans. See “Appendix A—Federal Family Education Loan Program—Consolidation Loan Program” in this prospectus. In addition, in 2005, SLM Corporation and its subsidiaries began offering a private consolidation loan program.  Therefore, the transfer and servicing agreements permit the applicable seller to purchase student loans from the trust to effect consolidations at the request of borrowers.

In addition, many Sallie Mae companies offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under a typical graduated repayment program, some student loans provide for an “interest only” repayment option for a specified period of time, usually the first twenty-four (24) or forty-eight (48) months after the loan enters repayment. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.  Borrowers can also request an extended repayment term based on the remaining loan balance.

In other cases, Sallie Mae companies offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

These companies also offer various income-sensitive repayment plans under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years.

Incentive Programs.  SLM Corporation and its subsidiaries have offered, and intend to continue to offer, various incentive programs to student loan borrowers and cosigners. Some of the programs that may apply to student loans owned by the trusts are:

●

Great Rewards(SM).  Under the Great Rewards(SM) program, which is available for all student loans that were disbursed prior to June 30, 2002 and enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

●

Great Returns(SM).  Under the Great Returns(SM)program, borrowers whose loans were disbursed prior to June 30, 2002 and who make 24 consecutive scheduled payments in a timely fashion get a reduction in principal equal to any amount over $250 that was paid as part of the borrower’s origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.

●

Direct Repay/ ACH Benefit plan.  Under the Direct Repay/ ACH Benefit plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% or 0.50% effective interest rate reduction as long as loan payments continue to be successfully deducted from the borrower’s bank account.

●

Cash Back plan.  Under the Cash Back plan, borrowers (i) whose loans are with a Sallie Mae lender partner, (ii) who enroll in Manage Your Loans(SM), the servicer’s on-line account manager, (iii) who agree to receive their account information by e-mail and (iv) who make their first 33 scheduled payments on time, receive a 3.3% check or credit based upon their original loan amount.

●

Federal Student Loan Consolidation Incentive.  Borrowers with an initial consolidation loan balance of at least $10,000 who make their first 36 payments on time receive a 1.0% interest rate reduction during periods of active repayment.

●

On-Time Payment Interest Rate Reduction plan.  Under the On-Time Payment Interest Rate Reduction plan, borrowers who make their first 24 scheduled payments on time, sign-up for on-line loan management within 60 days from the first payment due date and continue to make payments on time, receive a 0.5% effective interest rate reduction.

●

Cosigner Release Option.  Under the Cosigner Release Option, the borrower may apply to have the cosigner released from the private loan obligation if the borrower meets the following conditions:

(1)

The borrower is a U.S. Citizen or Permanent Resident at the time of the release request.

(2)

The borrower has contacted Sallie Mae to request the cosigner release for a specific loan(s).

(3)

The borrower completes and returns to Sallie Mae the “Application to Request Release of Cosigner.”

(4)

The borrower has made the first 24 scheduled monthly payments of principal and interest on the loan on time.

(5)

The borrower meets a minimum FICO score requirement and other credit requirements.

(6)

The borrower’s debt-to-income ratio has been calculated and qualifies the borrower for the Cosigner Release Option.

(7)

The borrower has provided the requested documentation.

(8)

The borrower has not had an education loan (federal or private) 30 days or more delinquent in the past 24 months.

●

Education Funding Pledge and Price Advantage.  Borrowers at not-for-profit institutions with Signature Student Loans approved under the Signature Student Loan program’s standard underwriting criteria and first disbursed between June 1, 2007 and May 31, 2008 received an Education Funding Pledge and, if the borrower applied with a creditworthy cosigner, also received a Price Advantage.  The Education Funding Pledge relaxed underwriting criteria on subsequent loans to permit approval of the subsequent loans unless new negative derogatory information appeared on the borrower’s credit file.  Under Price Advantage, if the borrower applied with the same cosigner on the subsequent loan, s/he received the better of the pricing from the prior loan or what the borrower and cosigner qualify for on the new loan.  Price Advantage only remains on subsequent loans if the same borrower and cosigner apply for each subsequent loan.  Both the Education Funding Pledge and Price Advantage were available for up to six subsequent academic years.

We cannot predict how many borrowers will participate in these programs.

These incentive programs or other programs may also be made available by the servicer to borrowers with trust student loans.  Any incentive program that becomes available after the closing date of any series of notes that effectively reduces borrower interest payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payments in an amount sufficient to offset the effective yield reductions.

TRANSFER AND SERVICING AGREEMENTS

General

The following is a summary of the material terms of the sale agreements under which the trusts will purchase student loans from the depositor, the purchase agreements under which the depositor will acquire the student loans from the sellers specified in the prospectus supplement for your notes, the servicing agreements that provide for the servicing of the related trust student loans and the administration agreement, which provides for the administration and management of each trust.  We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the “transfer and servicing agreements.”  We have filed forms of the transfer and servicing agreements as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to the provisions of the transfer and servicing agreements.

Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers

On the closing date, each seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the related prospectus supplement. An exhibit to the purchase agreement will list each student loan. The depositor will apply net proceeds from the sale of the notes to purchase the student loans from the related seller.

In each purchase agreement, each seller will make representations and warranties concerning the student loans being sold by it. These include, among other things, that:

●

each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

●

the information provided about the student loans is true and correct as of the cutoff date;

●

each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee or insurance agreement; and

●

with respect to FFELP loans, each student loan is guaranteed by the applicable guarantor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, the applicable seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the affected seller will be obligated to reimburse the depositor for:

●

the shortfall, if any, between:

●

the purchase amount of the qualified substitute student loans,

and

●

the purchase amount of the trust student loans being replaced; plus

●

any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

The repurchase or substitution and reimbursement obligations of each seller constitute the sole remedy available to the depositor for any uncured breach. A seller’s repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor

On the closing date, the depositor will sell to the trustee or eligible lender trustee, as applicable, on behalf of the related trust, without recourse, its entire interest in the student loans acquired by the depositor from the sellers. Each student loan will be listed in an exhibit to the sale agreement. The trustee or eligible lender trustee, as applicable, concurrently with that sale will issue the notes. The trust will purchase the student loans from the depositor in exchange for the proceeds from the issuance of the related notes and the issuance of the excess distribution certificate to the depositor.

In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of noteholders, including representatives and warranties that are substantially the same as those made by the sellers to the depositor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers.

The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the noteholders for any uncured breach. The depositor’s repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the related trust (including the expenses of accountants, underwriters and rating agencies) are paid by SMI and/or the depositor.  Such expenses are not paid from proceeds from the resale of the related notes.

Custodian of Promissory Notes

To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, representing the student loans and any other related documents. In acting as custodian, the servicer may use its own facilities or those of sub-custodians.  The depositor’s and the servicer’s records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the trust.

Additional Fundings

Pre-Funding.  The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. Such prospectus supplement will also indicate:

●

the amount in the pre-funding account on the closing date;

●

the length of the funding period; and

●

the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the noteholders will receive any remaining amounts.

Supplemental Purchase Period.  The related prospectus supplement will indicate whether a supplemental purchase account will exist for a particular trust as a component of pre-funding. Such prospectus supplement will also indicate:

●

the amount in the supplemental purchase account on the closing date;

●

the length of the funding period; and

●

the uses to which the funds in the supplemental purchase account can be applied and the conditions to the application of those funds.

Consolidation Loan Add-on Period.  With respect to trusts where some or all of the trust student loans are consolidation loans, the related prospectus supplement will indicate whether an add-on consolidation loan account will exist for that particular trust as a component of pre-funding. Such prospectus supplement will also indicate:

●

the amount in the add-on consolidation loan account on the closing date;

●

the length of the consolidation loan add-on period (not to exceed the maximum permitted pre-funding period); and

●

the uses to which the funds in the add-on consolidation loan account can be applied and the conditions to the application of those funds.

Amendments to Transfer and Servicing Agreements

The parties to the transfer and servicing agreements may amend them without the consent of noteholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee or trustee, as applicable, the amendment will not materially and adversely affect the interests of the noteholders. The parties may also amend the transfer and servicing agreements with the consent of a majority in interest of noteholders. However, such an amendment may not reduce the percentage of the notes required to consent to an amendment, without the consent of the holders of all of the outstanding notes.

SERVICING AND ADMINISTRATION

General

The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

For each trust, the administrator will establish one or more collection accounts with the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

For any series of notes, the indenture trustee will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture.  The administrator will instruct the indenture trustee concerning investment decisions.

Each trust account will be either:

●

a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

●

a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

Each trust may invest sums on deposit in trust accounts in “eligible investments” which are book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

●

direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association (GNMA), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae) shall be eligible investments only if, at the time of investment, they meet the criteria of each of the rating agencies for collateral for securities having ratings equivalent to the respective ratings of the related series of notes in effect at the related closing date;

●

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating specified by each of the rating agencies rating the notes issued by that trust;

●

guaranteed investment certificates issued by an institution or entity having, at the time of investment, a rating to be specified by each of the rating agencies rating the notes issued by that trust;

●

commercial paper having, at the time of the investment, a rating to be specified by each of the rating agencies rating the notes issued by that trust;

●

investments in money market funds having a rating to be specified by each of the rating agencies rating the notes issued by that trust (including funds for which the indenture trustee, the administrator or the trustee or eligible lender trustee, as applicable, or any of their respective affiliates is investment manager or advisor);

●

bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above;

●

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in the second bullet point above;

●

repurchase obligations with respect to student loans serviced by the servicer or an affiliate thereof, entered into with an institution that is an eligible lender (under the FFELP) or that holds student loans through an eligible lender trustee and whose short-term debt ratings are not less than a rating to be set by the rating agencies rating the notes issued by that trust, provided that the applicable repurchase date shall occur no later than the business day prior to the next distribution date; and

●

any other investment which would not result in the downgrading or withdrawal of any rating of the related series of notes by any of the rating agencies as affirmed in writing to the indenture trustee.

The administrator will prepare a monthly account reconciliation; however, there will be no independent verification of the accounts or the transaction activity therein by either the indenture trustee or the eligible lender trustee.

Servicing Procedures

Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service similar student loans owned by SLM Corporation and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.

The duties of the servicer include the following:

●

collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

●

responding to inquiries from borrowers;

●

attempting to collect delinquent payments; and

●

sending out statements and payment coupons to borrowers.

In addition, the servicer will keep ongoing records on the loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLM Corporation and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.  It will also furnish periodic statements to the indenture trustee, the trustee or eligible lender trustee, as applicable, and the noteholders.  See “—Statements to Indenture Trustee and Trust” below.

Payments on Student Loans

The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of receipt. The eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the trust student loans that it receives for each collection period into the collection account within two business days of receipt.

A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

The servicer may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

No servicing agreement will require the servicer to make advances to any trust and no such advances have been made by the servicer with respect to any trust student loans.

Servicer Covenants

For each trust, the servicer will agree that:

●

it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interests of the related trust;

●

it will do nothing to impair the rights of the noteholders in the trust student loans; and

●

it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferment or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLM Corporation and its affiliates.

Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase the related trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. In addition, a finding by the U.S. Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest.  If the trust student loan to be purchased is a FFELP loan, the purchase price will also be calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the U.S. Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust’s interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

In addition, the servicer will be obligated to reimburse the related trust for:

●

the shortfall, if any, between

●

the purchase amount of the qualified substitute trust student loans;

and

●

the purchase amount of the trust student loans being replaced; and

●

any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer’s purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

●

a specified annual percentage of the pool balance;

●

a unit amount based on the number of accounts and other activity or event related fees;

●

any combination of these; or

●

any other formulation described in the related prospectus supplement.

The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the notes, to the extent specified in the related prospectus supplement.

The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

●

collecting and posting all payments;

●

responding to inquiries of borrowers on the trust student loans;

●

investigating delinquencies;

●

pursuing, filing and collecting any program payments;

●

accounting for collections;

●

furnishing monthly and annual statements to the trustees; and

●

paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Evidence as to Compliance

The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer’s compliance with the terms of that administration agreement and the related servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer’s certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and the trustee or eligible lender trustee, as applicable, notice of servicer defaults under the servicing agreement.

You may obtain copies of these reports and certificates by a request in writing to the trustee or eligible lender trustee, as applicable.

If applicable, the servicing agreement also will provide that, for any period during which a trust is required to file with the SEC a Report on Form 10-K (Annual Report), the servicer will provide the administrator such compliance statements, assessments and attestation reports with respect to that trust as may be required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

Matters Regarding the Servicer

The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

●

the successor to the servicer’s operations assumes in writing all of the obligations of the servicer;

●

the sale or transfer and the assumption comply with the requirements of the servicing agreement; and

●

the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

All expenses related to the resignation or removal for cause of any servicer will be paid solely by the servicer being replaced.

Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to noteholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

●

its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the U.S. Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer’s actions; or

●

any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties or because of reckless disregard of its obligations and duties.

In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

A servicer default under each servicing agreement will consist of:

●

any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice of such failure from the indenture trustee or the trustee or eligible lender trustee, as applicable;

●

any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of such failure is given (1) to the servicer by the indenture trustee, the trustee or eligible lender trustee, as applicable, or the administrator or (2) to the servicer, the indenture trustee and the trustee or eligible lender trustee, as applicable, by holders of 50% or more of the notes (or the most senior notes then outstanding, if applicable);

●

the occurrence of an insolvency event involving the servicer; and

●

any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer, if applicable.

An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer’s actions.

Notwithstanding the foregoing, the servicer shall not be deemed to have breached its obligations to service the applicable student loans, nor will a servicer default be deemed to have occurred under the related servicing agreement, if the servicer is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties to the related servicing agreement (including, without limitation, acts of God, acts of war or terrorism, fires, earthquakes, hurricanes, floods and other material natural or man made disasters).  The servicer will be required to diligently resume the performance of its duties under the related servicing agreement as soon as practicable following the termination of such business interruption or, if necessary and appropriate in its reasonable judgment to enable the proper servicing of the trust student loans, to transfer servicing, either temporarily or permanently, to another servicer.

Rights Upon Servicer Default

As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or the most senior notes then outstanding, if applicable) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the trustee or eligible lender trustee, as applicable, (or the subordinate noteholders, if applicable) will have the ability to remove the servicer if a default occurs while the notes (or the most senior notes then outstanding if applicable) are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the ratings then applicable to the notes. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

For each trust, the holders of a majority of the outstanding notes (or the most senior notes then outstanding, if applicable) in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders (or the most senior noteholders then outstanding, if applicable) may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders (or the most senior noteholders then outstanding, if applicable) have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the holder of the excess distribution certificate (or subordinate noteholders if applicable). No waiver will impair the noteholders’ rights as to subsequent defaults.

Administration Agreement

Sallie Mae, Inc., as administrator, will enter into an administration agreement with each trust, the depositor, the servicer, the eligible lender trustee and the indenture trustee. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

●

directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

●

preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the trustee or eligible lender trustee, as applicable, and the indenture trustee and any related U.S. federal income tax reporting information; and

●

providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, SMI may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed SMI’s duties under the administration agreement.

Each administration agreement will provide that SMI may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

The administrator may sub-contract any or all of its duties to a sub-administrator if the following conditions are met:

●

the sub-administrator assumes in writing all of the obligations of the administrator that are sub-contracted;

●

the sub-administrator covenants to comply with the requirements of the administration agreement; and

●

the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

All expenses related to the resignation or removal for cause of any administrator will be paid solely by the administrator being replaced.

Administrator Default

An administrator default under the administration agreement will consist of:

●

any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

●

any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

●

any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given:

(1)

to the administrator by the indenture trustee or the trustee or eligible lender trustee, as applicable, or

(2)

to the administrator, the indenture trustee, the trustee or the eligible lender trustee, as applicable, by holders of 50% or more of the notes (or senior notes, if applicable); and

●

the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or senior notes, if applicable), may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders, or the senior noteholders, if applicable, and not the trustee or eligible lender trustee, as applicable, or the subordinate noteholders, if applicable, may remove the administrator if an administrator default occurs while the notes, or senior notes, if applicable, are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading or withdrawal of the ratings then applicable to the notes.

Statements to Indenture Trustee and Trust

Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee and the trustee or eligible lender trustee, as applicable, as of the end of the preceding collection period.  The statement will include:

●

the amount of principal distributions for each class of notes;

●

the amount of interest distributions for each class of notes and the applicable interest rates;

●

the pool balance at the beginning and at the end of the preceding collection period;

●

the outstanding principal amount and the note pool factor for each class of notes for that distribution date;

●

the servicing and the administration fees for that collection period;

●

the interest rates, if available, for the next period for each class of notes or the website where those rates may be found;

●

the amount of any aggregate realized losses for that collection period;

●

the amount of any note interest shortfall and note principal shortfall, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;

●

the amount of any carryover servicing fee for that collection period;

●

the amount of any note interest carryover, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;

●

the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer or any seller from the trust in that collection period;

●

the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period;

●

any amounts paid to any credit enhancement provider or swap counterparty;

●

the balance of any reserve account, capitalized interest account cash capitalization or cash collateral account, after giving effect to changes in the balance on that distribution date;

●

to the extent applicable, any amount of available credit enhancement drawn upon with respect to such distribution date;

●

any material modifications, extensions or waivers to the terms of the trust student loans, fees, penalties or payments during the related collection period or that cumulatively become material over time;

●

any material breaches of representations and warranties regarding the trust student loans or if any applicable triggers or asset tests are then in effect;

●

if applicable, the amount of trust student loans added during a pre-funding period (including any add-on consolidation loans) or a revolving period and the amount of any required repurchases or substitutions of trust student loans, to the extent material, and the balance of any related trust accounts as of both the prior and current distribution dates; and

●

amounts distributed to the holders of the excess distribution certificates and the uses of available funds to the extent not otherwise set forth above.

Evidence as to Compliance

Each administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator’s compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer’s certificate will describe the default. The administrator will agree to give the indenture trustee and trustee or eligible lender trustee, as applicable, notice of administrator defaults under the administration agreement.

You may obtain copies of these reports and certificates by a request in writing to the trustee or eligible lender trustee, as applicable.

If applicable, the administration agreement also will provide that, for any period during which a trust is required to file with the SEC a Report on Form 10-K (Annual Report), the administrator will provide or obtain such compliance statements, assessments and attestations reports with respect to that trust as may be required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

TRADING INFORMATION

The weighted average lives of the notes of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

●

borrower default, death, disability or bankruptcy;

●

the closing of the borrower’s school;

●

the school’s false certification of borrower eligibility;

●

liquidation of the student loan or collection of the related guarantee payments; and

●

purchase of a student loan by the depositor or the servicer.

All of the student loans are prepayable at any time without penalty.

A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferment and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the notes.

Some of the terms of payment that a seller offers to borrowers may extend principal payments on the notes. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated, phased-in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan’s life than if amortization were on a level payment basis. The sellers also offer income-sensitive repayment plans, under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related notes could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and reduce the effective yield on student loans included in the trust.

The servicing agreements will provide that the servicer may offer, at the request of the applicable seller or the administrator, new incentive programs or repayment programs that currently are or in the future will be made available by that seller or the administrator. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See “Sallie Mae’s Student Loan Financing Business—Servicing—Incentive Programs” in this prospectus.

In light of the above considerations, we cannot guarantee that principal payments will be made on the notes on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class of notes, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class of notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

●

the original denomination of your note; and

●

the applicable pool factor.

Noteholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See “Additional Information Regarding the Notes—Reports to Noteholders” in this prospectus.

DESCRIPTION OF THE NOTES

General

Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company (“DTC”) or, if so provided in the related prospectus supplement, a nominee selected by the common depository for Clearstream Banking, société anonyme (known as Clearstream, Luxembourg), formerly known as Cedel Bank, société anonyme, and the Euroclear System in Europe. The notes will be available for purchase in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream, Luxembourg or Euroclear, as the case may be, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream, Luxembourg or Euroclear or its nominee, as the registered holder of the notes.

Principal and Interest on the Notes

The related prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, reset rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also “Additional Information Regarding the Notes—Fixed Rate Notes” and “—Floating Rate Notes.” One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor’s exercising its option to purchase the related trust student loans.

Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See “Additional Information Regarding the Notes—Distributions” and “—Credit Enhancement and Other Support.”

In the case of a series which includes two or more classes of notes, the related prospectus supplement will describe the sequential order and priority of payment of principal of and interest on each class. Payments of principal of and interest on any class of notes will be on a pro rata basis among all the noteholders of that class.

Call Option on the Notes

If specified in the related prospectus supplement, the servicer or one of its affiliates specified in such prospectus supplement may exercise its option to call, in full, one or more classes of notes.  If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on such class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition.  Each class of reset rate notes will be subject to the call option described in this prospectus under “Additional Information Regarding the Notes—The Reset Rate Notes—Call Option.”

Collateral Call

If specified in the related prospectus supplement, the servicer or one of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes, subject to satisfaction of the rating agency condition.  The related prospectus supplement will identify which class or classes of notes will be subject to the collateral call.

The Indenture

The notes will be issued under and secured by an indenture entered into by the trust, the indenture trustee and the trustee or eligible lender trustee, as applicable.  If specified in the related prospectus supplement, the voting rights of noteholders may be limited only to the holders of the most senior class or classes of outstanding notes (except with respect to those matters requiring consent of 100% of all noteholders); and if not so specified, all noteholders will have voting rights regarding any actions requiring the consent of noteholders as set forth below.

Modification of Indenture.  With the consent of the holders of a majority of the affected notes of the related series, the indenture trustee and the trustee or eligible lender trustee, as applicable, may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of such noteholders.

However, without the consent of the holder of each affected note, no supplemental indenture will:

●

change the due date of any installment of principal of or interest on any note or reduce any note’s principal amount, interest rate or redemption price;

●

change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

●

change the place of payment or the payment currency for any note;

●

impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

●

reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;

●

modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;

●

reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

●

modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

●

modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

●

permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

Events of Default; Rights Upon Event of Default.  An “event of default” under the indenture will consist of the following:

●

a default for five business days or more in the payment of any interest on any note after it is due (or senior notes only if so provided in the related prospectus supplement);

●

a default in the payment of the principal of any note at maturity;

●

a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes, or senior notes, if applicable; or

●

the occurrence of an insolvency event involving the trust.

The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes, or senior notes, if applicable, may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes, or senior notes, if applicable.

If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

●

exercise remedies as a secured party against the trust student loans and other assets of the trust that are subject to the lien of the indenture;

●

sell the trust student loans and other assets of the trust; or

●

elect to have the trustee or eligible lender trustee, as applicable, maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

●

the holders of all the outstanding notes (or senior notes, if applicable) consent to the sale;

●

the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes, or senior notes, if applicable, at the date of the sale; or

●

the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes (or senior notes, if applicable) had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding notes (or senior notes, if applicable).

Such a sale also requires the consent of the holders of a majority of the outstanding subordinate notes, if applicable, unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on such subordinate notes.

Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

●

the holder previously has given to the indenture trustee written notice of a continuing event of default;

●

the holders of not less than 25% of the outstanding notes (or senior notes, if applicable), have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee;

●

the holder or holders have offered the indenture trustee reasonable indemnity;

●

the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding; and

●

no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes, or senior notes, if applicable.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The indenture trustee, each seller, the depositor, the administrator, the servicer, the trustee or eligible lender trustee, as applicable, in its individual capacity, the noteholders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants.  Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

●

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

●

the surviving entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

●

no default will occur and be continuing immediately after the merger or consolidation;

●

the trust has been advised that the ratings then applicable to the notes would not be reduced or withdrawn as a result of the merger or consolidation; and

●

the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse U.S. federal or Delaware state tax consequences to the trust or to any holder of the notes.

Each trust will not:

●

except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust;

●

claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

●

except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part;

●

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture; or

●

permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled “Formation of the Trust—The Trust.” In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

Indenture Trustee’s Annual Report.  Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

The Indenture Trustee.  The related prospectus supplement will specify the indenture trustee for each series.  The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the related indenture.

The indenture trustee may resign at any time, in which event the eligible lender trustee or trustee, as the case may be, must appoint a successor. The eligible lender trustee or trustee, as the case may be, may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee or trustee, as the case may be, must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor indenture trustee has accepted its appointment.  To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the issuing entity) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements.  Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.

The related prospectus supplement will specify the principal office of each indenture trustee.

ADDITIONAL INFORMATION REGARDING THE NOTES

Each class of notes may be fixed rate notes that bear interest at a fixed annual rate or floating rate notes that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Notes

Each class of fixed rate notes will bear interest at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. See “Description of the Notes—Principal and Interest on the Notes” in this prospectus.

Floating Rate Notes

Each class of floating rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, as specified in the related prospectus supplement. The related prospectus supplement will also designate the interest rate index for a floating rate note. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate that is an interest rate for debt instruments.  See “—Determination of Indices” below for a more detailed description of potential indices and how they are calculated.

Floating rate notes also may have either or both of the following:

●

a maximum limitation, or ceiling, on its interest rate, and

●

a minimum limitation, or floor, on its interest rate.

In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate notes will in no event be higher than any maximum rate permitted by law.

Each trust that issues a class of floating rate notes will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the trustee or the eligible lender trustee, as applicable, or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and will be binding on the holders of the floating rate notes. All percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1%, or 0.0000001, with five one-millionths of a percentage point being rounded upward.

The Reset Rate Notes

General.  The applicable currency and interest rate for a class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below.

Interest.  Interest will be payable on the reset rate notes on each applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

●

if a class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

●

if a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method or such other day-count convention as will be set forth in the related remarketing terms determination date notice and in the related prospectus supplement.  See “—Determination of Indices—Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below for a description of potential day-count conventions including Actual/Actual (ISMA).

Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.

Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, GBP-LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates as described below under “—Determination of Indices—Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below.

Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable distribution date and end on the day before the next applicable distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars, may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice as described under “—Reset Periods” below.

Principal.  In general, payments of principal will be made or allocated to any class of reset rate notes on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period a class of reset rate notes may be structured not to receive a payment of principal until the end of the reset period. If a class of reset rate notes is structured in this manner, amounts that otherwise would have been paid to the reset rate noteholders of that class as principal will instead be deposited into an accumulation account established for that class. In that case, those funds will remain in the accumulation account until the next reset date (unless there occurs, prior to that reset date, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the indenture trustee) as described in the related prospectus supplement. If structured in this manner, on each reset date, the trust will pay as a distribution of principal all amounts, less any investment earnings, on deposit in an accumulation account, including any amounts deposited on that reset date, to the reset rate noteholders of such class, or to the related swap counterparty for payment to the reset rate noteholders of such class, if the reset rate notes are then denominated in a currency other than U.S. Dollars.

Reset Periods.  During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period in between the reset dates as a “reset period”. All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the related maturity date for the applicable class of reset rate notes.

The applicable currency and interest rate on each class of reset rate notes will be reset as of each reset date as determined by:

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the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, i.e. U.S. Dollars, Pounds Sterling, Euros or another currency, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

●

the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties. In the event that a class of reset rate notes is reset to bear or continues to bear a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See “—Fixed Rate Mode” below.  The spread for each reset period will be determined in the manner described under “—Spread Determination Date”.

Each reset period will be no less than three months and will always end on the day before a distribution date. The applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable remarketing terms determination date in connection with the establishment of each reset period.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed below.

Interest on each class of reset rate notes during each reset period after the initial reset period will accrue and be payable either:

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at a floating interest rate, in which case such reset rate notes are said to be in floating rate mode, or

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at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode,

in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date.  The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which notice date we refer to as the “remarketing terms determination date,” unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the related reset rate noteholders whether tender is deemed mandatory or optional as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below. In consultation with the administrator, the remarketing agents will also establish the following terms for the reset rate notes on or prior to the remarketing terms determination date, which terms will be applicable during the upcoming reset period:

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the weighted average life of that class of reset rate notes under several assumed prepayment scenarios;

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the name and contact information of the remarketing agents;

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the next reset date and reset period;

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the applicable minimum denomination and additional increments;

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if two or more classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

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the interest rate mode, i.e., fixed rate or floating rate;

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the applicable currency;

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if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

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if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

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whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case generally, but not exclusively, wherever such class bears a fixed rate of interest);

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if in floating rate mode described under “Additional Information Regarding the Notes—Auction—Rate Notes,” the applicable interest rate index;

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if in floating rate mode, the interval between interest rate change dates;

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if in floating rate mode, the applicable interest rate determination date;

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if in fixed rate mode, the applicable fixed rate pricing benchmark;

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if in fixed rate mode, the identities of the eligible swap counterparties from which bids will be solicited;

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if in floating rate mode, whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

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the applicable interest rate day-count basis;

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the related all-hold rate, if applicable; and

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the principal payment priority of the applicable class, if it will differ from that previously in effect.

Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require satisfaction of the “rating agency condition,” which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the holders of the applicable class of reset rate notes, the indenture trustee and the rating agencies on the related remarketing terms determination date.

If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the related all-hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See “—Tender of Reset Rate Notes; Remarketing Procedures” below. If a class of reset rate notes is in foreign exchange mode either during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the related noteholders will be deemed to have tendered their reset rate notes on the related reset date, regardless of any desire by such holders to retain their ownership thereof, and no all-hold rate will be applicable.

If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all noteholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the related reset rate will be the all-hold rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared on the related spread determination date, all holders will retain their notes, the failed remarketing rate as previously determined in the related prospectus supplement will apply, and a reset period of three months will be established as described under “—Failed Remarketing” below.

In addition, unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below.

If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable holders on the related reset date at the failed remarketing rate regardless of any desire to tender their notes or any mandatory tender of their notes. With respect to any failed remarketing, the next reset period will be established as a three-month period.

Call Option.  Each class of reset rate notes will be subject, as of each reset date, to a call option, held by SLM Corporation or one of its subsidiaries, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class of reset rate notes, less all amounts distributed to the related noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust through the applicable reset date. The call option may be exercised by SLM Corporation or one of its subsidiaries by giving notice to the administrator of its exercise of the option. This notice may be given at any time during the period beginning on the first day following the distribution date immediately preceding the next applicable reset date until the determination of the related spread or fixed rate of interest on the related spread determination date or upon the declaration of a failed remarketing if declared prior to such date. If exercised, the purchase under the call option will be made effective as of the related reset date. Once notice is given, the holder of the call option may not rescind its exercise of such call option.

If a call option is exercised, the interest rate for the related class of reset rate notes following the reset date of the purchase under the call option will be:

●

if no swap agreement was in effect for that class during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

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if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust paid to the related swap counterparties hedging currency and/or basis risk for that class during the preceding reset period; and

●

a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class for one or more successive three-month reset periods at the existing call rate.

The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the related reset rate notes.

In addition, for reset rate notes listed on the Luxembourg Stock Exchange, the administrator will notify the Luxembourg Stock Exchange of the exercise of a call option and will cause to be published a notice in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort).

Spread Determination Date.  At any time after the notice date but no later than 3:00 p.m., New York City time, on the date which is three business days prior to the related reset date, the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate notes that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate notes that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate notes. We refer to the date on which the remarketing agents set the applicable spread as the spread determination date. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis and/or currency risks for the next related reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date the administrator will arrange for new or additional securities identification codes to be obtained as described under “—Reset Rate Notes—Identification Numbers” below.

In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, Luxembourg, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC’s, Euroclear’s and Clearstream, Luxembourg’s respective procedures, the indenture trustee, the Luxembourg Stock Exchange, if the related class of reset rate notes is then listed on the Luxembourg Stock Exchange, or another applicable exchange then listing the applicable notes, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, any applicable currency exchange rate, and, if applicable, the identity of any swap counterparty or counterparties, including the floating rate (or rates) of interest to be due to each selected swap counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

 Timeline:  The following chart shows a timeline of the remarketing process:

Timing	Event
Thirty to Fifteen Calendar Days Prior to Remarketing Terms Determination Date	(Administrator to provide notices to clearing agencies specifying the identity of the remarketing agents and whether tender of the related notes is voluntary or mandatory)
At Least Eight Business Days Prior to Reset Date	REMARKETING TERMS DETERMINATION DATE (Notices sent to reset rate noteholders stating the new terms of the reset rate notes, including the related all hold rate, if applicable)
Six Business Days Prior to Reset Date	NOTICE DATE (Hold notices due from reset rate noteholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
Three to Six Business Days Prior to Reset Date	SPREAD DETERMINATION DATE (Based on market conditions, the spread or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any swap counterparty (or counterparties) is determined; last date that the call option may be exercised; and, if in foreign exchange mode, the outstanding principal balance of the related class of reset rate notes in the related non-U.S. Dollar currency, the applicable currency exchange rate, the related extension rate and the related failed remarketing rate for the next reset period will be determined)
Reset Date	RESET DATE (New terms of the remarketed reset rate notes become effective; any swap agreement for previous reset period terminates; any new swap agreement for next reset period becomes effective; payments to tendering noteholders of U.S. Dollar denominated securities; any interest rate swap agreement for the previous reset period terminates)
Two Business Days After Reset Date	SPECIAL RESET PAYMENT DATE (Payments to tendering reset rate noteholders of non-U.S. Dollar denominated securities; any currency swap agreement for the previous reset period terminates)

Failed Remarketing.  There will be a failed remarketing if:

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the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

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the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

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either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

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one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under “—Foreign Exchange Mode” “—Floating Rate Mode” and “—Fixed Rate Mode” below;

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the trust is unable to obtain a favorable tax opinion with respect to certain tax related matters;

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certain conditions specified in the related remarketing agreement are not satisfied; or

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any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:

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all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

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the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

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the related reset period will be three months; and

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any existing interest rate swap agreement will be terminated in accordance with its terms.

In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars:

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all holders of that class will retain their reset rate notes;

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that class will remain denominated in the then-current non-U.S. Dollar currency;

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each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the trust at an increased LIBOR-based rate, which we refer to in this prospectus as the “extension rate”;

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the trust will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

●

the related reset period will be three months.

If there is a failed remarketing of a class of reset rate notes, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.

Foreign Exchange Mode.  A class of reset rate noteholders will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

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to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

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to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

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to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

Under any currency swap agreement between the trust and one or more swap counterparties, each related swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

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on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the related class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

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on or before each distribution date, (1) the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the related class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the related class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

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with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

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on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, each related swap counterparty will receive from the trust:

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on the effective date of such currency swap agreement for the related reset date, all secondary market trade proceeds received from purchasers of the related class of reset rate notes in the applicable currency;

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on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterpart’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the related class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into the related accumulation account and paid to each related swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

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on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the related class of reset rate notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the related currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

All such currency swap agreements will terminate, generally, on the earliest to occur of:

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the next succeeding related reset date resulting in a successful remarketing;

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the purchase of all outstanding notes on a reset date, following the exercise of a call option;

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the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

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the maturity date of the related class of reset rate notes.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids regarding the LIBOR-based interest rate, extension rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate notes, the remarketing agents, in consultation with the administrator, may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate notes. On or before the spread determination date, the remarketing agents, in consultation with the administrator, will select the swap counterparty or counterparties.

The terms of all currency swap agreements must satisfy the rating agency condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the rating agency condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the related class of reset rate notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

If the related class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the related reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the related class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the related U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

If a distribution date for that class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, Luxembourg, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the related reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the trust will not pay to the related noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for that class of reset rate notes as described below, payments of interest and principal to the related reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

In such event, the trust, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers are strongly encouraged to consult with their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate notes.

Floating Rate Mode.  If a class of reset rate notes is to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the rating agency condition. The remarketing agents, in consultation with the administrator, generally will use the procedures set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

Principal payments on a class of reset rate notes in floating rate mode generally will be made on each applicable distribution date. However, if so provided in the related prospectus supplement, principal payments may be allocated to a related accumulation account in the manner described under “—Fixed Rate Mode” below.

Fixed Rate Mode.  If a class of reset rate notes is to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

●

the applicable spread as determined by the remarketing agents on the spread determination date; and

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the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed notes of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

Interest on a class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in U.S. Dollars will be computed on the basis of a 360-day year of twelve 30-day months unless the related prospectus supplement states otherwise. Interest on the related class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under “—Determination of Indices” below, or such other day-count convention as is established on the related remarketing terms determination date or in the related prospectus supplement. Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

Principal on a class of reset rate notes during any reset period when the class bears a fixed rate of interest, both when the class is denominated in U.S. Dollars and when in foreign exchange mode, generally is not payable on distribution dates. Instead, principal that would be payable on a distribution date will be allocated to that class of reset rate notes and deposited into the related accumulation account, where it will remain until the next reset date for that class, unless there occurs prior to the related reset date (but not earlier than the initial reset date), an optional termination of the trust, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the related indenture trustee. When the class is denominated in U.S. Dollars, all amounts then on deposit in the related accumulation account, less any investment earnings, including any allocation of principal made on the same distribution date, will be distributed as a payment in reduction of principal on that reset date to the reset rate holders, as of the related record date. When a class is denominated in foreign exchange mode, such amounts will be distributed on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related holders on that reset date, subject to any delay in payments through the applicable European clearing agencies.

However, in the event that on any distribution date the amount, less any investment earnings, on deposit in the related accumulation account would equal the outstanding principal balance, or if in foreign exchange mode, the U.S. Dollar equivalent thereof, of the related class of reset rate notes, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the related holders, or if in foreign exchange mode, on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to related holders on or about that reset date. On such reset date the principal balance of related class of reset rate notes will be reduced to zero. Amounts, less any investment earnings, on deposit in the related accumulation account may be used only to pay principal on related class of reset rate notes, or to make payments to the related swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related currency swap agreement, and for no other purpose. All investment earnings on deposit in the related accumulation account will be withdrawn on each distribution date and deposited into the collection account.

The related indenture trustee, subject to sufficient available funds therefor, will deposit into the supplemental interest account the related supplemental interest account deposit amount as described in the related prospectus supplement.

In addition, if a class of reset rate notes is to be remarketed to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate, and such interest rate swap will be made as part of any required currency swap agreement as described in “—Foreign Exchange Mode” above. Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:

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the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if that class is then in foreign exchange mode;

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the related reset date of an exercise of the call option;

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the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, including as the result of the optional purchase of the remaining trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee; or

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the maturity date of the related class of reset rate notes.

No interest rate swap agreement with respect to a class of reset rate notes then in foreign exchange mode will terminate solely due to the declaration of a failed remarketing. Each interest rate swap agreement must satisfy the rating agency condition. No new interest rate swap agreement will be entered into by the trust for any reset period where the call option has been exercised. The remarketing agents, in consultation with the administrator, generally will use procedures similar to those set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

In exchange for providing a payment equal to interest at the fixed rate due to a class of reset rate notes, the related swap counterparty will be entitled to receive on each distribution date a payment from the trust, as a trust swap payment, in an amount based on three-month LIBOR, plus or minus a spread, as determined from the bidding process described above.

Tender of Reset Rate Notes; Remarketing Procedures.  On the date specified in the prospectus supplement, the trust, the administrator and the remarketing agents named therein will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the related remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

Unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

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inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and immediately following reset period, that such class of notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

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request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such note, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, Luxembourg, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.

On each remarketing terms determination date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing described under “—Remarketing Terms Determination Date” above, and on the related spread determination date, unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or an exercise of the related call option has occurred, such remarketing agency agreement will be supplemented to include the other required terms of the related remarketing described under “—Spread Determination Date” above.

On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate note. If the related class of reset rate notes are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream, Luxembourg which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the reset rate notes pursuant to any exercise of the call option. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate notes will be deemed to have elected to tender such note for remarketing by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, including conditions that all of the notes subject to remarketing in fact were not called, none of the notes have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the notes have occurred, and no material adverse change in the trust’s financial condition has occurred between the remarketing terms determination date and the reset date. If the call option is not timely exercised and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those reset rate notes, then the remarketing agents will declare a failed remarketing, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the related failed remarketing rate.

No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the servicer or the administrator as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. Unless otherwise specified in a related prospectus supplement, on each distribution date that is one year or less prior to a reset date, available funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related supplement. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees there from, exceeds the reset period target amount as specified in the related supplement or, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in available funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in available funds for that distribution date. Also, if on any distribution date a senior security interest shortfall would exist, or if on the maturity date for any class of senior notes, available funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such senior security interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the senior notes.

Determination of Indices

Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.  For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. If a class of notes bears interest at a fixed rate and is denominated in U.S. Dollars, interest due for any accrual period generally will be determined on the basis of a 30/360 day year. If a class of reset rate notes bears interest at a floating rate that is not LIBOR-based and/or is denominated in a currency other than U.S. Dollars, the remarketing agents, in consultation with the administrator, will set forth the applicable day-count basis for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate noteholders on the related remarketing terms determination date. The applicable day-count basis will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

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“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

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“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

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“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

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“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

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“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

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“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

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where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

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where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)

the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)

the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of notes that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below. If the reset rate notes bear interest at a floating rate, the remarketing agents, in consultation with the administrator, and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate noteholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

LIBOR.  Unless otherwise specified in the related prospectus supplement, “LIBOR”, for any accrual period, will be the rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Page 3750 or on such comparable service as is customarily used to quote LIBOR as of 11:00 a.m., London time, on the related LIBOR Determination Date. If this rate does not appear on Reuters Page 3750 or on such comparable service as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity, are offered by the Reference Banks at approximately 11:00 a.m., London time, on that LIBOR Determination Date to prime banks in the London interbank market. The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in U.S. Dollars to leading European banks having the specified maturity.  If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period. For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.  For the LIBOR-based notes, interest due for any accrual period will be determined on an Actual/360 basis.

For this purpose:

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“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period.

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“Reference Banks” means four major banks in the London interbank market selected by the administrator.

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“Reuters Page 3750” means the display page so designated on the Reuters Monitor Money Rates Service, or such other page that may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.

GBP-LIBOR.  Unless otherwise specified in the related prospectus supplement, “GBP-LIBOR”, for any accrual period, will be the rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Screen 3750 Page or on such comparable service as is customarily used to quote GBP-LIBOR as of 11:00 a.m. London time, on the related GBP-LIBOR Determination Date.  If this rate does not appear on Reuters Page 3750 or on such comparable service as is customarily used to quote GBP-LIBOR, the rate for that GBP-LIBOR Determination Date will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity are offered by the Reference Banks at approximately 11:00 a.m., London time, on that GBP-LIBOR Determination Date, to prime banks in the London interbank market.  The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate.  If at least two quotations are provided, the rate for that GBP-LIBOR Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate for that GBP-LIBOR Determination Date will be the arithmetic mean of the rates quoted by prime banks in London, selected by the calculation agent, at approximately 11:00 a.m. London time, on that GBP-LIBOR Determination Date for loans in Pounds Sterling to leading European banks having the specified maturity.  If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period.  For any GBP-LIBOR-based notes, interest due for any accrual period will be determined on an Actual/365 basis.

For this purpose:

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“GBP-LIBOR Determination Date” means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

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“Reference Banks” means four major banks in the London interbank market selected by the administrator.

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“Reuters Screen 3750 Page” means the display page so designated on the Reuters Monitor Money Rates Service, or such other page that may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.

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“Settlement Day” means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

EURIBOR.  Unless otherwise specified in the related prospectus supplement, “EURIBOR”, for any accrual period, will be the rate for deposits in Euros having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Screen 248 Page or on such comparable service as is customarily used to quote EURIBOR as of 11:00 a.m., Brussels time, on the related EURIBOR Determination Date.  If this rate does not appear on Reuters Screen 248 Page or on such comparable service as is customarily used to quote EURIBOR, the rate for that EURIBOR Determination Date will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity, are offered by Reference Banks at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro-zone interbank market.  The calculation agent will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate.  If at least two quotations are provided, the rate for that EURIBOR Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate for that EURIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the calculation agent, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date for loans in Euros to leading European banks having the applicable maturity.  If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable accrual period will be EURIBOR in effect for the previous accrual period.

For all EURIBOR-based securities, interest due for any accrual period will be determined on an Actual/360 basis.

For this purpose:

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“EURIBOR Determination Date” means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

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“Reference Banks” means four major banks in the Euro-zone interbank market selected by the administrator.

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“Reuters Screen 248 Page” means the display page so designated on the Reuters Monitor Money Rates Service, or such other page that may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.

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“Settlement Day” means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

Commercial Paper Rate.  If the reset rate notes bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date, unless otherwise specified in the related prospectus supplement, will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial.”

The administrator will observe the following procedures if the commercial paper rate cannot be determined as described above:

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If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Commercial Paper Rate will be the Bond Equivalent Yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial.” The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =	N × D	x 100
360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 days or 366 days, as the case may be.

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If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

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The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate.  If any class of notes bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date, unless otherwise specified in the related prospectus supplement, will be the rate displayed on the applicable Designated CMT Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

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If the Designated CMT Page is Reuters Screen FRBCMT Page, the rate on that interest determination date; or

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If the Designated CMT Page is Reuters Screen 7052 Page, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

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If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

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If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determines to be comparable to the rate formerly displayed on the Designated CMT Page shown above and published in H.15(519).

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If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

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If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

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If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

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If fewer than three leading primary United States government securities dealers selected by the administrator are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.  If any class of notes bears interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date, unless otherwise specified in the related prospectus supplement, will be the rate for U.S. Dollar federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on FedFunds1 under the heading “Federal Funds Rate.” The administrator will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

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If the rate described above does not appear on FedFunds1 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal Funds Rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective).”

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If the rate described above does not appear on FedFunds1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar federal funds arranged by three leading brokers of federal funds transactions in New York City, selected by the administrator, on that interest determination date.

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If fewer than three brokers selected by the administrator are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.  If any class of notes bears interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date, unless otherwise specified in the related prospectus supplement, will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.  If any class of notes bears interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date, unless otherwise specified in the related prospectus supplement, will be the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

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If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

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If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that interest determination date.

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If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the administrator.

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If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Successor Service.  When an interest rate or interest rate index is determined by reference to any display page provided by an information vendor, such as Reuters or Bloomberg, such page shall mean the display page so designated on the information vendor’s service or any successor service.  A successor service shall mean the successor display page, other published source, information vendor or provider that has been selected by the administrator and published on the administrator’s website or if the administrator has not selected and published a successor service, the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or service.

Other Indices.  If the reset rate notes are reset on a reset date to pay in floating rate mode based on a non-U.S. Dollar currency other than Pounds Sterling or Euros, the administrator, in consultation with the remarketing agents, shall select an appropriate alternative interest rate index that satisfies the rating agency condition. In addition, each related prospectus supplement may also set forth additional interest rate indices and accrual methods that may be applicable for any class of reset rate notes.

Distributions

Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of notes.

To the extent specified in the related prospectus supplement, one or more classes of notes of a trust may have targeted scheduled distribution dates on which the notes will be paid in full or in part to the extent the trust is able to issue in sufficient amount additional notes in order to pay in full or in part the original notes issued by the trust. The proceeds of such additional notes, which may be issued publicly or privately, will be applied to pay the specified class of original notes in the manner set forth in the related prospectus supplement, and the additional notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.

Credit Enhancement and Other Support

General

The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

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subordination of one or more classes of notes,

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reserve accounts,

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capitalized interest accounts,

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cash capitalization or cash collateral accounts,

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supplemental interest accounts,

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investment premium purchase accounts,

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investment reserve accounts,

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overcollateralization,

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letters of credit,

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liquidity agreements,

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pool insurance policies,

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financial guaranty insurance policies or surety bonds,

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repurchase bonds, or

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any combination of the foregoing.

The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the noteholders of the full amount of distributions when due and to decrease the likelihood that the noteholders will experience losses.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.

Subordination of Notes

If specified in the related prospectus supplement one or more classes of notes of a series may be subordinate notes.  The rights of the holders of subordinate notes to receive distributions of principal and interest from the collection account on any distribution date will be subordinated, to the extent provided in the related prospectus supplement, to those rights of the holders of senior notes.  The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate notes in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Reserve Accounts

The related prospectus supplement will describe how amounts in any reserve account will be available to cover shortfalls in payments due on the notes.  It will also describe how amounts on deposit in the reserve account in excess of the specified reserve account balance will be distributed to noteholders.

Capitalized Interest Accounts

If specified in the related prospectus supplement, the depositor may deposit cash or eligible investments on the closing date into a capitalized interest account maintained by the indenture trustee for the purpose of providing additional available funds to pay interest on the notes for a limited time period following the closing date.  Any amount remaining in the capitalized interest account at the end of such limited time period will be remitted as specified in the related prospectus supplement.

Cash Capitalization or Cash Collateral Accounts

If specified in the related prospectus supplement, the depositor may be required to deposit cash into a cash capitalization or cash collateral account maintained by the indenture trustee for the purpose of assuring the availability of funds to pay interest on the notes.  Amounts in the cash capitalization or cash collateral account will be remitted as specified in the related prospectus supplement.

Supplemental Interest Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable distribution date, the indenture trustee, subject to sufficient available funds therefor, will deposit into one or more supplemental interest accounts the related supplemental interest account deposit amount for the purpose of providing additional available funds to pay interest on the notes.  Amounts in the supplemental interest account will be remitted as specified in the related prospectus supplement.

Investment Premium Purchase Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable payment date, the indenture trustee, subject to sufficient available funds therefor, will deposit amounts into the investment premium purchase account which may be utilized to purchase eligible investments at a price greater than par. Amounts in the investment premium purchase account will be remitted as specified in the related prospectus supplement.

Investment Reserve Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, amounts may be required to be deposited into an investment reserve account to offset the effect of a downgrade of eligible investments in a related accumulation account.  Such amounts will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to classes of subordinated notes.  If there are insufficient available funds following any such deposit, principal payments to subordinated notes may be delayed.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a trust may be used to accelerate, to a limited extent, the amortization of one or more classes of notes relative to the amortization of the related trust student loans.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of notes.  This acceleration feature creates overcollateralization, which is the excess of the total principal balance of the related trust student loans, over the principal balance of the related class or classes of notes.  This acceleration may continue for the life of the related notes, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Letters of Credit

If specified in the related prospectus supplement, credit support for a series of notes may be provided by the issuance of a letter of credit by the bank or financial institution that is specified in such prospectus supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of notes will be set forth in the related prospectus supplement.

Liquidity Agreements

If specified in the related prospectus supplement, credit or liquidity support for a series of notes may be provided by advances made to the issuing entity by a liquidity provider(s) under the terms and conditions of a liquidity agreement(s).  The amount, frequency and other material terms of any advances made by a liquidity provider to the issuing entity related to a series of notes will be set forth in the related prospectus supplement.  Disclosure regarding the identity and description of any liquidity provider(s), to the extent required, will be presented in the related prospectus supplement.  The related prospectus supplement will also disclose the amounts and priority of payment of reimbursements, to the extent applicable, to be made by the issuing entity to any liquidity provider(s) for advances made under the terms of the related liquidity agreement(s).

Pool Insurance Policies

If specified in the related prospectus supplement, a pool insurance policy for the trust student loans may be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in such prospectus supplement) by reason of default to the extent a related trust student loan is not covered by any guaranty agency or guarantor.  The amount and principal terms of any pool insurance coverage will be set forth in the related prospectus supplement. All required disclosure regarding the provider of such policy will be presented in the related prospectus supplement.

Financial Guaranty Insurance Policies or Surety Bonds

If specified in the related prospectus supplement, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer specified in such prospectus supplement.  All required disclosure regarding the provider of such policy or bond will be presented in the related prospectus supplement.

Repurchase Bonds

If specified in the related prospectus supplement, the depositor or servicer will be obligated to repurchase any trust student loan (up to an aggregate U.S. Dollar amount specified in such prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such trust student loan.  This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the servicer.

Swap Agreements, Cap Agreements or other Financial or Derivative Instruments;

If so specified in the prospectus supplement relating to a series of notes, the related trust will enter into, or obtain an assignment of, one or more interest rate and/or currency swap agreements, cap agreements, floor agreements, collar agreements or liquidity agreements pursuant to which the trust will have the right to receive particular payments of interest or foreign currency, or other payments, as set forth or determined and as described in the related swap agreement, cap agreement or similar agreement, as applicable.  The related prospectus supplement will describe the material terms of each such derivative agreement and the particular risks associated with the swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating related to the derivative agreement.  The prospectus supplement relating to the series of notes also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB under the Securities Act), and, to the extent required, the corporate status, ownership and credit quality of the counterparty or counterparties to each such derivative instrument in accordance the provisions of Regulation AB of the Securities Act.

Insolvency Events

Each trust agreement will provide that the trustee or eligible lender trustee, as applicable, may commence a voluntary bankruptcy proceeding relating to that trust only with the unanimous prior approval of all noteholders of the related series of notes. In order to commence a voluntary bankruptcy, all noteholders must deliver to the eligible lender trustee a certificate certifying that they reasonably believe the related trust is insolvent.

Book-Entry Registration

Investors in notes in book-entry form may, directly or indirectly, hold their notes through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream, Luxembourg or Euroclear.

Cede & Co., as nominee for DTC, will hold one or more global notes. Unless the related prospectus supplement provides otherwise, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositories, which in turn will hold these positions in the depositories’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see “Appendix J—Global Clearance, Settlement and Tax Documentation Procedures”  in this prospectus.

DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream, Luxembourg. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee or the trustee or eligible lender trustee, as applicable, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC’s nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Clearstream, Luxembourg is organized under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V.

All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “U.S. Federal Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Reset Rate Notes

Form and Denomination.  Interests in the reset rate notes will be represented by one or more of the following types of global notes:

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for reset rate notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a “U.S. global note certificate”); or

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for reset rate notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a “non-U.S. global note certificate”).

On or about the closing date for the issuance of any class of reset rate notes, the administrator on behalf of the trust will deposit:

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a U.S. global note certificate for each class of reset rate notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

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one or more corresponding non-U.S. global note certificates with respect to each class of reset rate notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, Luxembourg, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream, Luxembourg.

On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of reset rate notes. At all times, with respect to each class of reset rate notes, there will be only one U.S. and one non-U.S. global note certificate for such reset rate notes.

Investors may hold their interests in a class of reset rate notes represented by a U.S. global note certificate only (1) directly through DTC participants, or (2) indirectly through organizations which are participants in the European clearing systems which themselves hold positions in such U.S. global note certificate through DTC. DTC will record electronically the outstanding principal balance of each class of reset rate notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers’ securities accounts in DTC’s name on the books of its depositary.

Investors may hold their interests in a class of reset rate notes represented by a non-U.S. global note certificate only (1) directly through the European clearing systems, or (2) indirectly through organizations which themselves are participants in the European clearing systems. The European clearing systems will record electronically the outstanding principal balance of each class of reset rate notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers’ securities accounts in the European clearing systems’ respective names on the books of their respective depositaries.

Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream, Luxembourg as applicable, and their respective direct and indirect participants.

Because of time zone differences, payments to reset rate noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the special reset payment date as described in this prospectus, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to reset rate noteholders holding U.S. Dollar denominated reset rate notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders’ interests are held indirectly through participants in European clearing systems.

The reset rate notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes. With respect to reset rate notes denominated in a non-U.S. Dollar currency, the administrator will notify the Luxembourg Stock Exchange of the applicable exchange rate and denominations for each class of reset rate notes and a notice containing that information will also be published in a leading newspaper having general circulation in Luxembourg, (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.

On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate.

Identification Numbers.  Each related trust will apply to DTC for acceptance in its book-entry settlement systems of each class of reset rate notes denominated in U.S. Dollars and/ or will apply to Euroclear and Clearstream, Luxembourg for acceptance in their respective book-entry settlement systems of a each class or reset rate notes denominated in a currency other than U.S. Dollars. Each class of reset rate notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement.

On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which either a successful remarketing has occurred or the related call option has been exercised (and not previously exercised on the immediately preceding related reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system’s nominee as the registered holder of such global note certificate.

Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a related reset date for which there has been a successful remarketing (or exercise of the related call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from the related swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

Except with respect to a related reset date, the trust expects that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system’s participants’ accounts with payments in amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trust also expects that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

Non-U.S. Dollar Denominated Notes

We expect to deliver notes denominated in non-U.S. Dollar currencies in book-entry form through the facilities of Clearstream, Luxembourg and Euroclear against payment in immediately available funds in the applicable foreign currency. We will issue the non-U.S. Dollar denominated notes as one or more global notes registered in the name of a common depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in non-U.S. Dollar denominated notes and all transfers relating to such non-U.S. Dollar denominated notes will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

The distribution of non-U.S. Dollar denominated notes will be cleared through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the non-U.S. Dollar denominated notes will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds.

Owners of book-entry interests in non-U.S. Dollar denominated notes will receive payments relating to their notes in the related non-U.S. Dollar currency. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in non-U.S. Dollar  denominated notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a non-U.S. Dollar  denominated note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

We understand that investors that hold their non-U.S. Dollar  denominated notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form.  Non-U.S. Dollar denominated notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving non-U.S. Dollar denominated notes through Clearstream, Luxembourg and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Clearstream, Luxembourg and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the common depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of non-U.S. Dollar denominated notes among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Definitive Notes

The notes of a given series will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee, only if:

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the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the notes and the administrator is unable to locate a successor;

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the administrator, at its option, elects to terminate the book-entry system through DTC; or

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after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these notes.

Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable noteholders, through DTC participants, of the availability of definitive notes. When DTC surrenders the definitive notes, the applicable trustee will reissue to the noteholders the corresponding notes as definitive notes upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive notes will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

However, the final payment on any definitive note will be made only upon presentation and surrender of that definitive note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Noteholders

Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

Three or more noteholders of any series or one or more holders of notes of that series evidencing at least 25% of the notes balance of those notes may, by written request to the trustee or eligible lender trustee, as applicable, obtain access to the list of all noteholders for the purpose of communicating with other noteholders regarding their rights under the trust agreement or under the notes.

Reports to Noteholders

On each distribution date, the administrator will provide to noteholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under “Servicing and Administration—Statements to Indenture Trustee and Trust” in this prospectus. If applicable, these statements and reports will be included with filings to be made with the SEC under the Exchange Act, as required. The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a noteholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See “U.S. Federal Income Tax Consequences” in this prospectus.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

Each seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trustee or eligible lender trustee, as applicable, on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to the depositor, or the transfer of those loans by us to the eligible lender trustee or trustee, as applicable, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the promissory notes or a copy of the promissory notes evidencing the loans, if available, or by the filing of a notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts.

Accordingly:

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A financing statement or statements covering the student loans naming each seller, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by that seller is deemed to be an assignment of collateral as security; and

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A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the trustee or eligible lender trustee, as applicable, in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related trustee’s or eligible lender trustee’s, as the case may be, interest. A tax or other government lien on property of the seller or us arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the trustee or the eligible lender trustee, as applicable, in the student loan. Under the purchase agreement and sale agreement, however, each seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the trustee or the eligible lender trustee, as applicable, free and clear of the lien of any third party. In addition, each seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the trustee or the eligible lender trustee, as applicable.  The administrator will be required to maintain the perfected security interest status by filing all requisite continuation statements.

Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of each seller, the depositor and the servicer will be marked to indicate the sale and although, each seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the trustee or the eligible lender trustee, as applicable. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

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purchased the student loans in the ordinary course of its business;

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took possession of the student loans; and

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acquired the student loans for new value and without actual knowledge of the related trustee’s or eligible lender trustee’s interest; as the case may be, then that purchaser might acquire an interest in the student loans superior to the interest of the depositor and the eligible lender trustee.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from a seller or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust’s rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “Servicing and Administration—Servicer Covenants” in this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

FFELP Loans.  The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the trusts.  In performing these functions, the servicer will be required to service and collect loans in the same manner as substantially similar loans owned by SLM ECFC and its affiliates.  Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the U.S. Department of Education’s refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

Non-FFELP Loans.  If the Private Education Loans in any trust are insured, the surety bond, including the rules and regulations for that program, imposes specific requirements and procedures for originating and servicing those student loans.  Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender.  After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan.  If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the trusts.  In performing these functions, the servicer will be required to service and collect loans in the same manner as substantially similar loans owned by SLM ECFC and its affiliates.  Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences.

Student Loans Generally Not Subject to Discharge in Bankruptcy

FFELP loans and other student loans made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor’s dependents.

U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Shearman & Sterling LLP, federal tax counsel to the depositor and the trust, the following are the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is general in nature and does not address issues that may be relevant to a particular holder subject to special treatment under U.S. federal income tax laws (such as tax-exempt organizations, partnerships or pass-through entities, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in notes or currencies and traders that elect to mark-to-market their notes). In addition, this discussion does not consider the effect of any alternative minimum taxes or foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax), other than U.S. federal income tax considerations, that may be applicable to particular holders. Furthermore, this discussion assumes that holders hold notes as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion also assumes that, with respect to notes reflected on the books of a qualified business unit of a holder, such qualified business unit is a U.S. resident.

This discussion is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. There are no rulings or cases on similar transactions. Moreover, the administrator does not intend to request rulings with respect to the U.S. federal income tax treatment of the notes. Thus, there can be no assurance that the U.S. federal income tax consequences of the notes described below will be sustained if the relevant transactions are examined by the Internal Revenue Service (the “IRS”) or by a court if the IRS proposes to disallow such treatment. Each trust will be provided with an opinion of federal tax counsel regarding certain U.S. federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts.

Unless otherwise indicated herein, it is assumed that any holder is a U.S. person, and, except as set forth below, this discussion does not address the tax consequences of holding a note to any holder who is not a U.S. person. As used herein, “U.S. person” means a person that is for U.S. federal income tax purposes:

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a citizen or individual resident of the United States;

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a corporation, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

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a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

The U.S. federal income tax treatment of a partner in a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) that holds a note will depend, among other things, upon whether or not the partner is a U.S. person.  Partners and partnerships should consult their tax advisors as to the particular federal income tax consequences applicable to them.

For purposes of this discussion, references to the trust, the notes and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes and related terms, parties and documents applicable to that trust. References to a holder of a note generally are deemed to refer to the beneficial owner of the note.

Tax Characterization of the Trust

Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

Tax Consequences to Holders of Notes In General

Treatment of the Notes as Indebtedness.  Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that certain classes of the notes will qualify as debt for U.S. federal income tax purposes. The depositor will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as debt for U.S. federal income tax purposes.  The consequences of the notes being treated as debt for U.S. federal income tax purposes are described below.  Treatment of the notes as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Noteholders are strongly encouraged to consult with their own tax advisors regarding the possibility that the notes could be treated as equity interests.

Stated Interest.  Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the notes.

Original Issue Discount.  Stated interest other than qualified stated interest must be accrued under the rules applicable to original issue discount (“OID”). Qualified stated interest must be unconditionally payable at least annually. Interest on a subordinated note may not qualify under this standard because it is subject to deferral in certain circumstances. Nonetheless, absent guidance on this point, the trust does not intend to report interest on subordinated notes as other than qualified stated interest solely because of the potential interest deferral which may result from the subordination feature. Unless otherwise stated herein, the discussion below assumes that all payments on the notes are denominated in U.S. Dollars, and that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to OID, except as described below. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to the notes will be disclosed in the related prospectus supplement.

A note will be treated as issued with OID if the excess of the note’s “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to one-fourth of 1 percent of the note’s stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes, calculated using the “prepayment assumption,” if any, used in pricing the notes and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a note should be the first price at which a substantial amount of the notes is sold to persons other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a note of a series is generally equal to all payments on a note other than payments of “qualified stated interest.” Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the note. Any de minimis OID must be included in income as principal payments are received on the notes in the proportion that each such payment bears to the original principal balance of the note. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.

If the notes are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a note for each day during the taxable year or portion of the taxable year in which the holder holds the note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the notes issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.

Holders of the notes are strongly encouraged to consult with their own tax advisors regarding the impact of the OID rules in the event that notes are issued with OID. In the event a holder purchases a note issued with OID at an acquisition premium—that is, at a price in excess of its “adjusted issue price” but less than its stated redemption price—the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than “qualified stated interest” payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.

An initial holder who owns an interest in more than one class of notes with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.

Market Discount.  The notes, whether or not issued with OID, may be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules apply if the holder purchases the note at a market discount—that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code. If the holder acquires the note at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a note issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium.  In general, if a holder purchases a note at a premium—that is, an amount in excess of the amount payable at maturity—the holder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under “—Market Discount” over the remaining term of the note, using the prepayment assumption, if any. A holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

Election to Treat all Interest as OID.  A holder may elect to include in gross income all interest with respect to the notes, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under “—Original Issue Discount.” This election will generally apply only to the specific note for which it was made. It may not be revoked without the consent of the IRS. Holders are strongly encouraged to consult with their own tax advisors before making this election.

Sale or Other Disposition.  If a holder of a note sells the note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the holder in income with respect to the note, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the note was held for more than one year. Capital losses generally may be used only to offset capital gains.

Waivers and Amendments.  An indenture for a series may permit noteholders to waive an event of default or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which gain or loss might be recognized.

Tax Consequences to Foreign Investors.  The following information describes the material U.S. federal income tax treatment of investors in the notes that are foreign persons. The term “foreign person” means any person other than a U.S. person, as defined above. The IRS has recently issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. Prospective investors are strongly encouraged to consult with their tax advisors concerning the requirements imposed by the new regulations and their effect on the holding of the notes.

Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax, as long as the foreign person:

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is not actually or constructively a “10 percent shareholder” of SLM Corporation or a “controlled foreign corporation” with respect to which SLM Corporation is a “related person” within the meaning of the Code, and

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provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person’s name and address. For beneficial owners that are individuals or entities treated as corporations, this certification may be made on Form W-8BEN. If the information provided in this statement changes, the foreign person must report that change within 30 days of such change. The statement generally must be provided in the year a payment occurs or in any of the three preceding years.

If this interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a current rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty. For a description of certain documentation requirements pertaining to such withholding tax, see “Appendix J—Global Clearance, Settlement and Tax Documentation Procedures—U.S. Federal Income Tax Documentation Requirements” in this prospectus.

Any capital gain realized on the sale or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that:

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the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

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in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder—although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished—generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder, the amount of interest paid on, or the proceeds from the sale or other disposition of, the notes and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients—generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each noteholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a U.S. social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold at a prescribed rate from the interest otherwise payable to the noteholder, or the proceeds from the sale or other disposition of the notes, and remit the withheld amounts to the IRS as a credit against the holder’s federal income tax liability.

Special Tax Consequences to Holders of Non-U.S. Dollar Denominated Notes

The discussion under this heading addresses the U.S. federal income tax consequences to a holder (which, as stated above, is assumed to be a U.S. person for purposes of this discussion) whose functional currency is the U.S. dollar of the ownership and disposition of notes denominated in a currency other than U.S. dollars (“foreign exchange notes”), such as reset rate notes in foreign exchange mode.

With respect to currencies other than U.S. dollars, currency gains and losses are generally subject to special timing and characterization rules. Such rules, however, will not apply to a holder who enters into a “qualified hedging transaction.” A qualified hedging transaction is an integrated economic transaction consisting of a “qualifying debt instrument,” as defined in section 1.988-5(a)(3) of the Treasury regulations, and a “section 1.988-5(a) hedge,” as defined in section 1.988-5(a)(4) of the Treasury regulations. Generally, a qualified hedging transaction, if properly identified as an integrated economic transaction by either the U.S. holder or the IRS, is treated as a single transaction for U.S. federal income tax purposes, the effect of which is to treat a holder as owning a U.S. dollar denominated synthetic debt instrument. See “—Tax Consequences to Holders of Notes In General” above. For purposes of the discussion that follows, it is assumed that qualified hedging transactions will not be entered into with respect to foreign exchange notes.

A holder of a foreign exchange note who uses the cash method of accounting will be required to include in income the U.S. dollar value of the applicable currency denominated interest payment determined on the date the payment is received by using the spot rate for that date regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value of the applicable currency will be the holder’s tax basis in such currency.

A holder of a foreign exchange note who uses the accrual method will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a foreign exchange reset rate note during the applicable accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year.

A holder of a foreign exchange note who uses the accrual method may elect to translate interest income into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period or taxable year, the spot rate on the date of receipt (“spot accrual convention”; the amount of such translated interest income is referred to below as the “translated amount”). A holder of a foreign exchange note that makes such an election must apply it consistently to all debt instruments held by such holder at the beginning of the first taxable year to which the election applies or thereafter acquired by such holder and cannot change the election without the consent of the IRS.

In either of the two cases described in the preceding two paragraphs, an accrual method holder will, in addition, recognize ordinary income or loss with respect to the accrued interest amount on the date the payment in respect of such interest amount (including a payment upon the sale, exchange or retirement of a foreign exchange note) is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the applicable currency denominated payment received, determined on the date the payment is received by using the spot rate for that date, in respect of the accrual period and the U.S. dollar value of interest income that has accrued during such accrual period, as discussed above.

A holder’s tax basis in a foreign exchange note will be the U.S. dollar value of the applicable currency denominated amount paid for such note determined on the date of its purchase. A holder of a foreign exchange note who purchases a foreign exchange note with previously owned non-U.S. dollar currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such holder’s tax basis in the applicable currency and the U.S. dollar fair market value of the foreign exchange note on the date of purchase.

Gain or loss realized upon the sale, exchange or retirement of a foreign exchange note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions. As noted above, a holder of a foreign exchange note who uses the cash method of accounting will determine the holder’s interest income inclusion using the spot rate on the date of payment. In addition, currency gains or losses with respect to the principal balance of the foreign exchange notes will be recognized in amounts equal to the difference between:

●

the U.S. dollar value of the applicable currency denominated principal balance determined on the date such payment is received or the foreign exchange note is disposed of by using the spot rate for the date of receipt or disposition, and

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the U.S. dollar value of such currency denominated principal balance determined on the date the holder acquired the foreign exchange note by using the spot rate for the date of acquisition.

In the case of an accrual method taxpayer, gain or loss attributable to fluctuations in exchange rates will equal the sum of:

●

the difference between: (1) the U.S. dollar value of the applicable currency denominated principal balance of the foreign exchange note, determined on the date such payment is received or the note is disposed of, by using the spot rate for the rate for the date of receipt or disposition, and (2) the U.S. dollar value of such currency denominated principal balance of the foreign exchange note, determined on the date the holder acquired such note, by using the spot rate for the date of acquisition, and

●

the difference between: (1) the U.S. dollar value of the payment of any accrued interest on the foreign exchange note, determined on the date such payment is received or the note is disposed of, by using the spot rate for the date of receipt or disposition, and (2) the translated amount.

The non-U.S. dollar currency gain or loss will be recognized only to the extent of the total gain or loss realized by a holder of a foreign exchange note on the sale, exchange or retirement of such note. Any non-U.S. dollar currency gain or loss recognized by a holder will be treated as U.S. source gain or loss. Any gain or loss realized by such a holder in excess of the non-U.S. dollar currency gain or loss will generally be capital gain or loss. Holders who realize a loss on the sale, exchange or other disposition of their foreign exchange notes (including a loss realized upon a mandatory tender of such notes on a reset date) and who repurchase such notes within 30 days should be aware that their ability to recognize the loss might be limited by section 1091 of the Code.

Original issue discount, if any, on a foreign exchange note will be determined for any accrual period in the relevant currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis. Likewise, upon receipt of payment attributable to OID (whether in connection with a payment of principal or the sale, exchange or retirement of a foreign exchange note), a holder will recognize exchange gain or loss to the extent of the difference between the U.S. dollar value of such payment (determined by translating any non-U.S. dollar denominated amount received at the spot rate on the date of payment) and such holder’s basis in the accrued OID (determined in the same manner as for accrued interest). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions.

Except with respect to a holder who does not elect to amortize bond premium under section 171 of the Code, any bond premium on a foreign exchange note will be determined for an accrual period in the applicable currency, and such amount will reduce (in units of the relevant currency) the amount of interest income that the holder would otherwise report with respect to such notes. As described above, a holder who uses the cash method of accounting would translate interest income based on the spot rate on the date of receipt, and a U.S. holder who uses the accrual method of accounting would translate interest income based on the average exchange rate for the accrual period, unless such holder elected to use the spot accrual convention. Additionally, exchange gain or loss will be recognized with respect to bond premium by treating the portion of the premium amortized in an accrual period as a return of principal.

Market discount on a foreign exchange note is also determined in the applicable currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder of a foreign exchange note who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount in the same manner as interest income accrued by a holder on the accrual basis. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a foreign exchange note received by a holder on the accrual basis.

For a discussion of U.S. federal income tax consequences to non-U.S. holders of a note denominated in a currency other than U.S. dollars, see “—Tax Consequences to Holders of Notes in General—Tax Consequences to Foreign Investors” above.

Reportable Transaction Disclosure Statement.  Pursuant to Treasury regulations, any taxpayer who has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year in which the taxpayer participated in the reportable transaction. Reportable transactions include transactions that produce a foreign exchange loss of at least $50,000, for taxpayers that are individuals or trusts, or higher amounts, for certain other non-individual taxpayers. If a holder of foreign exchange notes recognizes a foreign exchange loss that exceeds the threshold amounts for that holder, he or she might be required to report such loss on IRS form 8886. Holders are strongly encouraged to consult with their own tax advisors concerning the implications of the reportable transaction disclosure requirements in light of their particular circumstances.

Special Tax Consequences to Holders of Reset Rate Notes

The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.

In General.  As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars (“foreign exchange reset rate notes”) are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures will constitute a retirement and reissuance of such notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars (“U.S. dollar reset rate notes”) will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion under “—Possible Alternative Treatment of the Reset Rate Notes” below, a non-tendering holder of a U.S. dollar reset rate note will not realize gain or loss if the note continues to be denominated in U.S. dollars, and such note will be deemed to remain outstanding until the note is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate note is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the note will be treated as retired and reissued upon such reset.

Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining OID thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.

If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero).

If the call option is exercised, the reset rate notes will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate notes to holders unrelated to the issuer will be considered a new issuance of the reset rate notes. The issue price, OID, if any, holding period and other tax-related characteristics of the reset rate notes will accordingly be redetermined on the premise that the reset rate notes will be newly issued on the date on which the reset rate notes are resold.

Tax Accounting for Holders of the Reset Rate Notes.  For a discussion of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate notes, holders of such notes should refer to “—Tax Consequences to Holders of Notes in General” above, and for a discussion of the U.S. federal income tax accounting treatment of foreign exchange reset rate notes, holders of such notes should refer to “—Special Tax Consequences to Holders of Non- U.S. Dollar Denominated Notes” above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion under “—Special Tax Consequences to Holders of Reset Rate Notes—In General” above are correct but is subject to the discussion under the heading “—Possible Alternative Treatment of the Reset Rate Notes” below.

Possible Alternative Treatment of the Reset Rate Notes.  There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed under the heading “—Special Tax Consequences to Holders of Reset Rate Notes—In General” above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing will result in the material modification of such notes and will give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis.  Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such notes could be treated as bearing contingent interest under applicable Treasury regulations.  Under such regulations, the amount treated as taxable interest to a holder of a reset rate note in each accrual period would be a hypothetical amount based upon the issuer’s current borrowing costs for comparable, noncontingent debt instruments (the “noncontingent bond method”), and a holder of an reset rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods.  In addition, if the reset rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder’s prior ordinary income inclusions with respect to the reset rate notes, and the balance would be treated as capital loss.

It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating OID. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes.  Treasury regulations governing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency may apply to the reset rate notes under this alternative characterization.  The rules set forth in these regulations are complex and their potential application to the reset rate notes is not clear.  Holders are strongly encouraged to consult with their own tax advisors regarding the tax treatment of the reset rate notes if the reset rate notes were recharacterized in the manner described in this paragraph.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

The European Union has adopted a Directive regarding the taxation of savings income. Member states of the European Union (“Member States”) are required to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg have instead opted to impose a withholding system for a transitional period unless during such period they elect otherwise.

The withholding tax provisions of the Directive could apply to payments on notes made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the notes will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.

STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of the related trust, the notes, or the holders of the notes of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer’s operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the notes. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes.

* * *

The federal and state tax discussions described above may not be applicable depending upon each holder’s particular tax situation. Prospective purchasers are strongly encouraged to consult with their own tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose certain restrictions on:

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employee benefit plans as defined in Section 3(3) of ERISA;

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certain other retirement plans and arrangements described in Section 4975 of the Code, including:

1.

individual retirement accounts and annuities,

2.

Keogh plans,

3.

collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code, and

4.

any other entity whose assets are deemed to be “plan assets” as a result of any of the above plans, arrangements, funds or accounts investing in such entity; and

●

persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

The term “Plans” includes the plans and arrangements listed in the first two bullet points above.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of any other applicable federal or state law, materially similar to the provisions of ERISA and Section 4975 of the Code described in this prospectus. Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, the prohibited transaction rules in Section 503 of the Code will apply.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. A trust, the depositor, any underwriter, the trustee or the eligible lender trustee, as applicable, the indenture trustee, the servicer, the administrator, any provider of credit support, a swap provider or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.  In addition, because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

Under regulations issued by the Department of Labor called the “Plan Asset Regulations”, if a Plan makes an “equity” investment in an entity, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulations, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as “equity” for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the student loans and the other assets of the trust.

Unless described differently in the related prospectus supplement, the notes of each series denominated as debt should be treated as debt and not as equity interests for purposes of the Plan Asset Regulations. However, without regard to this characterization of the notes, prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the trustee or the eligible lender trustee, as applicable, the indenture trustee or certain of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions.

Included among the administrative exemptions are the following exemptions:

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Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

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PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

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PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

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PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

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PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.”

There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the Department of Labor.

These administrative and statutory exemptions may not apply with respect to any particular Plan’s investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the notes, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the trustee or the eligible lender trustee, as applicable, the indenture trustee, the servicer, the administrator, any provider of credit support, the swap provider or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is eligible for one or more statutory, regulatory or administrative exemptions.

* * *

A Plan fiduciary considering the purchase of the notes of a given series is strongly encouraged to consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences. Each Plan fiduciary also should determine whether, under the fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, also considering the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as well as whether the investment is permitted under the Plan’s governing instruments.

AVAILABLE INFORMATION

SLM Funding LLC, as the originator of each trust and the depositor, has filed with the Securities and Exchange Commission (“SEC”) a registration statement for the notes under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement.

You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at: 100 First Street, N.E., Washington, D.C. 20549, or at the SEC’s regional offices.

In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 100 First Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-732-0330.

The registration statement may also be accessed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s website located at http://www.sec.gov.  The Securities Act file number for this registration statement is 333-141930.

REPORTS TO NOTEHOLDERS

The administrator will prepare periodic unaudited reports as described in the related prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC.  The administrator will not send reports directly to the beneficial holders of the notes.  However, these reports may be viewed at sponsor’s website:  http://www.salliemae.com/investors/debtasset/slmsltrusts. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

So long as it is required to do so, the trust will cause the administrator to file with the SEC all periodic reports required under the Exchange Act. The reports concerning the trust are required to be delivered to the holders of the notes.  These reports include (but are not limited to):

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Reports on Form 8-K (Current Report), following the issuance of the series of notes of the related trust, including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

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Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

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Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

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Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

Each trust will have a separate Central Index Key assigned by the SEC for the trust.  Reports filed with respect to a trust with the SEC after the prospectus supplement is filed will be available under that trust’s Central Index Key, which will be a serial company number assigned to the file number of the depositor shown above.

INCORPORATION OF DOCUMENTS BY REFERENCE

All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the notes will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to SLM Funding LLC, in care of Corporate and Investor Relations, Sallie Mae, Inc., 12061 Bluemont Way, V3419, Reston, Virginia 20190. Telephone requests for copies should be directed to (703) 810-3000.

THE PLAN OF DISTRIBUTION

The depositor, SLM ECFC and the underwriters named in the related prospectus supplement will enter into an underwriting agreement for the notes of the related series and/or a separate placement agreement for the notes of that series. Under the underwriting agreement, the depositor will agree to cause the related trust to issue to the depositor, the depositor will agree to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of notes listed in the prospectus supplement.

The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the notes described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the notes for sale directly.

Underwriters may offer the notes to potential investors in person, by telephone, over the internet or by other means.

The related prospectus supplement will either:

●

show the price at which each class of notes is being offered for sale to the public and any concessions that may be offered to dealers participating in the offering; or

●

specify that the notes will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any notes, the offering prices and concessions may be changed.

Until the distribution of the notes is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

If an underwriter creates a short position in the notes in connection with the offering—that is, if it sells more notes than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing notes in the open market.

An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases notes in the open market to reduce the underwriters’ short position or to stabilize the price of the notes, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those notes as part of the offering.

In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the notes to the extent that it discourages resales of the notes.

Neither the depositor nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any underwriter make any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Any underwriter may assist in resales of the notes but is not required to do so. The related prospectus supplement will indicate whether any underwriter intends to make a secondary market in the notes offered by such prospectus supplement. No underwriter will be obligated to make a secondary market.

This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by SLM Corporation or its affiliate after its exercise of the related call option with respect to that class.

In connection with any remarketing of a class of reset rate notes, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

If SLM Corporation or one of its subsidiaries exercises its call option with respect to any class of reset rate notes previously publicly offered by any trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

If applicable, the related prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, the related prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the related pool of trust student loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

Each underwriting agreement will provide that the depositor, SLM Corporation and SLM ECFC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from one or more of the underwriters.

Under each of the underwriting agreements for a given series of notes, the closing of the sale of any class of notes will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the notes will appear in the related prospectus supplement.

LEGAL MATTERS

Mark L. Heleen, Executive Vice President and General Counsel of SLM Corporation or any Deputy General Counsel or Associate General Counsel of Sallie Mae, Inc., as counsel to SLM ECFC, any other affiliates of SLM Corporation who are selling loans to the trust, the administrator, the servicer and the depositor, and Bingham McCutchen LLP as special counsel to SLM ECFC, any other sellers, the administrator, the sponsor, the servicer and the depositor, will give opinions on specific matters for the trust, the applicable sellers, the depositor, the servicer and the administrator.

Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal and Delaware state income tax matters.

APPENDIX A

Federal Family Education Loan Program

General

The Federal Family Education Loan Program, known as the FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guaranty agency against:

●

default of the borrower;

●

the death, bankruptcy or permanent, total disability of the borrower;

●

closing of the borrower’s school prior to the end of the academic period;

●

false certification by the borrower’s school of his eligibility for the loan; and

●

an unpaid school refund.

In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the United States Department of Education (which we refer to as the Department of Education) on eligible student loans.

Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guaranty agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.

Four types of student loans are currently authorized under the Higher Education Act:

●

Subsidized Stafford Loans to students who demonstrate requisite financial need;

●

Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

●

Parent Loans for Undergraduate Students, known as “PLUS Loans,” to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

●

Consolidation Loans, which consolidate into a single loan a borrower’s obligations under various federally authorized student loan programs.

Before July 1, 1994, the Higher Education Act also authorized loans called “Supplemental Loans to Students” or “SLS Loans” to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.

This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Developments

On March 30, 2010, the Health Care and Education Reconciliation Act of 2010 (the “Reconciliation Act”) was enacted into law. Included in the Reconciliation Act were provisions that eliminate the FFELP. Until July 1, 2010 additional FFELP loans may be originated and included in any pool of trust student loan, but on or after such date no new FFELP loans will be originated.

Legislative Matters

The FFELP has been subject to comprehensive reauthorization every 5 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Reconciliation Act of 2005, which was signed into law February 8, 2006 as part of the Deficit Reduction Act, Public Law 109-171. The 2005 reauthorization extended the Department of Education's authority to provide federal insurance on loans, make subsidized loans and make consolidation loans through September 30, 2012.  Several provisions of the Higher Education Act governing the FFELP were also amended, including (i) an increase in the annual Stafford loan limits for first and second year undergraduate students, (ii) the reduction of  reimbursement due to servicers deemed as exceptional performers from 100% to 99%, (iii) requiring lenders to pay the Department of Education interest paid by borrowers that exceed the special allowance support levels applicable to such loans, (iv) deferment eligibility for a borrower who is on active military or other qualifying service duty, (v) the increase in forgiveness amounts for certain teachers and (vi) the availability of PLUS loans to graduate and professional students.

On September 27, 2007, the President of the United States signed the “College Cost Reduction and Access Act of 2007”, Public Law 110-84, into law, which, by amending the Higher Education Act of 1965, eliminated certain government subsidies to education lenders.  The legislation also included provisions that: (1) phased in cuts in the interest rate charged to undergraduate student borrowers on subsidized FFELP loans from 6.8%, which rate became effective in July 2006, to 3.4%, in July 2012, (2) reduced the Federal Family Education Loan Program lender insurance percentage to 95% of the unpaid balance of such FFELP loans disbursed on or after October 1, 2012, (3) reduced special allowance payments made to FFELP lenders and (4) eliminated the “exceptional performance” status for lenders, servicers and guaranty agencies as of October 1, 2007.

The Department of Education amended the FFELP regulations on November 1, 2007.

In 1993, Congress created the William D. Ford Federal Direct Loan Program (“FDLP”) pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the United States Department of the Treasury as well as by private lenders under the FFELP.

The Higher Education Amendments of 1998 extended the principal provisions of the FFELP and the FDLP to October 1, 2004, which was extended through federal fiscal year 2005 by Public Law 108-366. The 1998 reauthorization, as modified by the Ticket to Work and Work Incentives Improvement Act of 1999, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3% (1.7% during in-school and grace periods) and the lender’s rate after special allowance payments to the 91-day Treasury bill rate plus 2.8% (2.2% during in-school and grace periods) for loans originated on or after October 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1%.

The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month Commercial Paper Rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34% (1.74% during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.

The Consolidated Appropriations Act of 2001 changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 2001.

Public Law 107-139, dated February 8, 2002, amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rates on student loans made on or after July 1, 2006 and (iii) extend the computation of special allowance payments based on the three-month commercial paper (financial) index.

Other amendments since the 1998 reauthorization include Public Law 108-98, dated October 10, 2003, Public Law 108-409, dated October 30, 2004, and the Third Higher Education Extension Act of 2006, Public Law 109-292, dated September 30, 2006.

We cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such additional legislation on the sponsor’s student loan program or the trust student loans.

Eligible Lenders, Students and Educational Institutions

Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a “qualified student.” A “qualified student” is an individual who

●

is a United States citizen, national or permanent resident;

●

has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

●

is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

●

meets the financial need requirements for the particular loan program.

Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student’s estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents’ and student’s financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student’s cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student’s costs to attend the institution to determine the student’s need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student’s “unmet need” is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department of Education makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin

Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment and Forbearance
3.10% for PLUS, SLS and Consolidation Loans

For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
From 01/01/00 through 09/30/07	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment and Forbearance
2.64% for PLUS and Consolidation Loans
From 10/01/07 and after	1.19% for Stafford Loans that are In-School, Grace or Deferment
1.79% for Stafford Loans that are in Repayment and PLUS
2.09% for Consolidation Loans

For student loans disbursed on or after April 1, 2006, lenders are required to pay the Department of Education any interest paid by borrowers on student loans that exceeds the special allowance support levels applicable to such loans.

Special allowance payments are available on variable rate PLUS Loans and SLS Loans only if the variable rate, which is reset annually, exceeds the applicable maximum borrower rate. The variable rate is based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day Treasury bill for loans made on or after July 1, 1998.  The maximum borrower rate for these loans is between 9% and 12%. Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on and after January 1, 2000 was repealed.

Fees

Origination Fee.  An origination fee must be paid to the Department of Education for all Stafford and PLUS Loans originated in the FFELP. An origination fee is not paid on a Consolidation Loan. A 3% origination fee must be deducted from the amount of each PLUS Loan.

An origination fee may be, but is not required to be, deducted from the amount of a Stafford Loan according to the following table:

Date of First Disbursement	Maximum Origination Fee
Before 07/01/06………………………………	3.0%
From 07/01/06 through 06/30/07…………….	2.0%
From 07/01/07 through 06/30/08…………….	1.5%
From 07/01/08 through 06/30/09…………….	1.0%
From 07/01/09 through 06/30/10…………….	0.5%
From 07/01/10 and after……………………...	0.0%

Federal Default Fee. A federal default fee up to 1% (previously called an insurance premium) may be, but is not required to be, deducted from the amount of a Stafford or PLUS Loan. A federal default fee is not deducted from the amount of a Consolidation Loan.

Lender Loan Fee.  A lender loan fee is paid to the Department of Education on the amount of each loan disbursement of all FFELP loans. For loans disbursed from October 1, 1993 to September 30, 2007, the fee was 0.50% of the loan amount. The fee increased to 1% of the loan amount for loans disbursed on or after October 1, 2007.

Loan Rebate Fee.  A loan rebate fee of 1.05% is paid annually on the unpaid principal and interest of each Consolidation Loan disbursed on or after October 1, 1993. This fee was reduced to 0.62% for loans made from October 1, 1998 to January 31, 1999.

Stafford Loan Program

For Stafford Loans, the Higher Education Act provides for:

●

federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

●

federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers’ making interest payments; and

●

special allowance payments representing an additional subsidy paid by the Department of Education to the holders of eligible Stafford Loans.

We refer to all three types of assistance as “federal assistance”.

Interest.  The borrower’s interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06 through 06/30/08	6.8%	N/A	N/A
From 07/01/08 through 06/30/09……...	6.0% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate subsidized loans	6.0%, 6.8%	N/A
From 07/01/09 through 06/30/10……...	5.6% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	5.6%, 6.8%	N/A
From 07/01/10 through 06/30/11……...	4.5% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	4.5%, 6.8%	N/A
From 07/01/11 through 06/30/12……...	3.4% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	3.4%, 6.8%	N/A
From 07/01/12 and after……………….	6.8%	6.8%	N/A

The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

●

the applicable maximum borrower rate

and

●

the sum of

●

the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

and

●

the applicable interest rate margin.

Interest Subsidy Payments.  The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

●

while the borrower is a qualified student,

●

during the grace period, and

●

during prescribed deferment periods.

The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferment periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

●

satisfaction of need criteria, and

●

continued eligibility of the loan for federal insurance or reinsurance.

If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department of Education within that period.

Loan Limits.  The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements.  The Higher Education Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

	Dependent Students			Independent Students
Borrower’s Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Subsidized and Unsubsidized on or after 7/1/07	Subsidized and Unsubsidized on or after 7/1/08	Additional Unsubsidized only on or after 7/1/94	Additional Unsubsidized only on or after 7/1/07	Additional Unsubsidized only on or after 7/1/08	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$ 2,625	$ 3,500	$ 5,500	$ 4,000	$ 4,000	$ 4,000	$ 9,500
2nd year	$ 3,500	$ 4,500	$ 6,500	$ 4,000	$ 4,000	$ 4,000	$ 10,500
3rd year and above	$ 5,500	$ 5,500	$ 7,500	$ 5,000	$ 5,000	$ 5,000	$ 12,500
Graduate (per year)	$ 8,500	$ 8,500	$ 8,500	$10,000	$12,000	$12,000	$ 20,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$31,000	$23,000	$23,000	$26,500	$ 57,500
Graduate (including undergraduate)	$65,500	$65,500	$65,500	$73,000	$73,000	$73,000	$138,500

For the purposes of the table above:

●

The loan limits include both FFELP and FDLP loans.

●

The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

●

Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the third and fourth columns. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and cannot qualify for a PLUS Loan.

●

Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

●

The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

Repayment.  Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate FFELP loans totaling more than $30,000 in principal and unpaid interest are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts. Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower’s indebtedness. Outlined in the table below are the maximum repayment periods available based on the outstanding FFELP indebtedness.

Outstanding FFELP Indebtedness	Maximum Repayment Period
$7,500-$9,999	12 Years
$10,000-$19,999	15 Years
$20,000-$30,000	20 Years
$30,001-$59,999	25 Years
$60,000 or more	30 Years
Note: Maximum repayment period excludes authorized periods of deferment and forbearance.

In addition to the outstanding FFELP indebtedness requirements described above, the Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed.  The Higher Education Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.  The 2007 legislation introduces an income-based repayment plan on July 1, 2009 that a student borrower may elect during a period of partial financial hardship and have annual payments that do not exceed 15% of the amount by which adjusted gross income exceeds 150% of the poverty line. The Secretary repays or cancels any outstanding principal and interest under certain criteria after 25 years.

Grace Periods, Deferment Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be postponed:

●

while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

●

when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of three years; or

●

when the lender determines that repayment will cause the borrower “economic hardship”, as defined in the Higher Education Act, subject to a maximum deferment of three years.

For loans with a disbursement made on or after July 1, 2001, a borrower who is serving on active military duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency is eligible for deferment for up to three years. Math, science and special education teachers, with loans disbursed on or after October 1, 1998 are now eligible for increased forgiveness amounts of up to $17,500.

Interest that accrues during a deferment is paid by the Department of Education for Subsidized Stafford Loans or deferred and capitalized for Unsubsidized Stafford Loans.

The Higher Education Act also permits, and in some cases requires, “forbearance” periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.  When a borrower ends forbearance and enters repayment, the account is considered current.

PLUS and SLS Loan Programs

The Higher Education Act authorizes (i) PLUS Loans to be made to parents of eligible dependent students and graduate and professional students and (ii) previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents or graduate or professional students who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

Loan Limits.  PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student’s education and other financial aid received, including scholarship, grants and other student loans.

Interest.  The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

●

the applicable maximum borrower rate

and

●

the sum of:

●

the applicable 1-year Index or the bond equivalent rate of 91-day Treasury bills, as applicable,

and

●

the applicable interest rate margin.

Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will return to a fixed annual interest rate of 8.5%.

Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	8.5%	8.5%	N/A

A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

●

the borrower rate is set at the maximum borrower rate and

●

the sum of the average of the bond equivalent rates of 91-day Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on or after January 1, 2000 was repealed.

Repayment; Deferments.  Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Higher Education Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford, PLUS and SLS Loans. Consolidation Loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under the FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to any eligible borrower who has eligible student loans. Under limited circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.

Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins.  For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Prior to July 1, 2006, married couples who agreed to be jointly and severally liable could apply for one Consolidation Loan.  In some cases, borrowers may enter repayment status while still in school and thereby become eligible to obtain a Consolidation Loan.

Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9% for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25%. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25%.

The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46%, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3%. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25%. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month Commercial Paper Rate plus 2.64% for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the U.S. Department of Education. All other guarantee fees may be passed on to the borrower.

Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department of Education. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferment periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferment periods.

No insurance premium is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay an origination fee to the Department of Education of 0.50% on principal of Consolidation Loans disbursed and a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been disbursed. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower’s other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

Guaranty Agencies under the FFELP

Under the FFELP, guaranty agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies.

Guaranty agencies also guarantee lenders against default. For loans made prior to October 1, 1993, lenders are insured against default for 100% of principal and accrued interest. For loans disbursed from October 1, 1993 through June 30, 2006, lenders are insured against default for 98% of principal and accrued interest. For loans disbursed on or after July 1, 2006, lenders are insured against default for 97% of principal and accrued interest.

The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor’s default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guaranty agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 — September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to “offset” any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.

A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 30 days after the guarantor paid the lender for the default claim.

Student Loan Discharges

FFELP loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the “wage earner” provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guaranty agency which guaranteed that loan and that agency then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

Student loans are discharged if the borrower dies or becomes totally and permanently disabled. A physician must certify eligibility for discharge due to disability. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.  Effective January 29, 2007, discharge eligibility was extended to survivors of eligible public servants and certain other eligible victims of the September 11, 2001 terrorist attacks on the United States.

If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund. Effective July 1, 2006, a loan is also eligible for discharge if it is determined that the borrower’s eligibility for the loan was falsely certified as a result of a crime of identity theft.

Rehabilitation of Defaulted Loans

The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation the guarantor must have received reasonable and affordable payments for 12 months (reduced to 9 payments in 10 months effective July 1, 2006), and then the borrower may request that the loan be rehabilitated. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

Guarantor Funding

In addition to providing the primary guarantee on FFELP loans, guaranty agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee (“account maintenance”), assisting lenders to prevent default by delinquent borrowers (“default aversion”), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement
Loan Processing and Origination Fee	0.40% of the principal amount guaranteed, paid by the Department of Education
Account Maintenance Fee	0.10% of the original principal amount of loans outstanding, paid by the Department of Education
Default Aversion Fee	1% of the outstanding amount of loans that were reported delinquent but did not default within 300 days thereafter, paid by transfers out of the Student Loan Reserve Fund
Collection Retention Fee

16% of the amount collected on loans on which reinsurance has been paid (10% of the amount collected for a defaulted loan that is purchased by a lender for rehabilitation or consolidation), withheld from gross receipts

The Higher Education Act requires guaranty agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department of Education, Insurance Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor’s property and is not subject to strict limitations on its use.

United States Department of Education Oversight

The Secretary of Education has oversight powers over guarantors. If the Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department of Education. The Department of Education is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

Recent Developments

For each series of notes, the related prospectus supplement will describe any recent developments that are material to your class of notes.

APPENDIX B

Undergraduate and Graduate Loan Programs

The Signature Student Loans® (“Signature Student Loans”) and the EXCEL®, Student EXCEL®, EXCEL Select, EXCEL Custom®, EXCEL Education Loan(SM), EXCEL Grad Loan(SM), EXCEL Preferred®, GRADEXCEL®, GradEXCEL Preferred and GradEXCEL Custom Program loans (collectively, “EXCEL Loans”) provide private supplemental funding for undergraduate, graduate, and health professional students.  The Signature Student Loan and EXCEL Loan programs are referred to collectively as the “Undergraduate and Graduate Loan Programs.”  Since the inception of the Signature Student Loan program and since 1999 for the EXCEL Loan program, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. and its affiliates have performed all application and origination functions for these loan programs on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for Undergraduate and Graduate Loan Programs are as follows:

●

Be enrolled or admitted at an eligible institution.

●

Be a U.S. citizen, national or Permanent Resident (foreign students may apply with a creditworthy U.S. citizen or Permanent Resident as cosigner).

●

Have all outstanding student loans in good standing (i.e., not in default).

●

Meet established credit requirements.

●

Be the age of majority in his/her state of residence.  A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.

Interest.

Signature Student Loans.  The interest rate for a Signature Student Loan depends on the date of disbursement and period of enrollment.  The borrower’s interest rate on a Signature Student Loan is variable and currently ranges from LIBOR plus 4.00% to LIBOR plus 14.00%.  For loans first disbursed before June 1, 2004, the borrower’s interest rate is tied to the Prime Rate and resets quarterly on the first day of each January, April, July and October.  For loans first disbursed on or after June 1, 2004 and before March 2008, the borrower’s interest rate is tied to the Prime Rate and resets monthly on the first day of each month.

In March 2008, SLM changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.

For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th) day of each month.  The margin may be based on the presence of a cosigner and/or the borrower’s or cosigner’s credit profile and other underwriting criteria.  In the absence of a cosigner, the margin is determined by the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the margin is generally based on the cosigner’s credit profile and other underwriting criteria.

The interest rate for Signature Student Loans disbursed before June 1, 2004 is equal to the lesser of:

●

The maximum interest rate allowed by law,

and

●

The sum of

●

either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result as the “bond equivalent” rate of the most recent auction,

●

or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the reset date, and

●

the applicable interest rate margin,

and is

●

Rounded to the nearest one-eighth (0.125) of one percent.

The interest rate for Signature Student Loans disbursed on or after June 1, 2004 and before March 2008, and for loans applied for prior to March 2008 but disbursed on or after March 2008, is equal to the lesser of:

●

The maximum interest rate allowed by law,

and

●

The sum of

●

the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date, and

●

the applicable interest rate margin,

and is

●

Rounded to the nearest one-eighth (0.125) of one percent.

The interest rate for Signature Student Loans applied for and disbursed on or after March 2008 is equal to the lesser of:

●

The maximum interest rate allowed by law,

and

●

The sum of

●

either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result as the “bond equivalent” rate of the most recent auction,

●

or one-month LIBOR, as published by Reuters on its Reuters screen LIBOR01 Page on the most recent business day that is at least two New York and two London business days prior to the twenty-fifth day of the month, and

●

the applicable interest rate margin,

and is

●

Rounded to the nearest one-eighth (0.125) of one percent.

EXCEL Loans.  The borrower’s interest rate on EXCEL Loans can be either a monthly variable interest rate or an annual variable interest rate.  Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

●

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

●

The annual variable interest rate for any year resets annually on or about the next to last New York business day of July.  Any change to the interest rate becomes effective on August 1.

If specified in the related promissory note, borrowers are permitted to change their interest rate option from the monthly variable interest rate to the annual variable (or vice versa) by notifying Sallie Mae by July 1, with an effective date of August 1.  These loans are referred to as “Adjustable Period Loans.”  A change of the borrower’s interest rate option at any other time may be granted with the consent of Sallie Mae, Inc. for a fee generally equal to 3.00% of the outstanding principal of the related student loan.  The amount of any such fee will be capitalized as principal of the applicable trust student loan and included in the pool balance.

The spreads for interest rate for EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%.  All interest rates for EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

Signature Student Loan program.  Borrowers are placed in an in-school deferment while in school and during the grace period.  Borrowers typically begin to repay principal on a Signature Student Loan after the applicable grace period, which is usually six months after graduation or when the borrower falls below half-time enrollment at an eligible school.  While in repayment, borrowers may request to defer the payment of and capitalize unpaid accrued interest due during periods of educational enrollment, internship/residency or economic hardship.  Unpaid accrued interest will capitalize:

●

at the beginning of the Repayment Period;

●

every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months;

●

every six (6) months during periods of in-school deferment and at the end of each in-school deferment period; and

●

at the end of each hardship forbearance period.

The standard repayment terms for Signature Student Loans is 15 years, but can be less based upon the loan balance.  In addition, the borrower can request an extended repayment term of up to thirty (30) years.  The Signature Student Loan program currently requires a minimum $50.00 monthly payment for all combined Signature Student Loans.

Under the Signature Student Loan program, borrowers may also request a graduated repayment option.  The graduated repayment option offers the borrower a choice between twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

EXCEL Loan program.  Borrowers typically begin to repay an EXCEL Loan program loan 4 ½ years after the first disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  With the exception of the EXCEL loan, which does not offer the option of deferring principal and interest while in school, borrowers may make an election upon applying for an EXCEL Loan program loan to either:

●

pay principal and interest while in school;

●

pay only interest while in school; or

●

defer principal and interest while in school.

With the exception of the EXCEL loan, interest that accrues on an EXCEL Loan program loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

In general, each loan must be scheduled for repayment over a period of not more than thirty (30) years after repayment begins.  The EXCEL Loan program requires a minimum $50.00 monthly payment for all combined EXCEL Loan program loans.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding EXCEL Loan Program Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 -$39,999	20 years (240 months)
$40,000 -$59,999	25 years (300 months)
$60,000 and greater	30 years (360 months)

Under the EXCEL Loan program, borrowers may also request a graduated repayment option after graduation.  A graduated repayment option offers the borrower a choice between twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

The Undergraduate and Graduate Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Undergraduate and Graduate Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement and when the loan enters repayment.  For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount.  For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is added to the requested loan amount.  For loans disbursed prior to the 1999/2000 Academic Year, the disbursement fee was 6%.  For Signature Student Loans disbursed during or after the 1999/2000 Academic Year, the disbursement fee is based on the borrower’s and/or cosigner’s credit profile and other underwriting criteria and currently ranges from 0% to 3%.  For EXCEL Loan program loans, the disbursement fee is based on the presence of a cosigner and ranges from 0% to 5%.  The repayment fee, if applicable, may be added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period.  The repayment fee for Signature Student Loans is based on the borrower’s and/or the cosigner’s credit profile and other underwriting criteria and currently ranges from 0% to 3%.  The repayment fee for EXCEL Loan program loans (other than the EXCEL Loan, which has no repayment fee) is 2% and is only assessed if the borrower chooses to defer principal and interest while enrolled in school and during the grace period.

The Undergraduate and Graduate Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX C

Law Loan Programs

LAWLOANS®,  LAWLOANs Private Loans(SM) and LAWLOANs Bar Study Loans, (“LAWLOANS”) and LawEXCEL, LawEXCEL Preferred, LawEXCEL Custom, EXCEL Grad Extension Loan(SM) and B&B EXCEL Custom loans (“LawEXCEL Loans”) provide private supplemental funding for law school students.  The LAWLOAN and LawEXCEL Loan programs are referred to collectively as the “Law Loan Programs.”  Since late 1996, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc.  and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P.  have performed all application and origination functions for these loan programs.

Eligibility Requirements.  The eligibility requirements for Law Loan Programs are as follows:

●

Be currently enrolled or admitted at least half-time in a degree-granting program at an American Bar Association accredited law school program, and for an EXCEL Grad Extension Loan, must be in the final year of a law program.

●

Be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as cosigner).

●

Have all outstanding student loans in good standing (i.e., not in default).

●

Meet established credit requirements.

●

For a LAWLOANs Bar Study Loan, the borrower also must be sitting for the bar exam no later than twelve (12) months after graduation.

●

Be the age of majority in his/her state of residence.  A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.

Interest.

LAWLOANS.  The interest rate for a LAWLOAN depends on the date of disbursement and the period of enrollment.  The borrower’s interest rate on a LAWLOAN is variable and ranges from one-month LIBOR plus 4.00% to one-month LIBOR plus 14.00%.  For loans disbursed before June 1, 2004, the borrower’s interest rate resets quarterly on the first day of each January, April, July and October.  For loans first disbursed on or after June 1, 2004 and before March 2008, the borrower’s interest rate is tied to the Prime Rate and resets monthly on the first day of each month.  In March 2008, SLM changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that some loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.  For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th) day of each month.  The margin may be based on the presence of a cosigner and/or the borrower’s or cosigner’s credit history.  In the absence of a cosigner, the margin is determined by the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the margin is generally based on the cosigner’s credit profile and other underwriting criteria.

The interest rate for LAWLOANS disbursed before June 1, 2004 is equal to the lesser of:

●

The maximum interest rate allowed by law,

and

●

The sum of

●

either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result, as the “bond equivalent” rate of the most recent auction,

●

or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the change date, and

●

 the applicable interest rate margin,

and is

●

Rounded to the nearest one-eighth (0.125) of one percent.

The interest rate for LAWLOANS disbursed on or after June 1, 2004 and before March 2008, and for loans applied for prior to March 2008 but disbursed on or after March 2008, is equal to the lesser of:

●

The maximum interest rate allowed by law,

and

●

The sum of

●

the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date, and

●

the applicable interest rate margin,

and is

●

Rounded to the nearest one-eighth (0.125) of one percent.

The interest rate for LAWLOANS applied for and disbursed on or after March 2008 is equal to the lesser of:

●

The maximum interest rate allowed by law,

and

●

The sum of

●

either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result as the “bond equivalent” rate of the most recent auction,

●

or one-month LIBOR, as published by Reuters on its Reuters screen LIBOR01 Page on the most recent business day that is at least two New York and two London business days prior to the twenty-fifth day of the month, and

●

the applicable interest rate margin,

and is

●

Rounded to the nearest one-eighth (0.125) of one percent.

LawEXCEL Loans. The borrower’s interest rate on LawEXCEL Loans can be a monthly variable or annual variable rate.  Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

●

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

●

The annual variable interest rate for any year resets annually on or about the next to last New York business day of July.  Any change to the interest rate becomes effective on August 1.

The spreads for interest rates for LawEXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%.  All interest rates for LawEXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

LAWLOANS.  Borrowers are placed in an in-school deferment while in school and during the grace period.  Borrowers typically begin to repay principal on a LAWLOAN after the applicable grace period, which is usually nine months after graduation or when the borrower is no longer continuously enrolled at least half time at an eligible school.  While in repayment, borrowers may request to defer payments during periods of educational enrollment, internship/residency and economic hardship.  Unpaid accrued interest will capitalize:

●

At the beginning of the Repayment Period.

●

Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

●

Every six (6) months during periods of in-school deferment and at the end of each in-school deferment period.

●

At the end of each hardship forbearance period.

The standard repayment terms for LAWLOANS is 15 years, but can be less based upon the loan balance.  In addition, the borrower can request an extended repayment term of up to 30 years.  The LAWLOANS program currently requires a minimum $50.00 monthly payment for all combined LAWLOANS.

Under the LAWLOANS Program, borrowers may also request a graduated repayment option.  A graduated repayment option offers the borrower a choice between twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

LawEXCEL Loans. Borrowers typically begin to repay a LawEXCEL Loan 4½ years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  Borrowers may make an election upon applying for a LawEXCEL Loan to either:

●

pay principal and interest while in school;

●

pay only interest while in school; or

●

defer principal and interest while in school.

Interest that accrues on a LawEXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total LawEXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 -$39,999	20 years (240 months)
$40,000 -$59,999	25 years (300 months)
$60,000 and greater	30 years (360 months)

Under the LawEXCEL Loan program, borrowers may also request a graduated repayment option.  A graduated repayment option offers the borrower a choice between twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

In general, each loan must be scheduled for repayment over a period of not more than 30 years after repayment begins.  The LawEXCEL Loan program currently requires a minimum $50.00 monthly payment for all combined LawEXCEL Loans.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The Law Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Law Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement and when the loan enters repayment.  For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount.  For LAWLOANS disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount.  The disbursement fee for LAWLOANS is based on the borrower’s and/or the cosigner’s credit profile and other underwriting criteria and currently ranges from 0% to 3%.  For LawEXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a cosigner. Supplemental fees at disbursement range from 0% to 8%.  For LAWLOANS and LawEXCEL Loans, the repayment fee or some portion of the repayment fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period.  The repayment fee for LAWLOANS is based on the borrower’s and/or the cosigner’s credit profile and other underwriting criteria and currently ranges from 0% to 3%.  The repayment fee for LawEXCEL Loans is 2% and is only assessed if the borrower chose to defer principal and interest while enrolled in school and during the grace period.

The Law Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX D

MBA Loan Programs

The MBA Loans® (“MBA Loans”) and MBA EXCEL, MBA EXCEL Preferred and MBA EXCEL Custom loans (“MBA EXCEL Loans”) provide private supplemental funding for students enrolled in a graduate business program.  The MBA Loans and MBA EXCEL Loans programs are referred to collectively as the “MBA Loan Programs.”  Since 1996 for new, non-serial loans and, since 1999 for all loans, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc.  and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P.  have performed the application and origination functions for this loan program on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for the MBA Loan Programs are as follows:

●

Be currently enrolled or admitted (including less than half-time students) in an approved graduate business program.

●

Be a U.S. citizen, national, or Permanent Resident (foreign students may apply with a creditworthy U.S.  citizen or Permanent Resident as cosigner).

●

Have all outstanding student loans in good standing (i.e., not in default).

●

Meet established credit requirements.

●

Be the age of majority in his/her state of residence.  A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.

Interest.

MBA Loans.  For MBA Loans disbursed beginning with the 1988/1989 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1.  The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills.  During repayment, the borrower’s rate is fixed and the index is the reported yield on 15-year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.

For MBA Loans disbursed during the 1990/1991 Academic Year and the 1991/1992 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1.  The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills.  During repayment, the borrower’s rate is fixed and the index is the reported yield on 10-year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.

For MBA Loans disbursed beginning with the 1992/1993 Academic Year, the borrower received a variable rate during the in-school, grace, and repayment periods, with resets on January 1, April 1, July 1 and October 1.  The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills, the 10-year United States Treasury Bond or the 15-year United States Treasury Bond, as the case may be.

For MBA Loans disbursed beginning with the 1996/1997 Academic Year and through the 1998/1999 Academic Year, the borrower received a variable rate during the in-school, grace and repayment periods, with resets on every January 1, April 1, July 1 and October 1.  The index is the rate published weekly in The Wall Street Journal, “Credit Markets” section in the table that quotes the results as the “coupon equivalent” rate of the most recent auction of the 13-week U.S. Treasury Bills.

For MBA Loans disbursed beginning with the 1999/2000 Academic Year and through the 2003/2004 Academic Year, the borrower received a variable rate during the in-school, grace and repayment period, with resets on January 1, April 1, July 1, and October 1.  The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the reset date.

For MBA Loans disbursed on or after June 1, 2004 and before March 2008, the borrower received a variable rate during the in-school, grace and repayment period, with resets monthly on the first day of each month.  The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date.

In March 2008, SLM changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that some loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.  For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th) day of each month.  The margin may be based on the presence of a cosigner and/or the borrower’s or cosigner’s credit profile and other underwriting criteria.  In the absence of a cosigner, the margin is determined by the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the margin is generally based on the cosigner’s credit profile and other underwriting criteria.

The interest rate margin for a MBA Loan may be based on whether the loan is in repayment and the borrower’s and/or cosigner’s credit profile and other underwriting criteria.  Interest rates currently range from one-month LIBOR plus 4.00% to one-month LIBOR plus 14.00%.

The rate for MBA Loans is equal to the lesser of:

●

the maximum interest rate allowed by law, and

●

the sum of the applicable index and the applicable interest rate margin,

and is

●

rounded to the nearest one-eighth (0.125) of one percent.

MBA EXCEL Loans. The borrower’s interest rate on MBA EXCEL Loans can be either a monthly variable interest rate or an annual variable interest rate.  Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

●

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

●

The annual variable interest rate for any year resets annually on the next to last New York business day of July.  Any change to the interest rate becomes effective on August 1.

The spreads for interest rates for MBA EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75%% to plus 2.25%.  All interest rates for MBA EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

MBA Loans.  Borrowers are placed in an in-school deferment while in school and during the grace period.  Borrowers typically begin to repay principal on a MBA Loan after the applicable grace period, which is usually six months after the earlier of the date of graduation or the date when the borrower is no longer continuously enrolled at an eligible school.  While in repayment, borrowers may request to defer payments during periods of educational enrollment, internship/residency and economic hardship.  Unpaid accrued interest will capitalize:

●

At the beginning of the Repayment Period.

●

Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

●

Every six (6) months during periods of in-school deferment and at the end of each in-school deferment period.

●

At the end of each hardship forbearance period.

The standard repayment terms for the MBA Loans Program are presented below.

●

Prior to the 1996/1997 Academic Year, repayment terms were as follows:

●

Twelve (12) years (144 months).

●

Minimum monthly payment was $50.00 per loan program.

●

The maximum repayment excludes periods of in-school, grace, deferment and forbearance.

●

For the 1996/1997 Academic Year, repayment terms were as follows:

●

If the outstanding MBA Loan debt was $15,000 or less, the maximum repayment term was twelve (12) years (144 months).

●

If the total indebtedness exceeded $15,000, the maximum repayment term was fifteen (15) years (180 months).

●

Minimum monthly payment is $50.00 per loan program.

●

The maximum repayment excludes periods of in-school, grace, internship/residency, and forbearance.

●

For the 1997/1998 Academic Year to the present:

●

The standard repayment terms for MBA Loans is 15 years, but can be less based upon the loan balance.  In addition, the borrower can request an extended repayment term of up to 30 years.  The MBA Loans program currently requires a minimum $50.00 monthly payment for all combined MBA Loans.

●

Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Under the MBA Loans Program, borrowers may also choose a graduated repayment option.

For loans disbursed prior to the 1997/1998 Academic Year, the borrower may receive one of the alternative graduated repayment schedules set forth below:

●

If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period allowed is twelve (12) years, the first year (12 months) will be interest-only payments followed by eleven (11) years (132 months) of principal and interest payments.

●

If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period is fifteen (15) years, the first year (12 months) will be interest-only payments followed by fourteen (14) years (168 months) of principal and interest payments.

For all other MBA Loans, a graduated repayment option allows the borrower to request twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

MBA EXCEL Loans.  Borrowers typically begin to repay a MBA EXCEL Loan 4½ years after the first disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at least half time at an eligible school, whichever is earlier.  Borrowers may make an election upon applying for an MBA EXCEL Loan to either:

●

pay principal and interest while in school;

●

pay only interest while in school; or

●

defer principal and interest while in school.

Interest that accrues on an MBA EXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total Outstanding MBA EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 -$39,999	20 years (240 months)
$40,000 - $59,999	25 years (300 months)
$60,000 and greater	30 years (360 months)

Under the MBA EXCEL Loan program, borrowers may also choose a graduated repayment option.  A graduated repayment option allows the borrower to request twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

In general, each loan must be scheduled for repayment over a period of not more than 30 years after repayment begins.  The MBA EXCEL Loan programs currently require a minimum $50.00 monthly payment for all combined MBA Loans.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The MBA Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the MBA Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement and when their MBA Loan enters repayment. For an MBA Loan, disbursement fees are based on the borrower’s and/or the cosigner’s credit profile and other underwriting criteria and currently range from 0% to 3%.  The disbursement fee is generally added to the requested loan amount.  For MBA EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a cosigner. Supplemental fees at disbursement range from 0% to 6%. For MBA Loans and MBA EXCEL Loans, the repayment fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period.  The repayment fee for MBA Loans is based on the borrower’s and/or the cosigner’s credit profile and other underwriting criteria and currently ranges from 0% to 3%.  The repayment fee for MBA EXCEL Loans is 2% and is only assessed if the borrower chose to defer principal and interest while enrolled in school and during the grace period.

The MBA Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX E

Medical Loan Programs

MEDLOANS® , MEDLOAN Alternative Loan Program (ALP) loans and MEDEX Loan Program loans (“MEDLOANS”) and MD EXCEL, R&R EXCEL Custom, MED EXCEL Preferred, Med EXCEL Custom, R&R EXCEL Preferred, R&R EXCEL Custom and EXCEL Grad Extension Loan R&R (“MD EXCEL Loans”) provide private supplemental funding for osteopathic, allopathic and veterinary students and can be used to cover education-related expenses.  The MEDLOANS and the MD EXCEL Loans programs are referred to collectively as the “Medical Loan Programs.” Since 2000, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P., have performed the application and origination functions for these loan programs on behalf of the originating lenders.  The MEDEX Loan, R&R EXCEL Preferred, R&R EXCEL Custom and EXCEL Grad Extension Loan R&R programs help students in their final year of medical school to cover the costs related to internship/residency interviews and relocation.

Eligibility Requirements.

The eligibility requirements for Medical Loan Programs are as follows:

●

Graduate student enrolled or admitted at least half-time at a medical school approved by the Association of American Medical Colleges (AAMC) (for allopathic medical students only).

●

Be a U.S. citizen, national or Permanent Resident.

●

Have all outstanding student loans in good standing (i.e., not in default).

●

Meet established credit requirements.

●

Be the age of majority in his/her state of residence.

The eligibility requirements for MD EXCEL Loans are as follows:

●

Graduate student enrolled at least half time in a graduate level degree granting program at an approved institution, and must be in the final year of a medical program for the EXCEL Grad Extension Loan R&R program.

●

Be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as cosigner).

●

Have all outstanding student loans in good standing (i.e., not in default).

●

Meet established credit requirements.

●

Be the age of majority in his/her state of residence.

Interest

MEDLOANS.  The interest rate for MEDLOANS depends on the date of disbursement and the period of enrollment.

The borrower’s interest rate on MEDLOANS may be fixed or variable.  Prior to the 1992/1993 Academic Year, the borrower received a variable rate during the in-school and grace period, and the borrower had the option of converting to a fixed rate at the beginning of repayment.  As of the 1992/1993 Academic Year, rate changes became quarterly variable, with resets on January 1, April 1, July 1 and October 1.  The index is the quarterly average of the 91-day Treasury Bill (T-Bill) rounded to the nearest one-hundredth of one percent (.01%) for the quarter preceding the change date.  As of the 1999/2000 Academic Year, rate changes remain quarterly variable, with resets on January 1, April 1, July 1 and October 1.  The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.  From June 1, 2004 and before March 2008, for MEDLOANS ALP Loans, and from August 1, 2004 and before March 2008, for MEDEX Loans, rate changes are monthly variable with resets on the first day of each month.  The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date. In March 2008, SLM changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that some loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.

For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th)day of each month.

Interest rates for all borrowers on MEDLOANS currently are LIBOR plus 6.25% during the in-school period and LIBOR plus 8.75% during repayments.  The interest rate for all borrowers on the MEDLOAN Residency and Relocation loan is currently LIBOR plus 7.25% during the in-school period and LIBOR plus 8.75% during repayment.

The rate for MEDLOANS is equal to the lesser of:

●

The interest rate cap as presented in the following chart

	Interest Rate Cap		Limitations on Changes in Interest Rates
App Year	Minimum	Maximum
1986/1987 through 1988/1989	6.00%	20.00%	Rate will not change more than 10% during each year
1989/1990 through 1990/1991	6.00%	20.00%	Rate will not change more than 10% during each year
1991/1992 to present	N/A	N/A	The rate will not exceed the maximum allowed by law

and

●

The sum of

Prior to 1992/1993	Variable (In-School and Grace)	Fixed (Repayment)
	● Weekly variable. ● Changes each Wednesday. ● The index is the weekly auction of the 91-day T-Bill that occurs each Tuesday.	● The most recent weekly average yield on United States Treasury securities adjusted to a constant maturity of 30 years published prior to the beginning of the repayment period.

As of 1992/1993	Variable (In-School and Grace)
● Quarterly variable. ● Changes January 1, April 1, July 1 and October 1. ● The index is the average of the weekly auctions of the 91-day T-Bill for the quarter preceding the change date.

As of 1999/2000	Variable (In-School, Grace, and Repayment)
● Quarterly variable. ● Changes January 1, April 1, July 1 and October 1. ● The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.

Disbursed on or after June 1, 2004 and before March 2008, for	Variable (In-School, Grace, and Repayment)
MEDLOANS ALP Loans, and disbursed on or after August 1, 2004 and before March 2008 for MEDEX Loans (and for such loans applied for prior to March 2008 but disbursed on or after that date)

●

Monthly variable.

●

Changes on the first business day of each month.

●

The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date.

Applied for and disbursed on or after March 2008 for MEDLOANS

Monthly variable

●

Changes on the twenty-fifth (25th) day of each month.

●

The index is one-month LIBOR published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.

and

●

The applicable interest rate margin.

and

●

Rounded to the nearest one-eighth (0.125) of one percent.

MD EXCEL Loans. The borrower’s interest rate on MD EXCEL Loans can be a monthly variable or annual variable rate.  Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

●

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

●

The annual variable interest rate for any year resets annually on the next to last New York business day of July.  Any change to the interest rate becomes effective on August 1.

The spreads for interest rate for MD EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%.  All interest rates for MD EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

MEDLOANS.  Borrowers are placed in an in-school deferment while in school and during a grace period.  Borrowers typically begin to repay a MEDLOAN within 45 days of the status end date.  Borrowers are eligible for a three-year (36 month) grace period for internship/residency upon graduation.  When a borrower withdraws from school or is no longer continuously enrolled at an eligible school at least half time, the borrower may be eligible for a nine-month grace period.  While in repayment, borrowers may request to defer payments during periods of educational enrollment, internship/residency and economic hardship.  Accrued unpaid interest will capitalize:

Prior to 1992/1993	Interest will capitalize at the beginning of repayment and at the end of any forbearance.
1993/1994 through 1997/1998	Interest will capitalize at graduation, annually until repayment begins, and at the end of any deferment or forbearance.
1998/1999 to Present	Interest will capitalize: • At the beginning of the Repayment Period. • Every six (6) months during periods of in-school deferment and at the end of each in-school deferment period.

•

Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

•

At the end of each hardship forbearance period.

The standard repayment period for MEDLOANS is 20 years but can be less depending upon the loan balance.  The MEDLOANS program currently requires a minimum $50.00 monthly payment for all combined MEDLOANS.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

Under the MEDLOANS program, borrowers may request a graduated repayment option.  A graduated repayment option offers the borrower:

●

For loans disbursed prior to the 1993/1994 Academic Year, the borrower may choose an alternative graduated schedule where the first year (12 months) will be interest-only payments, followed by 19 years (228 months) of principal and interest payments.

●

For loans disbursed as of the 1993/1994 Academic Year through the 2002/2003 Academic Year, the borrower may choose an alternative graduated schedule where the first three years (36 months) will be interest-only payments, followed by 17 years (204 months) of principal and interest payments.

●

For all loans, the borrower can request twenty-four  (24) months of interest-only payments followed by level payments for the remaining term of the loan, or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

●

In addition, certain MEDLOANS Program Loans have unique repayment incentives:

(1)

MEDLOANS have a 0.50% interest rate reduction for active repayment and an additional 0.25% interest rate reduction for successful ACH payments.

(2)

Residency & Relocation Loans have a 1.00% interest rate reduction for active repayment and an additional 0.25% reduction for successful ACH payments.

●

We cannot predict how many borrowers will participate in these programs.

MD EXCEL Loans.  Borrowers typically begin to repay a MD EXCEL Loan 4½ years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  Borrowers may make an election upon applying for a MD EXCEL Loan to either:

●

pay principal and interest while in school;

●

pay only interest while in school; or

●

defer principal and interest while in school.

Borrowers are also eligible for a four year (48 month) grace period for an internship or residency upon graduation.

Interest that accrues on a MD EXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total MD EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

Under the MD EXCEL Loan program, borrowers may request a graduated repayment option.  A graduated repayment option allows the borrower to request twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The MD EXCEL Loan program currently requires a minimum $50.00 monthly payment for all combined MD EXCEL loans.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The Medical Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Medical Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement of the loan and when their MEDLOAN enters repayment. For MEDLOANS disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. Currently, there is no disbursement fee for MEDLOANS. For MD EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a cosigner. Supplemental fees at disbursement range from 0% to 6%. For MEDLOANS and MD EXCEL Loans, the repayment fee or some portion of the fee may be added to the outstanding principal loan balance at the beginning of the repayment period. The repayment fee for MD EXCEL Loans is 2% and is only assessed if the borrower chose to defer principal and interest while enrolled in school and during the grace period.  Currently, there is no repayment fee for MEDLOANS.

The Medical Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX F

Dental Loan Programs

Dental EXCEL Preferred, and Dental EXCEL Custom  (together, the “Dental EXCEL Loans”) and DENTALoans Private Loan, DENTALoans Advanced Study Private Loan and the DENTALoans Residency, Relocation and Licensure Exam Loan (“DENTALoans”) provide private supplemental funding for dental students and can be used to cover education-related expenses.  The DENTALoans and the Dental EXCEL Loans programs are referred to collectively as the “Dental Loan Programs.” Since 2000, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed the application and origination functions for these loan programs on behalf of the originating lenders.  The DENTALoans Residency, Relocation & Licensure Exam Loan program helps students in their final year of dental school to cover the costs related to internship/residency interviews and relocation.

Eligibility Requirements.

The eligibility requirements for Dental Loan Programs are as follows:

●

Graduate student enrolled or admitted at least half-time at a dental school approved by the Association of American Dental Association (ADA).

●

Be a U.S. citizen, national or Permanent Resident (foreign students may apply with a creditworthy U.S. citizen or permanent resident as cosigner)

●

Have all outstanding student loans in good standing (i.e., not in default).

●

Meet established credit requirements.

●

Be the age of majority in his/her state of residence.

Interest

DENTALoans.  The interest rate for DENTALoans depends on the date of disbursement and the period of enrollment.

The borrower’s interest rate on DENTALoans may be fixed or variable.  Prior to the 1992/1993 Academic Year, the borrower received a variable rate during the in-school and grace period, and the borrower had the option of converting to a fixed rate at the beginning of repayment.  As of the 1992/1993 Academic Year, rate changes became quarterly variable, with resets on January 1, April 1, July 1 and October 1.  The index is the quarterly average of the 91-day Treasury Bill (T-Bill) rounded to the nearest one-hundredth of one percent (.01%) for the quarter preceding the change date.  As of the 1999/2000 Academic Year, rate changes remain quarterly variable, with resets on January 1, April 1, July 1 and October 1.  The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.

For DENTALoans disbursed on or after June 1, 2004 and before March 2008, the borrower received a variable rate during the in-school, grace and repayment period, with resets monthly on the first day of each month.  The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date.

In March 2008, SLM changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR , as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that some loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.

For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th) day of each month.

Interest rates on DENTALoans are variable and currently range from LIBOR plus 4.00% to LIBOR plus 14.00%. Interest rates on the DENTALoans Residency, Relocation & Licensure Exam Loan are variable and currently the interest rate during the in-school period is LIBOR plus 7.25% and the interest rate during repayment is LIBOR plus 8.75%.  The index is one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two New York and two London business days prior to the twenty-fifth (25th) day of the month.

The rate for DENTALoans is equal to the lesser of:

●

the maximum interest rate allowed by law, and

●

the sum of the applicable index and the applicable interest rate margin,

and is

●

rounded to the nearest one-eighth (0.125) of one percent.

Dental EXCEL Loans. The borrower’s interest rate on Dental EXCEL Loans can be a monthly variable or annual variable rate.  Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

●

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

●

The annual variable interest rate for any year resets annually on the next to last New York business day of July.  Any change to the interest rate becomes effective on August 1.

The spreads for interest rate for Dental EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%.  All interest rates for Dental EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

DENTALoans.  Borrowers are placed in an in-school deferment while in school and during a grace period.  Borrowers typically begin to repay a DENTALoan within 45 days of the status end date.  Borrowers are eligible for a three-year (36 month) grace period for internship/residency upon graduation.  When a borrower withdraws from school or is no longer continuously enrolled at an eligible school at least half time, the borrower may be eligible for a nine-month grace period.  While in repayment, borrowers may request to defer payments during periods of educational enrollment, internship/residency, and economic hardship.  Accrued unpaid interest will capitalize:

Prior to 1992/1993	Interest will capitalize at the beginning of repayment and at the end of any forbearance.
1993/1994 through 1997/1998	Interest will capitalize at graduation, annually until repayment begins, and at the end of any deferment or forbearance.
1998/1999 to Present

Interest will capitalize:

●

At the beginning of the Repayment Period.

●

Every six (6) months during periods of in-school deferment and at the end of each in-school for deferment period.

●

Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

●

At the end of each hardship forbearance period.

The standard repayment period for DENTALoans is 20 years but can be less depending upon the loan balance.The DENTALoans program currently requires a minimum $50.00 monthly payment for all combined DENTALLoans.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

Under the DENTALoans program, borrowers may choose a graduated repayment option.  A graduated repayment option offers the borrower:

●

For loans disbursed prior to the 1993/1994 Academic Year, the borrower may choose an alternative graduated schedule where the first year (12 months) will be interest-only payments, followed by 19 years (228 months) of principal and interest payments.

●

For loans disbursed as of the 1993/1994 Academic Year through the 2002/2003 Academic Year, the borrower may choose an alternative graduated schedule where the first three years (36 months) will be interest-only payments, followed by 17 years (204 months) of principal and interest payments.

●

For all loans, the borrower can request twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan, or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

Dental EXCEL Loans.  Borrowers typically begin to repay a Dental EXCEL Loan 4½ years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  Borrowers may make an election upon applying for a Dental EXCEL Loan to either:

●

pay principal and interest while in school;

●

pay only interest while in school; or

●

defer principal and interest while in school.

Borrowers are also eligible for a four year (48 month) grace period for an internship or residency upon graduation.

Interest that accrues on a Dental EXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total Dental EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

A graduated repayment option allows the borrower to request twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The Dental EXCEL Loan program currently requires a minimum $50.00 monthly payment for all combined Dental EXCEL loans.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The Dental Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Dental Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement of the loan and when their DENTALoan enters repayment. For DENTALoans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. Currently, there is no disbursement fee for DENTALoans.  For Dental EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a cosigner. Supplemental fees at disbursement range from 0% to 6%. For DENTALoans and Dental EXCEL Loans, the repayment fee or some portion of the fee may be added to the outstanding principal loan balance at the beginning of the repayment period. The repayment fee for Dental EXCEL Loans, is 2% and is only assessed if the borrower chose to defer principal and interest while enrolled in school and during the grace period.   Currently, there is no repayment fee for DENTALoans.

The Dental Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX G

Direct-to-Consumer Loan Programs

The Tuition AnswerSM Loan Program, the Tuition Answer II Loan Program and the Tuition Answer Loan Employee First Loan Program (each, a “Tuition Answer Loan” and together the “Tuition Answer Loan Programs”) are direct-to-consumer loan programs that are available to adult students or parents or other creditworthy individuals borrowing on behalf of students who are enrolled, at least half time, in a two or four year degree granting, Title IV approved institution. Since the inception of the Tuition Answer Loan Programs in 2004, Sallie Mae, Inc. and its affiliates have performed all application and origination functions for these loan programs on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for the Tuition Answer Loan Programs are as follows:

●

Be currently enrolled at least half-time in a degree or certificate granting program at an eligible degree-granting institution.

●

Be a U.S. citizen or eligible Permanent Resident.

●

Have all outstanding student loans in good standing (i.e., not in default).

●

Meet established credit requirements.

●

Be the age of majority in his/her state of residence.  A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.

Interest.

The interest rate for a Tuition Answer Loan is variable and is based on one-month LIBOR plus a margin for loans applied for and disbursed on or after March 2008.  For Tuition Answer loans applied for prior to June 1, 2001 the interest rate was based on the Prime Rate and reset monthly on the first day of each month. In March 2008, SLM changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that some loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.

For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th) day of each month.  The margin may be based on the presence of a cosigner and/or the borrower or cosigner’s credit history.  In the absence of a cosigner, the margin is determined by the payment option chosen, the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the margin is generally based on the cosigner’s credit profile and other underwriting criteria.

For Tuition Answer Loan Program loans applied for and disbursed on or after March 2008 the borrower’s interest rate resets on the twenty-fifth (25th) day of each month and currently ranges from Prime Rate plus 4.25% to Prime Rate  plus 14.75%.

The interest rate for Tuition Answer Loans applied for prior to March 2008 is equal to the lesser of:

●

The maximum interest rate allowed by law,

and

●

The sum of

●

the highest U.S. Prime Rate, as published in The Wall Street Journal under the  “Money Rates” section on the next to last New York business day of the month prior to the reset date, and

●

the applicable interest rate margin,

and is

●

Rounded to the nearest one-fourth (0.25) of one percent.

A borrower’s interest rate may also be increased by up to 6.5% if a borrower fails to make a payment when due, is in default, or if certain other events outlined in the promissory note occur.

Repayment.

Borrowers are placed in an in-school deferment while in school and during a grace period.  Borrowers typically begin to repay principal on a Tuition Answer Loan after the applicable grace period, which is usually six months after graduation or when the borrower is no longer continuously enrolled at least half time at an eligible school.  While in repayment, borrowers may defer payments during periods of educational enrollment, internship/residency and economic hardship.

For loans disbursed prior to July 1, 2007, interest will capitalize:

●

At the beginning of the Repayment Period.

●

At the end of any in-school deferment.

●

At the end of each hardship forbearance period.

●

When the interest rate changes.

For loans disbursed on or after July 1, 2007 where payments of principal and interest are deferred during the in-school period, interest will capitalize:

●

Quarterly during the in-school and grace periods.

●

At the beginning of the Repayment Period.

●

At the end of any in-school deferment.

●

At the end of each hardship forbearance period.

For loans disbursed on or after July 1, 2007 where payments are made during the in-school period, interest will capitalize:

●

At the end of any in-school deferment.

●

At the end of each hardship forbearance period.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The Tuition Answer Loan Programs currently require a minimum  monthly payment of $50.00 for all combined Tuition Answer loans.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of deferment and forbearance.

Total Outstanding Tuition Answer Loan Indebtedness	Maximum Repayment Terms
$2,999 and under	4 years (48 months)
$3,000 to $3,999	6 years (72 months)
$4,000 to $7,499	10 years (120 months)
$7,500 to $9,999	15 years (180 months)
$10,000 to $39,999	20 years (240 months)
$40,000 to $59,999	25 years (300 months)
$60,000 and greater	30 years (360 months)

Under the Tuition Answer Loan Programs, borrowers may request an interest-only repayment option.  Under the interest-only repayment option while the student is continuously enrolled at an eligible school, a borrower may request to make interest-only payments for up to forty-eight (48) months followed by level payments of principal and interest for the remaining term of the loan.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement.  The disbursement fee is added to the requested loan amount and is based among other factors on the borrower’s and/or cosigner’s credit profile and other underwriting criteria and ranges from 0% to 6%.

The Tuition Answer Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX H

Private Consolidation Loan Program

The Sallie Mae Private Consolidation Loan Program (“Private Consolidation Loans”) allows eligible borrowers to combine several existing private education loans into one new loan.  Since the inception of the Sallie Mae Private Consolidation Loan Program in 2006, Sallie Mae, Inc. and its affiliates have performed all application and origination functions for this loan program on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for the Private Consolidation Loan Program are as follows:

●

Be a U.S. citizen or eligible Permanent Resident.

●

Have good credit or apply with a creditworthy cosigner and have a minimum three-year credit history.

●

Have all outstanding student loans in good standing (i.e., not in default).

●

Meet minimum income requirements.

●

Be the age of majority in his/her state of residence.  A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.

●

Be consolidating private education loans on which he/she is the primary borrower.

●

Students must have successfully completed his/her post-secondary course of study (or will do so within the next 30 days).

Interest.

The interest rate for a Private Consolidation Loan is variable and ranges from Prime Rate minus 0.5% to Prime Rate plus 6.5%.  The borrower’s interest rate resets monthly on the first day of each month.  The margin is generally based on whether there is a cosigner and the borrower and/or cosigner’s credit profile and other underwriting criteria.  If there is a cosigner, the analysis is based on the cosigner’s credit profile and other underwriting criteria.

The interest rate for Private Consolidation Loans is equal to the lesser of:

●

The maximum interest rate allowed by law,

and

●

The sum of

●

the highest U.S. Prime Rate, as published in The Wall Street Journal under the  “Money Rates” table on the next to last New York business day of the month prior to the reset date, and

●

the applicable interest rate margin,

and is

●

Rounded to the nearest one-fourth (0.25) of one percent.

A borrower’s interest rate may also be increased by 2% if the borrower fails to make any monthly installment payment within 15 days after it becomes due.

Repayment.

Borrowers typically begin to repay principal and interest on a Private Consolidation Loan immediately, within 45 days after the disbursement date.  If a student borrower re-enrolls in school at least half-time, the student borrower is eligible for up to forty-eight (48) months of in-school payment postponement, during which time the borrower is not required to make any payments.  Borrowers may defer payments during periods of educational enrollment, internship/residency and economic hardship.  Accrued unpaid interest will capitalize:

●

At the end of any in-school deferment.

●

At the end of each hardship forbearance period.

In general, each loan must be scheduled for repayment over a period of not more than 30 years after repayment begins.  The Private Consolidation Loan Program currently requires a minimum monthly payment of $50.00 per loan.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of postponement, deferment and forbearance.

Total Outstanding Private Consolidation Loan Indebtedness	Maximum Repayment Terms
$5,000 to $19,999	15 years (180 months)
$20,000 to $39,999	20 years (240 months)
$40,000 to $59,999	25 years (300 months)
$60,000 and above	30 years (360 months)

Under the Private Consolidation Loan Program, borrowers may also choose an interest-only repayment option.  Under the interest-only repayment option, a borrower will make one (1) year of interest-only payments followed by level payments of principal and interest for the remaining term of the loan.  The interest-only period, if any, is included in the maximum repayment term.  Interest only payments are based on the interest rate in effect at the time of disclosure.  The borrower must meet certain eligibility requirements for this repayment option.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement.  The disbursement fee is added to the requested loan amount and is based on the borrower’s and/or co-borrower’s credit profile and other underwriting criteria and ranges from 0% to 4%.

The Private Consolidation Loan Program and the servicing requirements thereunder may be amended from time to time.

APPENDIX I

Career Training Loan Program

The Career Training loans (“Career Training Loans”) provide private funding for students enrolled in technical training, trade and vocational schools and on-line courses, students attending certain 2 or 4-year Title IV institutions and not seeking a degree, and parents or other creditworthy individuals to fund the cost of children attending a private primary or secondary tutoring center or private kindergarten through secondary school.  Students may be enrolled full time, half time, or less than half time.  From the inception of the program in 1999 through 2005, SLM Financial performed all application and origination functions for this loan program.  Since 2006, Sallie Mae, Inc. has performed all application and origination functions for this loan program.

Eligibility Requirements.  The eligibility requirements for the Career Training Loans are as follows:

●

Be currently enrolled at a primary or secondary tutoring center or primary or secondary school or be enrolled in an eligible 2 or-4 year college/university or trade school that has met SLM’s established underwriting criteria.

SLM will not disburse loans to a school unless the school has met SLM’s underwriting criteria, which consists of evidence that the school (i) has all licenses and approvals it needs to operate as an educational institution, (ii) meets various financial tests, including minimum net worth and revenue, (iii) has a refund policy that complies with applicable law, and (iv) does not offer any type of unconditional guarantees.

●

Be the age of majority in his/her state of residence.  A borrower who does not meet the age requirement may be eligible with a creditworthy cosigner.

●

Meet established credit requirements, including the required minimum FICO score.

The chart below lists the range of minimum FICO scores that have been required for the program since July 31, 1999.

Range of Dates	Minimum FICO Score
July 31, 1999 – April 29, 2000	700
April 30, 2000 – September 4, 2002	550
September 5, 2002 – March 11, 2003	575
March 12, 2003 – June 1, 2004	600
June 1, 2004 – October 16, 2008	630
October 16, 2008 – Present	700 for strategic partner schools and 760 for non-strategic partner schools

Through July 28, 2008, if an applicant (excluding residents of Iowa) has filed for bankruptcy, then unless the applicant has agreed to a payment arrangement and made prompt payments for the past 18 months, such applicant will be denied.  Further, the applicant should not have any unpaid tax liens, judgments, or charge-offs greater than a set amount based on the related FICO score.  An applicant must not have any defaulted student loans unless (i) the prior education loan default has been paid in full or (ii) satisfactory progress has been made in repaying the loan.

Following July 28, 2008, if an applicant (excluding residents of Iowa) has filed for bankruptcy, then unless the applicant has agreed to a payment arrangement and made prompt payments for the past 12 months, such applicant will be denied. Further, the applicant should not have any unpaid tax liens, judgments, or charge-offs greater than a set amount based on the related FICO score. In addition, an applicant should not have any foreclosures unless the foreclosure was paid and completed for at least 12 months, and the applicant re-established credit for the most recent 12-month period.  An applicant must not have any defaulted student loans unless (i) the prior education loan default has been paid in full or (ii) satisfactory progress has been made in repaying the loan. Also, an applicant must not have (i) an open (not discharged) bankruptcy or a bankruptcy that has only been discharged for less than 12 months, or (ii) an education loan currently 90+ days delinquent or (iii) an uncured defaulted education loan.

●

Demonstrate credit experience.

●

Through August 19, 2008, provide income verification if the applicant’s FICO score was lower than 700 or the loan amount was $20,000 or greater.  Following August 19, 2008, provide income verification when requested by SLM.  Such request for income verification will be based upon the amount to be financed, an overall review of the credit file and information provided on the loan application.

●

Meet established debt-to-income ratio requirements.  Typically the required debt-to-income ratio is 45% or less, subject to limited exceptions based on the amount to be financed or the presence of additional residual income.

●

Generally, the loan amount must be a minimum of $1,000 (subject to an exception for Sylvan Learning Centers where the minimum loan amount is $500) up to the lower of the total cost of education or a certain maximum loan amount, less other aid received.  The total cost of education includes tuition, as certified by the student’s school, and can also include other allowable expenses.  These other allowable expenses are typically books, fees, computer purchases and living expenses.  The loan amount to be applied to these allowable expenses can be up to 60% of the tuition amount, not to exceed $6,000.  A portion of tuition must be financed to enable financing of other education-related expenses.

●

Be a U.S. citizen, permanent resident, or alien resident (foreign students must obtain  a creditworthy U.S. citizen or permanent resident as cosigner).

Interest.  The interest rate for a Career Training Loan depends on the date of disbursement, period of enrollment, type of school and the borrower and/or cosigner’s credit history.  Generally, the borrower’s interest rate on a Career Training Loan is variable, resets either monthly or quarterly, and is determined by adding a spread to an index.  Through March 2008, the index used was the Prime Rate and interest rates charged to borrowers have ranged from the Prime Rate to the Prime Rate plus 12.00%.  In March 2008, SLM changed the index used for calculating interest on its private student loan products from the Prime Rate to LIBOR.  Accordingly, all such loans disbursed on or after March 2008 received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Interest rates charged to borrowers currently range from one-month LIBOR plus 5.5% to one-month LIBOR plus 14%.

The interest rate for LIBOR-based Career Training Loans is equal to the lesser of:

●

the maximum borrower interest rate allowed by law;

and

●

the sum of one-month LIBOR and the applicable interest rate margin;

and is

●

rounded to the nearest one-eighth (0.125) of one percent.

The interest rate for Prime Rate-based Career Training Loans is equal to the lesser of:

●

the maximum borrower interest rate allowed by law;

and

●

the sum of the Prime Rate and the applicable interest rate margin;

and is

●

rounded to the nearest one-eighth (0.125) of one percent (prior to February 2007 it was rounded to the nearest one-quarter (0.25) of one percent).

Factors in determining the interest rate margin for a Career Training Loan include school type and the borrower and/or cosigner’s credit history.

Repayment.  Under the Career Training Loan program, borrowers have the option to select the standard repayment option of making immediate payments of principal and interest.  The first required monthly payment on a Career Training Loan is typically due no earlier than the 28th day, but no later than the 60th day after the first disbursement.   Prior to October 16, 2009, the maximum repayment period for a loan was 180 months after the first payment was due, exclusive of interest-only periods or the utilization of the $10 Deferred Payment Option discussed below (provided that prior to October 16, 2009, loans to parents of dependent students attending a private kindergarten, primary or secondary school had a maximum repayment term of 240 months).  Effective October 16, 2009, the maximum repayment period for all Career Training Loans has been reduced to 120 months and the $10 Deferred Repayment Option is no longer available. Under the standard repayment plan, the Career Training Loan program currently requires a minimum monthly payment of $30.00.

In addition to the standard repayment option described above, borrowers may also choose to make monthly interest-only payments during the in-school period and then begin standard repayment of interest and principal once the student is no longer enrolled in school.  The interest-only repayment period cannot exceed a student’s school-certified anticipated graduation date.  Alternatively, the borrower may choose the $10 Deferred Payment Option, which allows deferment of principal payments on the loan for up to 24 months.  The maximum number of months in which the $10 payments are available varies by school.  Under the $10 Deferred Payment Option, the borrower makes a $10 monthly payment during the in-school period, which is applied toward interest that accrues on the account while the student is in school.  Unpaid interest is capitalized at the end of the in-school period.  After the student graduates, the borrower begins standard repayment of principal and interest.  Additional fees and/or a higher interest rate are also assessed for borrowers electing the $10 Deferred Payment Option.  Interest-only payments and the $10 Deferred Payment Option are not available for loans to parents of dependent students attending a private kindergarten, primary or secondary school and loans for tutoring centers.  Only the standard repayment option is available for these types of loans.

Generally, the Career Training Loan program grants forbearance on loans on a limited basis and at SLM’s discretion.  In order to qualify for forbearance, a borrower must:

●

provide a reason that demonstrates financial difficulty;

●

make at least two consecutive monthly scheduled payments (one payment in the month prior to the processing of the forbearance and one in the current month) OR one payment in the current month equal to at least two full monthly scheduled payments;

●

request a forbearance grant that does not exceed maximum hardship forbearance months allowed (24 months over the life of the loan);

●

request a forbearance grant that does not exceed 7 months; and

●

pay a forbearance fee (if the loan was disbursed prior to October 22, 2005 and the borrower requests a one to two-month forbearance, the fee will be $20 per loan; however, if the borrower requests more than a three month forbearance, or the loan was disbursed after October 22, 2005, the fee will be $50 per loan).

Supplemental Fees.  Borrowers may be required to pay a supplemental fee, which is the sum of any disbursement fee, any repayment fee, and any application fee.  Since July 31, 1999 the supplemental fee has ranged from 0% to 10% and is based on the borrower’s and/or cosigner’s credit history as well as the type of school attended.  In addition, once the loan is in repayment, borrowers and/or cosigners may be assessed late fees, service fees, modification fees and returned check or non-sufficient funds fees.

Cosigner Release Option.  If the primary borrower is the age of majority for the state in which he/she resides and is also either a U.S. citizen or permanent resident of the U.S., after 24 consecutive on-time monthly payments of principal and interest and the lack of an education loan (FFELP or private) which is 90 days or more delinquent within this 24-month period, the primary borrower on a loan can apply to have a cosigner released.  The release of a cosigner will be granted at SLM’s discretion and SLM will review the credit of the primary borrower when reviewing the request for release.

APPENDIX J

Global Clearance, Settlement and
Tax Documentation Procedures

Except in some limited circumstances, the notes offered under the related prospectus supplement will be available only in book-entry form as “Global Securities.” Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream, Luxembourg or Euroclear. The Global Securities are tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under “Additional Information Regarding the Notes—Book Entry Registration” in this prospectus) will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear and as participants in DTC.

Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All U.S. Dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions in U.S. Dollar denominated Global Securities on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

All non-U.S. Dollar denominated Global Securities will be held in book-entry form by a common depositary for Clearstream, Luxembourg and Euroclear in the name of a nominee to be selected by the common depositary. Investors’ interests in the non-U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream, Luxembourg or Euroclear. As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Securities on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of Clearstream, Luxembourg or Euroclear.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and the depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading on a Reset Date.  Secondary market trading on a reset date will be settled as described under “Additional Information Regarding the Notes—Book-Entry Registration” in this prospectus.

Trading between DTC participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear participants.  Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Securities.

Securities.  After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. In this case, Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

●

borrowing through Clearstream, Luxembourg or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●

borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

●

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

A holder of Global Securities may be subject to U.S. withholding tax (currently at 30%), or U.S. backup withholding tax (currently at 28%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

●

each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

●

that holder takes one of the following steps to obtain an exemption or reduced tax rate:

1.  Exemption for non-U.S. person—Form W-8BEN. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax.  To obtain this exemption, they are generally required to file a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

2.  Exemption for non-U.S. persons with effectively connected income—Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or partnership, for which the income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States).

3.  Exemption or reduced rate for non-U.S. persons resident in treaty countries— Form W-8BEN. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

4.  Exemption for U.S. persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification certifying that they are not subject to U.S. backup withholding tax).

U.S. Federal Income Tax Reporting Procedure.  The Global Securityholder or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN, provided without a taxpayer identification number (“TIN”) and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year.  Form W-8BEN provided with a TIN will generally be effective until a change in circumstances makes any information on the form incorrect.

For these purposes, a U.S. person is:

●

a citizen or individual resident of the United States,

●

a corporation or partnership, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia,

●

an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

●

a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

The following table sets forth the estimated expenses to be borne by the registrant, other than the underwriting discounts and commissions:**

SEC registration fee	$[ ]
Legal fees and expenses	$[ ]
Accounting fees and expenses	$[ ]
Blue Sky fees and expenses	$[ ]
Rating agency fees	$[ ]
Eligible Lender Trustee fees and expenses	$[ ]
Indenture Trustee fees and expenses	$[ ]
Printing expenses	$[ ]
Miscellaneous	$[ ]
Total	$[ ]

*  All amounts, other than the Securities and Exchange Commission registration fee, are aggregate estimates of costs and expenses incurred or to be incurred in connection with the issuance and distribution of separate series of securities to be offered from time to time.

** To be completed by pre-effective amendment.

Item 15. Indemnification of Directors and Officers

Section 18-108 of the Delaware Limited Liability Company Act, as amended (6 Del. C. Section 18-101 et seq.), empowers a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 20 of the Limited Liability Company Operating Agreement of SLM Funding LLC, dated as of January 1, 2003, provides as follows:

(a)

No Member, Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)

To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions, provided, any indemnity under this Section 20 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

(c)

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d)

A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto, to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f)

The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Item 16. Exhibits The following is a complete list of exhibits filed as part of the registration statement.

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement for Notes*
1.2	Form of Pricing Agreement for Notes (included as Annex 1 to Exhibit 1.1)*
3.1	Form of Certificate of Trust for the SLM Student Loan Trusts (included as Exhibit B to Exhibit 4.2)*
3.2	Certificate of Formation of SLM Funding LLC**
3.3	Limited Liability Company Operating Agreement of SLM Funding LLC**
4.1	Form of Indenture*
4.2	Form of Amended and Restated Trust Agreement*
4.3	Form of Interim Trust Agreement (SLM Funding LLC)*
4.4	Form of Interim Trust Agreement (SPE Seller)*
5.1	Opinion of Bingham McCutchen LLP with respect to legality***
8.1	Opinion of Shearman & Sterling LLP with respect to tax matters***
8.2	Opinion of Richards, Layton & Finger, Delaware tax counsel with respect to certain Delaware tax matters***
23.1	Consent of Bingham McCutchen LLP (to be included as part of Exhibit 5.1)***
23.2	Consent of Shearman & Sterling LLP (to be included as part of Exhibit 8.1)***
23.3	Consent of Richards, Layton & Finger, Delaware tax counsel (to be included as part of Exhibit 8.2)***
24.1	Power of Attorney for SLM Funding LLC (included with this Part II)*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee****
99.1	Form of Master Terms Sale Agreement*
99.2	Form of Servicing Agreement*
99.3	Form of Master Terms Purchase Agreement (SLM Education Credit Finance Corporation)*
99.4	Form of Master Terms Purchase Agreement (SPE Seller)*
99.5	Form of Administration Agreement*

*

Filed herewith.

**

Incorporated by reference from the registrant’s registration statement on Form S-3 (File No. 333-132315) filed by the registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as declared effective on March 10, 2006.

***

To be filed by pre-effective amendment.

****

To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

Item 17. Undertakings.

(a)

As to Rule 415: The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)

If the registrant is relying on Rule 430B of the Securities Act:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act of 1933, as amended, as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act of 1933, as amended, for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended,  may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d)

As to Rule 430A: The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(f)

Undertaking in respect of filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)

Undertaking in respect of filings regarding asset-backed securities that provide certain information through an Internet web site:

The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement of Transaction Requirement B.5. of Form S-3 will be met by the time of sale of the securities to which this registration statement relates and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia on the 26th day of April, 2010.

SLM FUNDING LLC
(Registrant)
By: _/s/ Jonathan C. Clark_____________
Name: Jonathan C. Clark
Title: President and Chief Financial Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Jonathan C. Clark and John F. Remondi and each or any of them (with full power to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended, (and all further amendments, including post-effect amendments to such additional registration statement)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Jonathan C. Clark Jonathan C. Clark*	President (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Executive Vice President, Sallie Mae, Inc.	April 26, 2010

/s/ John F. Remondi John F. Remondi	Manager	April 26, 2010

/s/ Ted A. Morris Ted A. Morris	Manager	April 26, 2010

* Jonathan C. Clark is signing in his capacity as President and Chief Financial Officer of the registrant and as an Executive Vice President of Sallie Mae, Inc. Sallie Mae, Inc. is one of the managers of SLM Funding LLC.

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement for Notes*
1.2	Form of Pricing Agreement for Notes (included as Annex 1 to Exhibit 1.1)*
3.1	Form of Certificate of Trust for the SLM Student Loan Trusts (included as Exhibit B to Exhibit 4.2)*
3.2	Certificate of Formation of SLM Funding LLC**
3.3	Limited Liability Company Operating Agreement of SLM Funding LLC**
4.1	Form of Indenture*
4.2	Form of Amended and Restated Trust Agreement*
4.3	Form of Interim Trust Agreement (SLM Funding LLC)*
4.4	Form of Interim Trust Agreement (SPE Seller)*
5.1	Opinion of Bingham McCutchen LLP with respect to legality***
8.1	Opinion of Shearman & Sterling LLP with respect to tax matters***
8.2	Opinion of Richards, Layton & Finger, Delaware tax counsel with respect to certain Delaware tax matters***
23.1	Consent of Bingham McCutchen LLP (to be included as part of Exhibit 5.1)***
23.2	Consent of Shearman & Sterling LLP (to be included as part of Exhibit 8.1)***
23.3	Consent of Richards, Layton & Finger, Delaware tax counsel (to be included as part of Exhibit 8.2)***
24.1	Power of Attorney for SLM Funding LLC (included with this Part II)*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee****
99.1	Form of Master Terms Sale Agreement*
99.2	Form of Servicing Agreement*
99.3	Form of Master Terms Purchase Agreement (SLM Education Credit Finance Corporation)*
99.4	Form of Master Terms Purchase Agreement (SPE Seller)*
99.5	Form of Administration Agreement*

*

Filed herewith.

**

Incorporated by reference from the registrant’s registration statement on Form S-3 (File No. 333-132315) filed by the registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as declared effective on March 10, 2006.

***

To be filed by pre-effective amendment.

****

To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.